Filed Pursuant to Rule 424(b)(3)

Registration No. 333-256487

PROSPECTUS SUPPLEMENT NO. 1

(to prospectus dated July 20, 2021)

STRYVE FOODS, INC.

Up to 5,609,398 Shares of Class A Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated July 20, 2021 (the “Prospectus”), related to the resale from time to time by the selling stockholders named in the Prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to 5,609,398 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Stryve Foods, Inc., a Delaware corporation (the “Company”), with the information contained in the Company’s Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on July 26, 2021 (the “Report”). Accordingly, we have attached the Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our shares of Class A Common Stock and warrants are listed on the Nasdaq Stock Market under the symbol “SNAX” and “SNAXW,” respectively. On July 23, 2021, the closing sale price per share of our Class A Common Stock was $8.02 and the closing sale price per warrant was $1.20.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 16 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 26, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5801 Tennyson Parkway, Suite 275 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(972) 987-5130

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As used in this Current Report on Form 8-K, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “Registrant,” “we,” “us” and “our” refer to the entity formerly named Andina Acquisition Corp. III, after giving effect to the Business Combination (as defined below) and as renamed Stryve Foods, Inc.

On July 20, 2021 (the “Closing Date”), Andina Acquisition Corp. III (“Andina”), completed the previously announced business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”) by and among Andina, Andina Holdings LLC, a Delaware limited liability company (“Holdings”) and a wholly-owned subsidiary of Andina, B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of Andina (other than the Seller) (the “Purchaser Representative”), Stryve Foods, LLC, a Texas limited liability company (“Stryve”), Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller (the “Seller Representative”).

As contemplated by the Business Combination Agreement and described in the section titled “Proposal No. 2 — The Business Combination Proposal” beginning on page 82 of the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”), filed by Andina on June 28, 2021 with the Securities and Exchange Commission (the “SEC”), on or before the Closing Date, the following occurred: (i) the Seller and Stryve conducted a reorganization via a merger pursuant to which the Seller became a holding company for Stryve, the former owners of Stryve became the owners of the Seller, and the former holders of convertible notes of Stryve became holders of convertible notes of the Seller, and pursuant to which Stryve retained all of its subsidiaries, business, assets and liabilities, and became a wholly-owned subsidiary of the Seller, (ii) Andina was transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware, (iii) the Seller contributed to Holdings all of the issued and outstanding equity interests of Stryve in exchange for 11,502,355 newly issued non-voting Class B membership interests of Holdings (the “Seller Consideration Units”) and voting (but non-economic) Class V Common Stock of the Company (subject to a post-Closing working capital true-up), (iv) Andina contributed all of its cash and cash equivalents to Holdings, approximately $37.9 million, after the payment of approximately $7.8 million to Andina shareholders that elected to have their Andina shares redeemed in connection with the Closing (the “Redemption”) and the payment of approximately $10.4 million of Andina’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings and (v) Andina changed its name to “Stryve Foods, Inc.” The Seller Consideration Units provide the holder with economic rights, but not voting rights, with respect to Holdings and the Class V Common Stock of the Company provide the holder with voting rights, but not economic rights, with respect to the Company. See the section in the Proxy Statement/Prospectus entitled “Description of Securities - Capital Stock of the Company after the Business Combination” beginning on page 213 for additional information.

As a result of the Business Combination, the Company is organized in an “Up-C” structure, in which substantially all of the assets of the combined company are held by Holdings, and the Company’s only assets are its equity interests in Holdings.

The Business Combination included a concurrent private placement of $53.4 million, including subscriptions for $42.5 million of Class A common stock, payable in cash, in the Closing PIPE Investment and subscriptions for $10.9 million of Class A Common Stock, satisfied by the offset of principal and accrued interest under outstanding Bridge Notes issued by Stryve pursuant to the Bridge PIPE Investment, as part of the Business Combination.

As of the open of trading on July 21, 2021, the Class A Common Stock and Warrants of Stryve Foods, Inc., formerly those of Andina, began trading on The Nasdaq Capital Market (“Nasdaq”) as “SNAX” and “SNAXW,” respectively.

Immediately following the Business Combination, the Company’s ownership was as follows:

●	Andina’s former public and private shareholders own approximately 16.6% of the Company’s outstanding common stock, all of which is Class A Common Stock;

●	The PIPE Investors own approximately 27.3% of the Company’s outstanding common stock, all of which is Class A Common Stock;

●	The Seller owns approximately 56.1% of the Company’s outstanding common stock, all of which is Class V Common Stock.

Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the Proxy Statement/Prospectus. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement

Lock-Up Agreement

Simultaneously with the execution of the Business Combination Agreement, the Seller entered into a Lock-Up Agreement with the Company and the Purchaser Representative (the “Lock-Up Agreement”) with respect to the Seller Consideration Units and shares of Class V Common Stock received by Seller, which became effective on the Closing Date. The material terms of the Lock-Up Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 104 titled “Proposal No. 2 — The Business Combination Proposal — Related Agreements — Lock-Up Agreement.” Such description is qualified in its entirety by the full text of the Lock-Up Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

Simultaneously with the execution of the Business Combination Agreement, the Seller entered into a Registration Rights Agreement with the Company (the “Registration Rights Agreement”), which became effective on the Closing Date. The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 105 titled “Proposal No. 2 — The Business Combination Proposal — Related Agreements — Registration Rights Agreement.” Such description is qualified in its entirety by the full text of the Registration Rights Agreement, which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Non-Competition Agreements

Simultaneously with the execution of the Business Combination Agreement, the Seller and certain members of the Seller each entered into non-competition and non-solicitation agreements (each, a “Non-Competition Agreement”), which became effective on the Closing Date. The material terms of the Non-Competition Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 105 titled “Proposal No. 2 — The Business Combination Proposal — Related Agreements — Non-Competition Agreements.” Such description is qualified in its entirety by the full text of the form of Non-Competition Agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

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Insider Forfeiture Agreement

Simultaneously with the execution of the Business Combination Agreement, B. Luke Weil and certain other shareholders (collectively with B. Luke Weil, the “Insiders”), who received any of the 2,700,000 Andina Ordinary Shares issued to B. Luke Weil as “Insider Shares” prior to the Company’s initial public offering (the “Insider Shares”) each entered into a letter agreement with the Company and the Seller (the “Insider Forfeiture Agreement”), which became effective on the Closing Date. The material terms of the Insider Forfeiture Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 106 titled “Proposal No. 2 — The Business Combination Proposal — Related Agreements — Insider Forfeiture Agreements.” Such description is qualified in its entirety by the full text of the form of Insider Forfeiture Agreement, which is included as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivables Agreement

On July 20, 2021, the Company, Holdings, Seller and the TRA Holder Representative entered into a tax receivable agreement (the “Tax Receivable Agreement”). The material terms of the Tax Receivable Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 107 titled “Proposal No. 2 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.” Such description is qualified in its entirety by the full text of the Tax Receivable Agreement, which is included as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended Holdings Operating Agreement

On July 20, 2021, the operating agreement of Holdings was amended and restated in its entirety to become the Amended Holdings Operating Agreement. The material terms of the Amended Holdings Operating Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 109 titled “Proposal No. 2 — The Business Combination Proposal — Related Agreements — Amended Holdings Operating Agreement.” Such description is qualified in its entirety by the full text of the Amended Holdings Operating Agreement, which is included as Exhibit 10.12 to this Current Report on Form 8-K and is incorporated herein by reference.

Exchange Agreement

On July 20, 2021, the Company, Holdings and Seller entered into the Exchange Agreement. The material terms of the Exchange Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 110 titled “Proposal No. 2 — The Business Combination Proposal — Related Agreements — Exchange Agreement.” Such description is qualified in its entirety by the full text of the Exchange Agreement, which is included as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On July 19, 2021, the Business Combination was approved by the shareholders of Andina at the Special Meeting. The Business Combination was completed on July 20, 2021.

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Consideration to Andina’s Shareholders in the Business Combination

In connection with the Business Combination, holders of 756,896 Ordinary Shares of Andina exercised their right to redeem those shares for cash at an approximate price of $10.24 per share, for an aggregate of approximately $7.8 million, which was paid to such holders on the Closing Date. Upon completion of the Business Combination, all Ordinary Shares of Andina less Ordinary Shares redeemed converted, including Ordinary Shares held by Insiders, into shares of Class A Common Stock at the closing of the Business Combination.

Consideration Payable to the Seller in the Business Combination

The consideration paid to the Seller in connection with the Business Combination consisted of 11,502,355 shares of Class V Common Stock (with Holdings issuing Seller an equal number of Holdings Class B Units), which amount was determined based on an estimated closing statement prepared by Seller using Seller’s estimate of its closing indebtedness, net working capital and transaction expenses, which statement included certain adjustments, corrections and methodologies agreed to by the parties relating to the determination of the target net working capital amount, the estimated net working capital amount and other relevant components and which is subject to a post-Closing true-up following the finalization of the final closing statement.

The Class V Common Stock (and related Holdings Class B Units) are subject to a post-Closing working capital true-up. 115,023 shares of Class V Stock (and an equal number of Holdings Class B Units) were deposited into a segregated escrow account with Continental Stock Transfer & Trust Company to serve as payment for any purchase price adjustment in favor of Andina.

The material terms and conditions of the Business Combination Agreement are described in the section entitled “Proposal No. 2 — The Business Combination Proposal” beginning on page 82 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Company Securities Outstanding Following the Business Combination

On the Closing Date, all of Andina’s outstanding units separated into their component parts of one share of Class A Common Stock and one Warrant. Immediately after the Business Combination, there were 9,017,322 shares of Class A Common Stock, Warrants to purchase 10,997,500 shares of Class A Common Stock and 11,502,355 shares of Class V Common Stock exchangeable for an equal number of shares of Class A Common Stock issued and outstanding.

FORM 10 INFORMATION

Forward-Looking Statements

Some of the information contained in this Current Report on Form 8-K, or incorporated herein by reference, contains forward-looking statements. When contained in this Current Report on Form 8-K, and incorporated herein by reference, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	Expectations regarding (and the Company’s ability to meet expectations regarding) Company’s strategies and future financial performance, including Company’s future business plans or objectives, anticipated demand and acceptance of its products, pricing, marketing plans, manufacturing, production and supply capabilities, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and Company’s ability to invest in growth initiatives;

●	The Company has a history of losses and may be unable to achieve or sustain profitability;

●	The Company may not be able to compete successfully in the highly competitive snacking and nutritional snacking industry;

●	The Company’s brand and reputation may be diminished due to real or perceived quality or health issues with its products, including meat, which could materially and adversely affect its business, financial condition and results of operations;

●	Most of the Company’s products are manufactured in its single facility in Oklahoma and any damage to or disruption at this facility would materially and adversely affect its business, financial condition and results of operations;

●	The loss of the Company’s USDA grant of approval from its Oklahoma facility would materially adversely impact its business, results of operations and financial condition;

●	The outcome of any legal proceedings that may be instituted against the Company and others as a result of the Business Combination;

●	The ability to recognize the anticipated benefits of the Business Combination;

●	Limited liquidity and trading of the Company’s securities;

●	Geopolitical risk and changes in applicable laws or regulations;

●	Operational risk;

●	The possibility that the COVID-19 pandemic, or another major disease, disrupts the Company’s business;

●	Litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources;

●	The possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	Other risks and uncertainties indicated in the Proxy Statement/Prospectus, including those set forth under the section entitled “Risk Factors.”

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Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

Business

The information set forth in the section entitled “Information about Stryve” beginning on page 168 of the Proxy Statement/Prospectus is incorporated herein by reference.

Risk Factors

The information set forth in the section entitled “Risk Factors” beginning on page 29 of the Proxy Statement/Prospectus is incorporated herein by reference.

Financial Information

Selected Historical Financial Information

The selected historical consolidated financial information of Stryve as of March 31, 2021, December 31, 2020 and 2019 and for the three months ended March 31, 2021 and the years ended December 31, 2020 and December 31, 2019 are included in the Proxy Statement/Prospectus in the section titled “Selected Historical Financial Information of Stryve” beginning on page 19 and is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company and Stryve as of March 31, 2021 and for the three months ended March 31, 2021 and the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Stryve prior to the Business Combination is included in the Proxy Statement/Prospectus in the section titled “Stryve’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 178, which is incorporated herein by reference.

Property

The information set forth in the section entitled “Information about Stryve — Property” on page 177 of the Proxy Statement/Prospectus is incorporated herein by reference.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company as of the Closing Date by:

●	each person known to be the beneficial owner of more than 5% of the shares of the Company’s common stock;

●	each of the Company’s named executive officers and directors; and

●	all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based on an aggregate of 9,017,322 shares of Class A Common Stock and 11,502,355 shares of Class V Common Stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock	Holdings Class B/V Units(2)	% of Total Voting Power(3)
Directors and Named Executive Officers:
Joe Oblas	-	601,841	2.9%
Jaxie Alt	-	121,078	*
R. Alex Hawkins	-	121,718	*
Ted Casey(5)	229,607	1,491,314	8.4%
Kevin Vivian	-	87,181	*
B. Luke Weil(7)	956,353	-	4.6%
Mauricio Orellana(8)	90,798	-	*
Robert “Bo” D. Ramsey III	-	-	*
All Directors and Executive Officers as a Group (eight persons):	1,276,758	2,423,132	18.0%

Greater than Five Percent Holders:
Stryve Foods Holdings, LLC(4)	-	11,502,355	56.1%
Ted Casey(5)	229,607	1,491,314	8.4%
Meaningful Protein, LLC(6)	-	1,467,142	7.1%

* less than one percent.

(1)	Unless otherwise noted, the principal business address of all the individuals listed under “Directors and Named Executive Officers” in the table above is 5801 Tennyson Pkwy Suite 275, Plano, TX 75024.

(2)	Holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held by them. Seller owns Holdings Class B Units and shares of Class V Common Stock. Subject to the terms of the Exchange Agreement, a set of one Holdings Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock after the expiration of the lock-up period set forth in the Lock-Up Agreement applicable to such securities. All shares of Class V Common Stock are owned directly by Stryve Foods Holdings, LLC. Unless and until Stryve Foods Holdings, LLC is liquidated, the persons does not directly own shares of Class V Common Stock

(3)	Represents percentage of voting power of the holders of Class A Common Stock and Class V Common Stock of the Company voting together as a single class.

(4)	Stryve Foods Holdings, LLC owns Class B Units and shares of Class V Common Stock. Subject to the terms of the Exchange Agreement, a set of one Holdings Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock after the expiration of the lock-up period set forth in the Lock-Up Agreement applicable to such securities.

(5)	Includes 64,153 shares of Class A Common Stock owned by the TRC GST TRFBO Trinity Jennifer Wommack Casey BTD 09302011 and 64,153 shares of Class A Common Stock owned by TRC GST TRFBO Avery Maryanna Wommack Casey BTD 09302011. Thomas Farrell Casey is the trustee and control person of, with voting and dispositive power over the securities held by, such trusts. Ted Casey disclaims beneficial ownership of the shares of Class A Common Stock owned by the trusts.

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(6)	The 1,467,142 shares of Class V Common Stock are beneficially owned by Meaningful Protein, LLC as a member of Stryve Foods Holdings, LLC. Unless and until Stryve Foods Holdings, LLC is liquidated, Meaningful Protein, LLC does not directly own shares of Class V Common Stock. The address of the principal place of business of Meaningful Protein, LLC is 2041 Rosecrans Ave, Suite 359, El Segundo, CA 90245.

(7)	Includes 72,955 warrants to purchase shares of Class A common stock.

(8)	Includes 4,999 warrants to purchase shares of Class A common stock.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Management of the Company Following the Business Combination” beginning on page 192 and is incorporated herein by reference.

The Company’s Board of Directors (the “Board”) was set at seven members, divided into three classes of staggered three-year terms, with the following individuals being elected to serve as directors for the terms set forth below:

●	Kevin Vivian and Robert Ramsey are Class I directors whose terms will expire in 2022;

●	B. Luke Weil and Mauricio Orellana are Class II directors whose terms will expire in 2023; and

●	Joe Oblas, Jaxie Alt and Ted Casey are Class III directors whose terms will expire in 2024.

Mr. Casey was appointed as Chairman of the Board and Mr. Ramsey was appointed as lead independent director. Biographical information for each of these individuals is set forth in the section entitled “Management of the Company Following the Business Combination” beginning on page 192 in the Proxy Statement/Prospectus and is incorporated herein by reference.

The Board appointed Mauricio Orellana, Robert Ramsey Jr. and Kevin Vivian to serve on the Audit Committee, with Mr. Orellana serving as its chair. The Board appointed Robert Ramsey Jr., Kevin Vivian and Luke Weil to serve on the Compensation Committee, with Mr. Vivian serving as its chair. The Board appointed Mauricio Orellana, Robert Ramsey Jr. and Luke Weil to serve on the Nominating and Corporate Governance Committee, with Mr. Ramsey serving as its chair. Information with respect to the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is set forth in the section entitled “Management of the Company Following the Business Combination — Committees of the Company Board” beginning on page 194 of the Proxy Statement/Prospectus and is incorporated herein by reference.

In connection with the completion of the Business Combination, Joe Oblas was appointed to serve as the Company’s Co-Chief Executive Officer, Jaxie Alt was appointed to serve as the Company’s Co-Chief Executive Officer and Chief Marketing Officer, and R. Alex Hawkins was appointed to serve as the Company’s Chief Operating Officer and Chief Financial Officer. Biographical information for these individuals is set forth in the section entitled “Management of the Company Following the Business Combination” beginning on page 192 in the Proxy Statement/Prospectus and is incorporated herein by reference.

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Executive Compensation

Information with respect to the Company’s executive compensation is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation – Stryve Executive Officer Compensation” beginning on page 196 and is incorporated herein by reference.

Director Compensation

The Board will adopt a director compensation policy for its non-employee directors to be in effect in the future. It is anticipated that such policy will include an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

Certain Relationships and Related Person Transactions

The information set forth in the sections entitled “Certain Relationships and Related Party Transactions — Andina Related Party Transactions” beginning on page 202 and “Certain Relationships and Related Party Transactions — Stryve Related Party Transactions” beginning on page 204 are incorporated herein by reference.

Director Independence

At the closing of the Business Combination, the board of directors of the Company adopted Nasdaq listing standards to assess director independence. The board of directors has determined that each of Kevin Vivian, Robert Ramsey, B. Luke Weil and Mauricio Orellana qualifies as “independent” under the listing requirements of Nasdaq. Robert Ramsey is also an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

Legal Proceedings

In Matt Sheriff v. Stryve Foods, LLC (United States District Court – Eastern District of Texas; Case No. 4:20-cv-00301-SDJ filed April 13, 2020), a former employee has asserted that the Company owes in the excess of $1 million in unpaid commissions, unreimbursed expenses, and is disputing the value of their class B profits interest that the Company repurchased upon their resignation from the Company. The Company is disputing the former employee’s claims, believes the claims are without merit, and intends to vigorously defend itself against them. It is management’s opinion in consultation with legal counsel that in the unlikely event of an unfavorable outcome, given the early state of the litigation or discovery, it is not possible to estimate the amount or range of possible outcomes that might result from this matter.  Except as set forth herein, to the knowledge of the Company’s management, there is no material litigation currently pending or contemplated against the Company, any of the Company’s officers or directors in their capacity as such or against any of the Company’s property.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing Date, Andina’s publicly traded units, ordinary shares, rights and warrants were listed on Nasdaq under the symbols “ANDAU”, “ANDA”, “ANDAR” and “ANDAW”, respectively. As of the open of trading on July 21, 2021, the Company’s Class A Common Stock and warrants were listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively. Andina’s publicly traded units automatically separated into their component securities upon the closing of the Business Combination, and as a result, no longer trade as a separate security and were delisted from Nasdaq.

As of July 21, 2021, following the completion of the Business Combination, there were 65 holders of record of Class A Common Stock and 14 holders of record of Warrants. However, because many of the shares of Class A Common Stock and the Warrants are held by brokers and other institutions on behalf of stockholders, the Company believes there are substantially more beneficial holders of Class A Common Stock and Warrants than record holders.

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The information set forth in the section entitled “Ticker Symbols and Dividend Information—Andina” on page 28 of the Proxy Statement/Prospectus is incorporated herein by reference.

Market Information and Holders of the Company

As of July 20, 2021, following the completion of the Business Combination, there were 10,997,500 Warrants to purchase an equal number of shares of Class A Common Stock, 9,017,322 shares of Class A Common Stock and 11,502,355 shares of Class V Common Stock, outstanding. The Company has reserved a total of 2,564,960 shares of Class A Common Stock for issuance pursuant to the Stryve Foods, Inc. 2021 Omnibus Incentive Plan.

Description of Registrant’s Securities

Pursuant to the first amended and restated certificate of incorporation (the “A&R Certificate of Incorporation”), there are 610,000,000 shares authorized for issuance, of which 400,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class V Common Stock, par value $0.0001 per share, and 10,000,000 shares are shares of preferred stock, par value $0.0001 per share.

The information set forth in the section entitled “Description of Securities—Capital Stock of the Company after the Business Combination” beginning on page 213 of the Proxy Statement/Prospectus is incorporated herein by reference.

Indemnification of Directors and Officers

In connection with the closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.18 and is incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the section entitled “Description of Securities—Capital Stock of the Company after the Business Combination—Limitations on Liability and Indemnification of Officers and Directors” on page 216 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, all of Andina’s outstanding units separated into their component parts of one share of Class A Common Stock and one Warrant to purchase one share of Class A Common Stock and Andina’s units ceased trading on Nasdaq.

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Item 3.02. Unregistered Sales of Equity Securities.

On July 20, 2021, in connection with the completion of the Business Combination and as contemplated by the Business Combination Agreement and the Subscription Agreements, the Company made the following sales of unregistered securities, as further described in the disclosure set forth under the Introductory Note above:

●	4,250,000 shares of Class A Common Stock to the Closing PIPE Investors for aggregate consideration of $42.5 million; and

●	1,357,372 shares of Class A Common Stock to the Bridge Investors for aggregate consideration of $10.9 million (consisting of principal and accrued interest on the Bridge Notes).

Item 3.03. Material Modification to Rights of Security Holder

On the Closing Date, in connection with the completion of the Business Combination, the Company’s certificate of incorporation and Bylaws were amended and restated. Pursuant to the A&R Certificate of Incorporation, there are 610,000,000 shares authorized, of which 400,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class V Common Stock, par value $0.0001 per share, and 10,000,000 shares are shares of preferred stock, par value $0.0001 per share. Upon effectiveness of the Business Combination, subject to the treatment of certain private units pursuant to the Insider Forfeiture Agreement and the Insider Escrow Agreement, holders of Andina Ordinary Shares, warrants and rights received Class A Common Stock, warrants and rights to receive Class A Common Stock of the Company without needing to take any action. Each holder of a right received one-tenth (1/10) of one share of Class A Common Stock. In addition, before the Closing, each outstanding unit of Andina (each of which consisted of one Ordinary Share, one right to receive one-tenth (1/10) of one Ordinary Share and one warrant to purchase Ordinary Share) was separated into its components of shares, rights and warrants.

The information set forth in the section entitled “Description of Securities” beginning on page 213 of the Proxy Statement/Prospectus is incorporated herein by reference.

The foregoing description of the A&R Certificate of Incorporation and Bylaws of the Company does not purport to be complete and is qualified in its entirety by the terms of the A&R Certificate of Incorporation and Bylaws of the Company, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth under in the Proxy Statement/Prospectus in the section titled “Proposal No. 2 — The Business Combination Proposal” beginning on page 82 and “Introductory Note” and Item 2.01 in this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

Information with respect to the Company’s directors and executive officers immediately after the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Management of the Company Following the Business Combination” beginning on page 192 and is incorporated herein by reference.

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On the Closing Date, the Company’s Board was set at seven members, divided into three classes of staggered three-year terms, with the following individuals being elected to serve as directors for the terms set forth below:

●	Kevin Vivian and Robert Ramsey are Class I directors whose terms will expire in 2022;

●	B. Luke Weil and Mauricio Orellana are Class II directors whose terms will expire in 2023; and

●	Joe Oblas, Jaxie Alt and Ted Casey are Class III directors whose terms will expire in 2024.

Mr. Casey was appointed as Chairman of the Board and Mr. Ramsey was appointed as lead independent director. Biographical information for each of these individuals is set forth in the section entitled “Management of the Company Following the Business Combination” beginning on page 192 in the Proxy Statement/Prospectus and is incorporated herein by reference.

On the Closing Date, Joe Oblas was appointed to serve as the Company’s Co-Chief Executive Officer, Jaxie Alt was appointed to serve as the Company’s Co-Chief Executive Officer and Chief Marketing Officer and R. Alex Hawkins was appointed to serve as the Company’s Chief Operating Officer and Chief Financial Officer. Biographical information for these individuals is set forth in the section entitled “Management of the Company Following the Business Combination” beginning on page 192 in the Proxy Statement/Prospectus and is incorporated herein by reference.

Departure of Directors and Certain Officers

Effective upon the Closing Date, each of Julio A. Torres, Marjorie Hernandez, Mauricio Orellana, Matthew S. N. Kibble, David Schulhof, Walter M. Schenker and Roman Raju resigned as directors and/or officers, as applicable, of the Company, and Ted Casey replaced B. Luke Weil as Chairman of the Board, although Mr. Weil and Mr. Orellana will continue as directors of the Company.

Stryve Foods, Inc. 2021 Omnibus Incentive Plan

The Stryve Foods, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”) was approved by Andina’s shareholders at the Special Meeting on July 19, 2021. The Company has reserved a total of 2,564,960 shares of Class A Common Stock for issuance pursuant to the Incentive Plan.

The information set forth in the section entitled “Proposal No. 11 — The Incentive Plan Proposal” beginning on page 144 of the Proxy Statement/Prospectus is incorporated herein by reference. The foregoing description of the Incentive Plan and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the Incentive Plan, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.9.

Compensatory Arrangements for Directors

The Board will adopt a director compensation policy for its non-employee directors to be in effect in the future. It is anticipated that such policy will include an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

Compensatory Arrangements for Executive Officers

In connection with the Business Combination, the Company entered into new employment agreements with each of the Company’s named executive officers that became effective as of the Business Combination. Information with respect to the Company’s executive compensation following the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation – Stryve Executive Officer Compensation- Agreements with the Company’s Named Executive Officers Following the Business Combination” beginning on page 200 and is incorporated herein by reference. The employment agreements for Joe Oblas, Jaxie Alt and R. Alex Hawkins are attached as Exhibits 10.13, 10.14 and 10.15 hereto, respectively.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, Andina ceased being a shell company. The material terms of the Business Combination are described in the section entitled “Proposal No. 2 — The Business Combination Proposal” beginning on page 82 of the Proxy Statement/Prospectus, in the information set forth under “Introductory Note” and in the information set forth under Item 2.01 in this Current Report on Form 8-K, each of which is incorporated herein by reference.

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Item 9.01. Financial Statement and Exhibits.

(a) Financial statements of businesses acquired

The financial statements of the Company included in the Company’s annual report on Form 10-K filed on February 18, 2021 and quarterly report on Form 10-Q/A filed in May 25, 2021 are incorporated herein by reference.

The financial statements of Stryve as of March 31, 2021, December 31, 2020 and 2019 and for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 set forth in Exhibit 99.2 to this Current Report on Form 8-K are incorporated herein by reference.

(b) Pro Forma Financial Information

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K, which includes the unaudited pro forma condensed combined financial information of the Company as of March 31, 2021 and for the three months ended March 31, 2021 and the year ended December 31, 2020, is incorporated herein by reference.

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(d) Exhibits.

Exhibit No.	Document
2.1†	Business Combination Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Andina Holdings LLC, B. Luke Weil in the capacity as the Purchaser Representative, Stryve Foods LLC, Stryve Foods Holdings, LLC and R. Alex Hawkins in the capacity as the Seller Representative. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021)
3.1	First Amended and Restated Certificate of Incorporation. (Filed herewith)
3.2	Bylaws (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed in July 20, 2021)
4.1	Form of Class A Common Stock Certificate (Filed herewith)
4.2	Specimen Warrant Certificate (Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-228530))
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)
10.1	Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)
10.2	Registration Rights Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)
10.2.1	First Amendment to Registration Rights Agreement (Filed herewith).
10.3	Form of Registration Rights Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp, III and the investors named therein. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)
10.4	Lock-Up Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, B. Luke Weil in the capacity as the Purchaser Representative and Stryve Foods Holdings, LLC (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)
10.5	Form of Non-Competition and Non-Solicitation Agreement, dated as of January 28, 2021, by the equity holder of Stryve Foods, LLC party thereto in favor of Andina Acquisition Corp. III, Stryve Foods, LLC and their respective affiliates (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021)
10.6	Form of Insider Forfeiture Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Stryve Foods Holdings, LLC and the shareholder of Andina Acquisition Corp. III party thereto (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021)
10.7	Amendment to Share Escrow Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent, and the shareholders of Andina Acquisition Corp. III party thereto. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)
10.8	Registration Rights Agreement, dated as of January 28, 2021, by and between Andina Acquisition Corp. III and Stryve Foods Holdings, LLC. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)

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10.9††	2021 Omnibus Incentive Plan (Filed herewith)
10.10	Exchange Agreement (filed herewith)
10.11	Tax Receivables Agreement (filed herewith)
10.12	Amended Holdings Operating Agreement (filed herewith)
10.13††	Employment Agreement with Joe Oblas. (Incorporated by reference to Exhibit 10.17 included as part of the Registrant’s Form S-4 filed on March 31, 2021.)
10.14††	Employment Agreement with Jaxie Alt. (Incorporated by reference to Exhibit 10.18 included as part of the Registrant’s Form S-4 filed on March 31, 2021.)
10.15††	Employment Agreement with R. Alex Hawkins. (Incorporated by reference to Exhibit 10.19 included as part of the Registrant’s Form S-4 filed on March 31, 2021.)
10.16	Purchase and Sale Agreement between Stryve Foods, LLC and OK Biltong Facility, LLC dated May 26, 2021 (filed herewith)
10.17	Lease Agreement between Stryve Foods, LLC and OK Biltong Facility, LLC dated June 4, 2021 (filed herewith)
10.18	Form of Director and Officer Indemnification Agreement (filed herewith)
10.19	Loan Agreement with Origin Bank dated May 2019 (filed herewith)
10.19.1	$3.5 Million Promissory Note in the favor of Origin Bank dated May 2019 (filed herewith)
10.19.2	Modification Agreement with Origin Bank dated June 30, 2021(filed herewith)
10.20	$2.0 Million Promissory Note in the favor of Origin Bank dated June 23, 2020 (filed herewith)
10.20.1	Security Agreement with Origin Bank dated June 23, 2020 (filed herewith)
10.20.2	Modification Agreement with Origin Bank dated June 30, 2021(filed herewith)
10.21	Loan Agreement with Origin Bank dated August 17, 2018 (filed herewith)
10.21.1	$2.2 Million Promissory Note in the favor of Origin Bank dated August 17, 2018 (filed herewith)
10.21.2	Modification Agreement with Origin Bank dated June 30, 2021(filed herewith)
14	Code of Ethics (filed herewith)
21	List of Subsidiaries (filed herewith)
99.1	Unaudited pro forma condensed combined financial information of the Company and Stryve as of March 31, 2021 and for the three months ended March 31, 2021 and the year ended December 31, 2020.
99.2	Financial statements of Stryve as of March 31, 2021, December 31, 2020 and 2019 and for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 (Incorporated herein by reference from pages F-28 – F-65 of the Proxy Statement/Prospectus).

†	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

††	Indicates a management contract or compensatory plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2021

STRYVE FOODS, INC.

By:	/s/ Joe Oblas
Name:	Joe Oblas
Title:	Co-CEO

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Exhibit 3.1

ANDINA ACQUISITION CORP. III

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

(Pursuant to the Delaware General Corporation Law)

Andina Acquisition Corp. III, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) does hereby certify as follows:

1. The name of the corporation is “Andina Acquisition Corp. III.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 20, 2021 (the “Original Certificate”).

2. This First Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”) which both restates and amends the provisions of the Original Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3. The text of the Original Certificate is hereby restated and amended in its entirety to read as follows:

Article I.

NAME

The name of the corporation (the “Corporation”) incorporated by this Certificate of Incorporation (this “Certificate”) is Stryve Foods, Inc.

Article II.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

Article III.

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

Article IV.

CAPITALIZATION

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of  $0.0001 per share, which the Corporation is authorized to issue is 610,000,000 shares, consisting of  (a) 600,000,000 shares of common stock (the “Common Stock”), including (i) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 200,000,000 shares of Class V Common Stock (the “Class V Common Stock”) and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2. Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3. No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4. Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class V Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class V Common Stock.

(i) Certain Definitions. As used in this Certificate:

(1) “Class B Common Unit” means a unit representing limited liability company interests in Holdings and constituting a “Class B Common Unit” as defined in the LLC Agreement as in effect on the effective date of this Certificate;

(2) “Exchange Agreement” means that certain Exchange Agreement, dated as of July 20, 2021, among the Corporation, Holdings, Stryve Foods Holdings, LLC, a Texas limited liability company, and the holders of a set of Class B Units and Class V Common Stock (as defined therein) from time to time party thereto.

(3) “Holdings” means Andina Holdings LLC, a Delaware limited liability company, or any successor entities thereto; and

(4) “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings, dated as of July 20, 2021, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(ii) Permitted Owners. Shares of Class V Common Stock (1) may be issued only in connection with the issuance by Holdings of a corresponding number of Class B Common Units and only to the person or entity to whom such Class B Common Units are issued in accordance with the terms of the LLC Agreement and (2) may be registered only in the name of  (A) a person or entity to whom shares of Class V Common Stock are issued in accordance with clause (1), (B) its successors and assigns, (C) their respective transferees permitted in accordance with Section 4.4(b)(v) or (D) any subsequent successors, assigns and permitted transferees (collectively, “Permitted Class V Owners”).

(iii) Voting. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), for so long as any shares of Class V Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class V Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class V Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class V Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class V Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class V Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class V Common Stock shall, to the extent required by law, be given to those holders of Class V Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class V Common Stock to take the action were delivered to the Corporation.

(iv) Dividends. Notwithstanding anything to the contrary in this Certificate, other than as set forth in Section 4.4(d), dividends shall not be declared or paid on the Class V Common Stock.

(v) Transfer of Class V Common Stock.

(1) A holder of Class V Common Stock may transfer shares of Class V Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s Class B Common Units to such transferee in compliance with the LLC Agreement. The transfer restrictions described in this Section 4.4(b)(v)(1) are referred to as the “Restrictions.”

(2) Any purported transfer of shares of Class V Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported owner (“Purported Owner”) of shares of Class V Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class V Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation or its transfer agent (the “Transfer Agent”).

(3) Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation, to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(4) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.4(b)(v) for determining whether any transfer or acquisition of shares of Class V Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.4(b)(v). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class V Common Stock.

(5) The Board shall have all powers necessary to implement the Restrictions, including without limitation, the power to prohibit the transfer of any shares of Class V Common Stock in violation thereof.

(vi) Exchange of Class V Common Stock. Shares of Class V Common Stock (together with the same number of Common B Units) may be exchanged for shares of Class A Common Stock as provided in the LLC Agreement. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of shares of Class V Common Stock and Class B Common Units for shares of Class A Common Stock pursuant to the Exchange Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such exchange pursuant to the Exchange Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange pursuant to the Exchange Agreement by delivering to the holder of the shares of Class V Common Stock and Class B Common Units being exchanged shares of Class A Common Stock held in treasury by the Corporation. All shares of Class A Common Stock that shall be issued upon any such exchange of shares of Class V Common Stock and Class B Common Units pursuant to the Exchange Agreement will, upon issuance in accordance with the Exchange Agreement, be validly issued, fully paid and nonassessable.

(vii) Restrictive Legend. All certificates or book entries representing shares of Class V Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(viii) Liquidation, Dissolution or Winding Up of the Corporation. The holders of Class V Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d) Class A Common Stock and Class V Common Stock. In no event shall the shares of either Class A Common Stock or Class V Common Stock be split, divided, or combined (including by way of stock dividend) unless the outstanding shares of the other class shall be proportionately split, divided or combined.

(e) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock (but not holders of shares of Class V Common Stock) shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them.

Section 4.5. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Article V.

BOARD OF DIRECTORS

Section 5.1. Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (as they may be amended from time to time, the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2. Number, Election and Term.

(a) Subject to any additional vote required by this Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one vote on each matter presented to the Board.

(b) Subject to Section 5.5, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3. Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4. Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least sixty-six and two thirds (66 2/3) percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

Section 5.5. Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Article VI.

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least sixty-six and two thirds (66 2⁄3) percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Article VII.

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1. Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3. Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders.

Article VIII.

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2. Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forums for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(a), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(d) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(e) For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(f) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Article IX.

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

Article X.

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X. In addition to any other vote of holders of capital stock that is required by this Certificate or by law, any amendment or repeal of Section 5.4 or Article VI shall require the affirmative vote of holders of at least sixty-six and two thirds (66 2⁄3) percent of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment or repeal.

Article XI.

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of  (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Section 11.2. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.3. Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

4. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

5. That this First Amended and Restated Certificate of Incorporation, which amends and restates the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 20th day of July, 2021.

ANDINA ACQUISITION CORP. III

By:	/s/ Julio Torres
Name:	Julio Torres
Title:	Chief Executive Officer

Exhibit 4.1

Exhibit 10.2.1

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of July 19, 2021, and shall be effective as of the Closing (defined below), by and among, (i) Andina Acquisition Corp. III, a Cayman Islands exempted company (the “Company”) and (ii) each of the undersigned parties listed under Investors on the signature page hereto (each an “Investor” and collectively, the “Investors”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Registration Rights Agreement.

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Registration Rights Agreement, dated as of January 28, 2019 (the “Original Agreement” and, as amended by this Amendment, the “Registration Rights Agreement”), pursuant to which the Company granted certain registration rights to the Investors with respect to the Company securities held by the Investors as of the date of the Original Agreement;

WHEREAS, as of January 28, 2021, the Company, Stryve Foods, LLC, a Texas limited liability company (“Stryve”), Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), Andina Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings”), and the other parties named therein, entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof (the “Business Combination Agreement”), pursuant to which, among other things, (i) Stryve and the Seller have conducted a reorganization pursuant to which the Seller became a holding company for Stryve, (ii) prior to the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), the Company shall continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Domestication”) pursuant to the Cayman Islands Companies Act and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), (iii) at the Closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve in exchange for newly issued non-voting Class B membership interests of Holdings and voting (but non-economic) Class V common stock of the Company and (iv) the Company will contribute all of its cash and cash equivalents to Holdings, after payment of Company Investors that elect to have their Andina shares redeemed or converted in connection with the Closing and the Company’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, in connection with and at the time of the execution of the Business Combination Agreement, the Company and the Seller entered into a Registration Rights Agreement, dated as of January 28, 2021 (as amended from time to time in accordance with the terms thereof, the “Seller Registration Rights Agreement”) pursuant to which the Company granted the Seller certain registration rights with respect to the securities of the Company issuable upon exchange of certain securities of Holdings and of the Company issued to the Seller at the Closing of the Business Combination or other “Registrable Securities” as defined therein (collectively, the “Seller Securities”);

WHEREAS, in connection with and at the time of the execution of the Business Combination Agreement, the Company entered into a Registration Rights Agreement, dated as of January 28, 2021 (as amended from time to time in accordance with the terms thereof, the “PIPE Registration Rights Agreement”) pursuant to which the Company granted the investors party thereto (the “PIPE Investors”) certain registration rights with respect to shares of Class A common stock of the Company issuable to the PIPE Investors at the Closing (collectively, the “PIPE Securities”);

WHEREAS, the parties hereto desire to amend the Original Agreement to revise the terms thereof in order to reflect the transactions contemplated by the Business Combination Agreement, including the Company’s entrance into the Seller Registration Rights Agreement; and

WHEREAS, pursuant to Section 6.7 of the Original Agreement, the Original Agreement can be amended with the written consent of the Company and the Investors of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities at the time in question.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Registration Rights Agreement. The Parties hereby agree to the following amendments to the Registration Rights Agreement:

a. The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Registration Rights Agreement, to the extent that they are not already included therein, as if they were set forth therein.

b. The following defined terms are hereby added to Section 1 of the Registration Rights Agreement:

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.”

“PIPE Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 28, 2021, entered into by the Company and the investors party thereto in connection with Subscription Agreements to purchase shares of Class A Common Stock entered into as of the same date.

“PIPE Securities” means the shares of Class A Common Stock and other securities defined as Registrable Securities under the terms of the PIPE Registration Rights Agreement.

“Seller” means Stryve Foods Holdings, LLC, a Texas limited liability company.

“Seller Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Seller dated as of January 28, 2021.

“Seller Securities” means the Exchange Shares and other securities defined as Registrable Securities under the terms of the Stryve Registration Rights Agreement.

c. The parties hereby agree that the term “Ordinary Shares” as used in the Registration Rights Agreement shall include any and all shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) into which Ordinary Shares convert upon the effectiveness of the Domestication (and any other securities of the Company or any successor entity issued in consideration of (including without limitation as a stock split, dividend or distribution) or in exchange for any of such securities)), which shares of Class A Common Stock shall continue to have all of the rights associated with or applicable to Ordinary Shares under the Registration Rights Agreement, and be subject to the terms and conditions hereof, after the Closing. After the Closing (following the Domestication), all of the rights, terms and conditions associated with or applicable to Private Units under the Registration Rights Agreement apply to all of the securities into which the Private Units separate upon Domestication, including shares of Class A Common Stock (and shares of Class A Common Stock issued in exchange for Rights included in Private Units), warrants to purchase shares of Class A Common Stock and any other securities of the Company or any successor entity issued in consideration of (including without limitation as a stock split, dividend or distribution) or in exchange for any of such securities.

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d. Section 2.1.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Class A Common Stock or other securities, if any, as to which Registration by the Company has been requested pursuant to written contractual piggy-back registration rights held by other security Investors of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Shares”), then the Company shall include in such Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Seller Securities for the account of any Persons who have exercised demand registration rights pursuant to the Seller Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing (all pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person, as long as they do not request to include more securities than they own (such proportion is referred to herein as “Pro Rata”), that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to Section 2.2 and the Seller Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of the Seller Registration Rights Agreement, Pro Rata among the Investors thereof based on the number of securities requested by such Investors to be included in such registration, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Class A Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons (other than this Agreement or the Seller Registration Rights Agreement) that can be sold without exceeding the Maximum Number of Shares. In the event that Company securities that are convertible into shares of Class A Common Stock are included in the offering, the calculations under this Section 2.1.4 shall include such Company securities on an as-converted to Class A Common Stock basis.”

e. Section 2.2.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

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“2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Investors holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of shares of Class A Common Stock or other Company securities which the Company desires to sell, taken together with the shares of Common Stock or other Company securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Class A Common Stock or other Company securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security Investors of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (i) first, the shares of Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Seller Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Seller Registration Rights Agreement, Pro Rata among the Investors thereof based on the number of securities requested by such Investors to be included in such registration, that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Class A Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Shares;

(b) If the registration is a “demand” registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the shares of Class A Common Stock or other securities for the account of the Demanding Holders and the Seller Securities for the account of any Persons who have exercised demand registration rights pursuant to the Seller Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing, Pro Rata among the Investors thereof based on the number of securities requested by such Investors to be included in such registration, that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2 and the Seller Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Seller Registration Rights Agreement, Pro Rata among the Investors thereof based on the number of securities requested by such Investors to be included in such registration, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Class A Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Shares;

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(c) If the registration is a “demand” registration undertaken at the demand of Investors of Seller Securities under the Seller Registration Rights Agreement: (i) first, the Seller Securities for the account of the Demanding Holders and the Registrable Securities for the account of Demanding Holders who have exercised demand registration rights pursuant to Section 2.1 during the period under which the demand registration under the Seller Registration Rights Agreement is ongoing, Pro Rata among the Investors thereof based on the number of securities requested by such Investors to be included in such registration, that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Seller Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Seller Registration Rights Agreement, Pro Rata among the Investors thereof based on the number of securities requested by such Investors to be included in such registration, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Class A Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Shares; and

(d) If the registration is a “demand” registration undertaken at the demand of Persons other than either Demanding Holders under Section 2.1 or the Investors of Seller Securities exercising demand registration rights under the Seller Registration Rights Agreement: (i) first, the shares of Class A Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Seller Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Seller Registration Rights Agreement, Pro Rata among the Investors thereof based on the number of securities requested by such Investors to be included in such registration, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Class A Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Shares.

In the event that Company securities that are convertible into shares of Class A Common Stock are included in the offering, the calculations under this Section 2.2.2 shall include such Company securities on an as-converted to Class A Common Stock basis. Notwithstanding anything to the contrary above, to the extent that the registration of an Investor’s Registrable Securities would prevent the Company or the demanding shareholders from effecting such registration and offering, such Investor shall not be permitted to exercise Piggy-Back Registration rights with respect to such registration and offering.”

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f. The following provisions are hereby added to the Original Agreement as a new Section 2.4 of the Registration Rights Agreement:

“PIPE Securities. The Investors hereby acknowledge that the Company has granted registration rights to investors (the “PIPE Investors”) with respect to the PIPE Securities pursuant to the PIPE Registration Rights Agreement (together with the Subscription Agreements entered into by the PIPE Investors simultaneously with the PIPE Registration Rights Agreement (the “PIPE Documents”). The Investors hereby acknowledge and agree that nothing in this Agreement shall restrict or impair, or would reasonably be expected to restrict or impair, the ability of the Company to fulfill its registration obligations under the PIPE Documents with respect to the PIPE Securities (and such PIPE Securities shall take priority and precedence over any of the Registrable Securities or Seller Securities with respect to the provisions of this Agreement, including the provisions of Sections 2.1.4 and 2.2.2 hereof), and the Company shall be entitled without violation or breach of, or liability under, this Agreement to refuse to register any Registrable Securities and Seller Securities or withdraw any Registration Statement for any Registrable Securities or Seller Securities if such registration has restricted or impaired the ability of the Company to fulfill its registration obligations under the PIPE Documents with respect to the PIPE Securities.”

g. Section 3.1 of the Original Agreement is hereby deleted in its entirety and replaced by:

“Section 3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1.	Filing Registration Statement. The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable efforts to cause such Registration Statement to become effective and use its reasonable efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to Investors requesting to include their Registrable Securities in such registration a certificate signed by the Chief Executive Officer, Chief Financial Officer or Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders or such Registration Statement to be effected at such time or the filing would require premature disclosure of material information which is not in the interests of the Company to disclose at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder.

3.1.2	Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Investors holding Registrable Securities included in such registration, and such Investors’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Investors holding Registrable Securities included in such registration or legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors.

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3.1.3	Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4	Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than five (5) Business Days after such filing, notify Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly and confirm such advice in writing in all events within five (5) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to Investors holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Investors, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Investors and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided that such Investors and their legal counsel must provide any comments promptly (and in any event within five (5) Business Days) after receipt of such documents.

3.1.5	State Securities Laws Compliance. The Company shall use its reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Investors holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable Investors holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

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3.1.6	Agreements for Disposition. To the extent required by the underwriting agreement or similar agreements, the Company shall enter into reasonable customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investors holding Registrable Securities included in such Registration Statement. No Investor holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor’s material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7	Cooperation. The Company shall direct the principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company to reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8	Records. The Company shall make available for inspection by Investors holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Investor holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that the Company may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.9	Opinions and Comfort Letters. The Company shall request its counsel and accountants to provide customary legal opinions and customary comfort letters, to the extent so reasonably required by any underwriting agreement.

3.1.10	Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders if reasonably required, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

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3.1.11	Listing. The Company shall use its best efforts to cause all Registrable Securities that are shares of the Company Class A Common Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Investors holding a majority-in-interest of the Registrable Securities included in such registration.

3.1.12	Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $50,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.”

h. Section 6.1 of the Original Agreement is hereby deleted in its entirety and replaced by:

“The Company represents and warrants that as of the date of this Agreement, no Person, other than the holders of (i) Registrable Securities, (ii) Seller Securities and (iii) PIPE Securities, has any right to require the Company to register any of the Company’s share capital for sale or to include the Company’s share capital in any registration filed by the Company for the sale of share capital for its own account or for the account of any other Person.”

i. Section 6.3 of the Original Agreement is hereby amended to delete the address of the Company for notices thereunder and provide that the following address shall be used for notices to the Company under the Registration Rights Agreement after the Closing:

If to the Company, to: Stryve Foods, Inc. 5801 Tennyson Parkway, Suite 275 Plano, TX 75024 Attn: Mr. Joe Oblas Telephone No.: (972) 987-5130 Email: joe@stryve.com

With copies to (which shall not constitute notice):

Foley & Lardner LLP

2021 McKinney Ave, Suite 1600

Dallas, TX 75201

Attn: Chris Converse, Esq.

Christopher J. Babcock, Esq.

Telephone No.: (214) 999-4903

(214) 999-4370

Email: cconverse@foley.com

cbabcock@foley.com

j. The following provisions are hereby added to the Original Agreement as a new Section 6.13 of the Registration Rights Agreement: “Section 6.13 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”.”

2. Effectiveness. This Amendment shall only become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

3. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Registration Rights Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Registration Rights Agreement, as amended by this Amendment (or as the Registration Rights Agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including Section 6.11 thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this First Amendment to Registration Rights Agreement as of the date first above written.

The Company:

ANDINA ACQUSITION CORP III

By:
Name:	Julio Torres
Title:	Chief Executive Officer

Investors:

B. Luke Weil

Julio A. Torres

Mauricio Orellana

Marjorie Hernandez

Ryan Chang

Whitney Carleen Cox

David Schulhof

Salomao Ioschpe

Roman Raju

Shaun Sanghani

{Signature Page to First Amendment to Registration Rights Agreement}

MAZ Partners L.P.

By:
Name:	Walter Schenker
Title:	Principal

Cowen Investments II LLC

By:
Name:	Owen Littman
Title:	Authorized Signatory

Craig-Hallum Capital Group LLC

By:
Name:	William F. Hartfiel
Title:	Managing Partner

Kibble Holdings LLC

By:
Name:	Matthew Kibble
Title:	Managing Partner

[Signature Page to Amendment to Registration Rights Agreement]

Joann O’Shea

Andina Equity LLC

By:
Name:	B. Luke Weil
Title:	Managing Member

LWEH3 LLC

By:
Name:	B. Luke Weil
Title:	Managing Member

EarlyBirdCapital, Inc.

By:
Name:	Steven Levine
Title:	CEO

[Signature Page to Amendment to Registration Rights Agreement]

Exhibit 10.9

STRYVE FOODS, Inc.

2021 OMNIBuS INCENTIVE PLAN

1. Purpose and Effective Date.

(a) Purpose. The Stryve Foods, Inc. 2021 Omnibus Incentive Plan (the “Plan”) has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees, and consultants, and (ii) to increase stockholder value. The Plan will provide participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b) Effective Date. The Plan will come into existence on the Effective Date. However, no Options or Stock Appreciation Rights will be exercised; no Restricted Stock Units, Performance Shares or Performance Units valued in relation to Shares will vest or be earned; no Restricted Stock or other Stock-based awards will be granted; and no Cash Incentive Award will be paid, unless and until the Plan has been approved by the stockholders of the Company, which approval must occur no later than twelve (12) months after the Effective Date. The Plan will terminate as provided in Section 15.

2. Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a) “Administrator” means the Board or the Committee; provided that, to the extent the Board or the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more committees or officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such committee(s) and/or officer(s).

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c) “Applicable Exchange” means the national securities exchange or automated trading system on which the Stock is principally traded at the applicable time.

(d) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, or any other type of award permitted under this Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), as described in Section 10.

(g) “Cause” means, with respect to a Participant, one of the following, which are listed in order of priority:

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(i) the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate; or if none then

(ii) the meaning given in the Award agreement; or if none then

(iii) the meaning given in the Company’s employment policies as in effect at the time of the determination (or if the determination of Cause is being made within two years following a Change of Control, the meaning given in the Company’s employment policies as in effect immediately prior to the Change of Control); or if none then

(iv) the occurrence of any of the following: (x) the repeated failure or refusal of the Participant to follow the lawful directives of the Company or an Affiliate (except due to sickness, injury or disabilities), (y) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by the Participant, which, in the good faith judgment of the Company, could result in a material injury to the Company or an Affiliate including but not limited to the repeated failure to follow the policies and procedures of the Company, or (z) the commission by the Participant of a felony, or other crime involving moral turpitude, or the commission by the Participant of an act of financial dishonesty against the Company or an Affiliate.

(h) A “Change of Control” shall have the meaning given in an Award agreement, or if none, shall be deemed to exist if:

(i) a Person acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

(ii) Continuing Directors shall for any reason cease to constitute a majority of the Board; or

(iii) the Company disposes of all or substantially all of the business of the Company to a party or parties other than a subsidiary or other affiliate of the Company pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise; or

(iv) there is consummated a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board) representing fifty percent (50%) or more of either the then outstanding shares of Stock or the Company or the combined voting power of the Company’s then outstanding voting securities.

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For purposes of this Plan, (x) the term “Continuing Director” shall mean a member of the Board who either was a member of the Board on the Effective Date or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office, and (y) the term “Excluded Person” shall mean (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, including, for the avoidance of doubt, one or more employee stock ownership plans, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the foregoing definition shall be deemed amended to the minimum extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(j) “Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board as may be designated by the Board to possess and exercise the powers and duties of the Administrator hereunder. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) to the extent necessary for the Plan and Awards to comply with Rule 16b-3 promulgated under the Exchange Act.

(k) “Company” means Stryve Foods, Inc., a Delaware corporation, or any successor thereto.

(l) “Director” means a member of the Board.

(m) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(n) “Effective Date” means the day the Board adopts the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

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(p) “Fair Market Value” means a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share, on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Board or the Committee in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Board or the Committee and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Board or the Committee does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price as of the trading day immediately preceding the date as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria. Notwithstanding the foregoing, in the case of an actual sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(q) “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(r) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(s) “Participant” means an individual selected by the Administrator to receive an Award.

(t) “Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or other business units with respect to the following measures: net sales; cost of sales; gross income; gross revenue; revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and exception items; income from continuing operations; net income; earnings per share; diluted earnings per share; total stockholder return; Fair Market Value; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on stockholder equity; return on invested capital; return on average total capital employed; return on net capital employed; return on assets; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; succession planning; manufacturing return on assets; manufacturing margin; and customer satisfaction. Performance Goals may also relate to a Participant’s individual performance.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines in good faith is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes in laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

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The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its good faith discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(u) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

(v) “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(w) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(x) “Plan” means this Stryve Foods, Inc. 2021 Omnibus Incentive Plan, as it may be amended or restated from time to time.

(y) “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(z) “Restricted Stock Unit” means the right to receive a Share or a cash payment the value of which is equal to the Fair Market Value of one Share.

(aa) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(bb) “Share” means a share of Stock.

(cc) “Stock” means the Class A common stock of the Company.

(dd) “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

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3. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to a subcommittee of the Committee or to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, subcommittee or one or more officers to the extent of such delegation.

(c) No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

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6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of 2,564,960 Shares are reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options.Notwithstanding the foregoing, no Non-Employee Director may be granted any Award denominated in Shares that exceeds such number of Shares with an aggregate value in excess of $250,000, as determined based on the Fair Market Value per Share as of the date of the applicable grant. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b) Depletion and Replenishment of Shares Under this Plan.

(i) The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. Notwithstanding the foregoing, an Award that may be settled solely in cash shall not cause any depletion of the Plan’s Share reserve at the time such Award is granted.

To the extent (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (C) Shares are forfeited under an Award, (D) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, (E) Shares are tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right or (F) Shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (D), (E) or (F) may not be issued pursuant to incentive stock options.

7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (i) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (iii) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (iv) by any combination of (i), (ii) and/or (iii). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

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8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (b) the number of Shares to which the SAR relates; (c) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity, including vesting; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof.

9. Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares; provided that no dividends or Dividend Equivalent Units shall be paid on Performance Shares or Performance Units prior to their vesting.

10. Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right; and provided further that no Dividend Equivalent Unit granted in connection with another Award shall provide for payment prior to the date such Award vests or is earned, as applicable.

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12. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

13. Discretion to Accelerate Vesting. The Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator), retirement, or termination without Cause, or as provided in Section 17(c) or upon any other event as determined by the Administrator in its sole and absolute discretion.

14. Transferability. Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on, and no further Awards may be granted under this Plan, after the tenth (10th) anniversary of the Effective Date.

(b) Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporation law, or (C) any other applicable law;

(ii) stockholders must approve any amendment of this Plan (which may include an amendment to materially increase the number of Shares specified in Section 6(a), except as permitted by Section 17) to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholders must approve an amendment that would diminish the protections afforded by Section 15(e).

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If the Board or the Administrator takes any action under this Plan that is not, at the time of such action, authorized by this Plan, but that could be authorized by this Plan as amended by the Board or the Administrator, as applicable, the Board or Administrator action will be deemed to constitute an amendment to this Plan to authorize such action to the extent permissible under applicable law and the requirements of any principal securities exchange or market on which the Shares are then traded.

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of a material Company policy, any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

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(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

16. Taxes.

(a) Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy such obligation by:

(i) If cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;

(ii) If Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, (A) withholding Shares having a Fair Market Value equal to such obligations; or (B) allowing the Participant to elect to (1) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (2) tender back Shares received in connection with such Award or (3) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld under this clause (ii) may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or

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(iii) Deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17. Adjustment and Change of Control Provisions.

(a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6(a)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

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Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of Awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Effect of Change of Control.

(i) Upon a Change of Control, if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Participant (or other person with rights in an Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction, subject to the following requirements:

(A) Each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(B) If the securities to which the Awards relate after the Change of Control are not listed and traded on a national securities exchange, then (1) the Participant shall be provided the option, upon exercise or settlement of an Award, to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued and (2) for purposes of determining such fair value, no reduction shall be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.

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(C) Upon the Participant’s termination of employment (or resignation or removal or other departure from the Board in the case of a Participant who is a Non-Employee Director) within two years following the Change of Control (1) by the successor or surviving corporation without Cause, (2) by reason of death or disability, or (3) by the Participant for “good reason,” as defined in any Award agreement or any employment, retention, change of control, severance or similar agreement between the Participant and the Company or any Affiliate, if any, all of the Participant’s Awards that are in effect as of the date of such termination shall vest in full or be deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) effective on the date of such termination. In the event of any other termination of employment within two years after a Change of Control that is not described herein, the terms of the Award agreement shall apply.

(ii) To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of a Participant’s termination of employment in connection with the Change of Control), then immediately prior to the date of the Change of Control, unless the Administrator otherwise determines:

(A) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Administrator, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control Price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award; provided, however, that all Options and SARs that have a purchase or grant price that is greater than the Change of Control Price shall be automatically cancelled for no consideration;

(B) Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then vested shall vest in full;

(C) All Performance Shares, Performance Units, and Cash Incentive Awards for which the performance period has expired shall be paid based on actual performance (and assuming all employment or other requirements had been met in full); and all Performance Shares, Performance Units and Cash Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), valued assuming that the target Performance Goals had been met at the time of such Change of Control, but prorated based on the number of full months in the performance period that have elapsed as of the date of the Change of Control;

(D) All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid; and

(E) All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

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“Change of Control Price” shall mean the per share price paid or deemed paid in the Change of Control transaction, as determined by the Administrator. For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the Change of Control Price.

(d) Application of Limits on Payments. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, in the event that the Company’s legal counsel determines that any payment, benefit or transfer by the Company under this Plan or any other plan, agreement, or arrangement to or for the benefit of the Participant (in the aggregate, the “Total Payments”) would be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this subsection (d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (i) in full or (ii) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of clause (i) or (ii) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax). In the event that clause (ii) results in a greater after-tax benefit to the Participants, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (A) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (B) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (C) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

18. Miscellaneous.

(a) Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan. No provision in an Award agreement shall limit the Administrator’s discretion hereunder unless such provision specifically so provides for such limitation.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

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(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the imposition of additional taxes under Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. Unless otherwise determined by the Administrator or otherwise provided in any Award agreement, all fractional Shares that would otherwise be issuable under the Plan shall be canceled for no consideration.

(d) Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as to either make the Award exempt from, or comply with, the provisions of Code Section 409A, to avoid a plan failure described in Code Section 409(a)(1), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

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(g) Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of Texas, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any Award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

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Exhibit 10.10

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of July 20, 2021, among Andina Acquisition Corp. III, a Delaware corporation (“Andina”), Andina Holdings, LLC, a Delaware limited liability company (“Holdings”), Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”), and the holders of a set of Class B Units and Class V Common Stock (as defined herein) from time to time party hereto. Unless the context otherwise requires, terms used in this Agreement that are capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in Article I.

WHEREAS, Andina, Holdings, and certain other parties thereto have entered into the Business Combination Agreement, dated as of January 28, 2021 (as amended and supplemented from time to time, the “BCA”), pursuant to which, among other things, (i) Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve Foods, LLC, a Texas limited liability company, in exchange for Class B Units and an equal number of Class V Common Stock, and (ii) Andina will contribute to Holdings its cash and cash equivalents, after payment of certain expenses as set forth in the BCA, in exchange for Class A Common Stock;

WHEREAS, in connection with, and as a condition to the consummation of the transactions contemplated by, the BCA, the parties hereto have agreed to enter into this Agreement;

WHEREAS, the parties hereto desire to provide for the exchange of a set of Class B Unit and Class V Common Stock for Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

Section 1.1 Definitions

For purposes of this Agreement:

“Amended Holdings Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Andina Holdings LLC, dated on or about the date hereof, as such agreement may be amended from time to time.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Class A Units” means the Class A Common Units of Holdings (as defined in the Amended Holdings Operating Agreement), whether issued as of the date hereof or may be issued by Holdings in the future, which have full economic and voting rights, and otherwise are subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

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“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of Andina, which shares have full economic and voting rights, and otherwise are subject to the terms and conditions of Andina’s organizational documents.

“Class B Units” means the Class B Common Units of Holdings (as defined in the Amended Holdings Operating Agreement), whether issued as of the date hereof or may be issued by Holdings in the future, which have full economic rights, but no voting rights, and otherwise are subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

“Class V Common Stock” means the shares of Class V common stock, par value $0.0001 per share, of Andina, which shares have one vote per share, but no economic rights, and otherwise are subject to the terms and conditions of Andina’s organizational documents.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise.

“Date of Exchange” means with respect to an Exchange pursuant to Section 2.1(a) of this Agreement, (i) the First Exchange Date, (ii) the Second Exchange Date, (iii) September 30, 2022 or such subsequent date as Andina shall determine in its sole discretion, (iv) the first Business Day after the end of each calendar quarter following the date described in clause (iii), or (v) any other Business Day as determined by Andina in its sole discretion that does not occur in a Restricted Taxable Year.

“Exchange” means the exchange of one or more sets of Class B Unit and Class V Common Stock for shares of Class A Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A, duly executed by the exchanging Equityholder or such Equityholder’s duly authorized attorney.

“Exchange Rate” means, at any time, the number of Class A Common Stock for which a set of 1 Class B Unit and 1 share of Class V Common Stock is entitled to be exchanged at such time. On the date of this Agreement, the Exchange Rate shall be a set of 1 Class B Unit and 1 share of Class V Common Stock in exchange for 1 share of Class A Common Stock, subject to adjustment pursuant to Section 2.4 hereof.

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“Equityholder” means each holder of one or more sets of 1 Class B Unit and 1 Class V Common Stock that may from time to time be a party to this Agreement.

“First Exchange Date” means the date that is six months from the Closing Date (as defined in the BCA).

“Holdings” means Andina Holdings LLC, a Delaware limited liability company, and any successor thereto.

“Liens” means any mortgage, servitude, easement, right of way, equitable interest, license, leasehold or other possessory interest, option, preference, priority, right of first refusal, deed of trust, pledge, hypothecation, encumbrance or security interest.

“Lock-Up Agreement” means that certain Lock-Up Agreement, entered into as of January 28, 2021, between Andina, Seller, and B. Luke Weil as the purchaser representative.

“Publicly Traded” means listed or admitted to trading on the NASDAQ Capital Market or another national securities, or any successor to any of the foregoing.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 28, 2021, between Andina and Seller.

“Restricted Taxable Year” shall mean (i) the taxable year of Holdings ending December 31, 2021 and (ii) any other taxable year of Holdings for which Andina determines Holdings does not satisfy the private placement safe harbor of Treasury Regulation Section 1.7704-1(h). Unless Andina otherwise notifies the Members with respect to a taxable year, each taxable year of Holdings shall be a Restricted Taxable Year.

“Second Exchange Date” means the date that is twelve months from the Closing Date (as defined in the BCA).

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise.

“Units” means the aggregate Class A Units and Class B Units.

Article II

Section 2.1 Exchange of Class B Units and Class V Common Stock for Class A Common Stock.

(a) Upon the terms and subject to the conditions of this Agreement and the Amended Holdings Operating Agreement, each Equityholder shall be entitled to effect an Exchange on a Date of Exchange; provided that if the Date of Exchange occurs in a Restricted Taxable Year, the Exchange must satisfy the conditions of Section 2.1(d). In the event an Equityholder wishes to effect an Exchange, such Equityholder shall deliver to Holdings and Andina an (i) Exchange Notice and (ii) on the Date of Exchange, surrender or, in the absence of such surrender, be deemed to have surrendered, the Class B Units and Class V Common Stock, in each case free and clear of all Liens, and in each case with the applicable stock certificate (if certificated), stock power (if uncertificated) and other applicable forms reasonably requested by Andina and/or Holdings. In consideration for such surrender, the exchanging Equityholder shall be entitled to the issuance by Andina to such Equityholder of a number of shares of Class A Common Stock equal to (x) the number of sets of 1 Class B Unit and 1 Class V Common Stock exchanged by the Equityholder multiplied by (y) the Exchange Rate and concurrently with any such issuance, such exchanged Class B Units shall automatically convert to Class A Units held by Andina and shares of Class V Common Stock automatically shall be deemed cancelled, without any action on the part of any person, including Andina and Holdings.

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(b) Following the delivery of the Exchange Notice and promptly after the surrender of Class B Units and Class V Common Stock by the Equityholder, Andina shall cause to be delivered the number of shares of Class A Common Stock deliverable upon such Exchange as promptly as practicable (but not later than five Business Days) after the Date of Exchange, at the offices of the then-acting registrar and transfer agent of the shares of Class A Common Stock (or, if there is no then-acting registrar and transfer agent of Class A Common Stock, at the principal executive offices of Andina), registered in the name of the relevant exchanging Equityholder (or in such other name as is requested in writing by the Equityholder), in certificated or uncertificated form, as determined by Andina; provided, that to the extent the shares of Class A Common Stock are settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging Equityholder set forth in the Exchange Notice, Andina shall use its commercially reasonable efforts to deliver the shares of Class A Common Stock deliverable to such exchanging Equityholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Equityholder by no later than the close of business on the third (3rd) Business Day immediately following the Date of Exchange. An Exchange pursuant to this Section 2.1 of Class B Units and shares of Class V Common Stock for shares of Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange whether or not the shares of Class A Common Stock have been delivered to the exchanging Equityholder at such time, and the Equityholder will be treated as a holder of record of shares of Class A Common Stock as of the close of business on such Date of Exchange. Upon prior written request of a Equityholder with respect to a specific Exchange Notice, Andina may, in its reasonable discretion, permit the Date of Exchange for the specific Exchange Notice to occur on a date that is not the first Business Day after the end of a calendar quarter.

(c) Holdings, Andina and each exchanging Equityholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Holdings shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Equityholder that requested the Exchange, then such Equityholder and/or the person in whose name such shares are to be delivered shall pay to Holdings the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Holdings that such tax has been paid or is not payable. For the avoidance of doubt, each exchanging Equityholder shall bear any and all income or gains taxes imposed on gain realized by such exchanging Equityholder as a result of such Exchange.

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(d) With respect to any Date of Exchange that occurs in a Restricted Taxable Year, (x) the Date of Exchange must be a date not less than 60 days after delivery of the applicable Exchange Notice, (y) the exchanging Equityholder must Exchange the lesser of (I) 1,000 Units and (II) all of such exchanging Equityholder’s Units, and (z) upon delivery of the applicable Exchange Notice to Holdings and Andina, the exchanging Equityholder shall be precluded from rescinding such Exchange Notice. Notwithstanding anything to the contrary herein, neither Andina nor Holdings shall be obligated to effectuate an Exchange if such Exchange (in the sole discretion of Andina) could cause Holdings to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Section 7704 of the Code (or successor provisions of the Code) or the applicable Treasury Regulations and, in that event, Andina or Holdings may impose such restrictions on Exchange as Andina or Holdings may determine to be necessary or advisable so that Holdings is not treated as a “publicly traded partnership” under Section 7704 of the Code. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of Andina or of Holdings on advice of counsel, such an Exchange would pose a material risk that Andina would be a “publicly traded partnership” under Section 7704 of the Code. Andina will deliver notice to each Member (other than Andina) at least 75 days prior to each Date of Exchange that occurs within a Restricted Taxable Year.

(e) For the avoidance of doubt, each share of Class A Common Stock issued to or received by an Equityholder pursuant to an Exchange in accordance with this Agreement shall be subject to the transfer restrictions set forth in the Lock-Up Agreement until the expiration of the applicable Lock-Up Period (as defined in the Lock-Up Agreement).

(f) For the avoidance of doubt, and notwithstanding anything to the contrary herein, an Equityholder shall not be entitled to effect an Exchange to the extent Andina determines that such Exchange would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any exemption from the registration requirements thereunder).

Section 2.2 Class A Common Stock to be Issued.

(a) Andina shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as may be deliverable upon any such Exchange; provided, that nothing contained herein shall be construed to preclude Andina from satisfying its obligations in respect of the Exchange of the set of Class B Unit and Class V Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of Andina or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Andina or held by any subsidiary thereof). Andina and Holdings covenant that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

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(b) Andina and Holdings shall at all times ensure that the execution and delivery of this Agreement by each of Andina and Holdings and the consummation by each of Andina and Holdings of the transactions contemplated hereby (including without limitation, the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of Andina and Holdings, including, but not limited to, all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of Andina’s board of directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

(c) Andina and Holdings covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Equityholder requesting such Exchange, Andina and Holdings shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. Andina and Holdings shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery. In the event that Andina and Holdings are unable to effect registration of Class A Common Stock and have exhausted efforts as set forth herein, Holdings may deliver unregistered shares of Class A Common Stock with respect to an Exchange, it being understood that to the extent an Equityholder is a party to the Registration Rights Agreement, any unregistered shares of Class A Common Stock issued to such Equityholder shall be entitled to the registration rights set forth therein.

Section 2.3 Equity Interests of Andina and Holdings.

(a) Holdings and Andina shall take all actions necessary so that, at all times for as long as this Agreement is in effect: (i) the combined number of Class A Units outstanding equals the number of shares of Class A Common Stock outstanding; and (ii) a set of 1 Class B Unit and 1 share of Class V Common Stock is exchangeable for 1 share of Class A Common Stock pursuant to this Agreement.

(b) Upon the issuance of any shares of Class A Common Stock other than pursuant to an Exchange (but including any issuance in connection with a business acquisition by Andina or its direct or indirect subsidiaries, an equity incentive program or upon the conversion, exercise (including cashless exercise) or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Class A Common Stock), Andina shall contribute the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses) to Holdings in exchange for a number of newly issued Class A Units equal to the number of shares of Class A Common Stock issued.

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(c) At any time that Holdings issues a Class B Unit to anyone other than Andina, Andina shall issue a share of Class V Common Stock to the recipient of such Class B Unit. Upon the exchange or cancellation of any Class B Unit pursuant to this Agreement or the Amended Holdings Operating Agreement, a corresponding number of shares of Class V Common Stock shall automatically be cancelled without any action on the part of any person, including such Equityholder, Andina or Holdings.

(d) If Andina redeems, repurchases or otherwise acquires any shares of Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Class A Common Stock for nominal or no value), Holdings shall, concurrently with such redemption, repurchase or acquisition, redeem, repurchase or acquire an identical number of Class A Units held by Andina upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of shares of Class A Common Stock.

(e) Andina shall not in any manner effect any Subdivision or Combination of shares of Class A Common Stock unless Holdings simultaneously effects a Subdivision or Combination, as the case may be, of Class B Units with an identical ratio as the Subdivision or Combination of shares of Class A Common Stock. Holdings shall not in any manner effect any Subdivision or Combination of Class B Units unless Andina simultaneously effects a Subdivision or Combination, as the case may be, of shares of Class A Common Stock and shares of Class V Common Stock with an identical ratio as the Subdivision or Combination of Class B Units.

Section 2.4 Adjustment. The Exchange Rate shall be equitably adjusted accordingly if there is: (a) any Subdivision or Combination of the Class B Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or (b) any Subdivision or Combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class B Units. If there is any Combination in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Equityholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Equityholder would have received if such Exchange had occurred immediately prior to the effective time of such Combination, taking into account any adjustment as a result of any Subdivision or Combination of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Class B Unit.

Section 2.5 Withholding; Certification of Non-Foreign Status.

(a) If Andina shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, Andina shall be entitled to take such action as it deems appropriate, in its reasonable discretion, in order to ensure compliance with such withholding requirements, including, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that Andina may be required to withhold with respect to such Exchange; provided that, in the event that Andina so determines that withholding is required with respect to an Exchange, Andina shall notify the applicable Equityholder as soon as reasonably practicable of its intent to withhold and Andina shall consider in good faith any forms, statements, documentation or other information submitted by, and otherwise cooperate on a reasonable basis with, the applicable Equityholder(s) to reduce or eliminate the proposed withholding. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority in accordance with applicable law, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Equityholder and, as soon as reasonably practicable after any such withholding, Andina shall deliver to the applicable Equityholder the original or a certified copy of a receipt issued by the applicable taxing authority evidencing such payment and such other information reasonably requested by the applicable Equityholder, a copy of the return reporting such payment and, upon request of the applicable Equityholder, other evidence of such payment and Andina shall cooperate on a reasonable basis with the applicable Equityholder(s) to claim and obtain a refund for any such taxes withheld.

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(b) Notwithstanding anything to the contrary herein, Andina may, in its reasonable discretion, require that an exchanging Equityholder deliver to Andina a certification of non-foreign status in accordance with Sections 1445 and 1446(f)(2) of the Code and Treasury Regulation Section 1.1445-2(b) and Treasury Regulation Section 1.1446(f)-2(b)(2) prior to an Exchange. In the event Andina has required delivery of such certification but an exchanging Equityholder does not provide such certification, Andina shall nevertheless deliver or cause to be delivered to the exchanging Equityholder the Class A Common Stock in accordance with Section 2.1, but subject to withholding as provided in Section 2.5(a).

Article III

Section 3.1 Additional Equityholders. To the extent an Equityholder validly transfers any or all of such holder’s Class B Units and corresponding Class V Common Stock to another person in a transaction in accordance with, and not in contravention of, the Amended Holdings Operating Agreement, Andina’s organizational documents or any other agreement or agreements with Andina or any of its subsidiaries to which a transferring Equityholder may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become an Equityholder hereunder. To the extent Holdings issues Class B Units in the future, Holdings shall be entitled, in its sole discretion, to make any holder of such Class B Units an Equityholder hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B hereto.

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Section 3.2 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)	If to Andina, to:

Andina Acquisition Corp. III

c/o Stryve Foods, Inc.

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Phone: (972) 987-5130

Email: joe@stryve.com

(b)	If to Holdings, to:

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Phone: (972) 987-5130

Email: joe@stryve.com

(c)	If to any Equityholder, to the address and other contact information set forth in the records of Andina or Holdings from time to time.

Section 3.3 Further Action. The parties will furnish, or cause to be furnished, upon request to each other such further information, execute and deliver, or cause its affiliates to execute and deliver, such further instruments, and take (or cause its affiliates to take) such other action, as may be reasonably necessary to carry out or achieve the purposes and intents of this Agreement, including any Exchange, and the transactions contemplated herein.

Section 3.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 3.5 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 3.6 Assignment; Amendment; Successors.

(a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Andina, Holdings and Seller (or upon the liquidation of Seller, the vote or written consent of the holders of a majority of the then outstanding Class B Units (excluding Class B Units held by Andina)), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Notwithstanding the foregoing and anything to the contrary, Seller may, without the prior written consent of Andina or Holdings, (i) distribute all or a portion of its Class B Units and Class V Common Stock received by Seller under the BCA to its members at any time, and (ii) assign all or part of Seller’s rights and obligations of Seller under this Agreement to any such member of Seller who receives Class B Units and Class V Common Stock as a distribution (and such assignment shall not reduce any rights of Seller under this Agreement). Any successor or assignee of Seller shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon successor or assignee of Seller shall become an Equityholder hereunder.

(b) This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Andina, Holdings and Seller or upon the liquidation of Seller, the vote or written consent of the holders of a majority of the Class B Units (excluding any Class B Units held by Andina).

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Each of Andina and Holdings shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of either Andina or Holdings, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that each of Andina and Holdings would be required to perform if no such succession had taken place.

Section 3.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably with respect to this Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding, investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, or if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 3.2. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.8; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

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(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement.

(c) EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS BROUGHT HEREUNDER. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708.

(d) EACH PARTY, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(i) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 3.8(c) and such parties agree not to plead or claim the same.

Section 3.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

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Section 3.10 Tax Treatment. This Agreement shall be treated as part of the Amended Holdings Operating Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations (and applicable state and local income tax laws), the parties shall report any Exchange consummated hereunder as a taxable sale of the Class B Units and Class V Common Stock by the exchanging Equityholder to Andina, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and Andina consents in writing, such consent not to be unreasonably withheld, conditioned, or delayed. Further, in connection with any Exchange consummated hereunder, Holdings and/or Andina shall provide the exchanging Equityholder with all reasonably necessary information to enable the exchanging Equityholder to file its income Tax returns for the taxable year that includes the Exchange, including information with respect to Code Section 751 assets (including relevant information regarding “unrealized receivables” or “inventory items”) and Section 743(b) basis adjustments as soon as practicable and in all events within 60 days following the close of such taxable year (and use commercially reasonable efforts to provide estimates of such information shortly after the end of the taxable year of the applicable Exchange).

Section 3.11 Termination. This Agreement shall terminate and be of no further force or effect when all equity securities of Holdings are held by Andina.

Section 3.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 3.13 Independent Nature of Equityholders’ Rights and Obligations. The obligations of each Equityholder hereunder are several and not joint with the obligations of any other Equityholder, and no Equityholder shall be responsible in any way for the performance of the obligations of any other Equityholder hereunder. The decision of each Equityholder to enter into to this Agreement has been made by such Equityholder independently of any other Equityholder. Nothing contained herein, and no action taken by any Equityholder pursuant hereto, shall be deemed to constitute the Equityholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Equityholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Andina acknowledges that the Equityholders are not acting in concert or as a group, and Andina will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

Section 3.14 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regards to its principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

ANDINA ACQUISITION CORP. III:

By:	/s/ Julio Torres
Name:	Julio Torres
Title:	Chief Executive Officer

ANDINA HOLDINGS LLC:

By:	/s/ Julio Torres
Name:	Julio Torres
Title:	Chief Executive Officer

SELLER:

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

[Signature Page – Exchange Agreement]

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EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

Andina Acquisition Corp. III

c/o Stryve Foods, Inc.

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Email: joe@stryve.com

Andina Holdings, LLC

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Email: joe@stryve.com

Reference is hereby made to the Exchange Agreement, dated as of [●], 2021 (the “Exchange Agreement”), among Andina Acquisition Corp. III, a Delaware corporation (“Andina”), Andina Holdings, LLC, a Delaware limited liability company (“Holdings”), Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”), and the holders of Class B Units and Class V Common Stock from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Equityholder hereby transfers to Andina the number of Class B Units and Class V Common Stock set forth below in exchange for shares of Class A Common Stock to be issued in its name as set forth in the Exchange Agreement.

Legal Name of Equityholder: __________________________________________________________________

Address: _________________________________________________________________________________

Number of Class B Units to be exchanged: ______________

Number of Class V Common Stock to be exchanged: ___________

If the Equityholder desires the shares of Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below. In the event Andina elects to certificate the shares of Class A Common Stock issued to the Equityholder, please indicate the following:

Legal Name for Certificates:

Address for Delivery of Certificates:

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EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Class B Units and Class V Common Stock subject to this Election of Exchange are subject to the restrictions on transfer and other terms and conditions of the Lock-Up Agreement (the “Lock-Up Restrictions”), which Lock-Up Restrictions will apply mutatis mutandis to the shares of Class A Common Stock to be delivered upon Exchange; (iv) other than the Lock-Up Restrictions, the Class B Units and Class V Common Stock subject to this Election of Exchange are being transferred to Andina free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Class B Units or Class V Common Stock subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Class B Units or Class V Common Stock to Andina.

The undersigned hereby irrevocably constitutes and appoints any officer of Andina or of Holdings as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to Andina the Class B Units and Class V Common Stock subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name: _____________________________

Dated: _____________________________

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EXHIBIT B

FORM OF

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [●], 2021 (the “Exchange Agreement”), among Andina Acquisition Corp. III, a Delaware corporation (“Andina”), Andina Holdings, LLC (“Holdings”) a Delaware limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”) and each of the Equityholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Class B Units in Holdings. By signing and returning a copy of this Joinder Agreement to each of Holdings and Andina, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of an Equityholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of an Equityholder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by Andina and by Holdings, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:	With copies to:

Attention:

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Exhibit 10.11

TAX RECEIVABLES AGREEMENT

This TAX RECEIVABLES AGREEMENT (this “Agreement”), dated as of July 20, 2021, is hereby entered into by and among Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”), Stryve Foods, Inc., a Delaware corporation and successor in interest Andina Acquisition Corporation III (“Purchaser”) and Andina Holdings LLC, a Delaware limited liability company (“Holdings”).

RECITALS

WHEREAS, Purchaser, Holdings, B. Luke Weil as purchaser representative, Stryve Foods LLC, a Texas limited liability company (the “Company”), Seller, and R. Alex Hawkins, as seller representative, entered into that certain Business Combination Agreement, dated as of January 28, 2021 (the “Business Contribution Agreement”), pursuant to which, among other things, Seller will contribute all of its interest in the Company to Holdings (the “Contribution”);

WHEREAS, in connection with the Contribution, Seller will receive Class B Common Units of Holdings and Class V Common Stock of Purchaser (collectively, the “Units”), which Units will be exchangeable with Purchaser for Class A Common Stock of Purchaser (such exchange, an “Exchange”) as provided for under the Exchange Agreement;

WHEREAS, Exchanges shall be effected pursuant to the Exchange Agreement in transactions that may result in the recognition of gain or loss for U.S. Federal Income Tax purposes to Seller (each, a “Taxable Exchange”), as described herein;

WHEREAS, Holdings will have in effect an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year (as defined below) in which any Taxable Exchange occurs, which election may result in a Basis Adjustment (as defined herein) to the tangible and intangible assets owned by Holdings and its subsidiaries as of the date of any such Taxable Exchange;

WHEREAS, the income, gain, loss, expense and other Tax (as defined herein) items of Holdings and its subsidiaries may be affected by the Basis Adjustment (as defined herein); and

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustment and the Imputed Interest on the actual liability for Taxes (as defined herein) of Purchaser.

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NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
Definitions

Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Advisory Firm” means an accounting or law firm that is nationally recognized as being expert in Tax matters and that is agreed to by the parties to this Agreement.

“Affiliate” means with respect to a Person, a Person directly or indirectly controlling, controlled by, or under common control with, such Person.

“Agreed Rate” means the Prime Rate (as defined in the Amended and Restated LLC Agreement of Holdings, dated as of the date hereof).

“Agreement” is defined in the preamble of this Agreement.

“Amended Schedule” is defined in Section 2.04(b) of this Agreement.

“Basis Adjustment” means the adjustment to the tax basis of a Reference Asset under Sections 732, 743(b) and 754 of the Code and comparable sections of state and local tax laws (as calculated under Section 2.01 of this Agreement) as a result of an Exchange (including, without limitation, the payments made pursuant to this Agreement). Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank sitting in New York, New York is closed for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Change of Control” means the occurrence of any of the following events:

(i) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding Seller or any Person who, on the date hereof, is a member of Seller, becomes the Beneficial Owner, directly or indirectly, of securities of the Purchaser representing more than fifty percent (50%) of the combined voting power of the Purchaser’s then outstanding voting securities; or

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(ii) there is consummated a merger or consolidation of the Purchaser or any direct or indirect subsidiary of the Purchaser with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the board of directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of the Purchaser immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(iii) the shareholders of the Purchaser approve a plan of complete liquidation or dissolution of the Purchaser, or there is consummated an agreement or series of related agreements for the sale or other disposition, directly, or indirectly, by the Purchaser or Holdings of all or substantially all of its assets, other than such sale or other disposition by the Purchaser of all or substantially all of the Purchaser’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Purchaser in substantially the same proportions as their ownership of the Purchaser immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii)(x) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the Beneficial Owners of the shares of the Purchaser immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the stock or assets of the Purchaser immediately following such transaction or series of transactions and the Beneficial Owner has substantially the same rights under this Agreement and the Exchange Agreement (or equivalent successors to such agreements).

“Code” is defined in the Recitals of this Agreement.

“Control” and its correlatives means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state and local tax law, as applicable, or any other event (including the execution of a Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

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“Early Termination Notice” is defined in Section 4.02 of this Agreement.

“Early Termination Schedule” is defined in Section 4.02 of this Agreement.

“Early Termination Payment” is defined in Section 4.03(b) of this Agreement.

“Exchange” means the acquisition of Holdings Class B Units and Purchaser Class V Stock by the Purchaser, pursuant to an Exchange Agreement from Seller or any other Person party to an Exchange Agreement.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, by and among Purchaser, Holdings and Seller and any successor Exchange Agreement entered into by any member, direct or indirect, of Seller in connection with distribution to such member of Holdings Class B Units and Purchaser Class V Stock.

“Exchange Basis Schedule” is defined in Section 2.02 of this Agreement.

“Exchange Date” means the date any Exchange occurs.

“Exchange Payment” is defined in Section 5.01 of this Agreement

“Expert” is defined in Section 7.10 of this Agreement.

“Holdings” is defined in the Preamble of this Agreement.

“Holdings Class B Unit” means a Class B Common Unit of Holdings, as defined in the Amended and Restated LLC Agreement of Holdings dated as of the date hereof.

“Imputed Interest” shall mean any interest imputed under Sections 1272, 1274 or 483 or other provision of the Code and any similar provision of state and local tax law with respect to the Purchaser’s payment obligations under this Agreement.

“IRS” means the United States Internal Revenue Service.

“Late Payment Rate” means the Agreed Rate plus 500 basis points.

“Non-Stepped Up Tax Basis” means, with respect to any asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustment had been made.

“Non-Stepped Up Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Purchaser using the same methods, elections, conventions and similar practices used on the relevant Purchaser Return, but using the Non-Stepped Up Tax Basis instead of the tax basis of the Reference Assets and excluding any deduction attributable to the Imputed Interest.

“Payment Date” means any date on which a payment is made pursuant to this Agreement.

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“Person” means and includes any individual, firm, corporation, partnership (including, without limitation, any limited, general or limited liability partnership), company, limited liability company, trust, joint venture, association, joint stock company, unincorporated organization or similar entity or governmental entity.

“Pre-Exchange Transfer” means any transfer of any Units (including upon death of a Seller) (i) that occurs after the date of the Contribution but prior to the date of the Exchange of such Units and (ii) to which Section 743(b) of the Code applies.

“Purchaser” is defined in the Preamble of this Agreement.

“Purchaser Class V Stock” means a share of the Class V Common Stock of Purchaser, par value $0.0001 per share.

“Purchaser Letter” shall mean a letter by the Purchaser in connection with the performance of its obligations under this Agreement stating that the relevant schedule, notice or other information to be provided by the Purchaser to Holdings and all supporting schedules and work papers were prepared in a manner consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and law in existence on the date such schedule, notice or other information is delivered to Seller.

“Purchaser Return” means the federal Tax Return and/or state and/or local Tax Return, as applicable, of the Purchaser filed with respect to Taxes of any Taxable Year.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Non-Stepped Up Tax Liability over the actual liability for Taxes of the Purchaser for such Taxable Year using the “with or without” methodology. For the avoidance of doubt, the actual liability for Taxes shall reflect the Tax benefit, if any, for the deduction of Imputed Interest. If all or a portion of the actual tax liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination. For this purpose, Taxes of the Purchaser (whether actual liability or Non-Stepped Up Tax Liability) shall include any Taxes of any member of the applicable consolidated group, combine group or unitary group of any of its Affiliates (excluding Holdings, the Company or their subsidiaries).

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the actual liability for Taxes of the Purchaser over the Non-Stepped Up Tax Liability for such Taxable Year using the “with or without” methodology. If all or a portion of the actual tax liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination. For this purpose, Taxes of the Purchaser (whether actual liability or Non-Stepped Up Tax Liability) shall include any Taxes of any member of the applicable consolidated group, combined group or unitary group of any of its Affiliates (excluding Holdings, the Company or their subsidiaries).

“Reconciliation Procedures” means those procedures set forth in Section 7.10 of this Agreement.

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“Reference Assets” means (a) all tangible and intangible assets owned (or deemed owned such as through an entity disregarded for tax purposes) at the time of an Exchange (i) by Holdings or (ii) by entities in which Holdings owns an interest that are treated as partnerships for U.S. federal income tax purposes and for which an election under Section 754 of the Code is in effect with respect to such Exchange, and (b) any asset to the extent its tax basis is determined by reference to the adjusted basis of an asset referred to in clause (a).

“Representative” is defined in Section 7.07(a) of this Agreement.

“Representative Documents” is defined in Section 7.08(a) of this Agreement.

“Schedule” means any of the Exchange Basis Schedule, Tax Benefit Schedule and the Early Termination Schedule.

“Seller” is defined in the preamble to this Agreement. As used in this agreement, Seller shall include any member (direct or indirect) to whom Seller (or a member of Seller) distributes Holdings Class B Units and Purchaser Class V Shares.

“Senior Obligations” is defined in Section 5.01 of this Agreement.

“Tax Benefit Payment” is defined in Section 3.01(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.03 of this Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year as defined in Section 441(b) of the Code or comparable section of state or local tax law, as applicable, (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made) ending on or after an Exchange Date in which there is a Basis Adjustment due to an Exchange.

“Taxes” means any and all U.S. federal, state, local and foreign taxes, assessments or similar charges measured with respect to net income or profits and any interest, additions to Tax or penalties applicable or related to such Tax.

“Taxing Authority” means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

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“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, the deductions from the Basis Adjustment and the Imputed Interest arising out of previous Exchanges will continue to be available to the Purchaser without regard to any Change of Control or any dispositions of the Reference Assets on or after the Early Termination Date, (2) the Purchaser will have taxable income sufficient to fully utilize such deductions during such Taxable Year (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions), (3) the federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (4) any loss carryovers generated by the Basis Adjustment or the Imputed Interest and available as of the date of the Early Termination Schedule (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) will be utilized by the Purchaser on a pro rata basis from the date of the Early Termination Schedule through the earlier of (i) the twentieth anniversary of the first Exchange Date or (ii) the schedule expiration date of such carryforward or carryback, (5) any non-amortizable assets are deemed to be disposed of on the earlier of (i) the fifteenth anniversary of the Basis Adjustment and (ii) the Early Termination Date, and (6) if, on the Early Termination Date, any Seller has Units that have not been Exchanged, then such Units shall be deemed to be Exchanged for the fair market value of the shares of Class V Common Stock and any other cash or consideration (e.g., taking into account the proceeds of any Change in Control, if applicable) that would be received by such Seller if such Units had been Exchanged on the Early Termination Date, and such Member shall be entitled to receive the amount of cash such Member would have been entitled to receive under this Agreement had such Units actually been Exchanged on the Early Termination Date.

ARTICLE II
Determination of Realized Tax Benefit

SECTION 2.01. Basis Adjustment. The Purchaser and Holdings agree that, as a result of any Exchange, the Purchaser’s basis in the applicable Reference Assets shall be increased to the fullest extent permitted by law, determined in a manner consistent with the treatment specified in Section 3.10 of the Exchange Agreement. For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are attributable to Imputed Interest.

SECTION 2.02. Exchange Basis Schedule. Within 45 calendar days after the filing of the U.S. federal income tax return of the Purchaser for each Taxable Year in which any Exchange has been effected, the Purchaser shall deliver to Seller a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail, for purposes of Taxes, (i) the actual unadjusted tax basis of the Reference Assets as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Reference Assets as a result of the Exchanges effected in such Taxable Year, calculated in the aggregate, (iii) the period or periods, if any, over which the Reference Assets are amortizable and/or depreciable and (iv) the period or periods, if any, over which each Basis Adjustment is amortizable and/or depreciable.

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SECTION 2.03. Tax Benefit Schedule. Within 60 calendar days after the filing of the U.S. federal income tax return of the Purchaser for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Purchaser shall provide to Seller a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final as provided in Section 2.04(a) and may be amended as provided in Section 2.04(b) (subject to the procedures set forth in Section 2.04(b)).

SECTION 2.04. Procedures, Amendments

(a) Procedure. Every time the Purchaser delivers to Seller an applicable Schedule under this Agreement (including an Amended Schedule pursuant to Section 2.04(b) of this Agreement), the Purchaser shall also (x) deliver to Seller schedules and work papers providing reasonable detail regarding the preparation of the Schedule and an Purchaser Letter supporting such Schedule and (y) allow Seller reasonable access to the appropriate representatives at the Purchaser and the Advisory Firm in connection with a review of such Schedule. The applicable Schedule shall become final and binding on all parties unless Seller, within 30 calendar days after receiving an Exchange Basis Schedule or amendment thereto or 30 calendar days after receiving a Tax Benefit Schedule or amendment thereto, provides the Purchaser with notice of a material objection to such Schedule made in good faith. If the parties, negotiating in good faith, are unable to successfully resolve the issues raised in such notice within 30 calendar days, if with respect to an Exchange Basis Schedule, or 30 calendar days, if with respect to a Tax Benefit Schedule, after such Schedule was delivered to Seller, the Purchaser and Seller shall employ the Reconciliation Procedures as described in Section 7.10 of this Agreement.

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Purchaser (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to Seller, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (such schedule, an “Amended Schedule”); provided, however, that such a change under clause (i) attributable to an audit of a Tax Return by an applicable Taxing Authority shall not be taken into account on an Amended Schedule unless and until there has been a Determination with respect to such change.

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ARTICLE III
Tax Benefit Payments

SECTION 3.01. Payments

(a) Payments. Within five Business Days of a Tax Benefit Schedule delivered to Seller becoming final, the Purchaser shall pay to Seller for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.01(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account of Seller. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal income tax payments.

(b) A “Tax Benefit Payment” means an amount, not less than zero, equal to 85% of the Purchaser’s Realized Tax Benefit, if any, for a Taxable Year, increased by, (1) interest calculated at the Agreed Rate from the due date (without extensions) for filing the Purchaser Return with respect to Taxes for such Taxable Year until the Payment Date (the “Interest Amount”), and (2) the amount of the excess Realized Tax Benefit reflected on an Amended Tax Benefit Schedule for a previous Taxable Year over the Realized Tax Benefit (or Realized Tax Detriment (expressed as a negative number)) reflected on the Tax Benefit Schedule for such previous Taxable Year; and decreased by, (3) an amount equal to the Purchaser’s Realized Tax Detriment (expressed as a negative number) (if any) for any previous Taxable Year, and (4) the amount of the excess Realized Tax Benefit reflected on a Tax Benefit Schedule for a previous Taxable Year over the Realized Tax Benefit (or Realized Tax Detriment (expressed as a negative number)) reflected on the Amended Tax Benefit Schedule for such previous Taxable Year; provided, however, that the amounts described in 3.01(b)(1), (2), (3) and (4) shall not be taken into account in determining a Tax Benefit Payment attributable to any Taxable Year to the extent such amounts were taken into account in determining any Tax Benefit Payment in a preceding Taxable Year; provided, further, for the avoidance of doubt, Seller shall not be required to return any portion of any previously made Tax Benefit Payment. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to Units that were exchanged (i) prior to the date of such Change of Control or (ii) deemed Exchanged on the date of such Change of Control, shall be calculated by utilizing Valuation Assumptions, substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date”.

(c) Imputed Interest. The parties acknowledge that the principles of Section 1272, 1274, or 483 of the Code, as applicable, and the principles of any similar provision of U.S. state and local law, will apply to cause a portion of any Tax Benefit Payment to be treated as imputed interest for applicable tax purposes (“Imputed Interest”). For avoidance of doubt, any Tax Benefit Payment treated as Imputed Interest shall be excluded in determining Realized Tax Benefits and Realized Tax Detriments, and therefore, will not be taking into account in any subsequent Tax Benefit Payment.

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(d) Computation Rules. Except to the extent the payment of any such Tax Benefit Payment is properly treated as Imputed Interest, the payment of all Tax Benefit Payments will be treated as a subsequent upward purchase price adjustment that gives rise to further Basis Adjustments for the Purchaser beginning with the Taxable Year of payment, and as a result, such additional Basis Adjustments will be incorporated into such Taxable Year continuing for future Taxable Years until any incremental Basis Adjustment benefits with respect to a Tax Benefit Payment equal an immaterial amount.

SECTION 3.02. No Duplicative Payments. It is intended that the above provisions will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement provide that 85% of the Purchaser’s Realized Tax Benefit, plus the Interest Amount, is paid to Seller pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner as such intentions are realized.

SECTION 3.03. Maximum Payment. The parties hereby acknowledge and agree that, as of the date of this Agreement and as of the date of any future Exchanges, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income and other applicable tax purposes. Unless Seller notifies the Purchaser to the contrary within 30 days of an applicable Exchange, the stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) with respect to such Exchange shall not exceed 50% of the amount of the initial consideration received in connection with such Exchange (which, for the avoidance of doubt, shall include the amount of any cash and the fair market value of any security received, but shall exclude the fair market value of any Tax Benefit Payments attributable to such Exchange) and the aggregate Tax Benefit Payments with respect to such Exchange (other than amounts treated as interest (including Imputed Interest) under the Code) shall not exceed such stated maximum selling price.

ARTICLE IV
Termination

SECTION 4.01. Early Termination of Agreement. The Purchaser may terminate this Agreement with respect to some or all of the Holdings Class B Units and Purchaser Class V Shares held (or previously held and exchanged) by Seller at any time by paying to Seller the Early Termination Payment; provided, that the Purchaser may not terminate this Agreement prior to the fifth anniversary of the date of this Agreement except in the event of a Change of Control. In addition, upon a Change of Control of the Purchaser, this Agreement shall terminate and the Purchaser shall pay to Seller the Early Termination Payment. Upon payment of the Early Termination Payment by the Purchaser, neither Seller nor the Purchaser shall have any further payment obligations under this Agreement, other than for any (a) Tax Benefit Payment agreed to by the Purchaser and Seller as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment).

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SECTION 4.02. Early Termination Notice. If this Agreement is terminated under Section 4.01 above, the Purchaser shall deliver to Seller a notice (the “Early Termination Notice”) setting forth (i) its intention to exercise its right to terminate this Agreement under said Section 4.01 (or the circumstances constituting a Change of Control requiring said termination) and (ii) a schedule (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment. The applicable Early Termination Schedule shall become final and binding on all parties unless Seller, within 30 calendar days after receiving the Early Termination Schedule thereto provides the Purchaser with notice of a material objection to such Schedule made in good faith. If the parties, negotiating in good faith, are unable to successfully resolve the issues raised in such notice within 30 calendar days after such Schedule was delivered to Seller, the Purchaser and Seller shall employ the Reconciliation Procedures as described in Section 7.10 of this Agreement.

SECTION 4.03. Payment upon Early Termination.

(a)        Payment. Within three calendar days after agreement between Seller and the Purchaser on the Early Termination Schedule, the Purchaser shall pay to Seller an amount equal to the Early Termination Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by Seller.

(b) Calculation of Early Termination Payment. The “Early Termination Payment” as of the date of an Early Termination Schedule shall equal the present value, discounted at the Agreed Rate as of the date of the Early Termination Notice, of all Tax Benefit Payments that would be required to be paid by the Purchaser to Seller beginning from the Early Termination Date assuming the Valuation Assumptions are applied. For avoidance of doubt, the Early Termination Payment shall take into account any Realized Tax Benefit that would be attributable to the payment of such future Tax Benefit Payments using an iterative process until any incremental Basis Adjustment benefits with respect to a Tax Benefit Payment equal an immaterial amount.

ARTICLE V
Subordination and Late Payments

SECTION 5.01. Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Purchaser to Seller under this Agreement (an “Exchange Payment”) shall, upon any payment or distribution of the assets or securities of the Purchaser upon a total or partial liquidation or a total or partial dissolution of the Purchaser or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Purchaser or its property, rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Purchaser and its subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Purchaser that are not Senior Obligations. Nothing in this Section 5.01 shall (a) impair, as between the Purchaser and Seller, the obligation of the Purchaser to make any Exchange Payment on the date it is required to be made by the Purchaser to Seller under this Agreement or (b) prevent Seller from exercising its available remedies upon a failure of the Purchaser to make such required payments when due, except in the circumstances expressly set forth in the first sentence of this Section 5.01.

SECTION 5.02. Late Payments by the Purchaser. The amount of all or any portion of an Exchange Payment not made to Seller when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Late Payment Rate and commencing from the date on which such Exchange Payment was due and payable.

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ARTICLE VI
PURCHASER TAX MATTERS; Consistency; Cooperation

SECTION 6.01. Participation in the Purchaser’s Tax Matters. Except as otherwise provided herein, the Purchaser shall have full responsibility for, and sole discretion over, all Tax matters concerning the Purchaser, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Purchaser shall notify Seller of, and keep Seller reasonably informed with respect to the portion of, any audit of the Purchaser by a Taxing Authority the outcome of which is reasonably expected to affect Seller’s rights and obligations under this Agreement, and shall provide to Seller reasonable opportunity to provide information and other input to the Purchaser and its advisors concerning the conduct of any such portion of such audit. Purchaser shall not settle any audit or other tax proceeding in a manner that would be reasonably expected to materially and adversely impact the Seller with respect to the rights or obligations under this Agreement without the prior written consent of the Seller or the Seller Representative (such consent may not be unreasonably withheld, conditioned or delayed).

SECTION 6.02. Consistency. Unless there is a Determination to the contrary, the Purchaser and Seller agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including without limitation the Basis Adjustment and each Tax Benefit Payment) in a manner consistent with that specified by the Purchaser in any Schedule required to be provided by or on behalf of the Purchaser under this Agreement. In the event that an Advisory Firm is replaced with another firm acceptable to the Purchaser and Seller, such replacement Advisory Firm shall be required to perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm, unless otherwise required by law or the Purchaser and Seller agree to the use of other procedures and methodologies.

SECTION 6.03. Cooperation. Seller shall (a) furnish to the Purchaser in a timely manner such information, documents and other materials as the Purchaser may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Purchaser and its representatives to provide explanations of documents and materials and such other information as the Purchaser or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter. The Purchaser shall reimburse Seller for any reasonable third party costs and expenses incurred pursuant to this Section.

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ARTICLE VII

SECTION 7.01. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser or Holdings, to:	with a copy (which will not constitute notice) to:

Stryve Holdings, Inc.	Foley & Lardner LLP
5801 Tennyson Parkway, Suite 275	2021 McKinney Ave, Suite 1600
Plano, TX 75024	Dallas, TX 75201
Attn: Mr. Joe Oblas	Attn:	Chris Converse
Telephone No.: (972) 987-5130		Christopher J. Babcock
Email: joe@stryve.com	Telephone No.:	(214) 999-4903 (214) 999-4370
	Email:	cconverse@foley.com cbabcock@foley.com

If to the Seller to:	with a copy (which will not constitute notice) to:

Stryve Holdings LLC	Foley & Lardner LLP
5801 Tennyson Parkway, Suite 275	2021 McKinney Ave, Suite 1600
Plano, TX 75024	Dallas, TX 75201
Attn: Mr. Joe Oblas	Attn:	Chris Converse
Telephone No.: (972) 987-5130		Christopher J. Babcock
Email: joe@stryve.com	Telephone No.:	(214) 999-4903 (214) 999-4370
	Email:	cconverse@foley.com cbabcock@foley.com

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

SECTION 7.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.03. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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SECTION 7.04. Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof. All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any dispute arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such dispute, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the dispute is brought in an inconvenient forum, that the venue of the dispute is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other dispute relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7.01. Nothing in this Section 7.04 shall affect the right of any party to serve legal process in any other manner permitted by law.

SECTION 7.05. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.05.

SECTION 7.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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SECTION 7.07. Assignment; Amendments; Successors.

(a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Purchaser and Seller, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Notwithstanding the foregoing, Seller may, without the prior written consent of the Purchaser, assign (i) all or part of Seller’s rights of access, review, calculation, approval, objection and other rights pursuant to Sections 2.04, 4.02 and 7.10 to a designated representative (the “Representative”), and upon such assignment, the Representative shall have all of the rights and obligations of Seller pursuant to Sections 2.04, 4.02 and 7.10 and as designated in Section 7.08, and (ii) a portion of its rights under this Agreement to any member of Seller who receives Holdings Class B Units and Purchaser Class V Shares as a distribution (and such assignment shall not reduce any rights of Seller under this Agreement) provided, that if Seller assigns a portion of its rights under this Agreement, the payments provided hereunder to Seller shall be allocated proportionally to Seller and its assignees based on their respect ownership of Holdings Class B Units. Any Representative or successor or assignee of Seller shall sign a joinder agreement to this Agreement in form and substance reasonably satisfactory to Seller and the Purchaser.

(b) This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser and Seller or upon the liquidation of Seller, the vote or written consent of the holders of a majority of the Seller Consideration Units (as such term is defined in the Business Combination Agreement)).

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Purchaser shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Purchaser, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Purchaser would be required to perform if no such succession had taken place.

SECTION 7.08. Representative.

(a) The Representative designated by Seller pursuant to Section 7.07(a) shall act as an agent, attorney-in-fact and representative of Seller and its assignees, successors and members, with full power of substitution to act in the name, place and stead of such parties, to act on behalf of such parties in connection with: (i) controlling and making any determinations with respect to any matters set forth in Sections 2.04 and 4.02; (ii) signing on behalf of such parties any releases or other documents with respect to any dispute or remedy arising under this Agreement or any documents to which the Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Representative Documents”); (iii) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Representative and to rely on their advice and counsel; (iv) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (v) otherwise enforcing the rights and obligations of any such parties under the Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such parties; provided, that the Representative is specifically authorized and directed to act on behalf of, and for the benefit of, Seller and its members. All decisions and actions by the Representative, including any agreement between the Representative and the Purchaser relating to any disputes under this Agreement, shall be binding upon the Seller and its members, successors and assigns, and neither they nor any other party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 7.08 are irrevocable and coupled with an interest. In the event of any distribution of the Holdings Class B Units and Purchaser Class V Shares by Seller to its members, the members of Seller, as a condition to receiving such distribution, shall irrevocably appoint the Representative as their agent, attorney-in-fact and representative, with the indemnities, immunities, releases and powers granted by the Seller under this Section 7.08 (with the obligations of such members being pro rata among the members based on the distribution received).

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(b) Any other Person, including the Purchaser, may conclusively and absolutely rely, without inquiry, upon any actions of the Representative as the acts of Seller under any Representative Documents. The Purchaser shall be entitled to rely conclusively on the instructions and decisions of the Representative as to (i) any payment instructions provided by the Representative or (ii) any other actions required or permitted to be taken by the Representative under any Representative Document, and Seller shall not have any cause of action against the Representative or the Purchaser for any action taken by any of them in reliance upon the instructions or decisions of the Representative. All notices or other communications required to be made or delivered to a member of Seller under any Representative Document shall be made to the Representative for the benefit of such Seller member, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Seller member with respect thereto. All notices or other communications required to be made or delivered by a Seller member shall be made by the Representative.

(c) The Representative shall not be liable for any act done or omitted under any Representative Document as the Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Seller and its members shall indemnify, defend and hold harmless the Representative from and against any and all losses, actions, orders, liabilities, damages, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorney’s fees and expenses) incurred without gross negligence, bad faith or willful misconduct on the part of the Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Representative’s duties under any Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Representative. In no event shall the Representative in such capacity be liable under or in connection with any Representative Document for any indirect, punitive, special or consequential damages. The Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any liability for relying on the Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Seller and its members, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Representative under this Section 7.08 shall survive the execution of this Agreement and continue indefinitely.

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(d) The Person serving as the Representative may resign upon 10 days’ prior written notice to the Purchaser. If the Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of the Seller and its members, then Seller shall, within 10 days after such death, disability, dissolution, resignation or other event, appoint a successor Representative (by vote or written consent of Seller’s members holding in the aggregate a majority of the voting equity interests of Seller (or upon the liquidation of Seller, the holders of a majority of the Seller Consideration Units (as such term is defined in the Business Combination Agreement)), and promptly thereafter (but in any event within two Business Days after such appointment) notify the Purchaser in writing of the identity of such successor. Each successor Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Representative, and the term “Representative” as used herein shall be deemed to include any such successor Representatives.

SECTION 7.09. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 7.10. Reconciliation. In the event that the Purchaser and Seller are unable to resolve a disagreement within the relevant period designated in this Agreement, the matter shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be employed by a nationally recognized accounting firm or a law firm (other than the Advisory Firm), and the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with either the Purchaser or Seller or other actual or potential conflict of interest. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement is due or any Tax Return reflecting the subject of a disagreement is due, such payment shall be made on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Purchaser, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such expert or amending any Tax Return shall be borne by the party who did not have the prevailing position, or if a compromise is reached by the Purchaser and Seller, the costs and expenses shall be borne equally by the parties. The Expert shall determine which party prevails. The determinations of the Expert pursuant to this Section 7.10 shall be binding on the Purchaser and Seller absent manifest error.

SECTION 7.11. Withholding. The Purchaser shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Purchaser is required to deduct and withhold with respect to such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller. Seller (or its successors) will promptly provide the Purchaser with any applicable tax forms and certifications reasonably requested by the Purchaser in connection with determining whether any such deductions or withholdings are required under the Code or other applicable law.

[Signature page follows]

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IN WITNESS WHEREOF, the Purchaser, Holdings and Seller have duly executed this Agreement as of the date first written above.

Purchaser:

STRYVE FOODS, INC.

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

ANDINA HOLDINGS LLC
by Stryve Foods, Inc.,
its Managing Member

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

Seller

STRYVE FOODS HOLDINGS, LLC

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

Exhibit 10.12

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANDINA HOLDINGS, LLC

DATED AS OF July 20, 2021

THE LIMITED LIABILITY COMPANY INTERESTS IN ANDINA HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

xviii

xix

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANDINA HOLDINGS, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) of Andina Holdings, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of  July 20, 2021, by and among the Company, Stryve Foods, Inc., a Delaware corporation formerly known as Andina Acquisition Corp. III (“PubCo”), in its capacity as the initial Managing Member, and each Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware upon the filing with the Secretary of State of the State of Delaware of a certificate of formation (as amended from time to time, the “Certificate of Formation”) on January 27, 2021;

WHEREAS, prior to the Effective Time, the operation and management of the Company is governed by the Limited Liability Company Agreement of Andina Holdings, LLC dated as of January 27, 2021 (the “Existing LLC Agreement”);

WHEREAS, PubCo, the Company, B. Luke Weil as purchaser representative, Stryve Foods LLC, a Texas limited liability company (the “Operating Company”), Stryve Foods Holdings LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins as seller representative, entered into that certain Business Combination Agreement dated as of January 28, 2021 (the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement and simultaneously with the Closing (as defined in the Business Combination Agreement), as of the date hereof:

(a) PubCo contributed to the Company, as a capital contribution in respect of the existing limited liability company interests in the Company held by PubCo, cash in the amount of  $5,789,738.57 (the “PubCo Contribution”);

(b) Seller contributed to the Company the equity of the Operating Company (together with the PubCo Contribution, the “Contributions”);

(c) immediately following the Contributions, the Company issued (i) to PubCo the Class A Common Units, in exchange for the PubCo Contribution, and (ii) to the Seller, the Class B Common Units in exchange for the contribution of the Operating Company to the Company.

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WHEREAS, pursuant to the Business Combination Agreement, the Existing LLC Agreement shall be amended and restated to be in the form of this Agreement effective as of the closing of the Business Combination Agreement, and, accordingly, this Agreement amends, restates and supersedes the Existing LLC Agreement in its entirety as of effectiveness of such closing.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows, effective as of the closing of the Business Combination Agreement:

Article I
DEFINITIONS

Section 1.1. Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“A&R Registration Rights Agreement” has the meaning given to such term in the Business Combination Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year, with the following adjustments:

(a) credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of the Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such Fiscal Year in Company Minimum Gain and in the minimum gain attributable to any Member Nonrecourse Debt; and

(b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2) (ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, (i) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (ii) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

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“Agreement” has the meaning given to such term in the preamble to this Agreement.

“Assumed Tax Liability” means, with respect to any Member as of any Tax Distribution Date, an amount equal to the federal, state and local income taxes (including any applicable estimated taxes) that the Partnership Representative reasonably estimates in good faith would be due from such Member for all taxable periods (or portions thereof) of the Company ending on such Tax Distribution Date, (i) assuming such Member were an individual who earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member pursuant to Article IV for such taxable periods (or portions thereof), (ii) after taking proper account of loss carryforwards available to individual taxpayers resulting from losses allocated to the Members by the Company, to the extent not taken into account in prior taxable periods, and (iii) assuming that such Member is subject to tax at the Assumed Tax Rate. For purposes of determining the Assumed Tax Liability of any Member, (x) adjustments by reason of Section 734(b) of the Code shall be taken into account, (y) adjustments by reason of Section 743(b) of the Code shall be taken into account and (z) any items allocated to the Members pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder shall not be taken into account.

“Assumed Tax Rate” means, for any taxable period, the highest marginal effective rate of federal, state and local income tax applicable to an individual resident in New York City (or, if higher, a corporation doing business in New York City) for such taxable period, determined by applying the rates applicable to ordinary income (in cases where taxes are being determined on ordinary income allocated to a Member) and capital gains (in cases where taxes are being determined on capital gains allocated to a Member), and by assuming that state and local income taxes are not deductible in computing a Member’s liability for federal income tax.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Business Combination Agreement” has the meaning given to such term in the recitals of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank sitting in New York, New York is closed for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

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“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.1.

“Capital Contributions” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contribution was made in respect of Units Transferred to such Member.

“Certificate of Formation” has the meaning given to such term in the recitals of this Agreement.

“Class A Common Unit” means a Unit having the rights and obligations specified with respect to the Class A Common Units in this Agreement.

“Class A Stock” means, as applicable, (i) the Class A Common Stock, par value $0.0001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that becomes payable in consideration for the Class A Stock or into which the Class A Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Unit” means a Unit having the rights and obligations specified with respect to the Class B Common Units in this Agreement.

“Class V Stock” means, as applicable, (i) the Class V Common Stock, par value $0.0001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that becomes payable in consideration for the Class V Stock or into which the Class V Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Unit having the rights and obligations specified with respect to the Common Units in this Agreement.

“Company” has the meaning given to such term in the preamble to this Agreement.

“Company Indemnitees” has the meaning given to such term in Section 6.4.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

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“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that with respect to any property the Gross Asset Value of which differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partnership Representative.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by PubCo or any of its Subsidiaries.

“Effective Time” means the point in time immediately on the Closing Date immediately after the Closing (as such terms are defined in the Business Combination Agreement).

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

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“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Exchange Agreement” means the “Exchange Agreement” as defined in the Business Combination Agreement.

“Existing LLC Agreement” has the meaning given to such term in the recitals of this Agreement.

“Fair Market Value” means the fair market value of any property based on the amount the Company would receive in an all cash sale of such property in an arm’s-length transaction with an unaffiliated third party, with neither party having compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of Fair Market Value, as such amount is determined by the Managing Member (or if pursuant to Article X, the Winding-Up Person) in its good faith judgment using information and data it deems to be pertinent.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for federal income tax purposes, another taxable year is required. The Company shall have the same fiscal year for federal income tax purposes and for accounting purposes.

“GAAP” means generally acceptable accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1); (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Partnership Representative to be permitted and necessary to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Partnership Representative reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

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(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (f) in the definition of “Profits” or “Losses” below or Section 4.3(g); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Partnership Representative determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e) if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article IV.

“Imputed Underpayment Amount” has the meaning given to such term in Section 9.5(b).

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale and leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

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“Initial Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of the Effective Time, the amount or deemed value of which is set forth on Exhibit A.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Joinder” means a joinder to this Agreement substantially in the form of Exhibit B to this Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code or order of any Governmental Entity.

“Legal Action” has the meaning given to such term in Section 11.7.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Events” has the meaning given to such term in Section 10.1.

“Loss” means any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses, but excluding any allocation of corporate overhead, internal legal department costs and other internal costs and expenses).

“Majority Members” means the members (which may include PubCo) holding not less than a majority of the Units then outstanding; provided, that if as of any date of determination, a majority of the Units are held by PubCo or any Affiliate controlled by PubCo, then “Majority Members” shall mean PubCo together with the Members holding at least a majority of the Units (excluding Units held by PubCo or its controlled Affiliates) then outstanding.

“Managing Member” has the meaning given to such term in Section 6.1(a).

“Material Subsidiary” means any direct or indirect subsidiary of the Company that, as of the date of determination, represents more than (a) 50% of the consolidated tangible net assets of the Company or (b) 50% of the consolidated net income of the Company, before interest, taxes, depreciation and amortization (calculated in a manner substantially consistent with the similar definition under the Credit Agreement).

“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i).

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“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of  “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“Nonrecourse Deductions” has the meaning given to such term in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” has the meaning given to such term in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 6.2, subject to any resolution of the Managing Member appointing such Person as an officer or relating to such appointment.

“Old Units” means Units, as such term is defined in the Existing LLC Agreement.

“Partnership Representative” means the “partnership representative” as defined in Code Section 6223(a) and as appointed in Section 9.4.

“Permitted Transferee” means, with respect to any Member, (a) any Affiliate of such Member; (b) any successor entity of such Member; (c) by any Member to the holders of equity interests in such Member in connection with the dissolution of such Member; (d) a trust established by or for the benefit of a Member of which only such Member and his or her immediate family members are beneficiaries; (e) any Person established for the benefit of, and beneficially owned solely by, an entity Member or the sole individual direct or indirect owner of an entity Member; and (f) upon an individual Member’s death, an executor, administrator or beneficiary of the estate of the deceased Member.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“President and Chief Executive Officer” has the meaning given to such term in Section 6.2(b).

“Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

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“Proceeding” has the meaning given to such term in Section 6.4.

“Profits” or “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) any income or gain of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) or the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 4.3, be taken into account for purposes of computing Profits or Losses;

(d) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 4.3 shall not be taken into account in computing Profits or Losses for such Fiscal Year, but such items available to be specially allocated pursuant to Section 4.3 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

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“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” has the meaning given to such term in the preamble to this Agreement.

“PubCo Change in Control” shall be deemed to have occurred if or upon:

(a) both the stockholders of PubCo and the board of directors of PubCo approve, in accordance with PubCo’s certificate of incorporation and applicable Law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of PubCo’s assets (determined on a consolidated basis), including the Equity Interests in the Company, to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act), other than to any directly or indirectly wholly owned Subsidiary of PubCo, and such sale, lease or transfer is consummated;

(b) both the stockholders of PubCo and the board of directors of PubCo approve, in accordance with PubCo’s certificate of incorporation and applicable Law, a merger or consolidation of PubCo with any other Person, other than a merger or consolidation which would result in the voting Equity Securities of PubCo outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting Equity Securities of the surviving entity) in excess of 50% of the total voting power represented by the voting Equity Securities of PubCo or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation is consummated; or

(c) the acquisition, directly or indirectly, by any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of PubCo, or (b) a corporation or other entity owned, directly or indirectly, by all of the stockholders of PubCo in substantially the same proportions as their ownership of stock of PubCo) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in excess of 50% of the aggregate voting power of the voting Equity Securities of PubCo; provided, that the board of directors of PubCo recommends or otherwise approves or determines that such acquisition is in the best interest of PubCo and its stockholders.

“PubCo Common Stock” means all classes and series of common stock of PubCo, including the Class A Stock and the Class V Stock.

“PubCo Contribution” has the meaning given to such term in the recitals of this Agreement.

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of PubCo Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.5(d)), (ii) any merger, consolidation or other combination involving PubCo, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.

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“Regulatory Allocations” is defined in Section 4.3(h).

“Restricted Taxable Year” shall mean (i) the taxable year of the Company ending December 31, 2021 and (ii) any other taxable year of Company during which PubCo determines the Company does not satisfy the private placement safe harbor of Treasury Regulation Section 1.7704-1(h). Unless PubCo otherwise notifies the Members with respect to a taxable year, each taxable year of the Company shall be a Restricted Taxable Year.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Advance” is defined in Section 5.2(b).

“Tax Advance Eligible Member” means any Member (other than PubCo) that the Partnership Representative reasonably determines is not subject to Section 402 of the Sarbanes-Oxley Act of 2002.

“Tax Distribution Date” means any date that is two Business Days prior to the date on which estimated federal income tax payments are required to be made by calendar year corporate taxpayers and the due date for federal income tax returns of corporate calendar year taxpayers (without regard to extensions).

“Tax Receivables Agreement” means the “Tax Receivables Agreement” as defined in the Business Combination Agreement.

“Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of Law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

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“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

“Underwritten Offering” has the meaning given to such term in the A&R Registration Rights Agreement.

“Unit” means a unit representing a fractional part of the Interests of a Member and includes Class A Common Units and Class B Common Units.

“Unit Register” has the meaning given to such term in Section 3.2(d).

“Winding-Up Person” has the meaning given to such term in Section 10.3(a).

“Withholding Payment” has the meaning given to such term in Section 9.5(b).

Section 1.2. Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;

(b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f) “or” is not exclusive;

(g) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(h) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

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Article II
ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1. Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act by the filing of the Certificate of Formation in accordance with the Act.

Section 2.2. Filings. The Members shall execute such further documents (including amendments to the Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and other jurisdictions where the Company may conduct its business.

Section 2.3. Amended and Restated Limited Liability Company Agreement. The Company, the Managing Member and the Members hereby execute this Agreement for the purpose of continuing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Company, the Managing Member and the Members hereby agree that during the term of the Company set forth in Section 2.8, the rights and obligations of the Members and the Managing Member with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act. On any matter on which this Agreement is silent, the Act shall control. No provision of this Agreement shall be in violation of the Act and, to the extent any provision of this Agreement is in violation of the Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Where the Act provides that a provision of the Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control. It is expressly agreed that this Agreement does not provide for contractual appraisal rights pursuant Section 18-210 of the Act.

Section 2.4. Name. The name of the Company is “Andina Holdings, LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.5. Registered Office; Registered Agent. The location of the registered office of the Company, and its registered agent, in the State of Delaware shall be as set forth in the Certificate of Formation. The Managing Member may from time to time change the Company’s registered office and registered agent in the State of Delaware.

Section 2.6. Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.7. Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

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Section 2.8. Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article X.

Section 2.9. Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a partnership for federal and applicable state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a partnership for purposes of Section 303 of the Federal Bankruptcy Code. None of the Company, the Managing Member or any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.9.

Article III
MEMBERS; UNITS; CAPITAL CONTRIBUTIONS

Section 3.1. Members. PubCo was admitted as a Member in accordance with the terms of the Existing LLC Agreement. Effective as of the closing of the transactions contemplated by the Business Combination Agreement as of the date hereof, PubCo shall (a) remain a Member, having its Interest represented by newly-issued Class A Units (b) become and be the initial Managing Member. Exhibit A sets forth the Members and the number and class of Common Units held by each of them at the Effective Time.

Section 3.2. Authorized Units; General Provisions With Respect to Units.

(a) Interests in the Company shall be represented by Units, or such other Equity Securities of the Company, in each case as the Managing Member may establish in its discretion in accordance with the terms and subject to the restrictions hereof. As of the date hereof, Units may be either Class A Common Units or Class B Common Units. Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number and class of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 3.5. Each authorized Unit may be issued pursuant to such agreements and in exchange for such Capital Contributions or other consideration as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Units that have been repurchased or acquired by the Company.

(b) Each outstanding Common Unit shall be identical except as otherwise provided in this Agreement, and the rights of the Class A Common Units and Class B Common Units shall be as set forth herein.

(c) Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 3.2(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.

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(d) The Company shall maintain as part of its books and records a register (the “Unit Register”) with respect to all Units issued by the Company. The Unit Register shall set forth the name of each Member and the number of Units held by each Member. All Transfers of Units validly made in accordance with Article VIII shall be recorded in the Unit Register. The names of the Members and the number of Units held by each Member as they appear in the Unit Register shall be the official record of the Members for all purposes. Absent manifest error in the Unit Register, the Company shall be entitled to rely exclusively on record ownership of Units as shown in the Unit Register for all purposes and shall be entitled to recognize the registered holder of Units as shown in the Unit Register as the holder of record of such Units and the Member with respect to the Interest represented thereby for all purposes; provided, however, that the Company shall treat the record owner of any certificate representing Units as the holder of the Units evidenced thereby unless and until such Units have been Transferred in accordance with this Agreement. At the Effective Time, Exhibit A shall constitute the Unit Register. From and after the Effective Time, subject to the foregoing provisions of this Section 3.2(d), the Company may maintain the Unit Register in such form as the Managing Member shall determine from time to time, and any changes in the information set forth in the Unit Register shall not require any amendment or other change to Exhibit A.

Section 3.3. Voting Rights. No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the vote or approval of Members under this Agreement. Except as otherwise required by the Act, each Class A Common Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members, and the Class B Common Units will be non-voting. To the extent that any vote of all Members is required under the Act, the holders of all Units will vote together as a single class on all such matters to be approved by the Members.

Section 3.4. Capital Contributions. At of the date hereof, after giving effect to the transactions contemplated by the Business Combination Agreement, each Member as of the Effective Time shall be deemed to have made Capital Contributions equal to such Member’s Initial Capital Account Balance set forth on Exhibit A. Except for PubCo as provided in Section 3.5, no Member shall be required to make additional Capital Contributions.

Section 3.5. Issuance of Additional Units or Interests; Exchanges and Repurchases; Recapitalizations.

(a) From and after the Effective Time to the extent required by Section 3.5(b), the Managing Member may authorize and create, and cause the Company to issue, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of securities having such rights, preferences and privileges as determined by the Managing Member) solely to the extent they are in the aggregate substantially equivalent to a class of Equity Securities of PubCo; provided that, following the Effective Time, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a Joinder and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member.

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(b) If at any time after the Effective Time PubCo issues a share of its Class A Stock or any other Equity Security of PubCo (other than shares of Class V Stock), (i) the Company shall issue to PubCo one Class A Common Unit (if PubCo issues a share of Class A Stock), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Stock) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo and (ii) the net proceeds received by PubCo with respect to the corresponding share of Class A Stock or other Equity Security, if any, shall be concurrently transferred to the Company; provided, however, that if PubCo issues any shares of Class A Stock in order to purchase or fund the purchase from a Member of a number of Class B Common Units (and shares of Class V Stock) equal to the number of shares of Class A Stock so issued, then the Company shall not issue any new Common Units in connection therewith and PubCo shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Member as consideration for such purchase). Notwithstanding the foregoing, this Section 3.5(b) shall not apply to (i) the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Class B Common Units for Class A Stock, such Class A Stock will be issued together with a corresponding right) or (ii) the issuance under the Equity Plans of any warrants, options or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in the foregoing cases apply to the issuances of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except pursuant to the Exchange Agreement, (x) the Company may not issue any additional Units to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells an equal number of shares of PubCo’s Class A Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company. Notwithstanding anything contained herein to the contrary, the Company shall only be able to issue additional Units or other Equity Interests in the Company to Persons and on the terms and conditions provided for in Section 3.1, Section 3.4, or Section 3.5.

(c) Neither PubCo nor any of its Subsidiaries may redeem, repurchase or otherwise acquire (i) any shares of Class A Stock (including upon forfeiture of any unvested shares of Class A Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Class A Common Units for the same price per security or (ii) any other Equity Securities of PubCo unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo for the same price per security. Except pursuant to the Exchange Agreement, the Company may not redeem, repurchase or otherwise acquire (A) any Class A Common Units from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by PubCo in connection with the redemption or repurchase of any shares of Class A Stock or other Equity Securities of PubCo or any of its Subsidiaries consists (in whole or in part) of shares of Class A Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Class A Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

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(d) The Company shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. PubCo shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

Section 3.6. Other Matters.

(a) No Member shall be entitled to demand or receive a return on or of its Capital Contributions or withdraw from the Company, except as expressly provided in this Agreement. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b) No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in or contemplated by this Agreement.

(c) The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company, or to any other third party, for any debt or Liability of the Company, whether arising in Contract, tort or otherwise, solely by reason of being a Member of the Company.

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(d) Except as otherwise required by the Act or expressly provided in this Agreement, a Member shall not be required to restore a deficit balance in its Capital Account, to lend any funds to the Company or to make any additional contributions or payments to the Company.

(e) The Company shall not be obligated for the repayment of any Capital Contributions of any Member.

Article IV
CAPITAL ACCOUNTS; ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1. Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. For this purpose, the Company may (in the discretion of the Partnership Representative), upon the occurrence of the events specified in Treasury Regulations Section 1.704- 1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The Capital Account balance of each of the Members as of the date hereof is its respective Initial Capital Account Balance set forth on Exhibit A. Thereafter, each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 4.2 and any other items of income or gain allocated to such Member pursuant to Section 4.3, (ii) the amount of additional cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 4.2 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 4.3, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 4.2. Profits and Losses. After giving effect to the allocations under Section 4.3, Profits and Losses (and, to the extent determined by the Partnership Representative to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year shall be allocated among the Members during such Fiscal Year in a manner such that, after giving effect to the special allocations set forth in Section 4.3 and all distributions through the end of such Fiscal Year, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 10.3(b) if all assets of the Company on hand at the end of such Fiscal Year were sold for cash equal to their Gross Asset Values, all Liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such Liability), and all remaining or resulting cash was distributed, in accordance with Section 10.3(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the Company may make such allocations as it deems reasonably necessary consistent with Code Section 704 and the applicable Treasury Regulations to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

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Section 4.3. Special Allocations.

(a) Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members on a pro rata basis in accordance with the number of Units owned by each Member.

(b) Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 4.3(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c) Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior Fiscal Years to allocate among the Members under this Section 4.3(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d) Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Agreement except Section 4.3(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior Fiscal Years to allocate among the Members under this Section 4.3(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

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(e) Notwithstanding any provision hereof to the contrary except Section 4.3(c) and Section 4.3(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), resulting in, or increasing, an Adjusted Capital Account Deficit for such Member, items of Company income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(e) were not in this Agreement. This Section 4.3(e) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(f) If any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year that is in excess of the sum of  (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704- 2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income, gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.3(e) and this Section 4.3(f) were not in this Agreement.

(g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704- 1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

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(h) The allocations set forth in Section 4.3(a) through Section 4.3(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.3(h) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

Section 4.4. Allocations for Tax Purposes in General.

(a) Except as otherwise provided in this Section 4.4, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Section 4.2 and Section 4.3.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted federal income tax basis shall, solely for federal income tax purposes, be allocated among the Members to account for any such difference using the “traditional” method as described in Treasury Regulation Section 1.704-3(b). Further, the Partnership Representative shall cause the Company to use the “traditional method” as described in Treasury Regulation Section 1.704-3(b) (including in connection with any “reverse 704(c) allocation”) that may be required in connection with a “book- up” of the Company’s assets in connection with the transactions contemplated by the Business Combination Agreement.

(c) Any (i) recapture of Depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of allocations under Code Section 704(c)), and (ii) recapture of grants credits shall be allocated to the Members in accordance with applicable Law.

(d) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

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(e) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 4.5. Other Allocation Rules.

(a) The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.

(b) All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year during which each was recognized as the owner of such interest; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder; provided, further, however, with respect to the IRS Form 1065 (or similar state or local tax return) filed for the tax year of the Company including the Company Merger, such tax return shall be prepared utilizing the “interim closing method” as if the tax year ended on the Closing Date and “calendar day convention” (in each case, as defined in Treasury Regulation Section 1.706-4) as of the end of the day on which the Company Merger occurred.

(c) The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Partnership Representative and permissible under the Treasury Regulations.

Article V
DISTRIBUTIONS

Section 5.1. Distributions.

(a) Distributions. To the extent permitted by applicable Law and hereunder, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with the number of Units owned by each Member (except that repurchases or exchanges made in accordance with Section 3.5(c) or payments made in accordance with Section 6.4 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such record date; provided, however, that the Company shall have the obligation to make distributions as set forth in Section 5.2 and Section 6.4; and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 5.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

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(b) Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c) Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 5.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 4.2 and Section 4.3.

Section 5.2. Tax Distributions.

(a) Prior to making distributions pursuant to Section 5.1, on each Tax Distribution Date, the Company shall, subject to the availability of funds and to any restrictions contained in any agreement to which the Company is bound, make distributions to the Members on a pro rata basis in accordance with the number of Units owned by each Member, subject to Section 5.2(b), in an amount sufficient to cause PubCo to receive a distribution equal to all of PubCo’s federal, state, local and non-U.S. tax liabilities during the Fiscal Year or other taxable period to which the tax-related distribution under this Section 5.2(a) relates. In the event the Company is unable to make a distribution required by this Section 5.2(a), such distribution shall be made promptly upon resolution of the circumstances prohibited such distribution.

(b) If a Tax Advance Eligible Member has an Assumed Tax Liability at a Tax Distribution Date in excess of the sum of the cumulative amount of distributions made to such Member under Section 5.1, Section 5.2(a) and advances made under this Section 5.2(b), in each case, in the relevant Fiscal Year or other taxable period, the Company shall, to the extent permitted by applicable Law, and subject to the legal availability of funds and any restrictions contained in any agreement to which the Company is bound, make advances to such Member in an amount equal to such excess (a “Tax Advance”). Any such Tax Advance shall be treated as an advance against and, thus, shall reduce (without duplication), any future distributions that would otherwise be made to such Member pursuant to Sections 5.1 and 10.3(b)(iii). If there is a Tax Advance outstanding with respect to a Member (i) who exchanges their Class B Units pursuant to the terms of the Exchange Agreement, or (ii) who Transfers Units pursuant to the provisions of Article VIII, then in each case such Member shall indemnify and hold harmless the Company against such Tax Advance, and shall be required to promptly pay to the Company (but in all events within fifteen (15) days after the exchange date or Transfer date, as the case may be) an amount of cash equal to the proportionate share of such Tax Advance relating to its Units subject to the exchange or Transfer (determined at the time of the exchange or Transfer based on the number of Units subject to the exchange or Transfer as compared to the total number of Units held by such Member), provided that, in the case of a Transfer described in clause (ii), such Member shall not be required to pay such amount of cash equal to the proportionate share of such Tax Advance relating to its Units subject to the Transfer, if the transferee is either a Permitted Transferee or such Transfer is otherwise approved by the Managing Member and the transferee agrees to assume the Member’s obligation to repay to the Company such amount equal to the proportionate share of the Member’s existing Tax Advance relating to such Units subject to the Transfer, and such Member shall be relieved from any liabilities associated with and the obligation to repay its existing Tax Advance relating to such Units subject to the Transfer. The obligations of each Member pursuant to the preceding sentence shall survive the withdrawal of any Member or the transfer of any Member’s Units and shall apply to any current or former Member. For the avoidance of doubt, (i) any payment of a Tax Advance made by the Company pursuant to this Section 5.2(b) shall not reduce the Capital Account balance of the applicable Member, (ii) any repayment of a Tax Advance pursuant to the previous sentence shall not be treated as a Capital Contribution, and (iii) the parties shall treat any such advance as an interest free loan for U.S. federal income tax purposes.

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Section 5.3. Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

Article VI
MANAGEMENT

Section 6.1. The Managing Member; Fiduciary Duties.

(a) The Company shall managed by a single Managing Member (which shall be the sole “manager,” as such term is defined in the Act of the Company) (the “Managing Member”). Except as otherwise required by Law or for matters in which vote or approval of any Member is specifically required under this Agreement, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

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(b) The Managing Member may be any Person (other than a syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act) and may, but need not be, a Member. PubCo shall be the initial Managing Member as of the Effective Time and shall serve as the Managing Member from and after the date hereof until a successor Managing Member is duly elected pursuant to Section 6.6.

(c) In connection with the performance of its duties as the Managing Member of the Company, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The parties acknowledge that PubCo, as the initial Managing Member and for so long as it continues to be the Managing Member, will take action through its board of directors, and that the members of PubCo’s board of directors will owe comparable fiduciary duties to the stockholders of PubCo.

Section 6.2. Officers.

(a) The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

(b) Except as otherwise set forth herein or as otherwise determined by the Managing Member from time to time, the executive officers of PubCo shall be the executive officers of the Company (bearing the same responsibilities to the Company as they do to PubCo, unless determined otherwise by the Managing Member) will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. Any officer of the Company will have the power to execute bonds, mortgages and other Contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed.

(c) Except as set forth herein, the Managing Member may appoint Officers at any time, and the Officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any Contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member.

(d) Subject to this Agreement and to the rights, if any, of an Officer under a Contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any Contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

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Section 6.3. Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a) one or more employees or other agents of the Company or in subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b) any attorney, public accountant, or other person as to matters which the Officer reasonably believes to be within such person’s professional or expert competence.

Section 6.4. Indemnification. Subject to the limitations and conditions provided in this Section 6.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact he, she or it, or a Person of which he, she or it is the legal representative, is or was a Member, the Managing Member or an Officer, in each case, shall be indemnified by the Company to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such Law permitted the Company to provide prior to such amendment) against all judgment, penalties (including excise and similar taxes and punitive damages), fines, settlement and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, if such Person acted in Good Faith. Reasonable expenses incurred by a Person of the type entitled to be indemnified under this Section 6.4 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. Indemnification under this Section 6.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 6.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability.

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Section 6.5. Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company or the Managing Member, or at the request of the Company is or was serving as a Managing Member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 6.6. Election of Managing Member. The Managing Member shall serve as the Managing Member until its resignation or removal. In the event that the Managing Member ceases to be the Managing Member, then a new Managing Member shall be elected by Members holding a majority-in-interest of the Class A Common Units.

Section 6.7. Resignation or Removal of Managing Member; Vacancy. The Managing Member may resign as the Managing Member at any time and may be removed at any time, with our without cause, by the Members holding a majority of the outstanding Class A Common Units by vote at a meeting of the Members held for such purpose or by action by written consent; provided, however, that no (i) such resignation or removal shall be effective until a successor Managing Member has been duly elected in accordance with Section 6.6, and (ii) PubCo shall not resign as the Managing Member for so long as it is a Member. If for any reason a Managing Member ceases to serve as the Managing Member prior to the election of a successor Managing Member in accordance with Section 6.6, PubCo shall automatically, and without any action of the Company or any Member, become the Managing Member and serve as the Managing Member until another Person is duly elected as the Managing Member in accordance with Section 6.6.

Section 6.8. No Inconsistent Obligations. The Managing Member represents that it does not have any Contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 6.1, it will not enter into any Contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 6.9. Compensation; Certain Costs and Expenses. The Managing Member shall not be compensated for its services as the Managing Member of the Company. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, and (ii) in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in good faith that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, costs of securities offerings not borne directly by the Members, board of directors’ compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member.

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Article VII
ROLE OF MEMBERS

Section 7.1. Rights or Powers. The Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee, or be retained as an agent of, the Company, the Managing Member or any of their respective Affiliates. The existence of these relationships and acting in such capacities will not result in the Member (in its capacity as such) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company

Section 7.2. Voting.

(a) Meetings of the Members may be called by the Managing Member and shall be called by the Managing Member upon the written request of Members holding at least 25% of the outstanding Class A Common Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 7.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units shall constitute the act of the Members.

(b) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

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(c) Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other individual person as the Managing Member deems appropriate.

(d) Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

Section 7.3. Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Partnership Representative.

Section 7.4. Withdrawal of PubCo. PubCo shall not, by any means, withdraw as a Member or otherwise cease to be a Member except in compliance with this Section 7.4. No withdrawal of PubCo as a Member or other cessation of PubCo to be a Member shall be effective unless (a) proper provision is made, in compliance with this Agreement, so that the obligations of PubCo and the rights of all Members under this Agreement and applicable Law remain in full force and effect, and (b) PubCo or its successor, as applicable, provides all other Members with contractual rights, directly enforceable by such other Members against PubCo or its successor, as applicable, to cause PubCo to comply with all PubCo’s obligations under this Agreement (other than in its capacity as Managing Member, if applicable).

Article VIII
TRANSFERS OF INTERESTS

Section 8.1. Restrictions on Transfer.

(a) With respect to a taxable year of the Company that is a Restricted Taxable Year, no Member shall Transfer (including to a Permitted Transferee) all or any portion of its Interest without the prior written consent of the Managing Member in the Managing Member’s sole discretion, unless the Transfer is described in Treasury Regulations Section 1.7704-1(e)(1). With respect to a taxable year of the Company that is not a Restricted Taxable Year, subject to the Exchange Agreement, no Member shall Transfer (except for the Transfers by a Member to a Permitted Transferee) all or any portion of its Interest without the prior written consent of the Managing Member in its sole discretion; provided, that, to the extent that the Managing Member determines in good faith that a proposed transfer would not have the effect contemplated by Sections 8.1(b)(ii) and (iii), then the Managing Member will not unreasonably withhold its consent to a transfer by any Member that holds at least 5% of the Units not held by PubCo and who intends, in connection with such proposed transfer, to transfer all or substantially all of the Units then held by such Member to any Person or group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto. If, notwithstanding the provisions of this Section 8.1(a) or Section 8.1(b), all or any portion of a Member’s Interests are Transferred in violation of this Section 8.1(a) or Section 8.1(b), involuntarily, by operation of Law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(a) or Section 8.1(b) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article VIII shall not apply to the Transfer of any capital stock of PubCo; provided that no shares of Class V Stock may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.

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(b) In addition to any other restrictions on Transfer herein contained, including the provisions of this Article VIII, and subject to the terms of the Exchange Agreement, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) unless in the opinion of legal counsel or a qualified tax advisor to the Company, as requested in the discretion of the Managing Manager, such Transfer does not present a material risk that such Transfer would cause the Company to cease to be classified as a partnership for federal income tax purposes or to be classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code for federal income tax purposes; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3 (14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable federal or state securities Laws; (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law); or (vii) if the Transfer or assignment of Interests includes Class B Common Units, unless a corresponding number of Class V Shares are simultaneously Transferred or assigned to the same Transferee. If a Member Transfers or assigns Class B Common Units to a Transferee that is not already a Member, the Transferee shall execute and delivery a joinder agreement to the Exchange Agreement with PubCo reasonably satisfactory to the Managing Member.

Section 8.2. Notice of Transfer. Other than in connection with Transfers made pursuant to the Exchange Agreement, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company and the Managing Member of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

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Section 8.3. Transferee Members. A Transferee of Interests pursuant to this Article VIII shall have the right to become a Member only if  (i) the requirements of this Article VIII are met, (ii) such Transferee executes a Joinder or another instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement (but only to the extent existing or relating to acts or omissions that existed on or prior to such admission date) or under any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Notwithstanding anything to the contrary in this Section 8.3, and except as otherwise provided in this Agreement, following a Transfer by one or more Members (or a transferee of the type described in this sentence) to an Permitted Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such Member(s) under this Agreement.

Section 8.4. Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ANDINA HOLDINGS, LLC DATED AS OF July 20, 2021, AMONG THE MEMBERS LISTED THEREIN AND THE MANAGING MEMBER, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

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Article IX
ACCOUNTING

Section 9.1. Books of Account. The Company shall, and shall cause each Material Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 9.2. Tax Elections. The Company shall make the following elections on the appropriate forms or tax returns:

(a) to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

(b) to adopt the accrual method of accounting for federal income tax purposes;

(c) to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

(d) to make an election described in Section 754 of the Code for it (and cause each Material Subsidiary of the Company that is treated as a partnership for U.S. federal income tax to make an election described in Section 754 of the Code), which the Company shall ensure that it and such Subsidiaries have in effect at all times; and

(e) any other election the Partnership Representative may deem appropriate in its sole discretion.

Section 9.3. Tax Returns. The Partnership Representative shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Company shall use commercially reasonable best efforts to deliver, or cause to be delivered, within 90 days after the end of each of the Company’s Fiscal Year, to each Person who was a Member at any time during such Fiscal Year, all information reasonably necessary related to the Company for the preparation of such Person’s United States federal and applicable state income tax returns with respect to such Person’s Units. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return.

Section 9.4. Partnership Representative. PubCo shall act as the “partnership representative” within the meaning of Section 6223 of the Code (the “Partnership Representative”). For each Fiscal Year (or portion thereof) in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative to act on its behalf in accordance with the applicable Treasury Regulations or analogous provisions of state or local law. The Partnership Representative shall be responsible for making all decisions, filing all elections and taking all other actions, in each case related to any audit, examination, litigation or other tax-related proceeding, or otherwise related to its role as “partnership representative” pursuant to Sections 6221 through 6231 of the Code, in its sole discretion and shall keep the Seller Representative reasonably informed of the status of any such matters on a prompt and regular basis. Each Member shall notify the Partnership Representative upon receipt of any notice of tax examination by federal, state or local authorities of tax matters relating to the Company. Each Member shall indemnify and reimburse the Company to the extent the Company is required to make any payment for taxes, interest, additions to tax or penalties or with respect to a Member’s share of any adjustment to income, gain, loss, deduction or credit as determined in the reasonable good faith discretion of the Partnership Representative. To the fullest extent permitted by applicable Law, a Member’s obligations under this Section 9.4 shall survive the dissolution, liquidation, termination and winding-up of the Company and shall survive, as to each Member, such Member’s withdrawal from the Company or termination of the Member’s status as a Member. Any reasonable, documented cost or expense incurred by the Partnership Representative in connection with the roles and responsibilities described in this Section 9.4 shall be borne by the Company. The Members agree to reasonably cooperate with the Company and the Partnership Representative, including doing or refraining from doing all things reasonably requested by the Partnership Representative, as necessary to carry out the intent of this Section 9.4, including promptly furnishing information requested by the Partnership Representative.

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Section 9.5. Withholding Tax Payments and Obligations.

(a) If the Company receives proceeds in respect of which a tax has been withheld, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement but subject to Section 9.5(d), each Member shall be treated as having received a distribution pursuant to Section 5.1 equal to the portion of the withholding tax allocable to such Member, as determined by the Partnership Representative in its discretion.

(b) The Company is authorized to (i) withhold from distributions to a Member and to pay over to any Governmental Entity any amount required to be so withheld pursuant to the Code or any other federal, foreign, state, or local Law and (ii) make payments to any Governmental Entity with respect to any foreign, federal, state or local tax liability of a Member arising as a result of such Member’s interest in the Company (a “Withholding Payment”). A Withholding Payment shall include any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by the Company as a result of an adjustment with respect to any partnership item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”). The Partnership Representative shall reasonably determine the portion of any Imputed Underpayment Amount that is attributable to each Member (including a former Member and such former Member’s assignee(s) or transferee(s)). An Imputed Underpayment Amount shall include any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by any entity treated as a partnership for federal income tax purposes in which the Company holds (or has held) a direct or indirect interest, other than through entities treated as corporations for federal income tax purposes, to the extent that the Company bears the economic burden of such amounts, whether by Law or agreement.

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(c) Neither the Company nor the Partnership Representative shall be liable for any excess taxes withheld in respect of any Member and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Entity.

(d) Any taxes or amounts withheld pursuant to this Section 9.5 shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes or amounts would then be distributable to such Member, and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the Prime Rate in effect from time to time, compounded annually. The Partnership Representative may, in its sole discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

(e) If the Company is required by Law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes, state unincorporated business taxes, or the portion of an Imputed Underpayment Amount attributable to such Member), then such Member shall indemnify and contribute to the Company in full for the entire amount of taxes paid (plus interest, penalties and related expenses if the failure of the Company to make such payment is due to the fault of the Member), which payment shall not be deemed a Capital Contribution for purposes of this Agreement.

(f) Without limiting the obligations of any Member pursuant to this Section 9.5, the Partnership Representative may offset distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company under this Section 9.5(e).

(g) Each Member shall cooperate fully with, and provide all information upon request by the Company, the Partnership Representative and PubCo regarding all tax matters of the Company or relating to the Exchange Agreement. Such information shall include promptly furnishing Form W-9s (or other applicable forms) to establish an exemption from withholding on distributions from the Company and on any exchange by a Member with PubCo pursuant to the Exchange Agreement.

(h) The obligations of each Member pursuant to this Section 9.5 shall survive the withdrawal of any Member or the transfer of any Member’s Units and shall apply to any current or former Member.

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Article X
DISSOLUTION AND TERMINATION

Section 10.1. Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):

(a) The determination of the Managing Member to dissolve, wind up and liquidate the Company; provided, however, if such dissolution, wind up or liquidation is to be effective prior to the fifth Business Day after the first anniversary of date of this Agreement, such determination shall be approved by the Majority Members; provided, further, the Company may not liquidate unless (i) the surviving entity of any combination or transaction and each Seller remain subject to the Tax Receivables Agreement on substantially the same terms and conditions or (ii) each Seller under the Tax Receivable Agreement will receive an Early Termination Payment pursuant to such liquidation or any other series of events occurring prior to the liquidation (which may include a Change in Control)(as such terms are used in the Tax Receivables Agreement).;

(b) a dissolution of the Company under Section 18-801(4) of the Act; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 10.1(a), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable Laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 10.2. Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

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Section 10.3. Procedure.

(a) In the event of the dissolution of the Company for any reason, the Managing Member (or the Managing Member may appoint one or more Persons to act as liquidator, and shall appoint such a liquidator in the event the Managing Member is bankrupt) (as applicable, the “Winding-Up Person”) shall commence to wind up the affairs of the Company and to liquidate the Company’s investments. Subject to Section 10.4(a), such Winding-Up Person shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the Fiscal Year of dissolution and liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Winding-Up Person to preserve the value of the Company’s assets during the Fiscal Year of dissolution and liquidation.

(b) Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i) First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;

(ii) Second, to set up such cash reserves which the Managing Member reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 10.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iii), below); and

(iii) Third, subject to Section 5.2(b), the balance to the Members, pro rata in proportion to their respective Units.

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(c) Except as provided in Section 10.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d) Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Winding-Up Person shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

Section 10.4. Rights of Members.

(a) Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b) Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 10.5. Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 10.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 10.6. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 10.7. No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

Section 10.8. Distributions In Kind. Subject to the order of priorities in Section 10.3(b), the Winding-Up Person may, in its sole discretion, distribute to the Members, in lieu of cash, either (i) all or any portion of the remaining Company assets in-kind in accordance with Section 10.3(b)(iii), (ii) as tenants in common in accordance with the provisions of Section 10.3(b)(iii), undivided interest in all or a portion of such Company assets or (iii) a combination of the foregoing. Any such distributions to the Members in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the Winding-Up Person deems reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation of or holders thereof) as such time.

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Article XI
GENERAL

Section 11.1. Amendments; Waivers.

(a) The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) solely with the approval of the Managing Member; provided, that no amendment to this Agreement may:

(i) modify the limited liability of any Member, or increase the Liabilities or obligations of any Member, in each case, without the consent of each such affected Member;

(ii) materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner;

(iii) materially alter or change any rights, preferences or privileges of any holder of a class of Interests in a manner that is different or prejudicial relative to any holder of the same class of Interests without the consent of the holder of such Interests affected in such a different or prejudicial manner;

(iv) except to the extent required to give effect to any additional Units issued in accordance with this Agreement, modify in any material respect Section 3.2(a) or (b), Section 3.5(a) or (b), Article IV, Article V, Section 6.1(b), Section 8.1(a) or (b), Section 10.1, or Section 10.3(b) without the approval of the Majority Members; or

(v) modify any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter.

(b) Notwithstanding the foregoing subsection (a), (i) the Managing Member, acting alone, may amend this Agreement to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, as provided by the terms of this Agreement, and, subject to Section 11.1(a), subdivisions or combinations of Units made in compliance with Section 3.5(d), and (ii) the Managing Member and PubCo or its successor, as applicable, acting without any other Member, may amend this Agreement as and to the extent required by Section 7.5.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

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Section 11.2. Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 11.3. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 11.4. Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 11.5. Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 11.6. Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Legal Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each Member hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Legal Action arising out of or relating to this Agreement brought by any Member hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Legal Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Action is brought in an inconvenient forum, that the venue of the Legal Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Member agrees that a final judgment in any Legal Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Member irrevocably consents to the service of the summons and complaint and any other process in any other Legal Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Member at the applicable address set forth in Section 11.10. Nothing in this Section 11.6 shall affect the right of any Member to serve legal process in any other manner permitted by Law.

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Section 11.7. WAIVER OF JURY TRIAL. EACH MEMBER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH MEMBER HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER MEMBERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.

Section 11.8. Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 11.9. Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 11.10. Notices. Any notice, request, demand or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) delivered by prepaid overnight courier service or (d) delivered by e-mail of a PDF document, in each case, at the addresses set forth as follows:

if to the Company, the Managing Member or PubCo, addressed to it at:

Stryve Foods, Inc.	with a copy (which will not constitute notice) to:
5801 Tennyson Parkway, Suite 275	Foley & Lardner LLP
Plano, X 75024	2021 McKinney Ave, Suite 1600
Attn: Mr. Joe Oblas	Dallas, TX 75201
Telephone No.: (972) 987-5130	Attn:	Chris Converse, Esq.
Email: joe@stryve.com		Christopher J. Babcock
	Telephone No.:	(214) 999-4903
(214) 999-4370
	Email:	cconverse@foley.com
cbabcock@foley.com

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; or, if to a Member other than PubCo, addressed to it at the address for such Member set forth in the Unit Register. Notices shall be effective and deemed received (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) on the date sent by e- mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

Section 11.11. Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 11.12. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 11.13. Expenses. Except as otherwise provided in this Agreement or in the Business Combination Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 11.14. No Third-Party Beneficiaries. Except as expressly provided in Section 6.4 and Section 9.2, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signatures pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed, or caused to be executed by its duly authorized represented, this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

COMPANY:

ANDINA HOLDINGS, LLC
By:	Stryve Foods, Inc.
Its Managing Member

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

PUBCO (in its capacity as a Member and as the initial Managing Member):

STRYVE FOODS, INC.

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

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EXHIBIT A

MEMBERS, INITIAL CAPITAL ACCOUNT BALANCE AND INTERESTS

Member	Interests
Stryve Foods, Inc.	9,017,322 Class A Units
Stryve Foods Holdings, LLC	11,502,355 Class B Units

Exhibit B

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of  , _____ (this “Joinder”), is delivered pursuant to that certain Amended and Restated Limited Liability Company Agreement of Andina Holdings, LLC (the “Company”), dated as of  [●], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Company Agreement”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Company Agreement.

1. Joinder to the Company Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Managing Member, the undersigned hereby is and hereafter will be a Member under the Company Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Company Agreement as if it had been a signatory thereto as of the date thereof.

2. Incorporation by Reference. All terms and conditions of the Company Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3. Address. All notices under the Company Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code] Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

[ ], AS MEMBER

By:
Name:
Title:

Exhibit 10.16

PURCHASE AND SALE AGREEMENT

BETWEEN

STRYVE FOODS, LLC,

AS SELLER

AND

OK BILTONG FACILITY, LLC,

AS PURCHASER

DATED May 26, 2021

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PURCHASE AND SALE AGREEMENT

Stryve Foods Building; Madill, Oklahoma

This Purchase and Sale Agreement (this “Agreement”) is made and entered into by and between Purchaser and Seller.

RECITALS

A.       Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B.       Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

ARTICLE 1

BASIC INFORMATION

1.1	Certain Basic Terms. The following defined terms shall have the meanings set forth below:

1.1.1	Seller:	STRYVE FOODS, LLC, a Texas limited liability corporation

1.1.2	Purchaser:	OK Biltong Facility, LLC, a Texas limited liability company, or its assigns

1.1.3	Purchase Price:	$7,500,000.00

1.1.4	Earnest Money:	$10,000.00 (the “Earnest Money”) including interest thereon, to be deposited in accordance with Section 3.1.

1.1.5	Title Company:	Chicago Title Insurance Company 14160 Dallas Parkway, Suite 810 Dallas, Texas 45254
Attn.:
E-mail:

1.1.6	Broker:	N/A

1.1.7	Effective Date:	The date on which this Agreement is executed by the latter to sign of Purchaser or Seller, as indicated on the signature page of this Agreement. If the execution date is left blank by either Purchaser or Seller, the Effective Date shall be the execution date inserted by the other party.

1.1.8	Property Information Delivery Date:	The date which is two (2) Business Days after the Effective Date.

1.1.9	Title and Survey Review Period:	The period ending fifteen (15) days after the Purchaser’s receipt of the Title Commitment, legible copies of all exception documents identified therein, and the Survey.

1.1.10	Inspection Period :	The period beginning on the later to occur of the Effective Date or the date that Purchaser receives all Property Information and ending on the earliest of: (i) fifteen (15) days after the Effective Date, (ii) one (1) Business Day after the full execution and delivery of the Lease and (iii) one (1) Business Day after Purchaser’s lender’s unconditional written commitment for a loan in an amount and on terns acceptable to Purchaser in its sole discretion.

1.1.11	Closing Date:	June 4, 2021, unless an earlier date is mutually agreed upon by Seller and Purchaser.

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1.2	Closing Costs. Closing costs shall be allocated and paid as follows:

COST	RESPONSIBLE PARTY

Title Commitment required to be delivered pursuant to Section 5.1	Seller

Premium for standard form Title Policy required to be delivered pursuant to Section 5.3, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges

Seller

Premium for any upgrade of Title Policy for extended or additional coverage and any endorsements to the Title Policy desired by Purchaser	Purchaser

Survey	Seller

Survey - any revisions, modifications or recertification’s thereto	Purchaser

Recording fee and transfer taxes, if any	Seller

Any escrow fee charged by Title Company for holding the Earnest Money or conducting the Closing	Purchaser 1/2 Seller 1/2

Phase I Environmental Assessment dated no earlier than the Effective Date by a firm reasonably acceptable to Purchaser	Seller

1.3	Notice Addresses:

Seller:	Copies to:

Purchaser:	Copies to:

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ARTICLE 2
PROPERTY

2.1 Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the “Property”):

2.1.1 Real Property. The land described in Exhibit A hereto (the “Land”), together with (a) all improvements located thereon (“Improvements”), (b) including, without limitation, all mineral and water rights (if any), all utility rights, all right, title and interest of Seller, if any, in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (c) without warranty, all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land (collectively, the “Real Property”).

2.1.2 Tangible Personal Property. All of the equipment, machinery, furniture, furnishings, supplies and other tangible personal property and fixtures, owned by Seller and listed on Exhibit B, attached hereto (collectively, the “Tangible Personal Property”).

2.1.3 Intangible Personal Property. All of Seller’s intangible personal property related to the Real Property and the Improvements, including: (a) the plans and specifications and all other architectural and engineering drawings for the Improvements, if any (to the extent assignable); (b) warranties, guaranties, indemnities and claims of architects, contractors, suppliers and others (to the extent assignable); (c) surveys, engineering reports and other technical information relating to the Real Property or Improvements; and (d) other property owned or held by Seller relating to the design, construction, ownership, use, or operation of the Real Property or any of the items listed in this Section 2.1.3 (collectively the “Intangible Personal Property”).

ARTICLE 3

EARNEST MONEY

3.1 Deposit and Investment of Earnest Money. Within five (5) Business Days after the Effective Date, Purchaser shall deposit the Earnest Money with Title Company.

3.2 Independent Consideration. If Purchaser elects to terminate this Agreement for any reason and is entitled to receive a return of the Earnest Money pursuant to the terms hereof, the Title Company shall first disburse to $100.00 as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”), which shall be retained by Seller in all instances.

3.3 Form; Failure to Deposit. The Earnest Money shall be in the form of a certified or cashier’s check or the wire transfer to Title Company of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required, Seller may terminate this Agreement by written notice to Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Title Company shall be immediately returned to Purchaser and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

3.4 Disposition of Earnest Money. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. The Earnest Money will be non-refundable to Purchaser after the expiration of the Inspection Period except as otherwise set forth in this Agreement. However, if Purchaser elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Section 4.3, Title Company shall pay the entire Earnest Money (less the Independent Consideration) to Purchaser one (1) Business Day following Title Company’s receipt of the Due Diligence Termination Notice from Purchaser. In the event of a termination of this Agreement by either Seller or Purchaser for any reason other than within the Inspection Period pursuant to Section 4.3, Title Company is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth Business Day following receipt by Title Company and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Title Company that it disputes the right of the other party to receive the Earnest Money. In such event, Title Company may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys’ fees and costs and Title Company’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.

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ARTICLE 4

DUE DILIGENCE

4.1 Due Diligence Materials To Be Delivered. Seller shall deliver to Purchaser (or make available to Purchaser on an electronic data site) the following (the “Property Information”) on or before the Property Information Delivery Date except as otherwise provided below:

4.1.1 Financial Information. Copy of unaudited operating statements (detailing income and expenses) and a summary of capital expenditures, pertaining to the Seller and the Property for the period between January 1, 2017, to December 31, 2020, together with a 2021 year-to-date financial statement, each of which to be certified by Seller to be true, complete and correct (the “Operating Statements”) and current (not more than nine (9) months from the Effective Date) personal financial statements, including a schedule of contingent liabilities, for each of Ted Casey, Joe Oblas and Gabe Carimi, to be certified by each gentleman to be true, complete and correct.

4.1.2 Budgets. Draft 2021 capital and operating budgets pertaining to the Property and a complete and itemized list of all material capital improvements and repairs to the Property since January 1, 2017, if any, performed since that date in excess of $5,000 as to any such single capital improvements or repair.

4.1.3 Engineering and Environmental Reports. Copy of any engineering and technical reports (including structural, plumbing, electrical or mechanical studies), environmental reports and site assessments that are related to the Property and that are in the possession or control of Seller or its agents.

4.1.4 As-Built Plans. As-built plans and specifications with respect to the Improvements in the possession or control of Seller or its agents.

4.1.5 Zoning Information. All zoning ordinances related to the Real Property and the Improvements.

4.1.6 Certificates of Occupancy. Copies of all certificates of occupancy (and any other similar permits) issued by any governmental authority with respect to the Property.

4.1.7 Tax Statements. Copy of ad valorem tax statements relating to the Property for the current tax period and the immediately preceding tax period.

4.1.8 Title and Survey. Copy of Seller’s most current title insurance information and survey (including any topographical information) of the Property, including all agreements, easements, permits, licenses, contracts, ground leases or agreements governing parking.

4.1.9 Underground Improvements. A list of all underground improvements at the Property, including treatment or storage tanks, sumps, or water, gas or oil wells.

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4.1.10 Service Contracts. A list, together with copies, of service, supply, equipment rental, and other service contracts related to the operation of the Property (“Service Contracts”).

4.1.11 Defects. A list of defects or malfunctions affecting any of the Property and of which Seller has actual knowledge, including defects or malfunctions with respect to foundations, walls, roofs, heating, electrical, plumbing or air conditioning equipment or systems, and drainage or sewage equipment or systems.

4.1.12 Appraisal. The most recent appraisal pertaining to the Property, if any.

4.1.13 Environmental Report. A Phase I environmental assessment of the Property addressed to Purchaser.

4.1.14 License and Permits. Licenses, permits and certificates of occupancy relating to the Property.

4.1.15 Survey. An existing ALTA survey of the Property.

4.1.16 Reports and Agreements. Soil reports, maintenance agreements, operating or license agreements.

4.1.17 Assessment Searches. Current real estate tax special assessment search of all applicable records covering all levied, pending and deferred special assessments and “hook-up charges,” if any.

4.1.18 UCC Searches. Current searches, at Seller’s sole cost and expense, of all Uniform Commercial Code financing statements filed with the Secretary of State of the state where the Land is located, the Secretary of State of the state of Seller’s formation, and the County Clerk(s) of all counties where any portion of the Land is located, reflecting all effective financing statements then of record relating to the Property or any part thereof

4.1.19 Intangible Personal Property. Copies of, or documents evidencing the nature and existence of, the Intangible Personal Property.

4.1.20 Other Information. Any other information reasonably requested by Purchaser.

Seller’s obligations to deliver the items listed in this Section 4.1 shall be limited to the extent such items are in the possession or control of Seller or its affiliates. Should Seller receive new or updated information regarding any of the matters set forth in this Section 4 after the Effective Date and prior to Closing, Seller will immediately notify Purchaser of such fact and will promptly deliver complete copies thereof to Purchaser.

4.2 Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (a) Purchaser must give Seller one full Business Day prior notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), and (b) all such tests shall be conducted by Purchaser in compliance with Purchaser’s responsibilities set forth in Section 4.4. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests, which obligation shall survive the termination of this Agreement. Purchaser or Purchaser’s representatives may communicate with any governmental authority for the purpose of gathering information in connection with the Property or the transaction contemplated by this Agreement.

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4.3 Due Diligence/Termination Right. Purchaser shall have until Closing in which to (a) examine, inspect, and investigate the Property Information (collectively, the “Property Documents”) and the Property and, in Purchaser’s sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (b) obtain all necessary internal approvals, and (c) satisfy all other contingencies of Purchaser. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Title Company (the “Due Diligence Termination Notice”) on or before the last day of the Inspection Period. If Purchaser does not give a Due Diligence Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 4.3.

4.4 Purchaser’s Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall (a) not materially interfere with the operation and maintenance of the Property; (b) not damage any part of the Property or any personal property owned or held by any third party; (c) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (d) comply with all applicable laws; (e) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (f) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; and (g) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests.

4.5 Purchaser’s Agreement to Indemnify. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Purchaser’s inspections or tests permitted under this Agreement; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser’s intentional or negligent actions do not aggravate any pre-existing liability of Seller. Purchaser’s obligations under this Section 4.5 shall survive the termination of this Agreement and shall survive the Closing.

4.6 Lease Agreement. Prior to the expiration of the Inspection Period, Seller and Purchaser shall agree to a form of Lease Agreement (the “Lease”) for the Property. The form of the Lease shall be subject to Seller’s and Purchaser’s reasonable consent and approval.

4.7 Financing Contingency. Prior to the expiration of the Inspection Period, Purchaser shall have received unconditional approval from its lender for a loan reasonably acceptable to Purchaser providing financing for at least fifty percent (50%) of the Purchase Price. If such approval is not received, Purchaser shall have the right to terminate this Agreement and receive a full refund of the Earnest Money by delivery of a written notice to Seller of its election to do so.

ARTICLE 5

TITLE AND SURVEY

5.1 Title Commitment. Seller shall cause to be prepared and delivered to Purchaser within three (3) days of the Effective Date (a) a current commitment for title insurance or preliminary title report (the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price, with Purchaser as the proposed insured, and (b) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.

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5.2 Title Review.

5.2.1 During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. If Purchaser determines that any exception to title as shown in the Title Commitment and/or any matter disclosed by the Survey is objectionable and/or unacceptable to Purchaser (collectively, the “Objectionable Matters”), then Purchaser may, by giving written notice thereof to Title Company and Seller on or before expiration of the Inspection Period or ten (10) days from Purchaser’s receipt of the Title Commitment or Survey disclosing such Objectionable Matter, whichever is later, either (i) terminate this Agreement, whereupon the Earnest Money shall be paid immediately to Purchaser and all documents deposited in escrow by Purchaser shall be returned to Purchaser without delay, or (ii) provisionally accept the title to the Property, subject to Seller’s agreement to cause the removal of or otherwise cure such Objectionable Matters prior to Closing. If Purchaser gives notice to Seller of its election of option (ii) above, Seller shall notify Purchaser in writing within five (5) days after receiving Purchaser’s written notice of Objectionable Matters whether Seller intends to remove (or cause Title Company to endorse over, to Purchaser’s satisfaction) or otherwise cure any such Objectionable Matters. If Seller fails to notify Purchaser of its intentions within such five (5) day period, Seller shall be deemed to have elected not to remove or otherwise cure such Objectionable Matters. All costs and expenses to remove or otherwise cure the Objectionable Matters shall be borne by Seller. Seller shall have no obligation to cure title objections except financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser’s consent. The term “Permitted Exceptions” shall mean: the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period. In no event shall monetary liens be Permitted Exceptions except for liens for taxes not yet due and payable. Any of Purchaser’s objections which Seller commits in writing to so remove or cure on or prior to Closing shall not be a Permitted Exception.

5.2.2 In the event the Title Commitment is amended (an “Amended Title Commitment”) to include new exceptions that are not set forth in the prior Title Commitment, or in the event the Survey is amended (an “Amended Survey”) to include or depict matters that are not set forth in the prior Survey, Purchaser shall have until the later of (i) the expiration of the Inspection Period, (ii) the date five (5) days after Purchaser’s receipt of both such Amended Title Commitment and copies of the documents identified in the new exceptions or new requirements, or (iii) the date five (5) days after Purchaser’s receipt of the Amended Survey, as applicable, within which to either (Y) terminate this Agreement as set forth in Section 5.2.1 (i) above, or (Z) to provisionally accept the title to the Property corresponding to such Amended Title Commitment or Amended Survey subject to Seller’s agreement to cure or otherwise cause the removal of any Objectionable Matters identified by Purchaser in a written notice to Seller in the manner set forth in Section 5.2.1 above. If Seller fails to notify Purchaser of its intention to cure them, Seller shall be deemed to have elected not to remove or otherwise cure such Objectionable Matters.

5.2.3 In the event Purchaser provisionally accepts title to the Property subject to Seller’s agreement to cure one or more Objectionable Matters pursuant to Sections 5.2.1 and/or 5.2.2 above, if Seller serves notice (or is deemed to have served notice) to Purchaser that Seller does not intend to remove or otherwise cure such Objectionable Matters before Closing, Purchaser shall, within five (5) days after receipt of such notice from Seller, notify Seller and Title Company in writing of Purchaser’s election to either (i) terminate this Agreement as set forth in Section 5.2.1 (i) above, or (ii) waive such Objectionable Matter(s).

5.2.4 Notwithstanding anything to the contrary set forth in this Agreement, any lien, including, without limitation, any mortgage lien, deed of trust lien, tax lien, judgment lien and/or mechanics liens affecting the Property must be paid and satisfied by Seller at Closing, whether or not Purchaser objects thereto, and such items shall be deemed to be included in all Objectionable Matters even if not specifically so included by Purchaser. If Seller is unable to convey title to the Property free and clear of the lien of any state or local tax, Seller shall be responsible for either paying such tax or providing to Title Company security (such as a cash deposit) so that Title Company can issue the Title Policy to Purchaser free and clear of such liens, whether or not Purchaser includes such liens as Objectionable Matters.

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5.3 Delivery of Title Policy at Closing. The Title Company shall issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an owner’s title insurance policy in accordance with the Title Commitment, insuring Purchaser’s fee-simple title to the Real Property in the amount of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions (the “Title Policy”).

ARTICLE 6

OPERATIONS AND RISK OF LOSS

6.1 Ongoing Operations. From the Effective Date through Closing:

6.1.1 Maintenance of Improvements; Removal of Personal Property; Sale of Property: Encumbrance of Property. Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear excepted) and in a manner consistent with Seller’s maintenance of the Improvements during Seller’s period of ownership. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property. Seller will not, without the prior written consent of Purchaser (which consent may be withheld in Purchaser’s sole and absolute discretion), sell, convey, transfer or permit to be sold, conveyed or transferred, or otherwise dispose of any item constituting a portion of the Property. Seller will not further encumber or permit encumbrance of the Property in any manner.

6.1.2 Operation of the Property. Seller shall operate the Property in accordance with all applicable Legal Requirements (defined below) and under policies substantially similar to those existing prior to the Effective Date.

6.1.3 Notice of Material Adverse Change. Seller will promptly notify Purchaser in ting of any material adverse change in the condition of the Property or the Seller.

6.1.4 No Modification of Zoning/Development. Seller shall not apply for or consent to any change or modification with respect to the zoning, development or use of any portion of the Property without Purchaser’s prior written consent, which consent may be withheld in Purchaser’s sole and absolute discretion.

6.1.5 No New Encumbrances. Seller shall not, without the prior written consent of Purchaser (which consent may be withheld in Purchaser’s sole and absolute discretion), grant, permit or otherwise create or consent to the creation of any easement, subdivision plat, restriction, restrictive covenant, lien, assessment, or encumbrance affecting any portion of the Property.

6.2 Damage. If prior to Closing the Property is damaged by fire or other casualty, Seller shall immediately give Purchaser written notice thereof (including a reasonably detailed description of the damage to the Property, and Seller shall estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller’s estimation (the “Casualty Notice”) as soon as reasonably possible after the occurrence of the casualty.

6.2.1 Material Damage. In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, Purchaser may, at its option, terminate this Agreement by delivering written notice thereof to Seller on or before the expiration of ten (10) days after the date Seller delivers the Casualty Notice to Purchaser (or the Closing Date, if earlier). Upon any such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If Purchaser does not so terminate this Agreement, then the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing (a) Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller’s rights in and to any resulting insurance proceeds due Seller as a result of such damage or destruction, provided, however, if Seller’s insurance policy(ies) does(do) not permit such assignment, then Seller shall collect all such insurance proceeds, hold same in trust for Purchaser’s benefit and promptly remit such proceeds to Purchaser upon any receipt thereof, (b) Purchaser shall assume full responsibility for all needed repairs as a result of such casualty, and (c) Purchaser shall receive a credit at Closing for any deductible amount under any insurance policy covering the Property as well as any uninsured or underinsured loss. For the purposes of this Agreement, “Material Damage” and “Materially Damaged” means damage which (1) in Purchaser’s reasonable estimation, exceeds $50,000.00 to repair or could take longer than 30 days to repair, or (2) could cause any portion of the Property to fail to comply with any Legal Requirement.

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6.2.2 Not Material Damage. If the Property is not Materially Damaged, then Purchaser shall not have the right to terminate this Agreement under this Section 6.2, Seller shall credit Purchaser at Closing for the reasonable cost to complete the repair, Seller shall retain all insurance proceeds relating to such casualty, and Purchaser shall assume full responsibility for all needed repairs.

6.3 Condemnation. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof that would have a Material Adverse Impact, Purchaser may, at its option, by written notice to Seller given within ten (10) days after Seller notifies Purchaser of such proceedings (or the Closing Date, if earlier), either: (a) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (b) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. For the purposes of this Agreement “Material Adverse Impact” means a proceeding in eminent domain that would take five percent (5%) or more of the Land or adversely affect Purchaser’s intended use of the Property.

6.4 Compliance with Legal Requirements. Seller shall take any and all actions as may be necessary to comply promptly with any and all Legal Requirements. Notwithstanding the foregoing, Seller shall not take any action under this Section 6.4 so long as Seller has been informed that Purchaser is contesting, or has affirmed its intention to contest, any such Legal Requirement. Seller shall promptly, and in no event later than forty-eight (48) hours after the time of their receipt, notify Purchaser of all such orders, notices, and requirements and any other notices, summons, or similar documents alleging liability or responsibility of Seller or any subsequent owner of the Property.

6.5 Insurance Policies. Seller shall, at its sole cost and expense, keep and maintain in full force and effect through the Closing, Seller’s existing insurance coverage with respect to the Property and its operations thereon. Any proceeds from such coverage shall be held in a segregated account and used for the repair or replacement of the Property damaged or destroyed in a manner approved by Purchaser.

ARTICLE 7
CLOSING

7.1 Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date at or through the offices of Title Company. Funds shall be deposited into and held by Title Company in a closing escrow account. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Title Company to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

7.2 Conditions to Parties’ Obligation to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

7.2.1 Representations and Warranties. The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date, except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date.

7.2.2 Deliveries. As of the Closing Date, (a) the other party shall have tendered all deliveries to be made at Closing to the Title Company in accordance with Sections 7.3 and 7.4; and (b) Seller shall have furnished Purchaser with reasonably satisfactory evidence that it has in place and in force such insurance with such coverages and in such amounts that are equal to or greater than those customarily maintained by similar businesses in the same geographic area in which the Property is located.

7.2.3 Issuance of Title Policy. The Title Company shall have delivered the Title Policy as provided in Section 5.3.

7.2.4 Actions, Suits, etc. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect: (a) that party’s ability to perform its obligations under this Agreement or (b) would constitute (or could reasonably expect to constitute) a Material Adverse Change (hereinafter defined) in Seller; and

7.2.5 Obligations Performed. As of the Closing Date, Seller and Purchaser shall have performed all of their material obligations under this Agreement.

7.2.6 No Material Adverse Change. As of the Closing, there shall have been no Material Adverse Change in: (a) any of the Property Information or (b) Seller. As used herein, the term “Material Adverse Change” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition, or assets of the Seller, or (b) the ability of Seller to consummate the transactions contemplated hereby.

So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), subject to any applicable notice and cure periods provided in Sections 10.1 and 10.2, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding its knowledge of the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing

7.3 Seller’s Deliveries in Escrow. As of or prior to the Closing Date, Seller shall deliver in escrow to Title Company the following:

7.3.1 Deed. A special warranty deed in the form of Exhibit C hereto in form acceptable for recordation under the law of the state where the Property is located and restating the provisions of Article 11 hereof and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller’s interest in the Real Property (the “Deed”);

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7.3.2 Bill of Sale. A bill of sale and assignment in the form of Exhibit D hereto executed by Seller (the “Bill of Sale”).

7.3.3 Lease, Unconditional Guaranty of Payment and Performance. The Lease executed by Seller and the Unconditional Guaranty of Payment and Performance executed by all Guarantors;

7.3.4 SNDA. If reasonably requested by Purchaser, a subordination, non-disturbance and attornment agreement executed by Seller (as tenant), in form and substance reasonably acceptable to Seller, Purchaser and Purchaser’s lender;

7.3.5 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit in the form of Exhibit E hereto executed by Seller;

7.3.6 Title Affidavit. A title affidavit in form and substance required for the Title Company to issue the Title Policy to Purchaser;

7.3.7 Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

7.3.8 Keys. Duplicates of all keys to the Property, along with all passcodes, key cards or other devices necessary to access the Property;

7.3.9 Updated UCC Search. Current certificate issued by the Title Company or another company acceptable to Purchaser reflecting that since the date of the searches furnished pursuant to 4.1.18 hereof no Uniform Commercial Code filings, chattel mortgages, assignments, pledges, or other encumbrances have been filed in the offices of the Secretary of State of the State where the Land is located or in the offices of the County Clerk(s) of all counties where any portion of the Property is located;

7.3.10 Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Title Company; and

7.3.11 Additional Documents. Any additional documents that the Title Company or Purchaser may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

7.4 Purchaser’s Deliveries in Escrow. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Title Company the following:

7.4.1 Lease. The Lease executed by Purchaser;

7.4.2 Authority. Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to the underwriter for the Title Policy; and

7.4.3 Additional Documents. Any additional documents that the Title Company or Seller may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

7.5 Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Title Company executed closing statements consistent with this Agreement in the form required by Title Company.

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7.6 Purchase Price. At or before 3:00 pm Central time on the Closing Date, Purchaser shall deliver to Title Company the Purchase Price less the Earnest Money.

7.7 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions and the Lease.

ARTICLE 8

PRORATIONS, DEPOSITS, COMMISSIONS

8.1 Prorations. Due to the fact that Purchaser shall lease the Real Property to Seller from and after Closing, and pursuant to the terms of the Lease, Seller shall be responsible for all insurance, real and personal property taxes, assessments, utilities and all other costs and expenses associated with or relating to the Property, there shall be no proration of any such costs and expenses between Seller and Purchaser at Closing. All real and personal property and other applicable taxes and assessments, utilities and any other charges relating to the Property which are due and payable for periods on or prior to the Closing Date shall be paid by Seller at or prior to Closing, and all other taxes and assessments relating to the Lease shall be paid in accordance with the terms of the Lease. Seller shall be required to deliver to Title Company at Closing such affidavits, documents and security that Title Company may reasonably require so that Title Company can insure title to the Property free and clear of the lien of any state or local tax, and the performance of Seller’s obligation set forth in this sentence shall be a condition to Purchaser’s obligation to purchase the Property.

8.2 Closing Costs. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

8.3 No Commissions. Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising as a result of such claims and shall survive the Closing.

8.4 Indemnifications. Seller shall pay all costs and liabilities relating to the Property that arise out of or are attributable to the period prior to the Closing Date, and shall indemnify, defend and hold harmless Purchaser from such costs and liabilities and from all reasonable attorneys’ fees expended by Purchaser in connection therewith. This 8.4 shall survive the Closing.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that:

9.1.1 Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms; and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Seller have been taken.

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9.1.2 Conflicts and Pending Actions. There is no agreement to which Seller is a party or that is binding on Seller which is in conflict with this Agreement. Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party. There is no action or proceeding pending or, to Seller’s knowledge, threatened against Seller or relating to the Property, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement or against or with respect to the Property. Seller has not committed or obligated itself in any manner whatsoever to sell, lease or encumber the Property or any interest therein to any other party. No rights of first offer or rights of first refusal regarding the Property exist under the organizational documents of Seller or under any agreement by which Seller or the Property is or may be bound or affected.

9.1.3 Due Authority. Seller has all requisite power and authority to own and operate the Property in accordance with its current operations, to execute and deliver this Agreement and the Lease, and to carry out its obligations hereunder and the transactions contemplated hereby and the Lease. The consummation by Seller of the sale of the Property is not in violation of, or in conflict with, nor does it constitute a default under, any term or provision of the organizational documents of Seller, or any of the terms of any agreement or instrument to which Seller is or may be bound, or of any applicable Legal Requirement or of any provision of any applicable order, judgment or decree of any court, arbitrator or governmental authority.

9.1.4 Service Contracts. The list of Service Contracts to be delivered to Purchaser pursuant to this Agreement will be correct and complete as of the date of its delivery.

9.1.5 Notices. Seller is not aware of, and has not received, any notices from any insurance companies, governmental agencies or authorities or from any other parties (a) of any conditions, defects or inadequacies with respect to the Seller or Property (including health hazards or dangers, nuisance or waste), which, if not corrected, would result in, respectively, termination of insurance coverage or increase its costs therefor, (b) with respect to any violation of any applicable zoning, building, health, environmental, traffic, flood control, fire safety, handicap or other law, code, ordinance, rule or regulation (collectively, the “Legal Requirements”) (c) of any pending or threatened condemnation proceeding with respect to the Property, or (d) of any proceedings which could cause the change, redefinition or other modification of the zoning classification of the Property. Seller shall immediately notify Purchaser in writing of any violations or conditions of which Seller receives notice (whether written or oral).

9.1.6 Information and Documents. The Property Information, including the Operating Statements, and all other documents delivered by Seller to Purchaser pursuant to this Agreement is and shall be true and complete in all material respects. Seller does not have any defeasance, lender approval or prepayment obligations with respect to any existing financing which will delay Closing.

9.1.7 Future Improvements. Seller has no obligation to any governmental or quasi-governmental entities or any other person or entity which commitment relates to the Property and would survive Closing and be a binding obligation of the Purchaser thereafter, in each case to pay or contribute property or money or to construct, install or maintain any improvements on or off the Property.

9.1.8 Ownership of Personal Property. Seller is the owner of all Tangible Personal Property and Intangible Personal Property free and clear of all liens, claims, or encumbrances except liens and security interests that will be released at or before Closing.

9.1.9 Payment of Bills. All bills and other payments due with respect to the ownership, operation, and maintenance of the Property have been paid or will be paid by Seller in the ordinary course of business. As of the Closing, Seller has in place and in force such insurance with such coverages and in such amounts that are equal to or greater than those customarily maintained by similar businesses in the same geographic area in which the Property is located.

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9.1.10 Environmental. To Seller’s knowledge, the Property has not been the site of any activity that would violate any past or present environmental law or regulation of any governmental body or agency having jurisdiction over the Property. Specifically, but without limitation, to Seller’s knowledge: (a) solid waste, petroleum, or petroleum products have not been handled or stored on the Property such that they may have leaked or spilled onto the Property or contaminated the Property; (b) there is no on-site contamination resulting from activities on the Property or adjacent tracts, (c) there is not now, nor has there ever been, on or in the Property or any portion thereof underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment; and (d) the Property contains no “hazardous materials” which shall mean any petroleum products, flammables, explosives, radioactive materials, asbestos, radon, or other hazardous waste including substances defined as “hazardous substances”, “hazardous materials”, or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, and the Resources Conversation and Recovery Act, and any other material or substance whose use, storage, handling or disposal is regulated by any law or regulation, except to the extent that such substances are stored and used in accordance with applicable law as part of the ordinary course of conducting Seller’s business. To Seller’s knowledge, there are no storage tanks located on the Property (either above or below ground), and the Property has not been used as a landfill or site for disposal of garbage or refuse.

9.1.11 Access. Seller has no knowledge of any fact or condition existing which would result or could result in the termination or reduction of the current access from the Property to the existing highways and roads that provide access to the Property, or of any reduction in or to sewer or other utility services presently serving the Property.

9.1.12 No Foreign Person. Seller is neither a “foreign person” nor a “foreign corporation” as those terms are defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

9.1.13 Governmental Approvals. To Seller’s knowledge the Property is now in full compliance with all Legal Requirements. To Seller’s knowledge, there are no petitions, actions, hearings, planned or contemplated, relating to or affecting the zoning or use of the Property or any contiguous property. No license, permit or authorization is necessary to own and operate the Property in accordance with its current operations. Seller has not taken any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller’s knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations. Seller hereby agrees to indemnify and hold harmless the Purchaser against any loss, cost or damage arising from the inaccuracy of the above representation and to pay all reasonable costs of obtaining any such licenses, permits or authorizations if such licenses, permits or authorizations are required by applicable Legal Requirements on the date hereof to own and operate the Property in accordance with its current operations. The obligations under this Section 9.1.14 shall survive Closing.

9.1.14 Litigation. There is no pending or, to Seller’s knowledge, threatened, judicial, municipal or administrative proceedings with respect to, or in any manner affecting the Property or in which Seller is or will be a party, including proceedings for or involving tenant evictions, collections, condemnations, eminent domain, alleged building code, zoning or environmental violations, or personal injuries or property damage alleged to have occurred on the Property or by reason of the construction of any improvements thereon or the use and operation of the Property or any present plan or study by any governmental authority, agency or employee thereof which in any way challenges, affects or would challenge or affect the continued authorization of the ownership, construction, use, maintenance, and operation of the Property. To Seller’s knowledge, there are no intended public improvements which will or could result in any charges being assessed against the Property which will result in a lien upon the Property, and there is no impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities. To Seller’s knowledge, there are no legal proceedings pending that involve a dispute regarding the valuation of the Property or any portion thereof

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9.1.15 Tenant’s Financial Statements. Seller has delivered to Purchaser certain financial statements and other information as described in Section 4.1.1 (collectively, the “Financial Information”). The Financial Information is true, correct and complete in all material respects and there have been no amendments to the Financial Information since the last date such Financial Information was prepared or delivered to Purchaser. Seller understands that Purchaser is relying upon the Financial Information and Seller represents that such reliance is reasonable. Ml financial statements included in the Financial Information are unaudited financial statements, but were prepared in accordance with generally accepted accounting principles, consistently applied (but subject to auditing adjustments), and fairly present as of the date of such financial statements the financial condition of each individual or entity to which they pertain, provided, however, the personal financial statements described in Section 4.1.1 same do not have to be prepared in accordance with generally accepted accounting principles, but are prepared with fair accounting principles consistently applied. To Seller’s knowledge, no change has occurred with respect to the financial condition of Tenant and/or the Property as reflected in the Financial Information which has not been disclosed in writing to Purchaser or has had, or could reasonably be expected to result in, a material adverse effect upon Tenant and/or the Property.

9.1.16 ERISA. Seller is not an employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), Seller is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) with respect to any Plan that is an investor in Purchaser, and Seller’s sale of the Property to Purchaser will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

9.1.17 Prohibited Persons and Transactions. Seller is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’ s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the December 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

When used herein, the phrase “to Seller’s knowledge” or derivations thereof shall mean: (a) the current actual knowledge of Alex Hawkins, Ted Casey, Joe Oblas or Gabe Carimi (each, a “Seller Representative”) (b) any one or more Seller Representative’s actual knowledge that they would have obtained after performing reasonable inspections of his files regarding the Seller or the Property, as the case may be, or (c) any one or more Seller Representative’s actual knowledge that they would have obtained after reasonably inquiring in writing of the on-site executive primarily responsible for supervising the operation of the Property.

Seller agrees that Purchaser has the right to inspect the Property and to investigate, test and review the information provided in accordance with this Agreement. Notwithstanding anything to the contrary herein, the effect of the representations and warranties made in this Agreement shall not be diminished or deemed to be waived by any such inspections, tests or investigations made by Purchaser or its agents or employees except to the extent Purchaser has actual knowledge of a breach of a representation and warranty of Seller as a result of said inspections, tests or investigations and fails to disclose same to Seller prior to Closing.

If at any time at or before Closing there is any material change with respect to the matters represented and warranted by Seller pursuant to this Section 9.1, then Seller shall give Purchaser prompt written notice thereof, and Purchaser shall have the option of: (i) waiving such breach of representation or warranty or material adverse change and completing its purchase of the Property pursuant to this Agreement; (ii) reaching agreement with Seller to adjust the terms of this Agreement to compensate Purchaser for such change, but only to the extent Seller agrees in its sole discretion; or (iii) terminating this Agreement Upon a termination of the Agreement pursuant to clause (iii) in the forgoing sentence, the Earnest Money shall be paid immediately by Title Company to Purchaser and, except as otherwise provided in this Agreement, neither of the parties shall have any further liability or obligation hereunder.

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9.2 Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

9.2.1 Organization and Authority. Purchaser has been duly organized and is validly existing in good standing in the state in which it was formed. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms; and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Seller have been taken.

9.2.2 Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

9.2.3 Prohibited Persons and Transactions. Purchaser is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of OFAC (including those named on OFAC’ s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the December 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

9.3 Survival of Representations and Warranties. The representations, warranties and indemnities set forth in this Article 9 are made as of the Effective Date and, except as provided in this Article 9, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of twelve (12) months (the “Survival Period”). Each party shall have the right to bring an action against the other on the breach of a representation or warranty or covenant hereunder or in the documents delivered at the Closing, but only if the party bringing the action for breach first learns of the breach after Closing and gives written notice of such breach to the other party before the end of the Survival Period and files such action on or before the first day following the second anniversary of the Closing Date. The provisions of this Section 9.3 shall survive the Closing.

ARTICLE 10

DEFAULT AND REMEDIES

10.1 Seller’s Remedies. If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser’s representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) Business Day after written notice thereof from Seller or the Closing Date (except no notice or cure period shall apply if Purchaser fails to consummate the purchase of the Property hereunder), Seller shall be entitled, as its sole remedy (except as provided in Sections 4.5, 8.4, 9.3, 10.3 and 10.4), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE EARNEST MONEY DEPOSIT PLUS ACCRUED INTEREST IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. PURCHASER AND SELLER AGREE THAT, EXCEPT FOR SELLER’S REMEDIES DESCRIBED IN SECTIONS 4.5, 8.4, 9.3, 10.3 AND 10.4, SELLER’S RIGHT TO RETAIN THE EARNEST MONEY DEPOSIT PLUS ACCRUED INTEREST SHALL BE THE SOLE REMEDY OF SELLER AT LAW IN THE EVENT OF A BREACH OF THIS AGREEMENT BY PURCHASER

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10.2 Purchaser’s Remedies. If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller’s representations or warranties are breached, and such breach could reasonably lead to, create, or result in a Material Adverse Change, and, except for Seller’s failure to timely close on the sale of the Property as set forth herein, such default or breach is not cured by the earlier of the tenth (10th) Business Day after written notice thereof from Purchaser or the Closing Date (except no notice or cure period shall apply if Seller fails to consummate the sale of the Property hereunder), Purchaser shall elect, as its sole remedy, either to (a) terminate this Agreement and recover the Earnest Money and the Pursuit Costs, (b) seek specific performance of Seller’s obligation to consummate the sale of the Property hereunder, or (c) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price. “Pursuit Costs” means the actual, out-of-pocket fees, costs and expenses, damages, and losses incurred or suffered by Purchaser in connection with this Agreement, the Lease and the transactions contemplated in this Agreement and the Lease up to the maximum amount of Fifty Thousand Dollars ($50,000.00). Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten (10) days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within sixty (60) days following the scheduled Closing Date. In all events Purchaser’s remedies shall be limited to those described in this Section 10.1 and Sections 4.5, 8.4, 9.3, 10.3 and 10.4. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Purchaser because Seller has transferred the Property (or agreed to transfer the Property) to a third party, Purchaser shall be entitled to pursue all rights and remedies available at law or in equity.

10.3 Attorneys’ Fees. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such claims.

10.4 Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Title Company as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

ARTICLE 11

DISCLAIMERS RELEASE AND INDEMNITY

11.1 Sale “As Is, Where Is”. Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing.

11.2 Survival. The terms and conditions of this Article 11 shall expressly survive the Closing, not merge with the provisions of any closing documents or the Deed.

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ARTICLE 12

MISCELLANEOUS

12.1       No Assumption of Liabilities. Notwithstanding any provision contained in this Agreement to the contrary, this Agreement is intended as and shall be deemed to be an agreement for the sale of assets and none of the provisions hereof shall be deemed to create any obligation or liability of any party to any person or entity that is not a party to this Agreement, whether under a third-party beneficiary theory, laws relating to transferee liabilities or otherwise. Except as specifically provided otherwise in this Agreement, Purchaser shall not assume and shall not discharge or be liable for any debts, liabilities or obligations of Seller including, but not limited to, any liabilities or obligations of Seller to its creditors, shareholders or owners, liabilities or obligations of Seller with respect to any acts, events or transactions occurring prior to, on or after the Closing, liabilities or obligations of Seller for any federal, state, county or local taxes, or any contingent liabilities or obligations of Seller, whether known or unknown by Seller or Purchaser. Except as otherwise provided in this Agreement, Purchaser shall have no duty whatsoever to take any action or receive or make any payment or credit arising from or related to any services provided or costs incurred in connection with the operation of the Property or any business conducted on the Property prior to the Closing, including, but not limited to, any matters relating to cost reports, collections, audits, hearings, or legal action arising therefrom.

12.2 Limitation of Liability. Any and all liabilities and obligations of Purchaser under this Agreement shall be satisfied solely out of the properties and assets of Purchaser, as they may exist from time to time, and in no event shall the properties or assets of the direct or indirect members, managers or partners of Purchaser, or of the affiliate companies, trusts, partnerships or corporations or successors or assigns of any such direct or indirect partners, managers, members or affiliates, or the managers, directors, officers, members or shareholders of any of the foregoing, be subject to satisfaction of any liabilities or obligations of Purchaser under this Agreement.

12.3 Parties Bound; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement with written consent from Seller or upon the following conditions: (a) the assignee of Purchaser must be an entity controlling, controlled by, or under common control with Purchaser, and (b) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, and be liable for the performance of Purchaser’s obligations.

12.4 Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

12.5 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

12.6 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state of Texas.

12.7 Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party) shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

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12.8 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by both parties. All Exhibits hereto are incorporated herein by this reference for all purposes.

12.9 Time. Time is of the essence in the performance of this Agreement.

12.10 Electronic Transactions. The parties hereby acknowledge and agree this Agreement and the transactions contemplated by this Agreement may not be conducted by electronic means, as specifically set forth in the “Notices” section of this Agreement, provided that the Deed and any other documents required by the Title Company to be originals shall be delivered in original format as part of Closing and in accordance with this Agreement.

12.11 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.3. Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, or (d) by electronic mail addressed to the electronic mail address set forth in Section 1.3 for the party to be notified with a confirmation copy delivered by another method permitted under this Section 12.11. Notice given in accordance herewith for all permitted forms of notice other than by electronic mail, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee (even if such addressee refuses delivery thereof). Notice given by electronic mail in accordance herewith shall be effective upon the entrance of such electronic mail into the information processing system designated by the recipient’s electronic mail address. Except for electronic mail notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

12.12 Construction; Waiver. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto. The word “including” and any derivation thereof shall mean “including, without limitation.” No provision of this Agreement shall be deemed to be waived by either party unless the waiver is in writing and signed by that party. Unless otherwise expressly provided herein, no consent or approval by either party shall be deemed to be given unless the consent or approval is in writing and signed by that party. No custom or practice that may evolve between Purchaser and Seller during the term of this Agreement shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance with the terms of this Agreement.

12.13 Calculation of Time Periods; Business Day. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day. The last day of any period of time described herein shall be deemed to end at 5:00 pm Central time. As used herein, the term “Business Day” means any day that is not a Saturday, Sunday or legal holiday for national banks in Dallas, Texas.

12.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement and any amendments thereto, the parties may execute and exchange by portable document format (PDF) or other electronic means (i.e., DocuSign) counterparts of the signature pages.

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12.15 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees, to the best of its abilities, to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

12.16 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing, except that a tenant of the Property may enforce Purchaser’s indemnity obligation under Section 4.5.

12.17 No Marketing. Seller agrees not to market any portion of the Property for sale from the Effective Date until the earlier of the Closing or a termination of this Agreement.

12.18 Reporting Person. Purchaser and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

12.19 Tax Deferred Exchange. Each party agrees to cooperate with each other in effecting the other party’s exchange of the Property that qualifies for tax deferred treatment pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of applicable state law; provided, that (a) such cooperation does not result in a delay of Closing, (b) such consents do not modify the terms of this Agreement nor impose any liability or obligations on the party signing such consent and (c) Purchaser is not required to take title to any other real property. Such tax-deferred exchange shall be effected at the requesting party’s sole cost, expense and liability.

12.20 Waiver of Jury Trial and Certain Damages. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO SHALL AND THEY HEREBY DO INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND/OR ANY CLAIM OR INJURY OR DAMAGE RELATED THERETO.

12.21 Escrow Instructions. Title Company is hereby employed by the party to act as Title Company in connection with this Transaction. This Agreement shall be used as instructions to Title Company, as escrow agent, which may provide its standard conditions of acceptance of escrow; provided, however, that in the event of any inconsistency between such standard conditions of acceptance and the terms of this Agreement, the terms of this Agreement shall prevail. Title Company’s receipt of this Agreement and the opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company’s agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Title Company is authorized to pay, at Closing, from any funds held by it for each party’s respective credit, all amounts necessary to procure the delivery of any documents and to pay, on behalf of Purchaser and Seller, all charges and obligations payable by them hereunder, respectively. Purchaser and Seller will pay all charges payable by them to Title Company. Title Company shall not cause the Transaction to close unless and until it has received written instructions from Purchaser and Seller to do so. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Purchaser and Seller or to interplead such documents and/or funds in an action brought in any such court.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.

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SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:
STRYVE FOODS, LLC,
a Texas limited liability company

	By:	/s/ R. Alex Hawkins
	Name:	R. Alex Hawkins
Date executed by Seller:	Title:	Chief Operating Officer

May 26, 2021

PURCHASER:

OK BILTONG FACILITY, LLC, a Texas limited liability company

Date executed by Purchaser:
	By:	/s/ Theodore Casey
May 26, 2021	Name:	Theodore Casey
	Title:	CEO Executive

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JOINDER BY TITLE COMPANY

Title Company has executed this Agreement in order to confirm that Title Company has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

Date executed by Title Company:
By:
_____________________, 2021	Name:
Title:

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LIST OF EXHIBITS

Exhibit A - Legal Description of Land

Exhibit B - Tangible Personal Property

Exhibit C Special Warranty Deed

Exhibit D Bill of Sale and Assignment

Exhibit E FIRPTA Certificate

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Exhibit 10.17

LEASE AGREEMENT

by and between

OK BILTONG FACILITY, LLC
as Landlord

and

STRYVE FOODS, LLC
as Tenant

Made as of June 4, 2021

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iii

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of June 4, 2021 (the “Effective Date”), by and between OK BILTONG FACILITY, LLC, a Texas limited liability company (“Landlord”), whose address is 1 Abbey Woods Lane, Dallas, TX 75248 and STRYVE FOODS, LLC, a Texas limited liability company (“Tenant”), whose address is 5801 Tennyson Pkwy Suite 275, Plano, TX 75204. Capitalized terms not defined herein shall have the meanings set forth in Article I below.

In consideration of the mutual covenants and agreements herein contained, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE I

DEFINED TERMS

The following terms shall have the following meanings for all purposes of this Lease:

“Adjustment Date” means that date set forth in Section 2.07.

“Affiliate” means (i) any Person which directly or indirectly controls, is under common control with or is controlled by any other Person, or (ii) any ownership (direct or indirect) by one Person of fifty percent (50%) or more of the ownership interests of another Person. For purposes of this definition, “controls,” “under common control with,” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

“Anti-Money Laundering Laws” means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including, without limitation, (a) 18 U.S.C. §§ 1956 and 1957; and (b) the Bank Secrecy Act, 31 U.S.C. §§ 5311, et seq., and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

“Assumption Agreement” has the meaning set forth in Section 15.02.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended.

“Base Annual Rental” means the Initial Base Annual Rental set forth in Section 2.05 as adjusted as set forth in Sections 2.06, 2.07 and 5.02.

“Base Monthly Rental” means, for any month, an amount equal to one-twelfth (1/12) of the applicable Base Annual Rental for the period in which such month falls.

“Business Day” means a day which is not a Saturday, Sunday, or an official holiday observed by the Federal Reserve Bank of Dallas.

“Casualty” means any loss of or damage to any property included within or related to the Property or arising from an adjoining property caused by an Act of God, fire, flood or other catastrophe.

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

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“Condemnation” means a Taking and/or a Requisition.

“Costs” means all reasonable costs and expenses incurred by a Person, including, without limitation, reasonable attorneys’ fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, brokerage fees, escrow fees, title insurance premiums, appraisal fees, stamp taxes, recording fees and transfer taxes or fees, as the circumstances require.

“Default Rate” means twelve percent (12%) per annum or the highest rate permitted by law, whichever is less.

“EBITDA” shall mean, for any period and with respect to the entity in question (and with respect to any other entities listed on such entity’s consolidated financial statements), an amount of money equal to the sum of (a) net income (or net loss) of such entity for the applicable period, plus (b) the following to the extent deducted in calculating such net income (or net loss): (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) extraordinary and non-recurring losses, minus (c) the following to the extent added in calculating such net income (or net loss): (i) any net after-tax income from the early extinguishment of indebtedness or hedging obligations and (ii) extraordinary and nonrecurring gains. EBITDA and all accounting terms used in this definition of EBITDA shall be calculated on the accrual basis in accordance with GAAP, consistently applied in accordance with the past practice of the entity in question.

“Effective Date” has the meaning set forth in the introductory paragraph of this Lease.

“Environmental Laws” means applicable federal, state and local laws, ordinances, common law requirements and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees having the effect of law in effect now or in the future and including all amendments, that relate to Hazardous Materials, Regulated Substances, USTs, and/or the protection of human health or the environment, or relating to liability for or Costs of Remediation or prevention of Releases. “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601, et seq.; (ii) the Hazardous Materials Transportation Act, 49 U.S.C. §5101, et sec .; (iii) the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to USTs), 42 U.S.C. §6901, et q.; (iv) the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; (v) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001, et seq.; (vi) the Clean Drinking Water Act, 33 U.S.C. § 1251 et seq.; (vii) the Clean Air Act, 42 U.S.C. § 7401, et seq.; (viii) the Safe Drinking Water Act, 42 U.S.C. § 300f et m.; (ix) the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; (x) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136, et seq.; (xi) the Endangered Species Act, 16 U.S.C. § 1531, et seq.; and (xii) the National Environmental Policy Act, 42 U.S.C. § 4321, et seq.

“Environmental Liens” has the meaning set forth in Section 9.04(a)(ii).

“Event of Default” has the meaning set forth in Section 13.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Personalty” has the meaning set forth in Section 4.04.

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“Expiration Date” means the Initial Term Expiration Date and, if the Initial Term is extended in accordance with this Lease, the last day of any applicable Extension Term.

“Extension Option” has the meaning set forth in Section 4.02.

“Extension Term” has the meaning set forth in Section 4.02.

“Force Majeure Event” has the meaning set forth in Section 18.01.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied from period to period.

“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, any state or any political subdivision thereof with authority to adopt, modify, amend, interpret, give effect to or enforce any federal, state and local laws, statutes, ordinances, rules or regulations, including common law, or to issue court orders.

“Guarantor” means the Person identified as the Guarantor in Section 2.09, who has executed and delivered to Landlord the Guaranty, and/or any additional or replacement guarantor(s) approved by Landlord in its sole and absolute discretion.

“Guaranty” means that certain Unconditional Guaranty of Payment and Performance dated as of the date hereof given by Guarantor for the benefit of Landlord, as the same may be amended from time to time.

“Hazardous Materials” includes: (a) oil, petroleum products (including any and all constituents and additives), flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials, contaminants or pollutants which pose a hazard to the Property or to Persons on or about the Property, cause the Property to be in violation of any local, state or federal law or regulation, (including without limitation, any Environmental Law), or are defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances”, “contaminants”, “pollutants”, “regulated substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted, orders issued, or publications promulgated pursuant thereto, including, but not limited to, any Environmental Laws; (b) asbestos in any foul]; which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million contained in transformers or other equipment; (c) any mold, mildew, fungus or other potentially dangerous organisms; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of any property adjoining the Property.

“Indemnified Parties” means Landlord, and Lender, and their respective members, managers, officers, directors, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Landlord or Lender, as applicable.

“Initial Term” has the meaning set forth in Section 4.01.

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“Initial Term Expiration Date” has the meaning set forth in Section 2.02.

“Insolvency Event” means (a) a Person becoming insolvent within the meaning of the Bankruptcy Code; or not generally paying its debts as the same become due; (b) any proceeding being instituted by or against any Person (i) seeking to adjudicate it bankrupt or insolvent; (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against any Person, either such proceeding shall remain undismissed for a period of one hundred twenty (120) days or any of the actions sought in such proceeding shall occur; or (c) any Person taking any corporate action to authorize any of the actions set forth above in this definition.

“Landlord Entity” or “Landlord Entities” means individually or collectively, as the context may require, Landlord and all Affiliates of Landlord.

“Law(s)” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted Governmental Authority, court or agency, now or hereafter enacted or in effect.

“Lease Term” shall have the meaning described in Section 4.01.

“Legal Requirements” means the requirements of all present and future Laws (including, without limitation, Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment, and all easements, liens, covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to the Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Property, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of the Property.

“Lender” means any lender in connection with any loan or extension of credit, now or hereafter existing, secured by all or any part of Landlord’s interest in the Property, and any servicer, collateral agent and/or trustee with respect to any such loan or extension of credit.

“Loan Documents” means, collectively, any loan agreement executed by and between Lender and Landlord, all promissory notes, mortgages, deeds of trust, deeds to secure debt, and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended, modified and supplemented and any and all replacements or substitutions thereof

“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, diminutions in value, fines, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, inclusive of bodily injury and property damage to third parties (including, without limitation, attorneys’ fees and other Costs of defense).

“Material Adverse Effect” means a material adverse effect on (a) the Property, including, without limitation, the operation of the Property as a Permitted Facility and/or the value or worth of the Property; (b) the contemplated business, condition, worth or operations of any Tenant Entity; (c) Tenant’s ability to perform its obligations under this Lease; (d) Landlord’s interests in the Property, this Lease or the other Transaction Documents; or (e) any Guarantor’s ability to perform its obligations under the Guaranty.

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“Monetary Obligations” has the meaning set forth in Section 5.03.

“Mortgages” means, collectively, the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases, security agreements and fixture filings, now or hereafter in existence, executed by Landlord for the benefit of Lender with respect to the Property, as such instruments may be amended, modified, restated or supplemented from time to time and any and all replacements or substitutions thereof

“Net Award” means (a) the entire award payable by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise; or (b) the entire proceeds of any insurance required under Section 7.03 payable, as the case may be, and in either case, less any Costs incurred by Landlord in collecting such award or proceeds.

“OFAC Laws” means Executive Order 13224 issued by the President of the United States, and all regulations promulgated thereunder, including, without limitation, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the U.S. Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as supplemented, amended or modified from time to time after the Effective Date, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

“Other Agreements” means, collectively, all agreements and instruments now or hereafter entered into between, among or by (a) any of the Tenant Entities; and, or for the benefit of; (b) any of the Landlord Entities, including, without limitation, leases, promissory notes and guaranties, but excluding this Lease and all other Transaction Documents.

“Partial Condemnation” means a Condemnation which is not a Total Condemnation.

“Permitted Amounts” shall mean, with respect to any given level of Hazardous Materials or Regulated Substances, that level or quantity of Hazardous Materials or Regulated Substances in any form or combination which does not constitute a violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses as the Permitted Facility located in the state where the Property is located.

“Permitted Facility” means a light manufacturing, processing plant and distribution, and all related purposes, such as ingress, egress and parking, and uses incidental thereto.

“Permitted Transferee” has the meaning set forth in Section 15.02.

“Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

“Personalty” has the meaning set forth in Section 17.01.

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“Price Index” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equaling 100 in 19824984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency. In the event that the Price Index ceases to be published, its successor index measuring cost of living as published by the same Governmental Authority which published the Price Index shall be substituted and any necessary reasonable adjustments shall be made by Landlord and Tenant in order to carry out the intent of Section 2.06. In the event there is no successor index measuring cost of living, Lessor shall reasonably select an alternative price index measuring cost of living that will constitute a reasonable substitute for the Price Index.

“Property” means that parcel of real estate legally described on Exhibit A attached hereto, all rights, privileges, and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located on such real estate (whether or not affixed to such real estate), but shall exclude the Existing Personalty.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement dated as of May 26, 2021, between Landlord and Seller with respect to the Property.

“Real Estate Taxes” has the meaning set forth in Section 7.01(a).

“Regulated Substances” means “petroleum” and “petroleum-based substances” or any similar terms described or defined in any of the Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs.

“REIT” means a real estate investment trust as defined under Section 856 of the Code.

“Release” means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs from the Property, or on or onto the Property (even if the source thereof is an adjoining property).

“Remediation” means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, Regulated Substances or USTs, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto or order of any Governmental Authority, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, Regulated Substances or USTs.

“Rental” means, as the context requires, the Base Annual Rental and/or the Base Monthly Rental.

“Rental Adjustment” has the meaning set forth in Section 2.06.

“Requisition” means any temporary requisition or confiscation of the use or occupancy of the Property by any Governmental Authority, civil or military, whether pursuant to an agreement with such Governmental Authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

“Securities Act” means of the Securities Act of 1933, as amended.

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“Securitization” means one or more (i) sales, dispositions, transfers or assignments by Lender or any Affiliate of Lender to a special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization, (ii) grants by Lender or any Affiliate of Lender to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender or any or all servicing rights with respect thereto, or (iii) sales, transfers or assignments by Lender or any Affiliate of Lender to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender or any or all servicing rights with respect thereto. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

“Seller” means the seller of the Property, as identified in the Purchase and Sale Agreement.

“SNDA” means subordination, nondisturbance and attornment agreement.

“Successor Landlord” has the meaning set forth in Section 14.04.

“Taking” means (a) any taking or damaging of all or a portion of the Property (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special; (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding; or (iii) by any other means; or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Property.

“Tax Reserve” has the meaning set forth in Section 7.01(b).

“Temporary Taking” has the meaning set forth in Section 12.04.

“Tenant Entity” or “Tenant Entities” means individually or collectively, as the context may require, Tenant and Guarantor, and all Affiliates thereof.

“Threatened Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Property which may result from such Release.

“Total Condemnation” means a Condemnation of all or substantially all of the Property, including a Condemnation (other than for a temporary use) of such a substantial part of the Property resulting in the portion of the Property remaining after such Condemnation being unsuitable for use as a Permitted Facility, as determined by Tenant in the exercise of good faith business judgment.

“Transaction” has the meaning set forth in Section 15.01.

“Transaction Documents” means this Lease, the Purchase and Sale Agreement, any Guaranty and all documents related thereto.

“Transfer” has the meaning assigned to such term in Section 15.02 of this Agreement.

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“U.S. Publicly Traded Entity” means an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly-owned subsidiary of such an entity.

“USTs” means any one or combination of tanks and associated product piping systems used in connection with storage, dispensing and general use of Regulated Substances.

ARTICLE H

BASIC LEASE TERMS

Section 2.01 Property. The street address of the Property is 1006 E Main Street, Madill, Oklahoma, 73446. See also Exhibit A attached hereto.

Section 2.02 Initial Term Expiration Date. The date that is the last day of the calendar month that is one hundred forty-four (144) calendar months after the Effective Date.

Section 2.03 Extension Options. Three (3) extensions of five (5) years each, as described in Section 4.02.

Section 2.04 Term Expiration Date (if fully extended). The date that is the last day of the calendar month that is three hundred twenty-four (324) calendar months after the Effective Date.

Section 2.05 Initial Base Monthly Rental. $59,997.62, as described in Section 5.01.

Section 2.06 Rental Adjustment. During the Lease Term (including any Extension Term), on the first (P`) Adjustment Date the Base Annual Rental shall increase by an amount equal to 2.0%, and on each Adjustment Date thereafter (including during each Extension Term, but subject to the terms of Section 2.07), the Base Annual Rental shall increase by an amount equal to the Rental Adjustment; provided, however, that in no event shall Base Annual Rental be reduced as a result of the application of the Rental Adjustment.

Section 2.07 Adjustment Date. The first anniversary of the Effective Date, and every anniversary thereafter during the Lease Term (including any Extension Term), provided, however, notwithstanding the Rental Adjustment described in Section 2.06, at the commencement date of each Extension Term, the Base Annual Rental shall increase by 2.5% over the previous year’s Base Annual Rent, and, thereafter, the Base Annual Rate will increase on each anniversary of the Effective Date pursuant to the Rental Adjustment described in Section 2.06.

Section 2.08 Intentionally Deleted.

Section 2.09 Guarantors. Ted Casey, Joe Oblas and Gabe Carimi, jointly and severally.

Section 2.10 Tenant Tax Identification No. 81-5470323

Section 2.11 Landlord Tax Identification No. 86-3983080.

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ARTICLE DI

LEASE OF PROPERTY

Section 3.01 Lease. In consideration of Tenant’s payment of the Rental and other Monetary Obligations and Tenant’s performance of all other obligations hereunder, Landlord hereby leases to Tenant, and Tenant hereby takes and hires, the Property, together with the non-exclusive right to all of Landlord’s rights, privileges, easements, rights-of-way and appurtenances in, over and upon the adjoining and adjacent public and private land, highways, roads and streets reasonably required for ingress to and egress from the Property, “AS IS” and “WHERE IS” without representation or warranty by Landlord, and subject to the existing state of title, the parties in possession, any statement of facts which an accurate survey or physical inspection of the Property might reveal, and all Legal Requirements now or hereafter in effect. Landlord represents and warrants that it is the fee simple owner of the Property. TENANT ACKNOWLEDGES THAT (1) IT ACCEPTS THE PROPERTY IN AN “AS IS, WHERE IS” CONDITION, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PROPERTY IS LEASED AND LANDLORD HAS NOT MADE AND HEREBY DISCLAIMS ANY AND ALL WARRANTIES, REPRESENTATIONS, COVENANTS, AND AGREEMENTS WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PROPERTY, (3) THE PROPERTY IS IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PROPERTY, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PROPERTY HAVE BEEN MADE BY LANDLORD, AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PROPERTY.

Section 3.02 Quiet Enjoyment. So long as Tenant shall pay the Rental and other Monetary Obligations provided in this Lease, and shall keep and perform all of the terms, covenants and conditions on its part contained herein, Tenant shall have, subject to the terms and conditions set forth herein, the right to peacefully and quietly have, hold and occupy the Property free of any interference from Landlord or anyone claiming by, through or under Landlord; provided, however, in no event shall Tenant be entitled to bring any action against Landlord to enforce its rights hereunder if an Event of Default, or any event or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

ARTICLE IV

LEASE TERM; EXTENSION

Section 4.01 Initial Term. The initial term of this Lease (“Initial Term”) shall commence as of the Effective Date and shall expire at midnight on the Initial Term Expiration Date, unless terminated sooner as provided in this Lease and as may be extended as provided herein. The time period during which this Lease shall actually be in effect, including any Extension Term, is referred to as the “Lease Term.”

Section 4.02 Extensions. Unless this Lease has expired or has been sooner terminated, or an Event of Default has occurred and is continuing at the time any extension option is exercised or at the commencement of any Extension Term, and provided that all other agreements necessary to the continued operation of Tenant’s business at the Property are extended for a period of not less than the applicable extension periods, Tenant shall have the right and option (each, an “Extension Option”) to extend the Initial Term for the Property for three (3) additional successive periods of five (5) years each (each, an “Extension Term”), pursuant to the terms and conditions of this Lease then in effect.

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Section 4.03 Notice of Exercise. Tenant may only exercise the Extension Options by giving written notice thereof to Landlord of its election to do so (a) no later than two hundred seventy (270) days prior to the Expiration Date (or two hundred seventy (270) days prior to the last day of an Extension Term, if the Initial Term has previously been extended in accordance with Section 4.02), and (b) no earlier than three hundred seventy (370) days prior to the Expiration Date (or three hundred seventy (370) days prior to the last day of an Extension Term, if the Initial Term has previously been extended in accordance with Section 4.02). If written notice of the exercise of any Extension Option is not received by Landlord by the applicable dates described above, then this Lease shall terminate on the last day of the Initial Term or, if applicable, the last day of the Extension Term then in effect. Upon the request of Landlord or Tenant, the parties hereto will, at the expense of Tenant, execute and exchange an instrument in recordable form setting forth the extension of the Lease Term in accordance with this Section 4.03

Section 4.04 Removal of Personalty. Upon the expiration of the Lease Term, and if Tenant is not then in breach hereof, Tenant may remove from the Property all personal property belonging to Tenant. Tenant shall repair any damage caused by such removal and shall leave the Property clean and in good and working condition and repair inside and out, subject to normal wear and tear. Any property of Tenant left on the Property on the tenth day following the expiration of the Lease Toon shall, at Landlord’s option, automatically and immediately become the property of Landlord.

Section 4.05 Existing Personalty. To the extent that there is any furniture, trade fixtures, equipment or other personal property located upon the Property as of the Effective Date (collectively, the “Existing Personalty”), such Existing Personalty is the property of Tenant; Tenant shall maintain insurance on the Existing Personalty pursuant to and in accordance with the provisions of Section 7.03 below.

Section 4.06 No Termination. Notwithstanding any present or future law to the contrary, this Lease shall not be terminated by Tenant for any failure of Landlord to perform pursuant to the terms and conditions of this Lease or otherwise for any reason. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligations or the right to terminate this Lease or withhold rent on account of any Landlord default.

ARTICLE V

RENTAL AND OTHER MONETARY OBLIGATIONS

Section 5.01 Base Monthly Rental. During the Lease Term, on or before the first (1”) day of each calendar month, Tenant shall pay in advance the Base Monthly Rental then in effect for each such month. If the Effective Date is a date other than the first (1s) day of the month, Tenant shall pay to Landlord on the Effective Date, the Base Monthly Rental prorated by multiplying the Base Monthly Rental by a fraction, the numerator of which is the number of days remaining in the month (including the Effective Date) for which Rental is being paid, and the denominator of which is the total number of days in such month.

Section 5.02 Adjustments. During the Lease Term (including any Extension Term), on the first (1’) Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental then in effect shall increase by an amount equal to the Rental Adjustment, except as set forth in Section 2.07 above with respect to the first (Pt) year of each Extension Tem.”.

Section 5.03 Monetary Obligations. In addition to Base Annual Rental and Base Monthly Rental, Tenant shall pay and discharge, all sums of money required to be paid or reimbursed by Tenant under this Lease to Landlord, to any party on behalf of Landlord, to any third party or to any Indemnified Party (collectively, the “Monetary Obligations”). Tenant shall pay and discharge any Monetary Obligations when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within twenty (20) days after Landlord’s demand for payment thereof or, if later, when the same are due. In no event shall Tenant be required to pay to Landlord any Monetary Obligation that Tenant is obligated to pay and has paid to any third party pursuant to any provision of this Lease.

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Section 5.04 Rentals To Be Net to Landlord. The Base Annual Rental payable hereunder shall be absolutely net to Landlord, so that this Lease shall yield to Landlord the Rentals specified during the Lease Term, and all Costs and obligations of every kind and nature whatsoever relating to the Property (even if an obligation relating to the Property is, pursuant to Legal Requirements or pursuant to a recorded agreement, the obligation of the fee owner of the Property) shall be performed and paid by Tenant, including without limitation, common area maintenance charges, if any, related to the Property. Tenant shall perform all of its obligations under this Lease at its sole cost and expense. All Rental and Monetary Obligations which Tenant is required to pay hereunder shall be the unconditional obligation of Tenant and shall be payable in full when due and payable, without notice or demand, and without any setoff, abatement, deferment, deduction or counterclaim whatsoever.

Section 5.05 ACH Authorization. Upon execution of this Lease, Tenant shall establish arrangements whereby payments of the Base Monthly Rental, impound payments (if any), sales tax or real property tax (if any), and any other Monetary Obligations are transferred by Automated Clearing House Debit initiated by Landlord from an account established by Tenant at a United States bank or other financial institution to such account as Landlord may designate. Tenant shall continue to pay all Rental and other Monetary Obligations by Automated Clearing House Debit unless otherwise directed by Landlord.

Section 5.06 Late Charges; Default Interest. Any delinquent payment of Base Monthly Rental shall, in addition to any other remedy of Landlord, incur a late charge of five percent (5%) (which late charge is intended to compensate Landlord for the cost of handling and processing such delinquent payment and should not be considered interest) if not paid within five (5) Business Days after the date due, and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Tenant be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect. Any payment of a Monetary Obligation that is not paid to Landlord by Tenant on or prior to the date such payment is due to Landlord shall bear interest at a rate of interest per annum equal to the Default Rate until the date paid.

Section 5.07 Holdover. Subject to Section 4.04, if Tenant remains in possession of the Property after the expiration of the Lease Term, Tenant, at Landlord’s option and within Landlord’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay Rentals and Monetary Obligations in the amounts herein provided, except that the Base Monthly Rental shall be automatically increased to one hundred fifty percent (150%) of the last Base Monthly Rental payable under this Lease, and Tenant shall comply with all the terms of this Lease; provided that nothing herein nor the acceptance of Rental by Landlord shall be deemed a consent to such holding over. Tenant shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Tenant’s failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding tenant.

Section 5.08 Guaranty. Tenant and Landlord acknowledge that Guarantor has executed and delivered to Landlord the Guaranty, which Guaranty is in full force and effect in accordance with its terms as of the Effective Date. Tenant shall cause Guarantor to maintain the Guaranty in full force and effect and in good standing as provided therein during the Lease Term, except to the extent Landlord expressly agrees otherwise in writing.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF TENANT AND LANDLORD

The representations and warranties of Tenant contained in this ARTICLE VI are being made to induce Landlord to enter into this Lease, and Landlord has relied, and will continue to rely, upon such representations and warranties. Tenant represents and warrants to Landlord as follows:

Section 6.01 Organization, Authority and Status of Tenant. Tenant has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified to do business in any jurisdiction where such qualification is required. All necessary action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and agreements provided for herein, including without limitation, the Transaction Documents. Tenant is not, and if Tenant is a “disregarded entity,” the owner of such disregarded entity is not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States Person” as those terms are defined in the Code and the regulations promulgated thereunder. The Person who has executed this Lease on behalf of Tenant is duly authorized to do so.

Section 6.02 Enforceability. This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms.

Section 6.03 Property Condition. Tenant has physically inspected the Property and has examined title to the Property, and has found all of the same satisfactory in all respects for all of Tenant’s purposes.

Section 6.04 Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving any Tenant Entity or the Property before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect.

Section 6.05 Absence of Breaches or Defaults. Tenant is not in default under any document, instrument or agreement to which Tenant is a party or by which Tenant, the Property is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Tenant is a party or by which the Property is subject or bound.

Section 6.06 Licenses and Permits. Tenant has obtained all required licenses and permits, both governmental and private, to use and operate the Property as a Permitted Facility.

Section 6.07 Financial Condition; Information Provided to Landlord. The financial statements, all financial data and all other documents and information heretofore delivered to Landlord by or with respect to the Tenant Entities and the Property in connection with this Lease or relating to the Tenant Entities or the Property are true, correct and complete in all material respects; there have been no amendments thereto since the date such items were prepared or delivered to Landlord; all financial statements provided were prepared in accordance with GAAP, and fairly present as of the date thereof the financial condition of each individual or entity to which they pertain; and no change has occurred to any such financial statements, financial data, documents and other information not disclosed in writing to Landlord, which has had, or could reasonably be expected to result in, a Material Adverse Effect.

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Section 6.08 Compliance With OFAC Laws. None of the Tenant Entities, and no individual or entity owning directly or indirectly any interest in any of the Tenant Entities, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws or is otherwise in violation of any of the OFAC Laws; provided, however, that the representation contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity.

Section 6.09 Solvency. There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting Tenant or Guarantor.

Section 6.10 [Intentionally Deleted]

Section 6.11 [Intentionally Deleted]

Section 6.12 Disclaimer of Warranties. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) AND THE OTHER LANDLORD ENTITIES HAVE NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD OR ANY OF THE LANDLORD ENTITIES BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, INCOME, EXPENSES, ENTITLEMENTS OR ZONING, (xv) THE EXISTENCE OF ANY HAZARDOUS MATERIALS, RELEASE OR VIOLATION OF HAZARDOUS MATERIALS LAWS, OR (xvi) COMPLIANCE OF THE PROPERTY WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE ASSUMED BY AND TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PROPERTY IS OF ITS SOLE SELECTION AND TO ITS SOLE SPECIFICATIONS AND THAT THE PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT IN ALL RESPECTS. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE PROPERTY OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD AND ALL OTHER LANDLORD ENTITIES SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 6.12 HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES BY LANDLORD OR ANY LANDLORD ENTITY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

The representations and warranties of Landlord contained in this ARTICLE VI are being made to induce Tenant to enter into this Lease, and Tenant has relied, and will continue to rely, upon such representations and warranties. Landlord represents and warrants to Tenant as follows:

Section 6.13 Organization, Authority and Status of Landlord. Landlord has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified to do business in any jurisdiction where such qualification is required. All necessary action has been taken to authorize the execution, delivery and performance by Landlord of this Lease and of the other documents, instruments and agreements provided for herein, including without limitation, the Transaction Documents. Landlord is not, and if Landlord is a “disregarded entity,” the owner of such disregarded entity is not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States Person” as those terms are defined in the Code and the regulations promulgated thereunder. The Person who has executed this Lease on behalf of Landlord is duly authorized to do so.

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Section 6.14 Enforceability. This Lease constitutes the legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms.

Section 6.15 Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving any Landlord Entity or the Property before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect.

Section 6.16 Absence of Breaches or Defaults. Landlord is not in default under any document, instrument or agreement to which Landlord is a party or by which Landlord or the Property is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Landlord is a party or by which Landlord or the Property is subject or bound.

ARTICLE VII

TAXES AND ASSESSMENTS; UTILITIES; INSURANCE

Section 7.01 Taxes.

(a) Payment. Subject to the provisions of this Article VII, Tenant shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance (except as otherwise set forth in this Section 7,01(a)), all taxes and assessments of every type or nature assessed against or imposed upon the Property, Tenant or Landlord during the Lease Term related to or arising out of this Lease and the activities of the parties hereunder, including, without limitation (collectively, the “Real Estate Taxes”):

(i) all taxes, or assessments upon the Property or any part thereof and upon any personal property, trade fixtures and improvements located on the Property, whether belonging to Landlord or Tenant, or any tax or charge levied in lieu of such taxes and assessments;

(ii) all taxes, charges, license fees and or similar fees imposed by reason of the use of the Property by Tenant; and

(iii) all excise, franchise, transaction, privilege, license, sales, use and other taxes upon the Rental or Monetary Obligations hereunder (and which are not assessed against all gross income of Landlord), the leasehold estate of either party or the activities of either party pursuant to this Lease, which such taxes shall be paid to Landlord simultaneously with any payment to Landlord of Base Monthly Rental or Monetary Obligations, as the case may be.

Notwithstanding the foregoing, Real Estate Taxes shall not be deemed to include any estate, inheritance or general income tax, sales tax, profit tax, transfer tax or other similar taxes,

Upon receipt of any bill or invoice for Real Estate Taxes by Landlord, Landlord shall promptly deliver same to Tenant for payment. Within thirty (30) days after each tax and assessment payment is required by this Section 7.01 to be paid, Tenant shall, upon prior written request of Landlord, provide Landlord with evidence reasonably satisfactory to Landlord that such payment was made in a timely fashion.

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(b) Reserves. Notwithstanding any provision contained in this Lease, in the event that Tenant defaults in the payment of Real Estate Taxes described in Section 7.01(a)(i) and (ii), Landlord shall have the right, upon written notice to Tenant and without waiving any default, require Tenant to pay to Landlord on the first (P’) day of each month after such notice (or commencing on the date specified in the notice), the amount that Landlord reasonably estimates will be necessary in order to accumulate with Landlord sufficient funds to pay any and all Real Estate Taxes for the Property (and not any personal property taxes for Tenant’s personalty) for the earlier of:

(i) the ensuing twelve (12) months, or

(ii) at least thirty (30) days prior to the date or dates any or all of the Real Estate Taxes are due (which shall not be deemed a trust fund) (the “Tax Reserve”).

Landlord shall, upon prior written request of Tenant, provide Tenant with evidence reasonably satisfactory to Tenant that payment of the Real Estate Taxes was made in a timely fashion. In the event that the Tax Reserve does not contain sufficient funds to timely pay any Real Estate Taxes, upon Landlord’s written notification thereof, Tenant shall, within five (5) Business Days of such notice, provide funds to Landlord in the amount of such deficiency. Landlord shall pay or cause to be paid directly to the applicable taxing authorities any Real Estate Taxes then due and payable for which there are funds in the Tax Reserve; provided, however, that in no event shall Landlord be obligated to pay any Real Estate Taxes in excess of the funds held in the Tax Reserve, and Tenant shall remain liable for any and all Real Estate Taxes, including fines, penalties, interest or additional costs imposed by any taxing authority (unless incurred as a result of Landlord’s failure to timely pay Real Estate Taxes for which it had funds in the Tax Reserve). Tenant shall cooperate fully with Landlord in assuring that the Real Estate Taxes are timely paid. Landlord may deposit all Tax Reserve funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Landlord. Interest or other gains from such funds, if any, shall be the sole property of Landlord. Upon an Event of Default, in addition to any other remedies, Landlord may apply all Tax Reserve funds against any sums due from Tenant to Landlord after applying the Tax Reserve for payment of Real Estate Taxes. To the extent Landlord has received any Tax Reserves, then Landlord shall pay or cause to be paid, prior to delinquency, any Real Estate Taxes up to the amount of Tax Reserves held by Landlord pursuant to this Lease, and, provided that Landlord had in its possession such Tax Reserves, then Tenant shall not be liable for any penalty for late payment imposed by the taxing authority unless Tenant failed to timely remit a sufficient amount of Tax Reserves therefor. Landlord shall give to Tenant an annual accounting showing all credits and debits to and from such Tax Reserve funds received from Tenant. If total Tax Reserve payments of Tenant are more than actual Real Estate Taxes on the Property, Landlord shall refund Tenant any excess within thirty (30) days after payment or Landlord may retain such Tax Reserves and apply them to future Real Estate Tax obligations.

(c) Right to Contest. Tenant may, at its own expense, contest or cause to be contested (in the case of any item involving more than $10,000, after prior written notice to Landlord), by appropriate legal proceedings conducted in good faith and with due diligence, any above described item or lien with respect thereto (which shall exclude the right to contest Real Estate Taxes described in Section 7.01(a)(iii)), including, without limitation, the amount or validity or application, in whole or in part, of any such item, provided that

CO neither the Property nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings;

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(ii) no Event of Default has occurred and is then continuing;

(iii) Tenant posts a bond or takes other steps reasonably acceptable to Landlord that remove such lien or stay enforcement thereof;

(iv) Tenant shall promptly provide Landlord with copies of all notices received or delivered by Tenant and filings made by Tenant in connection with such proceeding; and

(v) upon termination of such proceedings, it shall be the obligation of Tenant to pay the amount of any such tax and assessment or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys’ fees and disbursements), interest, penalties or other liabilities in connection therewith.

Section 7.02 Utilities. Tenant shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Property during the Lease Term. Under no circumstances shall Landlord be responsible for any interruption of any utility service.

Section 7.03 Insurance.

(a) Coverage. Throughout the Lease Term, Tenant shall maintain, with respect to the Property, at Tenant’s sole expense, the following types and amounts of insurance, in addition to such other insurance as Landlord may reasonably require from time to time:

(i) Insurance against loss or damage to real property and personal property, including without limitation, the Existing Personalty, under a special cause of loss insurance policy, which shall include coverage against all risks of direct physical loss, including but not limited to loss by fire, lightning, wind, terrorism, and other risks normally included in the standard ISO special form (and shall also include National Flood and Excess Flood insurance if the Property is located within a 100-year floodplain (FEMA Zones A and V) and earthquake insurance if the Property is located within a moderate to high earthquake hazard zone as determined by an approved insurance company set forth in Section 7.03(b)(x) below). Such policy shall also include coverage for ordinance or law covering the loss of value of the undamaged portion of the Property, costs to demolish and the increased costs of construction if any of the improvements located on, or the use of, the Property shall at any time constitute legal non-conforming structures or uses. Ordinance or law limits shall be in an amount equal to the full replacement cost for the loss of value of the undamaged portion of the Property and no less than twenty-five percent (25%) of the replacement cost for costs to demolish and the increased cost of construction, or in an amount otherwise specified by Landlord. Such insurance shall be in amounts sufficient to prevent Landlord from becoming a co-insurer under the applicable policies, and in any event, after application of deductible, in amounts not less than one hundred percent (100%) of the full insurable replacement cost values and sublimits satisfactory to Landlord, as determined from time to time at Landlord’s request but not more frequently than once in any twelve (12)-month period.

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(ii) Commercial general liability insurance, including products and completed operation liability, covering Landlord and Tenant against bodily injury liability, property damage liability and personal and advertising injury, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Property or adjoining ways, streets, parking lots or sidewalks. If the use and occupancy of the Property will include any activity or matter which is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter, in such amounts as Landlord may reasonably require. The commercial general liability policy shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Tenant’s obligations under ARTICLE XI hereof to the extent insurable, and a “severability of interest” clause or endorsement which precludes the insurer from denying the claim of Tenant or Landlord because of the negligence or other acts of the other, shall be in amounts of not less than Two Million Dollars ($2,000,000.00) per occurrence for bodily injury and property damage, and Four Million Dollars ($4,000,000.00) general aggregate per location, or such higher limits as Landlord may reasonably require from time to time, and shall be of form and substance satisfactory to Landlord. These limits may be satisfied through commercial general liability and umbrella liability policies.

(iii) Statutory workers’ compensation insurance and Employers Liability insurance in the amount of One Million Dollars ($1,000,000) covering all persons employed by Tenant on the Property in connection with any work done on or about the Property for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Property.

(iv) Rental value insurance, equal to one hundred percent (100%) of the Base Annual Rental then in effect for a period of not less than twelve (12) months basic period plus a six (6) month extended period of indemnity, which insurance shall be carved out of Tenant’s business interruption coverage for a separate rental value insurance payable to Landlord, or if rental value insurance is included in Tenant’s business interruption coverage, the insurer shall provide priority payment to any rent obligations, and such obligations shall be paid directly to Landlord. Such insurance is to follow form of the special cause of loss coverage and is not to contain a co-insurance clause.

(v) Equipment Breakdown insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus, if any, located in or about the Property and in an amount equal to the lesser of twenty five percent (25%) of the one hundred percent (100%) replacement cost of the Property or Five Million Dollars ($5,000,000.00).

(vi) Automobile Liability Insurance not less than One Million Dollars ($1,000,000.00) per occurrence covering all owned and non-owned vehicles.

(vii) Builder’s Risk Insurance, but only prior to the commencement of and during the construction of any permitted rehabilitation, replacement, reconstruction, restoration, renovation or alteration of the Property, and only to the extent that such coverage is not being maintained by Tenant’s contractor(s) pursuant to a policy or policies reasonably acceptable to Landlord.

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(viii) Professional liability insurance, and such additional and/or other insurance, and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to operations, improvements and personal property similar in character, location and use and occupancy to the Property.

(b) Insurance Provisions. All insurance policies shall:

(i) provide

(A) for a waiver of subrogation by the insurer as to claims against Landlord, its employees and agents;

(B) that the insurer shall not deny a claim and that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Tenant, its officers, directors, employees or agents, or anyone acting for Tenant or any subtenant or other occupant of the Property; and

(C) that any losses otherwise payable thereunder shall be payable notwithstanding any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment;

(ii) be primary and provide that any “other insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Landlord and the insurance policy shall not be brought into contribution with insurance maintained by Landlord;

(iii) contain deductibles not to exceed Twenty Thousand Dollars ($20,000.00);

(iv) contain a standard non-contributory mortgagee clause or endorsement in favor of any Lender designated by Landlord;

(v) provide that the policy of insurance shall not be terminated, cancelled or amended without at least thirty (30) days’ prior written notice to Landlord and to any Lender covered by any standard mortgagee clause or endorsement;

(vi) provide that the insurer shall not have the option to restore the Property if Landlord elects to terminate this Lease in accordance with the terms hereof;

(vii) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof;

(viii) except for workers’ compensation insurance referred to in Section 7.03(a)(iii) above and professional liability insurance referred to in Section 7.03(a)(viii) above, name Landlord and any Landlord Affiliate or Lender requested by Landlord, as an “additional insured” with respect to general liability insurance, as a “named insured” with respect to real property and the Existing Personalty, if applicable, and as a “loss payee” with respect to all real property, Existing Personalty and rental value insurance, as appropriate and as their interests may appear;

(ix) be evidenced by delivery to Landlord and any Lender designated by Landlord of an Acord Form 28 for property, rental value and boiler & machinery coverage (or any other form requested by Landlord) and an Acord Form 25 for commercial general liability, workers’ compensation and umbrella coverage (or any other form requested by Landlord); provided that in the event that either such form is no longer available, such evidence of insurance shall be in a form reasonably satisfactory to Landlord and any Lender designated by Landlord; and

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(x) be issued by insurance companies licensed to do business in the state where the Property is located and which are rated A:VIII or better by Best’s Insurance Guide or are otherwise approved by Landlord.

(c) Additional Obligations. It is expressly understood and agreed that if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Tenant, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and any Lender designated by Landlord;

(ii) the minimum limits of insurance coverage set forth in this Section 7.03 shall not limit the liability of Tenant for its acts or omissions as provided in this Lease;

(iii) Tenant shall procure policies for all insurance for periods of not less than one year and shall provide to Landlord and any servicer or Lender of Landlord certificates of insurance or, upon Landlord’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times;

(iv) Tenant shall pay as they become due all premiums for the insurance required by this Section 7.03;

(v) in the event any insurance policy required to be maintained by Tenant hereunder contains any breach of warranty provisions, Tenant shall not cause any violations of the policy warranties, declarations or conditions in such policy; and

(vi) in the event that Tenant fails to comply with any of the requirements set forth in this Section 7.03, within ten (10) days of the giving of written notice by Landlord to Tenant,

(A) Landlord shall be entitled to procure such insurance; and

(B) any sums expended by Landlord in procuring such insurance shall be a Monetary Obligation (and not Rental) and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

(d) Blanket Policies. Notwithstanding anything to the contrary in this Section 7.03, any insurance which Tenant is required to obtain pursuant to this Section 7.03 may be carried under a “blanket” policy or policies covering other properties or liabilities of Tenant provided that such “blanket” policy or policies otherwise comply with the provisions of this Section 7.03

(e) Change in Operation. Landlord reserves the right to require additional and/or other insurance only if Tenant has a change in operation or use of the Property.

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Section 7.04 Insurance Impound. Upon the occurrence of an Event of Default, and with respect to each Event of Default, in addition to any other remedies, Landlord may require Tenant to pay to Landlord sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of insurance premiums. Upon such requirement, Landlord will estimate and notify Tenant of the amounts needed for such purposes, and Tenant shall pay the same to Landlord within ten (10) days of Landlord’s notice thereof. Should additional funds be required at any time, Tenant shall pay the same to Landlord within ten (10) days after demand. Tenant shall advise Landlord of all insurance bills which are due and shall cooperate fully with Landlord in assuring that the same are paid. Landlord may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Landlord. Interest or other gains from such funds, if any, shall be the sole property of Landlord. Upon an Event of Default, in addition to any other remedies, Landlord may apply all impounded funds against any sums due from Tenant to Landlord after application of impound account funds to the insurance premiums for the next year. Landlord shall give to Tenant an annual accounting showing all credits and debits to and from such impounded funds received from Tenant. If total impound payments of Tenant are more than actual insurance premiums paid by Landlord for the next year on the Property, Landlord shall refund Tenant any excess within thirty (30) days after payment, or Landlord may retain such insurance impounds to apply towards future insurance premiums.

ARTICLE VIII

MAINTENANCE; ALTERATIONS

Section 8.01 Condition of Property; Maintenance. Tenant hereby accepts the Property “AS IS” and “WHERE IS” with no representation or warranty of Landlord as to the condition thereof. Tenant shall, at its sole cost and expense, be responsible for

(a) keeping all of the building, structures and improvements erected on the Property in good order and repair, free from actual or constructive waste, including without limitation, the roof and the HVAC and other electrical and mechanical systems, and all parking areas, driveways, sidewalks and landscaping;

(b) the repair or reconstruction of any building, structures or improvements erected on the Property damaged or destroyed by a Casualty;

(c) subject to Section 8.02, making all necessary structural, non-structural, exterior and interior repairs and replacements to any building, structures or improvements erected on the Property; and

(d) paying all operating costs of the Property in the ordinary course of business. Tenant waives any right to require Landlord to maintain, repair or rebuild all or any part of the Property or make repairs at the expense of Landlord pursuant to any Legal Requirements at any time in effect.

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Section 8.02 Alterations and Improvements. During the Lease Term, Tenant shall not alter the exterior, structural, plumbing or electrical elements of the Property in any manner without the consent of Landlord, which consent shall not be unreasonably withheld or conditioned; provided, however, Tenant may undertake nonstructural alterations to the Property costing less than $75,000 in the aggregate per year without Landlord’s prior written consent. If Landlord’s consent is required hereunder and Landlord consents to the making of any such alterations, the same shall be made by Tenant at Tenant’s sole expense by a licensed contractor and according to plans and specifications approved by Landlord and subject to such other conditions as Landlord shall reasonably require. Any work at any time commenced by Tenant on the Property shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the teens of this Lease and all Legal Requirements. Upon completion of any alterations costing $75,000 or more, Tenant shall promptly provide Landlord with evidence of full payment to all laborers and materialmen contributing to the alterations. Additionally, upon completion of any alterations, Tenant shall promptly provide Landlord with

(a) an architect’s certificate certifying the alterations have been completed in conformity with the plans and specifications (if the alterations are of such a nature as would require the issuance of such a certificate from the architect);

(b) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy); and

(c) any other documents or information reasonably requested by Landlord. Tenant shall keep the Property free from any liens arising out of any work performed on, or materials furnished to, the Property. Tenant shall execute and file or record, as appropriate, a “Notice of Non-Responsibility,” or any equivalent notice permitted under applicable law in the state where the Property is located which provides that Landlord is not responsible for the payment of any costs or expenses relating to the additions or alterations. Any addition to or alteration of the Property shall be deemed a part of the Property and belong to Landlord, and Tenant shall execute and deliver to Landlord such instruments as Landlord may require to evidence the ownership by Landlord of such addition or alteration.

Section 8.03 Encumbrances. During the Lease Tell 1, Landlord shall have the right to grant easements on, over, under and above the Property to public utility companies without the prior consent of Tenant, provided that such easements will not materially interfere with Tenant’s use of the Property, access, or parking rights described herein or increase any obligations or costs applicable to Tenant by more than $12,000 annually. Landlord shall have the right to grant easements on, over, under and above the Property for other purposes with the prior consent of Tenant, not to be unreasonably withheld, conditioned or delayed. Landlord shall, at Tenant’s sole cost and expense, promptly and diligently take all actions necessary to enforce all rights and remedies available with regard to all easements, covenants, conditions and restrictions benefiting the Property, including, if reasonably necessary, instituting and prosecuting litigation to enforce such provisions. Without Landlord’s prior written consent, Tenant shall not grant any easements on, over, under or above the Property.

ARTICLE IX

USE OF THE PROPERTY; COMPLIANCE

Section 9.01 Use. During the Lease Term, the Property shall be used solely for the operation of a Permitted Facility. Except during periods when the Property is untenantable due to Casualty or Condemnation (provided that Tenant continues to strictly comply with the other terms and conditions of this Lease) and except during reasonable periods for repairing, cleaning or renovation, Tenant shall at all times during the Lease Term occupy the Property and shall diligently operate (as presently conducted) its business on the Property. Tenant shall not take any action that (1) materially increases, or is reasonably likely to materially increase, Tenant’s violation of any Environmental Laws, (2) poses, or is reasonably likely to pose, an unreasonable risk of harm to any Person (whether on or off the Property), (3) has, or is reasonably likely to have, a Material Adverse Effect, (4) is contrary to any material requirement set forth in the insurance policies maintained by Tenant, (5) reasonably constitutes a public or private nuisance or constitutes waste, or (6) violates any covenant, condition, agreement or easement applicable to the Property.

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Section 9.02 Alternative Use. Tenant shall not, by itself or through any assignment, sublease or other type of transfer, convert the Property to an alternative use during the Lease Term without Landlord’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that Landlord’s consent shall not be deemed unreasonably withheld if Landlord’s decision is based on any or all of the following:

(a) whether the rental paid to Landlord would be equal to or greater than the anticipated rental assuming continued existing use;

(b) whether the proposed rental to be paid to Landlord is reasonable considering the converted use of the Property and the customary rental prevailing in the community for such use;

(c) whether the converted use will be consistent with the highest and best use of the Property;

(d) whether the converted use will increase Landlord’s risks or decrease the value of the Property;

(e) whether Landlord is able to obtain approval of its Lender to any such change in use.

Section 9.03 Compliance. Tenant’s use and occupation of the Property, and the condition thereof, shall, at Tenant’s sole cost and expense, comply fully with all Legal Requirements and all easements, restrictions, covenants, conditions and encumbrances of record, (even if an obligation relating to the Property is, pursuant to Legal Requirements or pursuant to a recorded agreement, the obligation of the fee owner of the Property), and any owner obligations under such Legal Requirements, or easements, restrictions, covenants, conditions and encumbrances of record, with respect to the Property. Without in any way limiting the foregoing provisions, Tenant shall comply with all Legal Requirements relating to anti-terrorism, trade embargos, economic sanctions, Anti-Money Laundering Laws, and the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder, as it affects the Property now or hereafter in effect. Upon Landlord’s written request from time to time during the Lease Term, Tenant shall certify in writing to Landlord that Tenant’s representations, warranties and obligations under Section 6.08 and this Section 9.03 remain true and correct and have not been breached. Tenant shall immediately notify Landlord in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or may have been breached. In connection with such an event, Tenant shall comply with all Legal Requirements and directives of Governmental Authorities and, at Landlord’s request, provide to Landlord copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Tenant shall also reimburse Landlord for all Costs incurred by Landlord in evaluating the effect of such an event on the Property and this Lease, in obtaining any necessary license from Governmental Authorities as may be necessary for Landlord to enforce its rights under the Transaction Documents, and in complying with all Legal Requirements applicable to Landlord as the result of the existence of such an event and for any penalties or fines imposed upon Landlord as a result thereof. Tenant will use its best efforts to prevent any act or condition to exist on or about the Property which will materially increase any insurance rate thereon, except when such acts are required in the normal course of its business and Tenant shall pay for such increase. Tenant agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Tenant’s failure to comply with its obligations under this Section.

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Section 9.04 Environmental.

(a) Representations and Warranties. Tenant represents and warrants to Landlord, as of the execution and delivery of this Lease, as follows:

The Property and Tenant are not in violation of or subject to, any pending or, to Tenant’s actual knowledge, threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws that could have a Material Adverse Effect, nor has Tenant received any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) with respect to the Property relating to

(A) Hazardous Materials, Regulated Substances or USTs, or Remediation thereof;

(B) possible liability of any Person pursuant to any Environmental

Law;

(C) other environmental conditions; or

(D) any actual or potential administrative or judicial proceedings in connection with any of the foregoing that could have a Material Adverse Effect. The foregoing representations and warranties would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property.

(ii) All uses and operations on or of the Property, whether by Tenant or, to Tenant’s knowledge, any other Person, have been in compliance with all Environmental Laws and environmental permits issued pursuant thereto;

(A) there have been no Releases in, on, under or from the Property, or, to Tenant’s knowledge, from other property migrating toward the Property, except in Permitted Amounts;

(B) there are no Hazardous Materials, Regulated Substances or USTs in, on, or under the Property, except in Permitted Amounts;

(C) the Property has been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the “Environmental Liens”); and

(D) Tenant has not allowed any other tenant or other user of the Property to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any Person (whether on or off the Property), impaired the value of the Property in any material respect, is contrary to any requirement set forth in the insurance policies maintained by Landlord or Tenant, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to the Property.

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(b) Covenants.

(i) Tenant covenants to Landlord during the Lease Term, subject to the limitations of subsection (ii) below, as follows:

(A) Neither the Property nor Tenant shall be in violation of any investigation or inquiry by any Governmental Authority in connection with the enforcement of any Environmental Laws.

(B) All uses and operations on or of the Property, whether by Tenant or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto.

(C) There shall be no Releases in, on, under or from the Property, except in Permitted Amounts.

(D) There shall be no Hazardous Materials Regulated Substances or USTs in, on or under the Property, except in Permitted Amounts or as otherwise permitted.

(E) Tenant shall keep the Property or cause the Property to be kept free and clear of all Environmental Liens, whether due to any act or omission of Tenant or any other Person.

(F) Tenant shall not do or allow any other tenant or other user of the Property to do any act that creates the threat of a Release.

(G) Tenant shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property as may be reasonably requested by Landlord (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Landlord the reports and other results thereof, and Landlord and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof

(H) Tenant shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to this Section 9.04, including, but not limited to, providing all relevant information and making knowledgeable persons available for interviews.

(ii) Notwithstanding any provision of this Lease to the contrary, an Event of Default shall not be deemed to have occurred as a result of the failure of Tenant to satisfy any one or more of the covenants set forth in subsections (A) through (F) above provided that Tenant shall be in compliance with the requirements of any Governmental Authority with respect to the discovery or Remediation of any Release at the Property.

(c) Notification Requirements. Tenant shall immediately notify Landlord in writing upon Tenant obtaining actual knowledge of

(i) any Releases or Threatened Releases in, on, under or from the Property other than in Permitted Amounts, or migrating towards the Property;

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(ii) any non-compliance with any Environmental Laws related in any way to the Property;

(iii) any actual or potential Environmental Lien;

(iv) any required or proposed Remediation of environmental conditions relating to the Property required by applicable Governmental Authorities; and

(v) any written or oral notice or other communication, including, but not limited to, notices of violation (“NOV”) issued by a Governmental Authority of which Tenant becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials, Regulated Substances or USTs, a Release or Remediation thereof at or on the Property, other than in Permitted Amounts, possible liability of any Person relating to the Property pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section. Tenant shall, upon Landlord’s written request, deliver to Landlord a certificate stating that Tenant is and has been in full compliance with all of the environmental representations, warranties and covenants in this Lease.

(d) Remediation. Tenant shall, at its sole cost and expense, and without limiting any other provision of this Lease, effectuate any Remediation required by any Governmental Authority of any condition (including, but not limited to, a Release, a Threatened Release or a suspected Release) in, on, under or from the Property and take any other reasonable action deemed necessary by any Governmental Authority for protection of human health or the environment. Should Tenant fail to undertake such Remediation in accordance with the preceding sentence, Landlord, after written notice to Tenant and Tenant’s failure to immediately undertake such Remediation, shall be permitted to complete such Remediation, and all Costs incurred in connection therewith shall be paid by Tenant. Any Cost so paid by Landlord, together with interest at the Default Rate until paid, shall be deemed to be a Monetary Obligation hereunder (and not Rental) and shall be immediately due from Tenant to Landlord.

(e) Indemnification. Tenant shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties from and against any and all Losses, including, but not limited to, all fines, penalties, claims or expenses incurred as a result of Tenant’s operation of the Property, including, but not limited to, Costs of Remediation (whether or not performed voluntarily), arising out of or in any way relating to any Environmental Laws, Hazardous Materials, Regulated Substances, USTs, or other environmental matters concerning the Property to the extent caused by Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees (other than Landlord or Landlord’s agents, contractors, employees or invitees), or anyone claiming by, through or under them (other than Landlord or Landlord’s agents, contractors, employees or invitees). It is expressly understood and agreed that Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

(f) Right of Entry. Landlord and any other Person designated by Landlord, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times (including, without limitation, in connection with the exercise of any remedies set forth in this Lease) to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Landlord’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Tenant shall cooperate with and provide access to Landlord and any other Person designated by Landlord. Any such assessment or investigation shall be at Tenant’s sole cost and expense.

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(g) Inspections. At its sole cost and expense, Tenant shall have the Property inspected as may be required by any Environmental Law or Governmental Authority for Releases, Threatened Releases, suspected Releases and other environmental concerns. Tenant shall maintain and monitor USTs in accordance with all Environmental Laws. Tenant shall provide Landlord with written certified results of all inspections performed on the Property. All costs and expenses associated with the inspection, preparation and certification of results, as well as those associated with any corrective action, shall be paid by Tenant. All inspections and tests performed on the Property shall be in compliance with all Environmental Laws.

(h) UST Compliance. Tenant shall comply or cause the compliance with all applicable federal, state and local regulations and requirements regarding USTs, including, without limitation, any of such regulations or requirements which impose technical standards, including, without limitation, performance, leak prevention, leak detection, notification reporting and record keeping (it being understood that Tenant, and not Landlord, shall be required to register any UST pursuant to applicable Law);

i) corrective action with respect to confirmed and suspected Releases; and

(iii) financial responsibility for the payment of costs of corrective action and compensation to third parties for injury and damage resulting from Releases. Tenant shall immediately notify Landlord, in writing, of

(A) the presence in, on or under the Property, or the Release from any USTs on, above or under the Property, of any Hazardous Materials or Regulated Substances, apparent or real; and

(B) any and all enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting the Property or any order of Governmental Authority. Upon any such Release, from any USTs on, above or under the Property of any Hazardous Materials or Regulated Substances, Tenant shall immediately remedy such situation in accordance with all Environmental Laws, orders of all Governmental Authorities, and any request of Landlord. Should Tenant fail to remedy or cause the remedy of such situation in accordance with all Environmental Laws or orders or Governmental Authorities, Landlord shall be permitted to take such actions in its sole discretion to remedy such situation and all Costs incurred in connection therewith, together with interest at the Default Rate until paid, will be paid by Tenant.

(i) Survival. The obligations of Tenant and the rights and remedies of Landlord under this Section 9.04 shall survive the termination, expiration and/or release of this Lease.

(j) Intentionally Deleted.

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(k) No Landlord Ownership or Operation. Notwithstanding anything to the contrary in this Lease, Landlord is not the owner or operator of any USTs previously or currently located on the Property or which may be installed on the Property in the future. Any such USTs are and shall remain the property of Tenant or third parties with whom Tenant contracts.

(I) Conveyance. Upon expiration or termination of this Lease, and upon (and to the extent set forth in) a written request of Landlord, Tenant shall convey any UST to Landlord, free and clear of all liens and security interests.

ARTICLE X

ADDITIONAL COVENANTS

Section 10.01 Performance at Tenant’s Expense. Tenant acknowledges and confirms that Landlord may impose reasonable administrative, processing or servicing fees, and collect reasonable attorneys’ fees, costs and expenses incurred by Landlord or its servicer or management company, in connection with

(a) any extension, renewal, modification, amendment and termination of this Lease;

(b) Intentionally Deleted;

(c) the procurement of consents, waivers and approvals with respect to the Property or any matter related to this Lease;

(d) the review of any assignment or sublease or proposed assignment or sublease or the preparation or review of any subordination or non-disturbance agreement;

(e) the collection, maintenance and/or disbursement of reserves created under this Lease or the other Transaction Documents; and

(f) inspections required to make certain detail examinations under his Lease or the other Transaction Documents.

Section 10.02 Inspection. Landlord and its authorized representatives shall have the right, at all reasonable times and upon giving reasonable prior written notice (except in the event of an emergency, in which case no prior notice shall be required), to enter the Property or any part thereof and inspect the same and without unreasonably interfering with Tenant’s activities on the Property. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Property and any other loss occasioned by such entry, but, subject to Section 11.01, excluding damages arising as a result of the gross negligence or intentional misconduct of Landlord.

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Section 10.03 Financial Information,

(a) Financial Statements. Within forty-five (45) days after the end of each fiscal quarter and within one hundred twenty (120) days after the end of each fiscal year of Tenant, Tenant shall deliver to Landlord

(1) complete financial statements of the Tenant Entities including a balance sheet, profit and loss statement, statement of cash flows, statement of changes in financial condition and all other related schedules for the fiscal period then ended; and

(ii) All such financial statements shall be prepared in accordance with GAAP, and shall be certified to be accurate and complete by an officer or director of each Tenant Entity. Tenant understands that Landlord will rely upon such financial statements and Tenant represents that such reliance is reasonable. If Tenant is a publicly traded company, Tenant may comply with the financial statement reporting requirements in paragraph (a) above by submitting a copy of its quarterly or annual report (as the case may be) by the applicable public reporting deadline. The financial statements delivered to Landlord need not be audited, but Tenant shall deliver to Landlord copies of any audited financial statements of the Tenant Entities which may be prepared, as soon as they are available. Upon prior written request by Landlord, Tenant shall deliver with its annual financial statements such compliance certificate to Landlord as Landlord may reasonably require in order to establish that Tenant is in compliance with all of its obligations, duties and covenants under this Lease.

(b) Gross Sales. Notwithstanding the foregoing, Tenant shall deliver to Landlord: (i) within thirty (30) days of the end of each of Tenant’s fiscal years during the Lease Term, a written statement of total annual gross sales from the business located on the Property for the last fiscal year of Tenant ending on the last day of such fiscal year; and (ii) within thirty (30) days of the end of Tenant’s second (2”d) fiscal quarter each fiscal year, a written statement of total gross sales from the business located on the Property for the trailing twelve (12) month period ending on the last day of Tenant’s second (2nd) fiscal quarter.

(c) Other Information. Notwithstanding any provision contained herein, upon request at any time, Tenant will provide to Landlord any and all financial information and/or financial statements (and in the form or forms):

(i) requested by Landlord in connection with Landlord’s required filings with or disclosures to any Governmental Authority, including, without limitation, the financial statements required in connection with Securities and Exchange Commission filings by Landlord or its Affiliates; and

(ii) as reasonably requested by Landlord.

Section 10.04 OFAC Laws. Upon receipt of notice or upon actual knowledge thereof, Tenant shall immediately notify Landlord in writing if any Person owning (directly or indirectly) any interest in any of the Tenant Entities, or any director, officer, shareholder, member, manager or partner of any of such holders is a Person whose property or interests are subject to being blocked under any of the OFAC Laws, or is otherwise in violation of any of the OFAC Laws, or is under investigation by any Governmental Authority for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of the Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; provided, however, that the covenant in this Section 10.04 shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity.

Section 10.05 Estoppel Certificate. At any time, and from time to time, but not more than two (2) times per year (excluding Lender’s initial lender), Tenant shall, promptly and in no event later than fifteen (15) days after a request from Landlord or any Lender or mortgagee of Landlord, execute, acknowledge and deliver to Landlord or such Lender or mortgagee, as the case may be, a certificate in the form supplied by Landlord, certifying:

(a) that Tenant has accepted the Property;

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(b) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor;

(c) the commencement and expiration dates of the Lease Term;

(d) the date to which the Rentals have been paid under this Lease and the amount thereof then payable;

(e) whether there are then any existing defaults by Landlord in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof

(1) that no notice has been received by Tenant of any default under this Lease which has not been cured, except as to defaults specified in the certificate;

(g) that Tenant has no option to purchase, right of first refusal or similar rights, except as specifically set forth herein;

(h) the capacity of the Person executing such certificate, and that such Person is duly authorized to execute the same on behalf of Tenant;

(i) that neither Landlord nor any Lender or mortgagee has actual involvement in the management or control of decision making related to the operational aspects or the day to day operation of the Property, including any handling or disposal of Hazardous Materials or Regulated Substances; and

any other information reasonably requested by Landlord or any Lender or mortgagee, as the case may be. If Tenant shall fail or refuse to sign a certificate in accordance with the provisions of this Section within fifteen (15) days following a request by Landlord, Tenant irrevocably constitutes and appoints Landlord as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

ARTICLE XI

RELEASE AND INDEMNIFICATION

Section 11.01 Release and Indemnification. Tenant agrees to use and occupy the Property at its own risk and hereby releases Landlord and Landlord’s agents and employees from any and all claims for any Loss, damage or injury to the full extent permitted by law. Tenant agrees that Landlord shall not be responsible or liable to Tenant or Tenant’s employees, agents, customers, licensees or invitees for bodily injury, personal injury or property damage occasioned by the acts or omissions of any other lessee or any other Person. Tenant agrees that any employee or agent to whom the Property or any part thereof shall be entrusted by or on behalf of Tenant shall be acting as Tenant’s agent with respect to the Property or any part thereof, and neither Landlord nor Landlord’s agents, employees or contractors shall be liable for any loss of or damage to the Property or any part thereof. Tenant shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Landlord’s interest in the Property or Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease) caused by, incurred or resulting from Tenant’s operations or by Tenant’s use and occupancy of the Property, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Tenant or any Person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Tenant, its officers, employees, agents or other Persons. It is expressly understood and agreed that Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason whatsoever.

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Landlord agrees to indemnify, defend and hold harmless the Tenant Entities from and against any and all Losses resulting from claims by third parties occasioned by injuries to any person or damage to property occurring on or about the Property to the extent caused by Landlord’s gross negligence or willful misconduct. In case any action or proceeding is brought against any Tenant Entity and such claim is a claim from which Landlord is obligated to indemnify Tenant Entities pursuant to this Section, Landlord, upon written notice from Tenant, shall resist and defend such action or proceeding at Landlord’s expense. It is expressly understood and agreed that Landlord’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason whatsoever.

Section 11.02 Non-Recourse to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Property and not against any other assets, properties or funds of (i) Landlord, (ii) Landlord’s members, and any entity controlling, controlled by, or under common control with Landlord or Landlord’s members, any director, officer, general partner, shareholder, limited partner, beneficiary, employee, attorney, consultant, contractor or agent of Landlord or any general partner of Landlord or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor limited liability company, partnership or corporation (or other entity) of Landlord or any of its members, managers, general partners, shareholders, officers, directors, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), (iv) any Lender, and any lender to a Person holding an interest in Landlord, (v) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof-, or (vi) the heirs, successors, personal representatives and assigns of any of the foregoing.

ARTICLE XII

CONDEMNATION AND CASUALTY

Section 12.01 Notification. Tenant shall promptly give Landlord written notice of:

(a) any Condemnation of the Property,

(b) the commencement of any proceedings or negotiations which might result in a Condemnation of the Property, and

(c) any Casualty to the Property or any part thereof. Such notice shall provide a general description of the nature and extent of such Condemnation, proceedings, negotiations or Casualty, and shall include copies of any documents or notices received in connection therewith.

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Thereafter, Tenant shall promptly send Landlord copies of all notices, correspondence and pleadings relating to any such Condemnation, proceedings, negotiations or Casualty.

Section 12.02 Partial Condemnation or Casualty. Except as otherwise provided in Section 12.03, in the event of a Partial Condemnation or a Casualty:

(a) Net Awards. All Net Awards shall be paid to Landlord.

(b) Landlord Election To Continue or Terminate Lease. Landlord shall have the option,

(i) subject to the right of Tenant to elect otherwise as set forth in subsection (d) below, to terminate this Lease by notifying Tenant in writing within thirty (30) days after Tenant gives Landlord notice

(A) of such Partial Condemnation or Casualty; or

(B) that title has vested in the condemning authority; or

(ii) to continue this Lease in effect, which election shall be evidenced by either a notice from Landlord to Tenant, or Landlord’s failure to notify Tenant in writing that Landlord has elected to terminate this Lease within such thirty (30) day period. Tenant shall have a period of sixty (60) days after receipt of Landlord’s notice to terminate referenced above during which to elect, despite such Landlord notice of termination, to continue this Lease on the terms herein provided.

(c) No Continuance of Lease. If Tenant does not elect to continue this Lease or shall fail during such sixty (60) day period to notify Landlord of Tenant’s intent to continue this Lease, then this Lease shall terminate as of the last day of the month during which such sixty (60) day period expired. Tenant shall vacate and surrender the Property by such termination date, in accordance with the provisions of this Lease, and all obligations of either party hereunder with respect to the Property shall cease as of the date of termination; provided, however, Tenant’s obligations to the Indemnified Parties under any indemnification provisions of this Lease and Tenant’s obligations to pay Rental and all other Monetary Obligations (whether payable to Landlord or a third party) accruing under this Lease prior to the date of termination shall survive such termination. In such event, Landlord may retain all Net Awards related to the Partial Condemnation or Casualty, and Tenant shall immediately pay Landlord an amount equal to the insurance deductible applicable to any Casualty.

(d) Continuance of Lease. If Landlord elects not to terminate this Lease, or if Landlord elects to terminate this Lease but Tenant elects to continue this Lease, then this Lease shall continue in full force and effect upon the following terms:

All Rental and other Monetary Obligations due under this Lease shall continue unabated.

(ii) Tenant shall promptly commence and diligently prosecute restoration of the Property to the same condition, as nearly as practicable, as prior to such Partial Condemnation or Casualty as approved by Landlord. Subject to the terms and provisions of the Mortgages and upon the written request of Tenant (accompanied by evidence reasonably satisfactory to Landlord that such amount has been paid or is due and payable and is properly part of such costs, and that Tenant has complied with the terms of Section 8.02 in connection with the restoration), Landlord shall promptly make available in installments, subject to reasonable conditions for disbursement imposed by Landlord, an amount up to but not exceeding the amount of any Net Award received by Landlord with respect to such Partial Condemnation or Casualty. Prior to the disbursement of any portion of the Net Award with respect to a Casualty, Tenant shall provide evidence reasonably satisfactory to Landlord of funds available to Tenant to pay restoration expenses (a) up to the amount of the insurance deductible applicable to such Casualty, and (b) which are in excess of the amount of the Net Award. Landlord shall be entitled to keep any portion of the Net Award which may be in excess of the cost of restoration, and Tenant shall bear all additional Costs of such restoration in excess of the Net Award.

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Section 12.03 Total Condemnation. In the event of a Total Condemnation of the Property, other than a Temporary Taking, then, in such event:

(a) Termination of Lease. All obligations of either party hereunder shall cease as of the date of the Total Condemnation; provided, however, that Tenant’s obligations to the Indemnified Parties under any indemnification provisions of this Lease and Tenant’s obligation to pay Rental and all other Monetary Obligations (whether payable to Landlord or a third party) accruing under this Lease prior to the date of termination shall survive such termination. If the date of such Total Condemnation is other than the first (Pt) day of a month, the Base Annual Rental for the month in which such Total Condemnation occurs shall be apportioned based on the date of the Total Condemnation.

(b) Net Award. Landlord shall be entitled to receive the entire Net Award in connection with a Total Condemnation without deduction for any estate vested in Tenant by this Lease, and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such Net Award and agrees that Tenant shall not be entitled to any Net Award or other payment for the value of Tenant’s leasehold interest in this Lease.

Section 12.04 Temporary Taking. In the event of a Condemnation of all or any part of the Property for a temporary use (a “Temporary Taking”), this Lease shall remain in full force and effect without any reduction of Base Annual Rental or any other Monetary Obligation payable hereunder. Except as provided below and subject to the terms and provisions of any Mortgage, Tenant shall be entitled to the entire Net Award for a Temporary Taking, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which event the Net Award made for such Temporary Taking shall be apportioned between Landlord and Tenant as of the date of such expiration. At the termination of any such Temporary Taking, Tenant will, at its own cost and expense and pursuant to the provisions of Section 8.02, promptly commence and complete restoration of the Property.

Section 12.05 Adjustment of Losses. Any loss under any property damage insurance required to be maintained by Tenant shall be adjusted by Landlord and Tenant. Subject to the terms and provisions of the Mortgages, any Net Award relating to a Total Condemnation or a Partial Condemnation shall be adjusted by Landlord or, at Landlord’s election, Tenant. Notwithstanding the foregoing or any other provisions of this Section 12.05 to the contrary, but subject to the terms and provisions of the Mortgages, if at the time of any Condemnation or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing, Landlord is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Tenant and otherwise, to file and prosecute Tenant’s claim, if any, for a Net Award on account of such Condemnation or such Casualty and to collect such Net Award and apply the same to the curing of such Event of Default and any other then existing Event of Default under this Lease and/or to the payment of any amounts owed by Tenant to Landlord under this Lease, in such order, priority and proportions as Landlord in its discretion shall deem proper.

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Section 12.06 Tenant Obligation in Event of Casualty. During all periods of time following a Casualty, Tenant shall take reasonable steps to ensure that the Property is secure and does not pose any risk of harm to any adjoining property and Persons (including owners or occupants of such adjoining property).

Section 12.07 Tenant Awards and Payments. Notwithstanding any provision contained in this ARTICLE XII, Tenant shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of any Personalty owned by Tenant, any insurance proceeds with respect to any Personalty owned by Tenant, the interruption of its business and moving expenses (subject, however, to the provisions of Section 7.03(a)(iv) above), but only if such claim or award does not adversely affect or interfere with the prosecution of Landlord’s claim for the Condemnation or Casualty, or otherwise reduce the amount recoverable by Landlord for the Condemnation or Casualty, including payments or proceeds related to any Existing Personalty then owned by Landlord.

ARTICLE XIII

DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES AND MEASURE OF DAMAGES

Section 13.01 Event of Default. Each of the following shall be an event of default by Tenant under this Lease (each, an “Event of Default”):

(a) if any representation or warranty of Tenant set forth in this Lease is false in any material respect when made, and if such representation or warranty is capable of cure, it is not cured within fifteen (15) business days after Tenant’s receipt of written notice from Landlord;

(b) if any Rental or other Monetary Obligation due under this Lease is not paid when due, and such failure shall continue for a period of three (3) business days after written notice from Landlord, provided, however, that Landlord shall not be obligated to provide Tenant with more than two (2) written notices per each consecutive 12 month period during the Lease Tenn (and if Landlord is not obligated to provide any such written notice, then an Event of Default shall occur automatically if Tenant fails to pay any installment of Rental or other Monetary Obligation required herein when due within five (5) days from the due date);

(c) if Tenant fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against the Property;

(d) if there is an Insolvency Event affecting Tenant;

(e) if Tenant abandons the Property (hereinafter, a “Tenant Abandonment”), whether or not Tenant is in monetary or other default under this Lease. Notwithstanding the foregoing, so long as no other Event of Default hereunder has occurred, a Tenant Abandonment shall not be an Event of Default provided that Tenant: 1) delivers written notice to Landlord of such Tenant Abandonment within ten (10) days following same, and 2) continues to comply with all other terms, conditions and obligations of this Lease, including, but not limited to, the obligation to pay all installments of Rental Base and perform all other Monetary Obligations required herein; maintain, repair and replace the Property as set forth herein; and continue to maintain insurance as required herein;

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(f) if Tenant fails to observe or perform any of the other covenants, conditions or obligations of Tenant in this Lease; provided, however, if any such failure does not involve the payment of any Rental or other Monetary Obligation, does not place the Property or any rights or property of Landlord in immediate jeopardy of material harm, and is within the reasonable power of Tenant to cure, all as determined by Landlord in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless and until Landlord shall have given Tenant notice thereof and a period of thirty (30) days shall have elapsed, during which period Tenant may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such thirty (30) day period, and Tenant is diligently pursuing a cure of such failure, then Tenant shall have a reasonable period to cure such failure beyond such thirty (30) day period, which shall in no event exceed ninety (90) days after receiving notice of such failure from Landlord. If Tenant shall fail to correct or cure such failure within such ninety (90) day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

(g) if a final, non-appealable judgment is rendered by a court against Tenant which is reasonably likely to have a Material Adverse Effect and is not discharged or provision made for such discharge within ninety (90) days from the date of entry thereof;

(h) if Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(i) if the estate or interest of Tenant in the Property shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made;

if there is an “Event of Default” or other breach or default by Tenant or Guarantor under any of the other Transaction Documents, after the passage of all applicable notice and cure or grace periods; or

(k) A Transfer occurs without the written consent of Landlord (except to the extent that such consent is not required, and Tenant otherwise complies with the provisions of Article 15 of this Lease).

Section 13.02 Remedies. Upon the occurrence of an Event of Default, with or without notice or demand, except as otherwise expressly provided herein or such other notice as may be required by statute and cannot be waived by Tenant, Landlord shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including, without limitation, any one or more of the following:

(a) to terminate this Lease, whereupon Tenant’s right to possession of the Property shall cease and this Lease, except as to Tenant’s liability, shall be terminated;

(b) to the extent not prohibited by applicable law, to re-enter and take possession of the Property (or any part thereof), any or all personal property or fixtures of Tenant upon the Property and all permits and other rights or privileges of Tenant pertaining to the use and operation of the Property, and in connection therewith, Tenant hereby agrees and covenants that, upon the request of Landlord, Tenant shall execute and deliver such documents and take all actions as are necessary to permit Landlord or its designee to continue the operation of Property, including without limitation, the transfer of all right, title and interest in and to Tenant’s name, trade name or trademark, or any proprietary rights thereto, to Landlord or its designee, and if Tenant shall fail or refuse to effect such transfer in accordance with the provisions of this Section 13.02(b) within ten (10) days following a request by Landlord, Tenant irrevocably constitutes and appoints Landlord as its attorney-in-fact to execute and deliver all necessary documents to any third party to effect the same, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding;

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(c) to expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states, If Tenant shall, after default, voluntarily give up possession of the Property to Landlord, deliver to Landlord or its agents the keys to the Property, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord or its agents shall not be deemed to constitute a termination of the Lease. Landlord reserves the right following any re-entry and/or re-letting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate;

(d) to bring an action against Tenant for any damages sustained by Landlord or any equitable relief available to Landlord and to the extent not prohibited by applicable law, to seize all personal property or fixtures upon the Property which Tenant owns or in which it has an interest, in which Landlord shall have a landlord’s lien and/or security interest, and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of the property and cause the same to be stored in a public warehouse or elsewhere at Tenant’s sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action;

(e) to re-let the Property or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Landlord, in its sole discretion, may determine, with all proceeds received from such re-letting being applied to the Rental and other Monetary Obligations due from Tenant in such order as Landlord may, in its sole discretion, determine, which other Monetary Obligations include, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, alteration, reasonable remodeling and repair costs and expenses of preparing for such re-letting. Except to the extent required by applicable Law, Landlord shall have no obligation to re-let the Property or any part thereof and shall in no event be liable for refusal or failure to re-let the Property or any part thereof, or, in the event of any such re-letting, for refitsal or failure to collect any rent due upon such re-letting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord reserves the right following any reentry and/or re-letting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice;

(1) to accelerate and recover from Tenant the excess of the then-present value of the Rental and all other Monetary Obligations Tenant would have been required to pay during the period following the termination of the Lease measured from the date of such termination to the originally scheduled Expiration Date of the Lease Term (excluding any Extension Terms regarding which Tenant has not yet delivered a notice exercising the applicable Extension Option prior to the Event of Default), over the present value of any net amounts that Landlord can reasonably expect to recover by reletting the Property for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values will be calculated at a discount rate of the lesser of (i) a rate equal to the U.S. Prime Rate as published in the Wall Street Journal’s Money Rates page, plus 1.75%, or (ii) five percent (5%) per annum;

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(g) to recover from Tenant all Costs paid or incurred by Landlord as a result of such breach, regardless of whether or not legal proceedings are actually commenced;

(h) to immediately or at any time thereafter, and with or without notice, at Landlord’s sole option but without any obligation to do so, correct such breach or default and charge Tenant all Costs incurred by Landlord therein. Any sum or sums so paid by Landlord, together with interest at the Default Rate, shall be deemed to be a Monetary Obligation hereunder (and not Rental) and shall be immediately due from Tenant to Landlord. Any such acts by Landlord in correcting Tenant’s breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Landlord’s right to exercise any or all remedies set forth herein;

(i) to immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Tenant held by Landlord under this Lease or any other Transaction Document or any Other Agreement against any sum owing by Tenant hereunder;

(j) intentionally deleted;

(k) without limiting the generality of the foregoing or limiting in any way the rights of Landlord under this Lease or otherwise under applicable Laws, at any time after the occurrence, and during the continuance, of an Event of Default, Landlord shall be entitled to apply for and have a receiver appointed under applicable Law by a court of competent jurisdiction in any action taken by Landlord to enforce its rights and remedies hereunder in order to protect and preserve Landlord’s interest under this Lease or in the Property, any Existing Personalty and the Personalty, and in connection therewith, TENANT HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AFTER THE OCCURRENCE, AND DURING THE CONTINUANCE, OF AN EVENT OF DEFAULT; and/or

(I) to seek any equitable relief available to Landlord, including, without limitation, the right of specific performance.

Section 13.03 Cumulative Remedies. All powers and remedies given by Section 13.02 to Landlord, subject to applicable Law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Landlord under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Tenant contained in this Lease, and no delay or omission of Landlord to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by Law to Landlord may be exercised from time to time, and as often as may be deemed expedient, by Landlord, subject at all times to Landlord’s right in its sole judgment to discontinue any work commenced by Landlord or change any course of action undertaken by Landlord.

Section 13.04 Tenant Waiver. Tenant hereby expressly waives, for self and all Persons claiming by, through and under Tenant, including creditors of all kinds,

(a) any right and privilege which Tenant has under any present or future Legal Requirements to redeem the Property or to have a continuance of this Lease for the Lease Term after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease;

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(b) the benefits of any present or future Legal Requirement that exempts property from liability for debt or for distress for rent;

(c) any present or future Legal Requirement relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of rent; and

(d) any benefits and lien rights which may arise pursuant to any present or future Legal Requirement.

Section 13.05 Landlord Default. In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (or such additional time as may be reasonably required) in which to cure any default. Tenant acknowledges and agrees that Tenant has experience in financial and business matters that enables Tenant to analyze the merits and risks of the transactions contemplated hereby and that Tenant is not in a disparate bargaining position with respect to Landlord. Tenant hereby knowingly, voluntarily and intentionally waives and releases any and all rights, benefits and remedies Tenant may have against Landlord, now or at any time hereafter, to seek or otherwise obtain any consequential, special, punitive, exemplary or other similar damages and Tenant hereby waives any right to seek payment or reimbursement of such damages from Landlord. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Property and not thereafter.

ARTICLE XIV

MORTGAGE, SUBORDINATION AND ATTORNNIENT

Section 14.01 No Liens. Landlord’s interest in this Lease and/or the Property shall not be subordinate to any liens or encumbrances placed upon the Property by or resulting from any act of Tenant, and nothing herein contained shall be construed to require such subordination by Landlord. NOTICE IS HEREBY GIVEN THAT TENANT IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PROPERTY OR TENANT’S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID.

Section 14.02 Subordination. This Lease at all times shall automatically be subordinate to the lien of any and all Mortgages now or hereafter placed upon the Property by Landlord so long as the mortgagee agrees in an enforceable instrument (that is, an instrument that may be enforceable by Tenant, its successors or assigns) not to interfere with or disturb Tenant’s use of or access to the Property so long as no Event of Default shall have occurred and be continuing. Tenant covenants and agrees to execute and deliver within fifteen (15) days following Landlord’s written demand a commercially reasonable Subordination Non-Disturbance and Attornment Agreement subordinating this Lease to the lien of any or all present or future Mortgages as shall be desired by Landlord, upon the condition that Tenant shall have the right to remain in possession of the Property under the terms of this Lease, notwithstanding any default in any or all such Mortgages, or after the foreclosure of any such Mortgages, so long as no Event of Default shall have occurred and be continuing.

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Section 14.03 Election To Declare Lease Superior. If any mortgagee, receiver or other secured party elects to have this Lease, and the interest of Tenant hereunder, be superior to any Mortgage and evidences such election by notice given to Tenant, then this Lease and the interest of Tenant hereunder shall be deemed superior to any such Mortgage, whether this Lease was executed before or after such Mortgage and in that event such mortgagee, receiver or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage and had been assigned to such mortgagee, receiver or other secured party.

Section 14.04 Attornment. In the event any purchaser or assignee of any Lender at a foreclosure sale acquires title to the Property, or in the event that any Lender or any purchaser or assignee otherwise succeeds to the rights of Landlord as landlord under this Lease, Tenant shall attorn to Lender or such purchaser or assignee, as the case may be (a “Successor Landlord”), and recognize the Successor Landlord as lessor under this Lease, and, subject to the provisions of this ARTICLE XIV, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant, provided that the Successor Landlord shall only be liable for any obligations of Landlord under this Lease which accrue after the date that such Successor Landlord acquires title. The foregoing provision shall be self-operative and effective without the execution of any further instruments.

Section 14.05 Execution of Additional Documents. Although the provisions in this ARTICLE XIV shall be self-operative and no future instrument of subordination shall be required, upon request by Landlord, Tenant shall execute and deliver whatever instruments may be reasonably required for such purposes.

Section 14.06 Notice to Lender. Tenant shall give written notice to any Lender having a recorded lien upon the Property or any part thereof of which Tenant has been notified of any breach or default by Landlord of any of its obligations under this Lease and give such Lender at least sixty (60) days beyond any notice period to which Landlord might be entitled to cure such default before Tenant may exercise any remedy with respect thereto.

ARTICLE XV
ASSIGNMENT

Section 15.01 Assignment by Landlord. As a material inducement to Landlord’s willingness to enter into the transactions contemplated by this Lease (the “Transaction”) and the other Transaction Documents, Tenant hereby agrees that Landlord may, from time to time and at any time and without the consent of Tenant, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws:

(a) the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition of all, less than all or any portion of the Property, this Lease or any other Transaction Document, Landlord’s right, title and interest in this Lease or any other Transaction Document, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing; or

(b) a Securitization and related transactions. Without in any way limiting the foregoing, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another Person (including, without limitation, a taxable REIT subsidiary) in order to maintain Landlord’s or any of its Affiliates’ status as a REIT. In the event of any such sale or assignment other than a security assignment, Tenant shall attorn to such purchaser or assignee (so long as Landlord and such purchaser or assignee notify Tenant in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of Landlord hereunder from and after the date of such assignment). At the request of Landlord, Tenant will execute such documents confirming the sale, assignment or other transfer and such other agreements as Landlord may reasonably request, provided that the same do not increase the liabilities and obligations of Tenant hereunder. Landlord shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Landlord contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

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Section 15.02 No Assignment by Tenant. Tenant acknowledges that Landlord has relied both on the business experience and creditworthiness of Tenant and upon the particular purposes for which Tenant intends to use the Property in entering into this Lease. Any assignment, sublease, transfer, conveyance, pledge or mortgage (a) by Tenant, whether voluntary or involuntary, whether by operation of law (for example, by merger) or otherwise, of any part or all of this Lease, or of any part or all of the leasehold estate created by this this Lease, or any interest herein, or (b) of any direct or indirect ownership, voting, management or other beneficial interest in Tenant, whether voluntary or involuntary, whether by operation of law (for example, by merger) or otherwise, is defined in this Agreement as a “Transfer”. Except for a Transfer to a Permitted Transferee (defined below), no Transfer shall occur without the prior written consent of Landlord, which consent will not be unreasonably withheld by Landlord with respect to an assignment (but not a mortgage or pledge) of this Lease in its entirety by Tenant, considering such matters as the experience and financial strength of any assignee, the assumption by any assignee of all of Tenant’s obligations hereunder by undertakings enforceable by Landlord, and the transfer to or procurement by the proposed assignee of all necessary licenses and franchises in order to continue operating the Property for the purposes herein provided, so long as Landlord is given at least thirty (30) days prior written notice of such assignment accompanied by information about the proposed assignee (including financial statements of the proposed assignee and its direct and indirect equity owners and a complete ownership chart showing the identity of the proposed assignee and each and every holder of a direct and indirect ownership interest in such entity), and provided further that at the time of such assignment no Event of Default (assuming with the giving of notice or the passage of time) will occur and be continuing. At the time of any assignment of this Lease which is approved in writing by Landlord, the assignee shall assume all of the obligations of Tenant under this Lease pursuant to a written assumption agreement in form and substance reasonably acceptable to Landlord (an “Assumption Agreement”). Such assignment of this Lease shall not relieve Tenant of its obligations respecting this Lease unless otherwise agreed to by Landlord. Any transfer, mortgage, assignment or pledge of this Lease by Tenant without Landlord’s required prior written consent shall be voidable at the sole option of Landlord. Any consent to any Transfer shall not be deemed to be a consent to any subsequent Transfer.

Notwithstanding anything contained in this Section 15.02 to the contrary, Tenant may, without Landlord’s consent (subject to the terms herein), Transfer this Lease or sublet all or a part of the Property to an entity into or with which Tenant is sold, merged or consolidated or to a person or entity to which all or substantially all of Tenant’s assets are sold or otherwise transferred, provided that such sale, merger, consolidation, transfer or sale of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby and/or avoiding the requirements of this Section 15.02, and provided further, that in any such Transfer: (i) the successor to Tenant has revenues, tangible net worth and EBITDA computed in accordance with generally accepted accounting principles consistently applied at least or greater than the revenue, tangible net worth, and EBITDA (respectively) of Tenant, as of the Effective Date (a “Permitted Transferee”); (ii) the use of the Property for the use permitted hereby shall remain unchanged following any such sale, merger, consolidation or transfer of assets; and (iii) such Permitted Transferee assumes, in writing, all of Tenant’s obligations in this Lease pursuant to an Assumption Agreement. At least ten (10) days prior to any Transfer to a Permitted Transferee, Tenant shall provide written notice of such transaction to Landlord (which notice shall contain information sufficient enough for Landlord to determine whether or not such Transfer satisfies the requirements of this Section 15.02), together with a copy of the transfer document and the contact information for the Permitted Transferee. No Transfer to a Permitted Transferee shall release Tenant from its obligations under this Lease.

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Section 15.03 No Sale of Assets. Except as set forth in Section 15.02, Tenant shall not, without the prior written consent of Landlord, sell all or substantially all of Tenant’s assets. Any sale of Tenant’s assets in violation of this Section 15.03, shall be voidable at the sole option of Landlord. Any consent to a sale of Tenant’s assets given by Landlord hereunder shall not be deemed a consent to any subsequent sale of Tenant’s assets.

Section 15.05 No Subletting.

(a) Tenant shall not sublet the Property without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion and any such purported subletting shall be void, and any sublease shall be included in the definition of a “Transfer”.

(b) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases (the “Subleases”) now in existence or hereinafter entered into for the Property and any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any Sublease of the Property, provided, however, that Landlord shall have the absolute right at any time during the continuance of an Event of Default upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to apply the same to installments of Base Monthly Rental next due and owing. Tenant shall not accept any rents under any Sublease more than thirty (30) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the Subleases. This Section shall NOT constitute any agreement by Landlord to permit Tenant to enter into Subleases without Landlord’s consent.

(c) Each Sublease of the Property which is consented to by Landlord shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

(d) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease consented to by Landlord, deliver a duplicate original copy thereof to Landlord.

ARTICLE XVI
NOTICES

Section 16.01 Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Lease shall be in writing and given by any one of the following:

(a) hand delivery;

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(b) express overnight delivery service;

(c) certified or registered mail, return receipt requested; or

(d) facsimile or E-Mail transmission,

and shall be deemed to have been delivered upon:

(i) receipt, if hand delivered;

(ii) the next Business Day, if delivered by a reputable express overnight delivery service;

(iii) the third (3rd) Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or

(iv) transmission, if delivered by facsimile or E-Mail transmission.

Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

if to Tenant:	Stryve Foods, LLC
5801 Tennyson Parkway Suite 275
Plano, Texas 75024
Attention: Alex Hawkins / COO
with a copy to:	Stryve Foods, LLC
5801 Tennyson Parkway I Suite 275
Plano, Texas 75024
Attention: Austin Ke / VP of Legal Affairs
if to Landlord:	OK Biltong Facility, LLC
1 Abbey Woods Lane
Dallas, Texas 75248
Attention: Ted Casey

with a copy to:	David Stubblefield
709B West Rusk #520
Rockwall, Texas 75087

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

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ARTICLE XVII

LANDLORD’S LIEN / SECURITY INTEREST

Section 17.01 Landlord’s Lien and Security Interest. Tenant agrees that Landlord shall have a landlord’s lien, and additionally hereby separately grants to Landlord a first and prior security interest, in, on and against all personal property, appliances, furniture and equipment of Tenant from time to time situated on or used in connection with the Property (the “Personalty”), which lien and security interest shall secure the payment of all Rental and other Monetary Obligations payable by Tenant to Landlord under the terms hereof and all other obligations of Tenant to Landlord under this Lease. Tenant agrees that Landlord may file such documents as Landlord then deems appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to any and all other rights and remedies of Landlord whether hereunder or at law or in equity, if an Event of Default of Tenant occurs hereunder, Landlord shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the state where the Property is located. Tenant covenants to promptly notify Landlord of any changes in Tenant’s name and/or organizational structure which may necessitate the execution and filing of additional financing statements; provided, however, the foregoing shall not be construed as Landlord’s consent to such changes.

Landlord agrees to subordinate, pursuant to the Landlord’s Subordination and Consent (defined below), the foregoing lien as well as any statutory or common law landlord’s lien of Landlord in the Personalty, if any, to any lien or security interest that Tenant’s lender may have against or in the Personalty. Landlord agrees to execute and Tenant shall execute and cause Tenant’s lender to execute such documents as Landlord, Tenant or Tenant’s lender may reasonably require to evidence such subordination (the “Landlord’s Subordination and Consent”), provided that the form and substance of any such agreement is reasonably satisfactory to Landlord and Tenant’s lender, and Tenant promptly reimburses Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with negotiating such Landlord’s Subordination and Consent, including, without limitation, reasonable attorneys’ fees.

ARTICLE XVIII
MISCELLANEOUS

Section 18.01 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotion, fire or other casualty, emergency orders of government officials, pandemics, epidemics, or any other factor or event beyond a party’s control (each, a “Force Majeure Event”) shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, expressly excluding, however, the obligations imposed upon Tenant with respect to: (i) Rental and other Monetary Obligations to be paid hereunder, (ii) Tenant’s obligation to surrender the Property upon the expiration or earlier termination of this Lease; (iii) Tenant’s obligation to comply with applicable Laws, if the force majeure event is considered a defense by the applicable Governmental Authority, and (iv) Tenant’s obligation to timely provide written notice of its desire to extend the Lease Term pursuant to Section 4.02.

Section 18.02 No Merger. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of the Property by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly:

(a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and

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(b) the fee estate or ownership of the Property or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease; and (ii) the fee estate in or ownership of the Property or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

Section 18.03 Interpretation. Landlord and Tenant acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

Section 18.04 Characterization. The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Landlord entering into this Lease:

(a) Landlord and Tenant intend that: (i) this Lease is a “true lease,” is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (ii) the business relationship created by this Lease and any related documents is solely that of a long term commercial lease between Landlord and Tenant, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de facto or de jttre) between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, nor to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

(b) Landlord and Tenant covenant and agree that: (i) each will treat this Lease as an operating lease pursuant to Statement of Financial Accounting Standards No. 13, as amended, and as a true lease for state law reporting purposes and for federal income tax purposes; (ii) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to Governmental Authority, including, without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 18.04; (iii) with respect to the Property, the Lease Term (including any Extension Term) is less than eighty percent (80%) of the estimated remaining economic life of the Property; and (iv) the Base Annual Rental is the fair market value for the use of the Property and was agreed to by Landlord and Tenant on that basis, and the execution and delivery of, and the performance by Tenant of its obligations under, this Lease do not constitute a transfer of all or any part of the Property.

(c) Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease of the Property. Tenant stipulates and agrees: (i) not to challenge the validity, enforceability or characterization of the lease of the Property as a true lease; and (ii) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this Section 18.04.

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(d) Tenant acknowledges that fee simple title (both legal and equitable) is in Landlord and that Tenant has only the leasehold right of possession and use of the Property as provided herein.

Section 18.05 Disclosure, The parties agree that, notwithstanding any provision contained in this Lease, any party (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, any matter required under the Securities Act or the Exchange Act.

Section 18.06 Bankruptcy. As a material inducement to Landlord executing this Lease, Tenant acknowledges and agrees that Landlord is relying upon

(a) the financial condition and specific operating experience of Tenant and Tenant’s obligation to use the Property as a Permitted Facility;

(b) Tenant’s timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code for Tenant; and

(c) all defaults under this Lease being cured promptly and this Lease being assumed within sixty (60) days of any order for relief entered under the Bankruptcy Code for Tenant, or this Lease being rejected within such sixty (60) day period and the Property surrendered to Landlord. Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Tenant hereby agrees that:

all obligations that accrue under this Lease (including the obligation to pay Rentals), from and after an Insolvency Event shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Landlord;

any and all Rentals that accrue from and after an Insolvency Event and that are not paid as required by this Lease shall, in the amount of such Rentals, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after an Insolvency Event;

(iii) any extension of the time period within which Tenant may assume or reject this Lease without an obligation to cause all obligations under this Lease to be performed as and when required under this Lease shall be harmful and prejudicial to Landlord;

(iv) any time period designated as the period within which Tenant must cure all defaults and compensate Landlord for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Landlord;

(v) any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Landlord shall be harmful and prejudicial to Landlord;

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(vi) any proposed assignment of this Lease shall be harmful and prejudicial to Landlord if made to an assignee:

(A) that does not possess financial condition adequate to operate a Permitted Facility upon the Property or operating performance and experience characteristics satisfactory to Landlord equal to or better than the financial condition, operating performance and experience of Tenant as of the Effective Date; or

(B) that does not provide guarantors of the lease obligations with financial condition equal to or better than the financial condition of the Guarantor as of the Effective Date; and

(vii) the rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Bankruptcy Code, and Tenant stipulates that such automatic stay shall be lifted immediately and possession of the Property will be delivered to Landlord immediately without the necessity of any further action by Landlord. No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code or applicable Law to oppose any assumption and/or assignment of this Lease, to require timely performance of Tenant’s obligations under this Lease, or to regain possession of the Property as a result of the failure of Tenant to comply with the terms and conditions of this Lease or the Bankruptcy Code. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of the Bankruptcy Code. For purposes of this Section addressing the rights and obligations of Landlord and Tenant upon an Insolvency Event, the term “Tenant” shall include Tenant’s successor in bankruptcy, whether a trustee, Tenant as debtor in possession or other responsible person.

Section 18.07 Attorneys’ Fees. In the event of any judicial or other adversarial proceeding concerning this Lease, to the extent permitted by Law, the prevailing party in such proceeding shall be entitled to recover all of its reasonable attorneys’ fees and other Costs in addition to any other relief to which it may be entitled. In addition, Landlord shall, upon demand, be entitled to all attorneys’ fees and all other Costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced.

Section 18.08 Memorandum of Lease. Concurrently with the execution of this Lease, Landlord and Tenant are executing Landlord’s standard form memorandum of lease in recordable form, indicating the names and addresses of Landlord and Tenant, a description of the Property, the Lease Term, but omitting Rentals and such other terms of this Lease as Landlord may not desire to disclose to the public. Further, upon Landlord’s request, Tenant agrees to execute and acknowledge a termination of lease and/or quitclaim deed in recordable form to be held by Landlord until the expiration or sooner termination of the Lease Term; provided, however, if Tenant shall fail or refuse to sign such a document in accordance with the provisions of this Section within ten (10) days following a request by Landlord, Tenant irrevocably constitutes and appoints Landlord as its attorney in fact to execute and record such document, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

Section 18.09 No Brokerage. Landlord and Tenant represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Property. Each of Landlord and Tenant agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, Costs, damages and expenses, including attorneys’ fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

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Section 18.10 Waiver of Jury Trial and Certain Damages. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PROPERTY, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND/OR INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF THE AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, MANAGERS OR EMPLOYEES OF SUCH OTHER PARTY OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY TENANT OR LANDLORD OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND/OR INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

Section 18.11 Securitizations. As a material inducement to Landlord’s willingness to enter into the Transactions contemplated by this Lease and the other Transaction Documents, Tenant covenants to Landlord for so long as this Lease is in effect as follows:

(a) Tenant agrees to cooperate in good faith with Landlord and Lender in connection with any Securitization of any of the Loan Documents, or any or all servicing rights with respect thereto, including, without limitation, (X) providing such documents, financial and other data, and other information and materials (the “Disclosures”) which would typically be required with respect to the Tenant Entities by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Securitization; provided, however, the Tenant Entities shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (Y) amending the terms of this Lease to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Securitization, so long as such amendments would not have a material adverse effect upon the Tenant Entities or the transactions contemplated by this Lease. Landlord shall be responsible for causing Lender to prepare at Lender’s expense any documents evidencing the amendments referred to in the preceding subitem (Y); and

(b) Tenant consents to Landlord and Lender providing the Disclosures, as well as any other information which Landlord and Lender may now have or hereafter acquire with respect to the Property or the financial condition of the Tenant Entities to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Securitization. Tenant shall pay its own attorney fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 18.11.

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Section 18.12 Tenant’s One-Time Purchase Option.

(a) During the Lease Term, Tenant shall have a one-time right and option to purchase the Property on the terms and conditions set forth in this Section 18.12. During the Lease Term, Tenant shall have the one-time right to purchase the Property by sending written notice to Landlord (“Purchase Notice”). If Tenant timely and properly exercises its one-time right to purchase the Property pursuant to this Section 18.12, then on or before the first business day following the expiration of thirty (30) days after Landlord’s receipt of the Purchase Notice (the “Closing Date”), and subject to Tenant’s compliance with the terms herein, Landlord shall convey pursuant to a special or limited warranty deed all of its right, title and interest in and to the Property to Tenant in exchange for Tenant paying to Landlord in cash or by wire transfer one lump-sum payment in an amount equal to $7,750,000 (the “Purchase Price”), if Tenant exercises its right to purchase the Property on or before the first anniversary of the Effective Date. After the first anniversary of the Effective Date, the Purchase Price Tenant will have to pay to Landlord in connection with exercising Tenant’s one-time right and option to purchase the Property will increase by (i) $250,000 on the first anniversary of the Effective Date and (ii) after the second anniversary of the Effective Date, $125,000 every six months thereafter; provided, however, in no event will the Purchase Price ever exceed $9,750,000 during the Initial Term. After the Initial Term, the Purchase Price Tenant will have to pay to Landlord in connection with exercising Tenant’s one-time right and option to purchase the Property will start at $9,750,000 on the commencement date of the first Extension Term and increase by $125,000 every six months after the commencement date of the first Extension Term. Landlord’s sale of the Property to Tenant shall be completely on an AS IS WHERE IS WITH ALL FAULTS basis, and except for the limited warranty on title to be set forth in the deed, Landlord shall not make any representations or warranties in connection with the sale of the Property. Provided, however, Landlord and Tenant shall execute and deliver such customary documents as may be required by a title company providing Tenant with title insurance, including the execution and delivery of an affidavit regarding debts, liens, and parties in possession. Tenant shall pay any and all costs and expenses incurred in connection with its acquisition of the Property, excluding only Landlord’s payment (if any) to release any mortgage or deed of trust lien against the Property that was granted by Landlord to its mortgagee.

(b) In addition to the option provided in Section 18.12(a), during the Lease Term, if Landlord shall receive a bona fide offer which Landlord desires to accept, from a third party to purchase the Property, Landlord shall deliver written notice (the “Offer Notice”) to Tenant of said bona fide offer and the offer price and terms of sale (including, without limitation, the length of any inspection period, any restrictions or contingencies, and the proposed closing date). Tenant shall have seven (7) days (the “Acceptance Period”) after Tenant’s receipt of the Offer Notice to notify Landlord of its election to purchase the Property on the same terms and conditions contained in the Offer Notice (the “Acceptance Notice”). If Tenant fails to deliver the Acceptance Notice on or before 5:00 p.m. on the last day of the Acceptance Period, Tenant shall be deemed to have waived its right to purchase the Property. Upon Tenant’s failure to timely provide the Acceptance Notice, Landlord shall have the right to sell the Property within one hundred eighty (180) days after the expiration of the Acceptance Period. If Landlord fails to sell the Property within the one hundred eighty (180) day period after the expiration of the Acceptance Period, Landlord shall again be obligated to comply with the terms of this Section 18.12 before selling the Property.

(c) Upon proper exercise of its right to purchase the Property pursuant to this Section 18.12 (including timely delivery of a Purchase Notice or Acceptance Notice), Tenant shall thereupon become obligated to purchase the Property pursuant to the terms of this Section 18.12; provided that Landlord may (but shall not be required to), request by written notice to Tenant that the parties enter into a purchase and sale agreement memorializing the Purchase Price, the other terms specified in the Offer Notice (if applicable) and other commercially reasonable terms as may be agreed to by the parties (“PSA”), with the form and substance of such PSA shall be substantially similar to the Purchase And Sale Agreement. If the parties have not entered into such PSA within fifteen (15) days after Landlord’s written notice requiring same, then Tenant shall be deemed to have waived its right to purchase the Property in connection with such Offer Notice. The right granted to Tenant hereunder shall be personal to the original Tenant, may not be assigned or transferred without Landlord’s prior written consent and shall be rendered null and void upon any assignment or sublease of any part of Tenant’s interest in the Property and/or this Lease (other than to an Affiliate of Tenant).

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(d) In the event Tenant delivers the Acceptance Notice to Landlord and the parties do not enter into a PSA, then Tenant shall purchase fee simple title to the Property for the Purchase Price, on the first (18t) Business Day following the expiration of sixty (60) days after the date of the Purchase Notice. The closing shall take place at the offices of MBL Title Insurance Company, 1022 E. 15th Street, Plano, Texas, 75074, Attn.: (or such other place as the parties may agree). The Purchase Price shall be payable in immediately available funds. Landlord shall convey the Property to Tenant by Special/Limited Warranty Deed (“Deed”) subject to all then recorded or outstanding easements, restrictive covenants, and other interests in land affecting title to the Property. At closing, Landlord shall be obligated to execute and/or deliver such documents and/or take such other actions as may be required to consummate the transaction contemplated herein, including without limitation, delivery of an affidavit regarding debts, liens and parties in possession. Tenant shall pay any and all costs and expenses incurred in connection with its acquisition of the Property, excluding only Landlord’s payment (if any) to release any mortgage or deed of trust lien against the Property that was granted by Landlord to its mortgagee and any income taxes, franchise taxes or other taxes due and owing by Landlord, but including, any stamp taxes, costs of title insurance or any survey which Tenant may desire. Landlord’s sale of the Property to Tenant shall be completely on an AS IS WHERE IS WITH ALL FAULTS basis and except for the limited warranty on title to be set forth in the Deed, Landlord shall not make any representations or warranties whatsoever in connection with the sale of the Property.

(e) It shall be a condition precedent to the right of Tenant to exercise the right of the purchase option under Section 18.12(a) or the right of first offer provided under Section 18.12(b), that this Lease be in full force and effect. In the event that any Rental or other Monetary Obligation due under this Lease is not paid as of the closing of Tenant’s purchase of the Property, all such amounts which are then due and owing shall be added to the Purchase Price. If Landlord elects to terminate this Lease after Tenant has tendered a Purchase Notice, such termination shall not be effective until after the deadline for Tenant to complete the purchase. The right hereunder shall be conditioned upon Tenant’s having made due and timely exercise thereof as hereinabove provided, time being of the essence with respect thereto.

Section 18.13 Time Is of the Essence. Time is of the essence with respect to each and every provision of this Lease.

Section 18.14 Waiver and Amendment. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Landlord of an amount less than the Rental and other Monetary Obligations stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such Rental or other Monetary Obligations then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Landlord’s right to collect any unpaid amounts or an accord and satisfaction.

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Section 18.15 Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

Section 18.16 Captions. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

Section 18.17 Other Documents. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

Section 18.18 Entire Agreement. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof; and there are no other representations, warranties or agreements except as herein provided.

Section 18.19 Choice of Law. This Lease shall be governed by, and construed with, the laws of the state in which the Property is located, without giving effect to any state’s conflict of laws principles.

Section 18.20 Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

Section 18.21 REIT Protections.

(a) The parties hereto intend that the Rental and other amounts paid by Tenant to Landlord hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Lease shall be interpreted consistent with this intent.

(b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not without Landlord’s advance written consent (which consent shall not be unreasonably withheld) (i) sublet, assign or enter into a management arrangement for the Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord may fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) sublet, assign or enter into a management arrangement for the Property to any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(1) of the Code) of Landlord) in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iii) sublet, assign or enter into a management arrangement for the Property in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 18.21(6) shall likewise apply to any further subleasing by any sublessee.

(c) Notwithstanding anything to the contrary contained in this Lease, upon request of Landlord, Tenant shall (a) cooperate with Landlord in good faith and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with Landlord’s qualification as a REIT; and (b) take such reasonable action as may be requested by Landlord from time to time to ensure that the Rental and other amounts paid by Tenant to Landlord hereunder qualify as “rents from real property” within the meaning of Sections 856(c) and (d) of the Code and all regulations issued by the U.S. Department of the Treasury thereunder and do not constitute, without limitation, either (x) amounts the determination of which depends in whole or in part on the income or profits of any person, within the meaning of Section 856(c)(1)(g) of the Code, or (y) amounts attributable to personal property if; at the beginning and end of a calendar year, such amounts exceed fifteen percent (15%) of the total Rental and other amounts due hereunder, within the meaning of Section 856(d)(1)(C) of the Code; provided that this Section 18.21(c) does not (i) increase Tenant’s monetary obligations under this Lease; (ii) materially and adversely increase Tenant’s nonmonetary obligations under this Lease; or (iii) materially diminish Tenant’s rights under this Lease.

[Remainder of page intentionally left blank, signature page(s) to follow]

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IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

WITNESS:	LANDLORD:

OK BILTONG FACILITY, LLC,
a Texas limited liability company

/s/ Austin Ke	By	/s/ Ted Casey
Austin Ke	Name	Ted Casey
Title

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WITNESS:	TENANT:

STRYVE FOODS, LLC, a Texas limited
liability company

/s/ Austin Ke	By	/s/ R. Alex Hawkins
Austin Ke	Name	R. Alex Hawkins
	Title	Chief Operating Officer

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EXHIBITS AND SCHEDULES

Exhibit A: Legal Description and Street Address of the Property

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Exhibit 10.18

Name:
Position:
Effective Date:

INDEMNIFICATIOn AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”), effective as of the effective date set forth above, is by and between Stryve Foods, Inc., a Delaware corporation (“Company”), and the director and/or officer of the Company identified above (“Executive”). Certain defined terms used in this Agreement are set forth in Paragraph 15.

WITNESSETH:

WHEREAS, the Statute, which sets forth certain provisions relating to the mandatory and permissive indemnification of directors and officers (amongst others) of a Delaware corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and, thus, does not by itself limit the extent to which the Company may indemnify or advance expenses to persons serving as its directors and officers (amongst others);

WHEREAS, in order to induce and encourage highly experienced and capable individuals, such as the Executive, to serve as a director and/or officer of the Company and to otherwise promote the desirable end that such directors and officers will feel unrestrained by the threat of incurring personal liability and, therefore, take the business and entrepreneurial risks necessary to ensure the continued success and growth of the Company, secure in the knowledge that they will receive the maximum indemnification protection against such risks and liabilities as may be afforded by law, the Board has determined, after due consideration and investigation of the terms and provisions of this Agreement, in light of the circumstances and considerations set forth in these recitals and in the exercise of its good faith business judgment, that this Agreement is not only reasonable, fair and prudent, but also necessary to promote and ensure the best interests of the Company and its stockholders;

WHEREAS, in entering into this Agreement, both the Company and the Executive represent and agree, to the best of their knowledge, that at present there is no pending litigation or proceeding involving the Executive or any other director and/or officer of the Company where indemnification or advancement of Expenses under this Agreement (or other similar agreement or provision) would be required or permitted, nor does the Company or the Executive, to the best of their knowledge, know of any threatened litigation or proceeding or set of existing facts which may result in a claim for indemnification or advancement of Expenses under this Agreement (or under any other similar agreement or provision) by the Executive or any other director and/or officer; and

WHEREAS, the Company desires to have the Executive serve as a director and/or officer of the Company, free from undue concern for unpredictable, inappropriate and/or unreasonable legal risks and personal liabilities by reason of performing his or her duties to the Company and its stockholders or his or her status as such as a director and/or officer; and the Executive desires to serve as a director and/or officer of the Company; provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

NOW, THEREFORE, in consideration of Executive’s continued service to the Company and in consideration of the premises, mutual covenants and agreements of the parties contained herein and the mutual benefits to be derived from this Agreement, and the delivery of other good and valuable consideration by the Executive, the receipt and sufficiency of which is hereby acknowledged by the Company, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Indemnification.

A. The Company hereby covenants and agrees, subject to the conditions and limitations set forth hereinafter in this Paragraph 1 and elsewhere in this Agreement, to indemnify and hold the Executive harmless if he or she is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as, or the fact that he or she is or was or has agreed to become, a director and/or officer of the Company, and/or is or was serving or has agreed to serve as a director and/or officer of an Affiliate, and/or as to acts performed (or not performed) in the course of the Executive’s duties to the Company and/or to an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of the Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, that it is not determined by the Authority, or by a court, pursuant to Paragraph 3 that the Executive has engaged in misconduct which constitutes a Breach of Duty.

B. To the extent the Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Company against reasonable Expenses incurred by or on behalf of him or her in connection therewith. The Company shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days after the receipt of the Executive’s written request therefor, without regard to the provisions of Paragraph 3.

C. Notwithstanding any other provision contained in this Agreement to the contrary, the Company shall not:

(i) indemnify or advance Expenses to the Executive with respect to any Action initiated or brought voluntarily by the Executive (including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense), except with respect to Actions:

(a) brought to establish or enforce a right to indemnification and/or an advancement of Expenses under this Agreement or under the Statute as it may then be in effect or any other applicable statute or law or otherwise as required (unless a court of competent jurisdiction determines that each of the material assertions made by the Executive in such proceeding was not made in good faith or was frivolous); or

(b) as to which the Board has consented to the initiation of such proceedings;

(ii) indemnify the Executive against judgments, fines or penalties incurred in a Derivative Action if the Executive is finally adjudged liable to the Company by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

(iii) indemnify the Executive under this Agreement for any amounts paid in settlement or any Action effected without the Company’s written consent.

D. The Company shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive’s written consent. Neither the Company nor the Executive shall unreasonably withhold its, his or her consent to any proposed settlement.

E. The Executive’s conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Company and/or an Affiliate for a purpose he or she reasonably believed to be in the interests of the participants in, and/or beneficiaries of, such plan is conduct which does not constitute a breach or failure to perform his or her duties to the Company or an Affiliate, as the case may be.

2. Advance Payment of Expenses.

A. The Company shall pay to the Executive, or such other person or entity as the Executive may designate in writing to the Company, in advance of the final disposition or conclusion of any Action (or claim, issue or matter associated with such Action) the Executive’s reasonable Expenses incurred by or on behalf of the Executive in connection with such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of Executive’s written request therefor; provided, the following conditions are satisfied:

(i) the Executive furnishes to the Company an executed, written statement affirming his or her good faith belief that he or she has not engaged in misconduct constituting a Breach of Duty; and

(ii) the Executive furnishes to the Company an executed, written agreement to repay any advances made under this Paragraph 2 if it is ultimately determined that he or she is not entitled to be indemnified by the Company for such Expenses pursuant to this Agreement.

B. In the event the Company makes an advancement of Expenses to the Executive pursuant to this Paragraph 2, the Company shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Company has purchased insurance for such purpose.

3. Determination of Right to Indemnification.

A. Except as otherwise set forth in this Paragraph 3, any indemnification to be provided to the Executive by the Company under Paragraph 1A of this Agreement upon the final disposition or conclusion of any Action, or a claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Company to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), or to such other person or entity as the Executive may designate in writing to the Company, within thirty (30) days after the receipt of Executive’s written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Paragraph 3A.

B. Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Paragraph 1A may be denied by the Company if the Board, by a majority vote thereof, determines that the Executive engaged in misconduct which constitutes a Breach of Duty; provided, however, to that to the extent that a majority of the Board are party in interest to such Action, then the payment of such requested indemnifiable amounts pursuant to Paragraph 1A may be denied by the Company by a majority vote of disinterested directors of the Board finding that that the Executive engaged in misconduct which constitutes a Breach of Duty. In either event of nonpayment, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Agreement.

C. Such independent determination shall be made, at the option of the Board, by: (i) a panel of three arbitrators (selected as set forth in Paragraph 3D from the panels of arbitrators of the American Arbitration Association) in the city of the Company’s headquarters offices in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Executive and the Board, by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by a majority vote of the entire Board); or (iii) a court of competent jurisdiction. In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and, therefore, is entitled to indemnification pursuant to this Agreement. The burden of rebutting such presumption by clear and convincing evidence shall be on the Company or any other party challenging such indemnification.

D. In the event a panel of arbitrators is to be employed hereunder pursuant to Paragraph 3C, one of such arbitrators shall be selected by the Board, by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by an independent legal counsel chosen by a majority vote of the entire Board), the second by the Executive and the third by the previous two arbitrators.

E. In the event a panel of arbitrators or independent legal counsel is to be employed hereunder pursuant to Paragraph 3C: (i) the Authority shall make its independent determination hereunder within thirty (30) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Company and the Executive; and, (ii) in the event the Authority determines that the Executive is entitled to be indemnified for any amounts pursuant to this Agreement, the Company shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), including interest thereon as provided in Paragraph 5C, or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days of receipt of such opinion.

F. In the event a court of competent jurisdiction is to be employed hereunder pursuant to Paragraph 3C and such court determines that the Executive is entitled to be indemnified for any amounts pursuant to this Agreement, the Company shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), including interest thereon as provided in Paragraph 5C, or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days of receipt of such final judicial determination.

G. Each party shall pay its own Expenses associated with the indemnification process set forth in this Paragraph 3; provided that, (i) the Company, on the hand, and the Executive, on the other hand, shall each be responsible for 50% of the fees and expenses of the Authority (to the extent a panel of arbitrators or independent legal counsel is to be employed hereunder pursuant to Paragraph 3C) and (ii) in the event a court of competent jurisdiction is to be employed hereunder pursuant to Paragraph 3C, all Expenses incurred by the Executive in connection with any subsequent appeal of any such judicial determination shall be paid by the Executive regardless of the disposition of such appeal.

4. Termination of an Action Nonconclusive. The adverse termination of any Action against the Executive by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.

5. Partial Indemnification; Reasonableness; Interest.

A. In the event it is determined by the Authority, or by a court, that the Executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the reasonable proration and payment by the Company of such Liabilities and/or reasonable Expenses, with respect to which indemnification is sought by the Executive, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

B. In the event it is determined by the Authority, or by a court, that certain Expenses incurred by the Executive are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification or advancement to be paid by the Company to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

C. Interest shall be paid by the Company to the Executive, to the extent deemed appropriate by the Authority, or a court, at a reasonable interest rate, for amounts for which the Company indemnifies or advances to the Executive.

6. Insurance; Subrogation.

A. The Company may purchase and maintain insurance on behalf of the Executive against any Liability and/or Expense asserted against him or her and/or incurred by or on behalf of him or her in such capacity as a director and/or officer or other employee or agent of the Company and/or of an Affiliate, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such Liability or advancement of Expenses under the provisions of this Agreement or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company and/or the Executive under this Agreement and the execution and delivery of this Agreement by the Company and the Executive shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other party or parties thereto under any such policy or agreement of insurance.

B. In the event the Executive shall receive payment from any insurance carrier and/or from the plaintiff in any Action against the Executive in respect of indemnified or advanced amounts after payments on account of all or part of such indemnified or advanced amounts have been made by the Company pursuant to this Agreement, the Executive shall promptly reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier and/or such plaintiff and payments by the Company to the Executive exceeds such indemnified or advanced amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as co-insurance, retention or deductible amounts, shall not be deemed to be payments to the Executive hereunder.

C. In addition, upon payment of indemnified or advanced amounts under this Agreement, the Company shall be subrogated to the Executive’s rights against any insurance carrier in respect of such indemnified or advanced amounts, and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.

7. Witness Expenses. The Company shall pay in advance or reimburse any and all reasonable Expenses incurred by the Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of the Executive’s written request therefor.

8. Nonexclusivity of Agreement. The rights to indemnification and the advancement of Expenses provided to the Executive by this Agreement shall not be deemed exclusive of any other rights to which the Executive may be entitled under any charter provision, bylaw, agreement, resolution, vote of stockholders or disinterested directors of the Company or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such director, officer or other employee or agent of the Company and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Company would otherwise have the power to indemnify, contribute or advance Expenses to the Executive. Further, nothing contained in this Agreement shall in any way limit or otherwise affect any rights to indemnification or advancement of expenses that the Executive may have pursuant to the terms of any agreement between the Executive and Andina Acquisition Corp. III related to periods prior to the effective date hereof.

9. Notice to the Company; Defense of Actions.

A. The Executive agrees to promptly notify the Company in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification or advancement of Expenses hereunder, but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Executive otherwise than under this Agreement unless the Company shall have been irreparably prejudiced by such omission.

B. With respect to any such Action as to which the Executive notifies the Company of the commencement thereof, except as otherwise provided below in Paragraph 9C, the Company (or any other indemnifying party, including any insurance carrier, similarly notified by the Executive and/or the Company) shall be entitled to assume the defense thereof, with counsel selected by the Company (or such other indemnifying party) and reasonably satisfactory to the Executive, or if the Company (or any other indemnifying party) does not assume the defense thereof, the Company shall be entitled to participate therein at its own expense.

C. After notice from the Company (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Company shall not be liable to the Executive under this Agreement for any Expenses subsequently incurred by the Executive in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her counsel in such Action but the Expenses of such counsel incurred after notice from the Company (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless: (i) the employment of counsel by the Executive has been authorized by the Company; (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the Company (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or (iii) the Company (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.

10. Continuation of Rights and Obligations. Subject to Paragraph 14, the terms and provisions of this Agreement shall continue as to the Executive subsequent to the Termination Date, and such terms and provisions shall inure to the benefit of the heirs, executors, estate and administrators of the Executive and the successors and assigns of the Company, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Company. Except as provided herein, all rights and obligations of the Company and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company’s Certificate of Incorporation or bylaws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of the Executive hereunder.

11. Amendment and Modification. This Agreement may only be amended, modified or supplemented by the written agreement of the Company and the Executive, and any such mutually agreed upon amendment, modification or supplement shall not require stockholder or Board approval and/or ratification if such amendment, modification or supplement:

(i) is made in order to conform to or reflect any amendment or revision of the DGCL, including, without limitation, the Statute, which (a) expands or permits the expansion of the Executive’s rights to indemnification or advancement of Expenses thereunder; (b) limits or eliminates, or permits the limitation or elimination, of the liability of the Executive; or (c) or is otherwise beneficial to the Executive; or

(ii) in the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the stockholders of the Company.

12. Governing Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).

13. Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be delivered by any electronic means and may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.

14. Severability. If any provision of this Agreement shall be deemed invalid or inoperative, or in the event a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy in any way, this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the limited extent necessary to render the same valid and enforceable, and the Company shall indemnify and hold harmless the Executive against Liabilities and reasonable Expenses with respect to any Action to the fullest extent permitted by any applicable provision of this Agreement that shall not have been invalidated and otherwise to the fullest extent otherwise permitted by the Statute as it may then be in effect.

15. Certain Definitions. The following terms as used in this Agreement shall be defined as follows:

A. “Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, Federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and whether formal or informal.

B. “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

C. “Authority” shall mean the panel of arbitrators or independent legal counsel selected under Paragraph 3C of the Agreement.

D. “Board” shall mean the Board of Directors of the Company.

E. “Breach of Duty” shall mean the Executive breached or failed to perform his or her duties to the Company or an Affiliate, as the case may be, and the Executive’s breach of or failure to perform those duties constitute:

(i) a breach of “Duty of Loyalty” (as defined herein) to the Company or its stockholders;

(ii) acts or omissions not in “Good Faith” (as further defined herein) or which involve intentional misconduct or a knowing violation of the law;

(iii) a violation of Section 174 of the DGCL; or

(iv) a transaction from which the Executive derived an improper personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

In determining whether the Executive has acted or omitted to act otherwise than in “Good Faith,” as such term is used herein, the Authority, or the court, shall determine solely whether the Executive (i) in the case of conduct in his or her “Official Capacity” (as defined herein) with the Company, believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the Company; and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the best interests of the Company.

F. “Derivative Action” shall mean any Action brought by or in the right of the Company and/or an Affiliate.

G. “DGCL” shall mean the Delaware General Corporation Law.

H. “Duty of Loyalty” shall mean a breach of fiduciary duty by the Executive which constitutes a willful failure to deal fairly with the Company or its stockholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.

I. “Expenses” shall include, without limitation, any and all expenses, fees, costs, charges, attorneys’ fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Company, any Affiliate, any third party or other entity, and any and all other direct and indirect costs of any type or nature whatsoever.

J. “Liabilities” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties, and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all liabilities of every type or nature whatsoever.

K. “Official Capacity” shall mean the office of director or officer in the Company, membership on any committee of directors, any other offices in the Company held by the Executive and any other employment or agency relationship between the Executive and the Company and “Official Capacity,” as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

L. “Statute” shall mean DGCL Section 145 (or any successor provisions).

M. “Termination Date” shall mean the date the Executive ceases, for whatever reason, to serve as a director or officer the Company and/or any Affiliate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

STRYVE FOODS, INC.

By:
Name:
Its:

EXECUTIVE

Name:

Exhibit 10.19

LOAN AGREEMENT

This Loan Agreement dated as of May __, 2019, is (the “Agreement”) between ORIGIN BANK, a Louisiana State Bank (the “Lender”) and STRYVE FOODS, LLC, a Texas limited liability company (the “Borrower”).

1.	DEFINITIONS

In addition to the terms which are defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes of this Agreement.

1.1	“Advance Rate” means eighty (80%) percent of Eligible Accounts Receivables, and 50% of Inventory.

1.2	“Borrowing Base” means an amount equal to the sum of 80% of the outstanding Eligible Accounts Receivables plus the sum of 50% of Inventory. Inventory Advance shall be capped at 100% of the A/R advance.

1.3	“Eligible Accounts Receivables” mean at any time, all of Borrower’s Accounts which contain selling terms and conditions acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts Receivables do not include:

(a)	Accounts aged in excess of 90 days from invoice date,

(b)	Accounts to an individual,

(c)	Accounts balances with concentration in excess of 35%,

(d)	Accounts with an account debt when more than 25% of the total account balance is aged more than 90 days from invoice date,

(e)	Accounts in which the Account Debtor is an Affiliate of Borrower,

(f)	Contra accounts, and

(g)	Net Credit Balances in the over 90-day past due category.

1.4	“Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Lender, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Lender by assignment or otherwise.

1.5	“Note” means each promissory note and agreement executed by Borrower evidencing a promise to pay any sum or another obligation to Lender, including specifically (but without limitation) the promissory note in the principal amount of $3,500,000.00 dated May __, 2019, together with all renewals of, extensions, modifications, refinancings, consolidations, and substitutions of or each note or agreement.

Loan Agreement – Page 1

1.6	“Obligor” shall mean any guarantor, any party pledging collateral to the Lender, or, if the Borrower is comprised of the trustees of a trust, any trustor.

2.	LOAN AMOUNT AND TERMS

2.1	Loan Amount. The amount of the Indebtedness shall be THREE MILLION FIVE HUNDRED THOUSAND ($3,500,000.00).

2.2	Repayment Terms. The repayment terms shall be as set forth in the Note.

2.3	Interest Rate. The interest rate shall be as set forth in the Note.

3.	COLLATERAL

The collateral is further defined in security agreement(s) executed by the owners of the collateral.

4.	LOAN ADMINISTRATION AND FEES

4.1	Fees. The Borrower will pay to the Lender the fees set forth on Schedule A or as set forth in the Note.

4.2	Collection of Payments.

(a)	Payments will be made by debit to a deposit account, if direct debit is provided for in this Agreement or is otherwise authorized by the Borrower. For payments not made by direct debit, payments will be made by mail to the address shown on the Borrower’s statement, or by such other method as may be permitted by the Lender.

(b)	Each disbursement by the Lender and each payment by the Borrower will be evidenced by records kept by the Lender which will, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Lender.

(c)	All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.

4.3	Borrower’s Instructions. Subject to the terms, conditions and procedures stated elsewhere in this Agreement, the Lender may honor instructions for advances or repayments and any other instructions under this Agreement given by the Borrower (if an individual), or by any one of the individuals the Lender reasonably believes is authorized to sign loan agreements on behalf of the Borrower, or any other individual(s) designated by any one of such authorized signers (each an “Authorized Individual”). The Lender may honor any such instructions made by any one of the Authorized Individuals, whether such instructions are given in writing or by telephone, telefax or Internet and intranet websites designated by the Lender with respect to separate products or services offered by the Lender.

Loan Agreement – Page 2

4.4	Direct Debit. The Borrower agrees that on the due date of any amount due under this Agreement, the Lender will debit the amount due from deposit account number____________ owned by the Borrower, or such other of the Borrower’s accounts with the Lender as designated in writing by the Borrower (the “Designated Account”). Should there be insufficient funds in the Designated Account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by the Borrower.

4.5	Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Lender’s lending office is located. All payments and disbursements which would be due or which are received on a day which is not a banking day will be due or applied, as applicable, on the next banking day.

4.6	Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

4.7	Default Rate. Upon the occurrence of any default or after maturity or after judgment has been rendered on any obligation under this Agreement, all amounts outstanding under this Agreement, including any unpaid interest, fees, or costs, will at the option of the Lender bear interest at a rate which is 6.0 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This may result in compounding of interest. This will not constitute a waiver of any default.

5.	CONDITIONS

Before the Lender is required to extend any credit to the Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Lender, including any items specifically listed below.

5.1	Authorizations. If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

5.2	Governing Documents. If required by the Lender, a copy of the Borrower’s organizational documents.

5.3	Guaranties. Guaranties signed by JOSEPH ALAN OBLAS, an individual, GABRIEL CARIMI, an individual, and THEODORE R. CASEY, an individual, jointly and severally (collectively, the “Guarantor”).

5.4	Security Agreements. Signed original security agreements covering the personal property collateral which the Lender requires.

Loan Agreement – Page 3

5.5	Perfection and Evidence of Priority. Evidence that the security interests and liens in favor of the Lender are valid, enforceable, properly perfected in a manner acceptable to the Lender and prior to all others’ rights and interests, except those the Lender consents to in writing. All title documents for motor vehicles which are part of the collateral must show the Lender’s interest.

5.6	Payment of Fees. Payment of all fees and other amounts due and owing to the Lender, including without limitation payment of all accrued and unpaid expenses incurred by the Lender as required by the paragraph entitled “Expenses.”

5.7	Good Standing. Certificates of good standing for the Borrower from its state of formation and from any other state in which the Borrower is required to qualify to conduct its business.

5.8	Legal Opinion. A written opinion from the Borrower’s legal counsel, covering such matters as the Lender may require. The legal counsel and the terms of the opinion must be acceptable to the Lender.

5.9	Subordination Agreement. Borrower agrees that all existing and future debts of Borrower, including stockholder notes (hereinafter collectively referred to as “Subordinated Debt”) shall be and hereby are expressly subordinated to the Indebtedness, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Indebtedness. For purposes of this Section 5.9, the Indebtedness shall not be deemed paid in full unless and until it has been irrevocably paid in full.

5.10	Insurance. Evidence of insurance coverage, as required in the “Covenants” section of this Agreement.

5.11	Conditions of Credit. In addition to the items required to be delivered to the Lender under the paragraph entitled “Financial Information” in the “Covenants” section of this Agreement, the Borrower will promptly deliver the following to the Lender at such times as may be requested by the Lender:

(a)	A collateral certificate, in form and detail satisfactory to the Lender, summarizing the Borrower’s Eligible Accounts Receivables on which the requested extension of credit is to be based, together with all supporting documentation required by the Lender in order to calculate the Borrowing Base.

(b)	Copies of the invoices or the record of invoices from the Borrower’s sales journal for such Eligible Accounts Receivables and a listing of the names and addresses of the debtors obligated thereunder.

(c)	Copies of the cash receipts journal pertaining to the collateral certificate.

Loan Agreement – Page 4

5.12	Calculation of Borrowing Base. The Borrowing Base will be calculated by the Lender upon receipt of the collateral certificate and all supporting documentation required under this Agreement. The Lender will provide a borrowing base calculation to the Borrower setting forth its determination of the Borrowing Base, which calculation will be conclusive and binding in the absence of manifest error. The Borrowing Base as determined by the Lender will become effective upon calculation by the Lender and will remain in effect until a new Borrowing Base is calculated by the Lender in accordance with this Agreement.

6. REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Lender is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:

6.1	Formation. If the Borrower is anything other than a natural person, it is duly formed and existing under the laws of the state or other jurisdiction where organized.

6.2	Authorization. This Agreement, and any instrument or agreement required under this Agreement, are within the Borrower’s powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3	Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required under this Agreement, when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.4	Good Standing. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

6.5	No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

6.6	Financial Information. All financial and other information that has been or will be supplied to the Lender is sufficiently complete to give the Lender accurate knowledge of the Borrower’s (and any guarantor’s) financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to the Lender, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower (or any guarantor). If the Borrower is comprised of the trustees of a trust, the above representations shall also pertain to the trustor(s) of the trust.

6.7	Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower’s financial condition or ability to repay the loan, except as have been disclosed in writing to the Lender.

6.8	Collateral. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Lender in writing.

Loan Agreement – Page 5

6.9	Permits, Franchises. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights, copyrights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

6.10	Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Lender.

6.11	Tax Matters. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Lender.

6.12	No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

6.13	Insurance. The Borrower has obtained, and maintained in effect, the insurance coverage required in the “Covenants” section of this Agreement.

6.14	ERISA Plans.

(a)	Each Plan (other than a multiemployer plan) is in compliance in all material respects with ERISA, the Code and other federal or state law, including all applicable minimum funding standards and there have been no prohibited transactions with respect to any Plan (other than a multiemployer plan), which has resulted or could reasonably be expected to result in a material adverse effect.

(b)	With respect to any Plan subject to Title IV of ERISA:

(i)	No reportable event has occurred under Section 4043(c) of ERISA which requires notice.

(ii)	No action by the Borrower or any ERISA Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 or 4042 of ERISA.

(c)	The following terms have the meanings indicated for purposes of this Agreement:

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(ii)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)	“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

(iv)	“Plan” means a plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

Loan Agreement – Page 6

6.15	Location of Borrower. The place of business of the Borrower (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed on the signature page of this Agreement.

7. COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Lender is repaid in full:

7.1	Use of Proceeds. To use the proceeds of the Indebtedness only for working capital.

7.2	Financial Information. To provide the following financial information and statements in form and content acceptable to the Lender, and such additional information as requested by the Lender from time to time. The Lender reserves the right, upon written notice to the Borrower, to require the Borrower to deliver financial information and statements to the Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)	Tax Returns. As soon as available within thirty (30) days of the applicable filing date for the tax reporting period ended, but in no event later than October 15 of each calendar year, Borrower’s and Guarantors’ Federal and other governmental tax returns including extensions.

(b)	Guarantor Annual Statements. As soon as available, but in no event later than thirty (30) days of the anniversary of the previous year’s statement, Guarantor shall provide a personal financial statement.

(c)	Borrower Annual Statements. Beginning the fiscal year ended 2019, and as soon as available, but in no event later than one hundred fifty (150) days after the end of each fiscal year, Borrower’s audited balance sheet and income statement for the year ended, prepared by an independent certified public accounting firm acceptable to Lender.

(d)	Quarterly Financial Statements of the Borrower. As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending March 31, 2019, a copy of a statement of liquidity of the Borrower with supporting schedules, including but not limited to brokerage and bank statements, at the date and for the periods indicated therein.

(e)

Quarterly Financial Statements of the Guarantor. As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter of each Guarantor, beginning with the fiscal quarter ending March 31, 2019, a copy of a statement of liquidity of each Guarantor with supporting schedules, including but not limited to brokerage and bank statements, at the date and for the periods indicated therein.

(f)	Borrowing Base Certificates. As soon as available, but in no event later than fifteen (15) days after the end of each month, Borrower’s borrowing base certificate, in form and substance acceptable to Lender, with supporting Accounts Receivables Aging, Accounts Payable Aging, and testing analysis file used to calculate attainment.

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7.3	Financial Covenants and Ratios. Minimum Income and Cash Flow Requirements. Other Cash Flow requirements are as follows:

(a)	Debt Service Coverage Ratio. Borrower shall maintain, at all times, a minimum Debt Service Coverage Ratio of 1.25 to 1. The term “Debt Service Coverage Ratio” means Borrower’s Net Profits Before Taxes plus Interest Expense plus Depreciation/Amortization Expense less Dividends/Distributions all divided by Current Maturities of Long Term Debt plus Interest Expense. Deficiency in the ratio to be made whole through capitalization of a reserve account equivalent to the deficiency amount. Notwithstanding the foregoing, Borrower shall maintain a minimum Debt Service Coverage Ratio of (i) 1.00 to 1 for one month ending 09/30/2019, (ii) 1.15 to 1 for one quarter ending 12/31/2019, (iii) 1.25 to 1 for the two quarters ending 03/31/2020, (iv) 1.25 to 1 for the three quarters ending 06/30/2020, (v) 1.25 to 1 for the four quarters ending 9/30/2020, and (vi) 1.25 to 1 for the trailing four quarters thereafter. Provided Borrower meets and maintains subsequent required Debt Service Coverage Ratio, Lender shall release any amounts held in the reserve account.

(b)	Maximum Debt to Tangible Net Worth. Maintain a maximum Debt to Tangible Net Worth of Borrower no greater than 3.5x defined as total liabilities minus subordinated debt divided by Tangible Net Worth plus subordinated debt. As used herein, the term “Tangible Net Worth” means the total net worth less (i) any and all loans, notes receivable, accounts receivable, intercompany receivables, and other indebtedness and amounts owing from affiliates, subsidiaries, employees, officers, stockholders, directors, or other related entities; and less (ii) any and all intangibles. This ratio will be evaluated on a quarterly basis.

(c)	Borrower and each Guarantor shall maintain liquidity of $15,000,000.00 in the aggregate at all times during the Loan, which shall be tested quarterly.

All financial reports required to be provided under this Agreement shall be prepared in accordance with Borrower’s historically utilized accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Promptly upon the Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to the Borrower and as to each Guarantor of the Borrower’s obligations to the Lender as the Lender may request.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with Borrower’s historically utilized accounting principles, applied on a consistent basis, and certified by Borrower as being true end correct.

Loan Agreement – Page 8

7.4 Insurance.

(a)	General Business Insurance. To maintain insurance satisfactory to the Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower’s properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers’ compensation, and any other insurance which is usual for the Borrower’s business. Each policy shall provide for at least thirty (30) days prior notice to the Lender of any cancellation thereof.

(b)	Evidence of Insurance. Upon the request of the Lender, to deliver to the Lender a copy of each insurance policy, or, if permitted by the Lender, a certificate of insurance listing all insurance in force.

7.5	Compliance with Laws. To comply with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to cause a material adverse change in any Obligor’s business condition (financial or otherwise), operations or properties, or ability to repay the credit, or, in the case of the Controlled Substances Act, result in the forfeiture of any material property of any Obligor.

7.6	Books and Records. To maintain adequate books and records.

7.7	Audits. To allow the Lender and its agents to inspect the Borrower’s properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower’s properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Lender or its agents to have access to perform inspections or audits and to respond to the Lender’s requests for information concerning such properties, books and records.

7.8	Perfection of Liens. To help the Lender perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.9	Cooperation. To take any action reasonably requested by the Lender to carry out the intent of this Agreement.

7.10	Cash Collateral. The Borrower shall, and shall cause each Guarantor who has pledged cash, accounts, deposit accounts and/or securities accounts (or similar collateral) to secure the obligations under this Agreement to, not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any person, other than (a) deposit accounts that are maintained at all times with depositary institutions as to which the Lender shall have received a satisfactory account control agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Lender shall have received a satisfactory account control agreement, (c) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held with the Lender and (d) other deposit accounts, so long as such accounts are held with the Lender.

Loan Agreement – Page 9

8. DEFAULT AND REMEDIES

If any of the following events of default occurs, the Lender may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing, the Lender has no obligation to make advances or extend additional credit under this Agreement. In addition, if any event of default occurs, the Lender shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity. If an event of default occurs under the paragraph entitled “Bankruptcy/Receivers,” below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

8.1	Failure to Pay. The Borrower fails to make a payment under this Agreement when due.

8.2	Covenants. Any default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement (other than those specifically described as an event of default in this Article).

8.3	Other Lender Agreements. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty; or any representation or warranty made by any guarantor is false when made or deemed to be made; or any default occurs under any other agreement the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has with the Lender or any affiliate of the Lender.

8.4	Cross-default. Any default occurs under any agreement in connection with any credit the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has obtained from anyone else or which the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has guaranteed.

8.5	False Information. The Borrower or any Obligor has given the Lender false or misleading information or representations.

8.6	Bankruptcy/Receivers. The Borrower, any Obligor, or any general partner of the Borrower or of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties and such petition is not dismissed within a period of forty-five (45) days after the filing, or the Borrower, any Obligor, or any general partner of the Borrower or of any Obligor makes a general assignment for the benefit of creditors; or a receiver or similar official is appointed for a substantial portion of Borrower’s or any Obligor’s business; or the business is terminated, or such Obligor is liquidated or dissolved.

Loan Agreement – Page 10

8.7	Lien Priority. The Lender fails to have an enforceable first lien (except for any prior liens to which the Lender has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

8.8	Judgments. Any notice of judgment lien is file against the Borrower or any Obligor; or a notice of levy and/or of a writ of attachment or execution, or other like process, is served against the assets of the Borrower or any Obligor.

8.9	Death. If the Borrower or any Obligor is a natural person, the Borrower or such Obligor dies or becomes legally incompetent; if the Borrower or any Obligor is a trust, a trustor dies or becomes legally incompetent; if the Borrower or any Obligor is a partnership, any general partner dies or becomes legally incompetent.

8.10	Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in the Borrower’s (or any Obligor’s) business condition (financial or otherwise), operations or properties, or ability to repay the credit; or the Lender determines that it is insecure for any other reason.

8.11	Government Action. Any government authority takes action that the Lender believes materially adversely affects the Borrower’s or any Obligor’s financial condition or ability to repay.

8.12	Forfeiture. A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a government authority and remains pending with respect to any property of Borrower or any part thereof, on the grounds that the property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any person, including any tenant, pursuant to any law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the property shall become subject to forfeiture or seizure in connection therewith.

8.13	Borrowing Base. If any of the credit covered by this Agreement is subject to an agreement to maintain a borrowing base, the terms of such agreement are breached and the Borrower fails to cure such breach by the expiration of any applicable cure period.

Loan Agreement – Page 11

9. ENFORCING THIS AGREEMENT; MISCELLANEOUS

Accounting Principles and Financial Computations.

Except as otherwise stated in this Agreement, all financial information provided to the Lender and computation of all financial covenants will be made in accordance with accounting principles applied consistently with those applied in the preparation of the financial statements provided to the Lender prior to the date of this Agreement, and shall specifically exclude any upward revaluation of assets (other than marketable securities) after the date of those financial statements.

9.1	Governing Law. Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of Texas (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Lender under federal law.

9.2	Venue and Jurisdiction. The Borrower agrees that any action or suit against the Lender arising out of or relating to this Agreement shall be filed in federal court or state court located in the Governing Law State. The Borrower agrees that the Lender shall not be deemed to have waived its rights to enforce this section by filing an action or suit against the Borrower in a venue outside of the Governing Law State. If the Lender does commence an action or suit arising out of or relating to this Agreement, the Borrower agrees that the case may be filed in federal court or state court in the Governing Law State. The Lender reserves the right to commence an action or suit in any other jurisdiction where the Borrower, any Guarantor, or any collateral has any presence or is located. The Borrower consents to personal jurisdiction and venue in such forum selected by the Lender and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to the Lender’s acceptance of this Agreement.

9.3	Successors and Assigns. This Agreement is binding on the Borrower’s and the Lender’s successors and assignees. The Borrower agrees that it may not assign this Agreement without the Lender’s prior consent. The Lender may sell participations in or assign this loan and the related loan documents, and may exchange information about the Borrower and any Obligor (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees.

9.4	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

Loan Agreement – Page 12

9.5	Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Lender retains all rights, even if it makes a loan after default. If the Lender waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

9.6	Returned Merchandise. Until the Lender exercises its rights to collect the accounts receivable as provided under any security agreement required under this Agreement, the Borrower may continue its present policies for returned merchandise and adjustments. Credit adjustments with respect to returned merchandise shall be made immediately upon receipt of the merchandise by the Borrower or upon such other disposition of the merchandise by the debtor in accordance with the Borrower’s instructions. If a credit adjustment is made with respect to any Acceptable Receivable, the amount of such adjustment shall no longer be included in the amount of such Acceptable Receivable in computing the Borrowing Base.

9.7 Expenses.

(a)	The Borrower shall pay to the Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by the Lender in connection with (i) the negotiation and preparation of this Agreement and any related agreements, the Lender’s continued administration of this Agreement and such related agreements, and the preparation of any amendments and waivers related to this Agreement or such related agreements, (ii) filing, recording and search fees, appraisal fees, field examination fees field examinations by 3rd party vendors and inspectors, title report fees, and documentation fees with respect to any collateral and books and records of the Borrower or any Obligor, (iii) the Lender’s costs or losses arising from any changes in law which are allocated to this Agreement or any credit outstanding under this Agreement, and (iv) costs or expenses required to be paid incurred or advanced by the Lender.

(b)	The Borrower will indemnify and hold the Lender harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (i) this Agreement or any document required hereunder, (ii) any credit extended or committed by the Lender to the Borrower hereunder, and (iii) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit, including, without limitation, any act resulting from the Lender complying with instructions the Lender reasonably believes are made by any Authorized Individual. This paragraph will survive this Agreement’s termination, and will benefit the Lender and its officers, employees, and agents.

Loan Agreement – Page 13

(c)	The Borrower shall reimburse the Lender for any reasonable costs and attorneys’ fees incurred by the Lender in connection with (i) the enforcement or preservation of the Lender’s rights and remedies and/or the collection of any obligations of the Borrower which become due to the Lender and in connection with any “workout” or restructuring, and (ii) the prosecution or defense of any action in any way related to this Agreement, the credit provided hereunder or any related agreements, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by the Lender or any other person) relating to the Borrower or any other person or entity.

9.8	Individual Liability. If the Borrower is a natural person, the Lender may proceed against the Borrower’s business and non-business property in enforcing this and other agreements relating to this loan. If the Borrower is a partnership, the Lender may proceed against the business and non-business property of each general partner of the Borrower in enforcing this and other agreements relating to this loan.

9.9	Set-Off. Upon and after the occurrence of an event of default under this Agreement, (a) the Borrower hereby authorizes the Lender at any time without notice and whether or not the Lender shall have declared any amount owing by the Borrower to be due and payable, to set off against, and to apply to the payment of, the Borrower’s indebtedness and obligations to the Lender under this Agreement and all related agreements, whether matured or unmatured, fixed or contingent, liquidated or unliquidated, any and all amounts owing by the Lender to the Borrower, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced, and (b) pending any such action, to hold such amounts as collateral to secure such indebtedness and obligations of the Borrower to the Lender and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Lender, in its sole discretion, may elect. The Borrower hereby grants to the Lender a security interest in all deposits and accounts maintained with the Lender to secure the payment of all such indebtedness and obligations of the Borrower to the Lender.

9.10	One Agreement. This Agreement and any related security or other agreements required by this Agreement constitute the entire agreement between the Borrower and the Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

9.11	Notices. Unless otherwise provided in this Agreement or in another agreement between the Lender and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Lender and the Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

Loan Agreement – Page 14

9.12	Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

9.13	Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement (or of any agreement or document required by this Agreement and any amendment to this Agreement) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement; provided, however, that the telecopy or other electronic image shall be promptly followed by an original if required by the Lender.

9.14	Borrower Information; Reporting to Credit Bureaus. The Borrower authorizes the Lender at any time to verify or check any information given by the Borrower to the Lender, check the Borrower’s credit references, verify employment, and obtain credit reports and other credit bureau information from time to time in connection with the administration, servicing and collection of the loans under this Agreement. The Borrower agrees that the Lender shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Borrower and/or all guarantors as is consistent with the Lender’s policies and practices from time to time in effect.

9.15	Document Receipt Cut-Off Date. Unless this Agreement and any documents required by this Agreement have been signed and returned to the Lender within sixty (60) days after the date of this Agreement (the “Document Receipt Cut-Off Date”), the Lender shall have the right to notify the Borrower in writing that the Lender’s commitment to extend credit under this Agreement has expired. If the executed Agreement and accompanying loan documents are received after the Document Receipt Cut-Off Date, the Lender shall have a reasonable period of time after receipt of the executed Agreement and accompanying loan documents to provide such notice.

9.16	Amendments. This Agreement may be amended or modified only in writing signed by each party hereto.

9.17	Disposition of Schedules and Reports. The Lender will not be obligated to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by the Borrower. The Lender will destroy or otherwise dispose of such materials at such time as the Lender, in its discretion, deems appropriate.

9.18	Verification of Receivables. The Lender may at any time, either orally or in writing, request confirmation from any debtor of the current amount and status of the accounts receivable upon which such debtor is obligated.

9.19	Waiver of Confidentiality. The Borrower authorizes the Lender to discuss the Borrower’s financial affairs and business operations with any accountants, auditors, business consultants, or other professional advisors employed by the Borrower, and authorizes such parties to disclose to the Lender such financial and business information or reports (including management letters) concerning the Borrower as the Lender may request.

9.20	NOTICE OF FINAL AGREEMENT.

THIS WRITTEN LOAN AGREEMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[The remainder of this page is intentionally left blank.]

Loan Agreement – Page 15

This Agreement is executed as of the date stated at the top of the first page.

LENDER:

ORIGIN BANK,
a Louisiana State Bank

By:
Name:	Chris Hamilton
Title:	SVP

[Signatures continued on next page.]

Schedule A, Loan Fees – Page 1

BORROWER:

STRYVE FOODS, LLC,
a Texas limited liability company

By:
Name:	Joseph Alan Oblas
Title:	Manager

Schedule A, Loan Fees – Page 2

SCHEDULE A FEES

SCHEDULE A

FEES

(a) Origination Fee for Line of Credit Loan. Borrower will pay to Lender the sum of Three Thousand and NO/100 Dollars ($3,000.00) at the date of closing.

(b) Waiver Fee. If the Lender, at its discretion, agrees to waive or amend any terms of this Agreement, then the Borrower will pay to Lender the sum of______________________________ and NO/100 Dollars ($_________________ .00) or one percent (1%) of the commitment for each waiver or amendment. Nothing in this paragraph shall imply that the Lender is obligated to agree to any waiver or amendment requested by the Borrower. The Lender may impose additional requirements as a condition to any waiver or amendment.

(c) Late Fee. To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed five percent (5%) of any payment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Lender’s rights with respect to the default.

Exhibit 10.19.1

PROMISSORY NOTE

$3,500,000.00	Plano, Texas

As of May __, 2019

This Promissory Note (“Note”) is executed with that certain Security Agreement (the “Security Agreement”) of even date herewith made by STRYVE FOODS, LLC, a Texas limited liability company (“Borrower”), for the benefit of ORIGIN BANK, a Louisiana State Bank (“Lender”), encumbering certain inventory and notes receivable described in the Security Agreement (the “Collateral”). Exhibit 1 attached hereto and incorporated herein by this reference sets forth certain defined terms used in this Note. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for them in the Security Agreement.

1. Promise to Pay. For value received, Borrower promises to pay to Lender, at 500 Throckmorton Street, Suite 350, Fort Worth, Texas 76102, or such other place as the holder hereof may designate in writing from time to time, the principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00), or so much hereof as may be advanced and outstanding hereunder, together with all other amounts now or hereafter owing by Borrower to Lender under the Loan Documents, and together with interest as provided herein.

2. Payments of Interest and Principal.

2.1 Interest-Only Period.

(a) During the period of time commencing with the date of this Note and ending on the Maturity Date, interest shall accrue on all outstanding amounts owing by Borrower from time to time under this Note and any other Loan Document at a Variable Rate Index plus one-half percent (0.50%) per annum (the “Loan Rate”), calculated on an actual day basis using a 360-day year.

(b) Interest accrued under this Note shall be due and payable monthly in arrears on the fifth (5th) day of the following calendar month (collectively, the “Interest Only Payment Dates”), commencing July 5, 2019, and continuing monthly thereafter until May 5, 2021.

(c) On each Interest Only Payment Date, Borrower shall make consecutive monthly payments of interest only on the outstanding principal balance at the applicable Loan Rate.

2.2 Maturity. The maturity date of this Note (the “Maturity Date”) shall be June 5, 2021. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest owing hereunder, and any and all other amounts owing by Borrower under the Loan Documents, shall be due and payable on the Maturity Date.

PROMISSORY NOTE – Page 1

2.3 Manner and Timing of Payments. Each payment by Borrower under this Note or any other Loan Document must be made in lawful money of the United States of America, and must be made in immediately available funds before 10:00 a.m., Central time, on the date such payment is due in good funds by Electronic Funds Transfer (EFT) or wire transfer or by delivery to Lender at 500 Throckmorton Street, Suite 350, Fort Worth, Texas 76102, on the date that such payment is due. Any payment received after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next business day following receipt by Lender of payment in good funds. If the due date for any payment is not a business day, such due date shall be deemed for all purposes to fall on the next business day, and any such extension shall be included in the computation of interest payments. Lender reserves the right, at any time and for any reason, to require that Borrower make payment by certified or cashier’s check, or alternatively, in the form of Electronic Funds Transfer into Lender’s designated deposit account.

2.4 Late Payment Charge and Default Rate. If any payment is not received in full by Lender on or before the tenth (10th) day from and including the date when due (e.g., by the 10th for a payment due on the 1st of a month), then Borrower shall also pay to Lender a late charge in an amount equal to five percent (5%) of the amount of such overdue payment. For so long as any Event of Default exists under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding principal balance hereof at an amount equal to the lesser of (i) four percent (4% or 400 basis points) in excess of the Loan Rate, or (ii) the maximum rate of interest allowed by law (the “Default Rate”), and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or Event of Default, and such late charges and accrued interest are reasonable estimates of those damages and do not constitute a penalty.

2.5 Application of Payments. Prior to the occurrence of an Event of Default, all payments made hereunder shall be applied first to interest due and then in reduction of the principal balance; if more than one monthly payment remains unpaid, amounts received shall be applied in the order and manner selected by Lender. After the occurrence of an Event of Default, all payments made hereunder shall be applied as Lender may determine in the exercise of Lender’s sole and absolute discretion. The receipt, use or application of any such sum or amount shall not be construed to affect the Maturity Date, or any of the rights or powers of Lender under the terms of the Loan Documents, or any of the obligations of Borrower or any guarantor under the Loan Documents; or to cure or waive any default or notice of default under any of the Loan Documents; or to invalidate any act of Lender.

PROMISSORY NOTE – Page 2

3. Defaults and Remedies.

3.1 Events of Default. The occurrence of any of the following, whatever the reason therefor, shall constitute an Event of Default:

(a) Borrower fails to make any regularly scheduled payment of principal or interest under this Note when due or fails to pay the entire unpaid principal balance of this Note together with accrued and unpaid interest owing hereunder on the Maturity Date; or

(b) Borrower fails to perform any other obligation for the payment of money (other than payments of principal or interest due under this Note) or breaches any covenant under any Loan Document executed by Borrower within ten (10) days after notice that such payment was not made when due; or

(c) Borrower fails to perform any obligation (other than obligations described in subparagraphs (a) and (b), above) under any Loan Document executed by Borrower within thirty (30) days after written notice that such obligation was not performed; provided that, if cure cannot reasonably be effected within such 30-day period, such failure shall not be an Event of Default so long as Borrower promptly (in any event, within fifteen (15) days after receipt of such notice) commences cure, and thereafter diligently (in any event within sixty (60) days after receipt of such notice) prosecutes such cure to completion; or

(d) Borrower fails or refuses to permit Lender to audit the books and records of Borrower or to inspect Borrower’s inventory at any time reasonably requested by Lender; or

(e) Any Guarantor fails to perform any obligation under any Guaranty executed by such Guarantor within thirty (30) days after written notice that such obligation was not performed when due; or

(f) Any representation or warranty in that certain Certificate of Borrower dated of even date herewith, executed by Borrower in favor of Lender, or in any other Loan Document, proves to have been incorrect in any material respect when made; or

(g) Borrower or any Guarantor is dissolved, liquidated or terminated, or all or substantially all or a material portion of the assets of Borrower, any Guarantor, or Principal are sold or otherwise transferred, without Lender’s prior written consent; or

(h) Borrower, or any Guarantor is the subject of an order for relief by a bankruptcy court, or is unable or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Borrower, any Guarantor or Principal applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower, or any Guarantor, as the case may be, and the appointment continues undischarged and unstayed for sixty (60) or more days; or Borrower, or any Guarantor institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or any part of its property; or any similar proceeding is instituted without the consent of Borrower, any Guarantor or Principal, as the case may be, and continues undismissed and unstayed for ninety (90) or more days; or any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against any property of Borrower, any Guarantor or Principal and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

PROMISSORY NOTE – Page 3

(i) Any Guaranty is repudiated, revoked or terminated without Lender’s prior written consent, or any Guarantor claims that its Guaranty is ineffective or unenforceable, in whole or in part and for any reason, with respect to amounts then outstanding or amounts that might in the future be outstanding; or

(j) Any Guarantor dies or is incapacitated and Borrower fails to provide Lender, within one hundred twenty (120) days thereafter, with a substitute guaranty on substantially the same terms as the Guaranty from a new guarantor reasonably acceptable to Lender; or

(k) Principal dies or is incapacitated or otherwise ceases to actively perform as the Manager of Borrower fails to provide Lender, within one hundred twenty (120) days thereafter, with reasonable assurances that such death or incapacity or other event will not have a material adverse effect upon Borrower’s financial condition, or business operations; or

(l) The occurrence of an “Event of Default” under any other Loan Document or any related loan document; or

(m) Borrower, any Guarantor, or any of their affiliates default in any present or future obligation or agreement with Lender or Lender’s affiliates other than in connection with the Loan, subject to any applicable contractual cure period(s).

3.2 Acceleration and Other Remedies. Upon the occurrence of any Event of Default, Lender may, at its option and in its absolute discretion, do any or all of the following:

(a) With or without notice to Borrower, declare the principal of this Note and all other amounts owing under the Loan Documents, together with all accrued interest and other amounts owing in connection therewith, to be immediately due and payable, regardless of any other specified due date; provided that any Event of Default described in Section 3.1(h) shall automatically, without notice or other action on Lender’s part, cause all such amounts to be immediately due and payable;

(b) Apply any payments received thereafter against interest and principal of the Loan and costs and other amounts owing hereunder, in such order as Lender may determine in its sole discretion;

(c) In its own right or by a court-appointed receiver take possession of the Collateral; and

PROMISSORY NOTE – Page 4

(d) Exercise any of its rights under the Loan Documents and any rights provided by law or in equity, including the right to foreclose on any security and exercise any other rights with respect to any security, all in such order and manner as Lender elects in its absolute discretion.

In addition to any other rights or remedies hereunder, if an Event of Default shall have occurred, Lender may, at its option, accelerate the Loan pursuant to the terms hereof and/or increase the interest rate on the Loan to the amount of the Default Rate.

3.3 Cumulative Remedies; No Waiver. Lender’s rights and remedies under the Loan Documents are cumulative and in addition to all rights and remedies provided by law or in equity from time to time. The exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy. No waiver of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated. No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated. No waiver of any provision of any Loan Document shall be construed as a waiver of any subsequent breach of the same provision. Lender’s consent to or approval of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act. Lender’s acceptance of the late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations; Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of its remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation.

4. INDEMNITY OF LENDER. BORROWER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND ATTORNEYS (COLLECTIVELY, THE “INDEMNITEE”) FROM AND AGAINST: (A) ALL CLAIMS, DEMANDS AND CAUSES OF ACTION ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON OR ENTITY IF THE CLAIM, DEMAND OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO ANY CLAIM, DEMAND OR CAUSE OF ACTION THAT THE PERSON OR ENTITY HAS OR ASSERTS AGAINST BORROWER, ANY GUARANTOR OR PRINCIPAL, INCLUDING WITHOUT LIMITATION CLAIMS, DEMANDS AND CAUSES OF ACTION ARISING OUT OF ANY COMMISSION, CHARGE OR BROKERAGE FEE INCURRED IN CONNECTION WITH THE LOAN; AND (B) ALL LIABILITIES, LOSSES, DAMAGES AND COSTS AND EXPENSES (INCLUDING COURT COSTS AND ATTORNEYS’ FEES) INCURRED BY ANY INDEMNITEE AS A RESULT OF ANY CLAIM, DEMAND OR CAUSE OF ACTION DESCRIBED IN SUBPARAGRAPH (A). LENDER’S INDEMNITY RIGHTS SHALL NOT BE LIMITED, PREJUDICED OR IMPAIRED IN ANY WAY BY ANY FINDING OR ALLEGATION THAT LENDER’S CONDUCT IS ACTIVE, PASSIVE OR SUBJECT TO ANY OTHER CLASSIFICATION OR THAT LENDER IS DIRECTLY OR INDIRECTLY RESPONSIBLE UNDER ANY THEORY FOR ANY ACT OR OMISSION BY BORROWER OR ANY OTHER PERSON OR ENTITY. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY LENDER WITH RESPECT TO THE CONSEQUENCES OF ANY ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT WHICH LENDER IS DETERMINED BY A COURT OF COMPETENT JURISDICTION (SUSTAINED ON APPEAL, IF ANY) TO HAVE COMMITTED BUT BORROWER DOES HEREBY EXPRESSLY CONFIRM AND AGREE THAT THIS INDEMNITY IS INTENDED TO COVER LENDER’S ORDINARY NEGLIGENCE. BORROWER’S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE THE CANCELLATION OF THIS NOTE.

PROMISSORY NOTE – Page 5

5. Waivers. Borrower and all co-makers, guarantors, accommodation parties, endorsers and other persons and entities liable for amounts owing hereunder hereby waive any right of offset, presentment, demand, protest, notice of dishonor, notice of protest, notice of intent to accelerate and all other notices and demands of every kind, and all suretyship defenses of every kind that would otherwise be available in connection with this Note, including without limitation any right (whether now or hereafter existing) to require the holder hereof to first proceed against Borrower, any other person or entity, or any security. In the event that, at any time, any surety exists that is liable upon only a portion of Borrower’s obligations under the Loan Documents and Borrower provides partial satisfaction of any such obligation(s), Borrower hereby waives any right it would otherwise have, under applicable law, to designate the portion of the obligation to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Lender rather than Borrower.

6. Miscellaneous.

6.1 Notices. Any notices or other communication required or permitted to be given to Lender pursuant to this Note or any other Loan Document must be given in writing and must be transmitted by a national overnight delivery service or by certified mail, return receipt requested, to Lender’s address specified in Section 1 hereof, or to any other address that Lender may specify, in writing, from time to time. Any notice will be considered given on the date Lender acknowledges receipt from the overnight delivery service or the date the return receipt is executed. Any notices or other communication required or permitted to be given to Borrower pursuant to this Note or any other Loan Document must be given in writing, and must be personally delivered, transmitted by any national overnight delivery service, by certified mail, return receipt requested, or by U.S. Mail for regular delivery to Borrower’s current address found in Lender’s records, or by upload of a file to a website regularly used for communication by Lender to Borrower or by e-mail to Borrower at an e-mail address regularly used for communication by Lender to Borrower. Notice will be deemed given on the date it is personally delivered, uploaded to a website, or e-mailed, or one day after transmitting by overnight delivery service, or the date the return receipt is executed, or five (5) days after regular mailing by U.S. Mail.

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6.2 Entire Agreement; Amendment; Counterparts. This Note and the other Loan Documents contain the entire agreement between Lender and Borrower in connection with the Loan and supersede all prior agreements and negotiations, whether written or oral. This Note and the other Loan Documents may be amended only by a writing signed by Lender and each other party against whom enforcement of such amendment may be sought. Any waiver by Lender of any term or provision of this Note or any other Loan Document or of any Event of Default or default hereunder or thereunder must be in writing and shall be effective only to the extent set forth in writing. Each of the Note and the other Loan Documents and any amendments thereto may be executed in counterparts, each of which shall be deemed to be an original and all such counterparts of one document taken together shall be deemed to be one and the same document.

6.3 Governing Law. This Note and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Texas.

6.4 Captions. Captions and paragraph headings in this Note and the other Loan Documents are for convenience of reference only, and shall not be used to interpret or limit the meaning of this Note or any other Loan Document.

6.5 Severability. If any provision of this Note or any other Loan Document shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Note and the Loan Documents.

6.6 Time of Essence. Time is of the essence of each and every provision of this Note and the other Loan Documents.

6.7 Successors. This Note and the other Loan Documents shall be binding on Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns; provided, however, that in no event may Borrower assign any of its rights or obligations under this Note or under any of the other Loan Documents (and any attempt by Borrower to do so shall, at Lender’s option, be void).

6.8 Costs. Borrower shall pay to Lender on demand all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and in connection with the administration, amendment, waiver, refinancing, restructuring, reorganization (including, without limitation, a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, including, without limitation, filing fees, recording fees, release and reconveyance fees, title insurance fees, realty tax services, appraisal fees, environmental report costs, engineering report costs, search fees and other out-of-pocket expenses and the fees and out-of-pocket expenses of any legal counsel, independent public accountants, appraisers, environmental engineers, insurance consultants and other inside or outside experts retained by Lender, and including, without limitation, any costs, expenses or fees incurred or suffered by Lender in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower. Any amount payable to Lender under this Section shall be due on demand and shall bear interest from the date of payment at the Default Rate

6.9 Joint and Several Liability. If more than one person and/or entity signs this Note or any other Loan Document as the Borrower, then such person(s) and/or entity(ies) shall be jointly and severally liable for the obligations of the Borrower under this Note and the other Loan Documents.

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6.10 WAIVER OF JURY TRIAL. BORROWER AND LENDER (COLLECTIVELY, THE “PARTIES”) HEREBY WAIVE AND AGREE TO WAIVE TRIAL BY JURY IN ANY RELATED ACTION. “RELATED ACTION” MEANS ANY ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS), WHETHER ARISING IN CONTRACT OR TORT, AT LAW OR IN EQUITY, OR OTHERWISE, BROUGHT BY ANY PARTY OR OTHERWISE INVOLVING ANY OR ALL OF THE PARTIES, IN CONNECTION WITH ANY MATTER(S) WHATSOEVER ARISING OUT OF, OR IN CONNECTION WITH, THIS NOTE, ANY LOAN DOCUMENT, ANY DOCUMENT OR INSTRUMENT IN CONNECTION HEREWITH OR THEREWITH, THE LOAN, ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY, THE RELATIONSHIP OR DEALINGS AMONG ANY OR ALL OF THE PARTIES, ANY ACTION OR INACTION BY ANY PARTY, OR ANY CLAIM OF INJURY OR DAMAGE.

6.11 PROPER FORUM. BORROWER IRREVOCABLY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS WITH RESPECT TO ANY “RELATED ACTION”. IN ANY RELATED ACTION, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY MAIL DIRECTED TO BORROWER AT THE ADDRESS FOR NOTICES TO BORROWER UNDER SECTION 6.1, ABOVE, OR AS OTHERWISE PROVIDED BY LAW. SERVICE IS DEEMED COMPLETE THREE (3) DAYS AFTER MAILING, OR AS PERMITTED UNDER THE COURT’S RULES. ANY ACTION OR PROCEEDING BEGUN BY BORROWER AGAINST LENDER WILL BE LITIGATED ONLY IN A FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF TEXAS, FORT WORTH OR DALLAS DIVISION OR A STATE COURT IN TARRANT COUNTY, TEXAS, AND BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT, WITH RESPECT TO ANY COLLATERAL GIVEN BY BORROWER OR ANY OTHER PERSON TO LENDER LOCATED IN STATES OR JURISDICTIONS OTHER THAN THE STATE AND JURISDICTION OF THE DESIGNATED COURT, OR IN COUNTIES OTHER THAN THAT OF THE DESIGNATED COURT, LENDER SHALL BE ENTITLED TO COMMENCE ACTIONS IN SUCH STATES OR JURISDICTIONS, OR IN SUCH COUNTIES, AGAINST BORROWER OR OTHER PERSONS FOR THE PURPOSE OF SEEKING PROVISIONAL REMEDIES, INCLUDING WITHOUT LIMITATION ACTIONS FOR CLAIM AND DELIVERY OF PROPERTY, OR FOR INJUNCTIVE RELIEF OR APPOINTMENT OF A RECEIVER, OR ACTIONS TO FORECLOSE UPON LIENS GRANTED TO LENDER.

PROMISSORY NOTE – Page 8

6.12 Interest Provisions.

(a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note (or, if this Note has been or will thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration

(b) Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

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PROMISSORY NOTE – Page 9

The undersigned Borrower has executed this Note as of the date first written above.

BORROWER:

STRYVE FOODS, LLC,
a Texas limited liability company

By:
Name:	Joseph Alan Oblas
Title:	Manager

Borrower’s Address for Notices:

6900 North Dallas Parkway, Suite 360
Plano, Texas 75024

PROMISSORY NOTE – Signature Page

EXHIBIT 1

DEFINED TERMS

“Borrower” has the meaning given in the first paragraph of this Note.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are authorized or permitted to be open and conducting their customary transactions in both Fort Worth, Texas and New York, New York, and on which the bank to which payments under this Note may be delivered by wire transfer is accepting wire transfers.

“Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

“Closing Date” means the first date any proceeds of the Loan are disbursed. “Default Rate” has the meaning given in Section 2.5 of this Note.

“Electronic Funds Transfer” shall have the meaning given to such term in the Master Loan Agreement.

“Guaranty” means that certain guaranty dated as of even date herewith, executed by the Guarantor in favor of Lender with respect to the Loan, and any other guaranty executed by any Guarantor in favor of Lender in connection with the Loan.

“Guarantor” means, collectively, JOSEPH ALAN OBLAS, an individual, GABRIEL CARIMI, an individual, THEODORE R. CASEY, an individual, and any other person or entity which executes any guaranty in favor of Lender in connection with the Loan.

“Lender” has the meaning given in the first paragraph of this Note.

“Lender Prime Rate” means the highest prime rate published on the applicable date in the “Money Rates” column of The Wall Street Journal. Changes in the rate of interest payable on this Note shall be effective on the first day of each calendar month, based on the Prime Rate published on such date (or the Prime Rate published on the first business day immediately preceding the first day of the calendar month in the event the first calendar day of the month falls on a weekend or on another day on which The Wall Street Journal is not published). If The Wall Street Journal remains unpublished for more than one full calendar month, ceases to publish a prime rate or ceases to exist, Lender shall choose a substitute index in good faith, and such substitute shall thereafter be the index for the Lender Prime Rate.

“Loan” means the loan evidenced by this Note.

“Loan Agreement” means that certain Loan Agreement as in effect from time to time between Borrower and Lender, as amended from time to time.

EXHIBIT 1 – Defined Terms – Page 1

“Loan Documents” means this Note and any and all other documents executed at Lender’s request in connection with the Loan.

“Loan Rate” has the meaning set forth in Section 2.1 of this Note.

“Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.

“Note” has the meaning given in the first paragraph above.

“Parties” has the meaning given in Section 6.10 of this Note.

“Principal” means, collectively, JOSEPH ALAN OBLAS, an individual, GABRIEL CARIMI, an individual, and THEODORE R. CASEY, an individual.

“Related Action” has the meaning given in Section 6.10 of this Note.

“Related Indebtedness” shall mean any and all indebtedness paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communications or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under this Note.

“Security Agreement” has the meaning given in the first paragraph of this Note.

EXHIBIT 1 – Defined Terms – Page 2

Exhibit 10.19.2

Exhibit 10.20

PROMISSORY NOTE

$2,000,000.00	Plano, Texas

As of June 23, 2020

This Promissory Note (“Note”) is executed with that certain Security Agreement (the “Security Agreement”) of even date herewith made by STRYVE FOODS, LLC, a Texas limited liability company, THEODORE CASEY, an individual, JOSEPH ALAN OBLAS, an individual, and GABRIEL CARIMI, an individual, jointly and severally (collectively, the “Borrower”), for the benefit of ORIGIN BANK, a Louisiana State Bank (“Lender”), encumbering certain assets described in the Security Agreement (the “Collateral”). Exhibit 1 attached hereto and incorporated herein by this reference sets forth certain defined terms used in this Note. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for them in the Security Agreement.

1. Promise to Pay. For value received, Borrower promises to pay to Lender, at 3201 Dallas Parkway, Suite 630, Frisco, Texas 75034, or such other place as the holder hereof may designate in writing from time to time, the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much hereof as may be advanced and outstanding hereunder, together with all other amounts now or hereafter owing by Borrower to Lender under the Loan Documents, and together with interest as provided herein.

2. Payments of Interest and Principal.

2.1 Interest-Only Period.

(a) During the period of time commencing with the date of this Note and ending on the Maturity Date, interest shall accrue on all outstanding amounts owing by Borrower from time to time under this Note and any other Loan Document at a fixed rate of five percent (5.0%) per annum (the “Loan Rate”), calculated on an actual day basis using a 360-day year.

(b) Interest accrued under this Note shall be due and payable monthly in arrears on the fifth (5th) day of the following calendar month (collectively, the “Interest Only Payment Dates”), commencing August 5, 2020, and continuing monthly thereafter until September 5, 2020.

(c) On each Interest Only Payment Date, Borrower shall make consecutive monthly payments of interest only on the outstanding principal balance at the applicable Loan Rate.

2.2 Maturity. The maturity date of this Note (the “Maturity Date”) shall be October 5, 2020. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest owing hereunder, and any and all other amounts owing by Borrower under the Loan Documents, shall be due and payable on the Maturity Date.

PROMISSORY NOTE – Page 1

2.3 Manner and Timing of Payments. Each payment by Borrower under this Note or any other Loan Document must be made in lawful money of the United States of America, and must be made in immediately available funds before 10:00 a.m., Central time, on the date such payment is due in good funds by Electronic Funds Transfer (EFT) or wire transfer or by delivery to Lender at 3201 Dallas Parkway, Suite 630, Frisco, Texas 75034, on the date that such payment is due. Any payment received after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next business day following receipt by Lender of payment in good funds. If the due date for any payment is not a business day, such due date shall be deemed for all purposes to fall on the next business day, and any such extension shall be included in the computation of interest payments. Lender reserves the right, at any time and for any reason, to require that Borrower make payment by certified or cashier’s check, or alternatively, in the form of Electronic Funds Transfer into Lender’s designated deposit account.

2.4 Late Payment Charge and Default Rate. If any payment is not received in full by Lender on or before the tenth (10th) day from and including the date when due (e.g., by the 10th for a payment due on the 1st of a month), then Borrower shall also pay to Lender a late charge in an amount equal to five percent (5%) of the amount of such overdue payment. For so long as any Event of Default exists under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding principal balance hereof at an amount equal to the lesser of (i) four percent (4% or 400 basis points) in excess of the Loan Rate, or (ii) the maximum rate of interest allowed by law (the “Default Rate”), and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or Event of Default, and such late charges and accrued interest are reasonable estimates of those damages and do not constitute a penalty.

2.5 Application of Payments. Prior to the occurrence of an Event of Default, all payments made hereunder shall be applied first to interest due and then in reduction of the principal balance; if more than one monthly payment remains unpaid, amounts received shall be applied in the order and manner selected by Lender. After the occurrence of an Event of Default, all payments made hereunder shall be applied as Lender may determine in the exercise of Lender’s sole and absolute discretion. The receipt, use or application of any such sum or amount shall not be construed to affect the Maturity Date, or any of the rights or powers of Lender under the terms of the Loan Documents, or any of the obligations of Borrower or any guarantor under the Loan Documents; or to cure or waive any default or notice of default under any of the Loan Documents; or to invalidate any act of Lender.

PROMISSORY NOTE – Page 2

3. Defaults and Remedies.

3.1 Events of Default. The occurrence of any of the following, whatever the reason therefor, shall constitute an Event of Default:

(a) Borrower fails to make any regularly scheduled payment of principal or interest under this Note when due or fails to pay the entire unpaid principal balance of this Note together with accrued and unpaid interest owing hereunder on the Maturity Date; or

(b) Borrower fails to perform any other obligation for the payment of money (other than payments of principal or interest due under this Note) or breaches any covenant under any Loan Document executed by Borrower within ten (10) days after notice that such payment was not made when due; or

(c) Borrower fails to perform any obligation (other than obligations described in subparagraphs (a) and (b), above) under any Loan Document executed by Borrower within thirty (30) days after written notice that such obligation was not performed; provided that, if cure cannot reasonably be effected within such 30-day period, such failure shall not be an Event of Default so long as Borrower promptly (in any event, within fifteen (15) days after receipt of such notice) commences cure, and thereafter diligently prosecutes such cure to completion; or

(d) Borrower fails or refuses to permit Lender to audit the books and records of Borrower or to inspect Borrower’s inventory at any time reasonably requested by Lender; or

(e) Any Guarantor fails to perform any obligation under any Guaranty executed by such Guarantor within thirty (30) days after written notice that such obligation was not performed when due; or

(f) Any representation or warranty in that certain Certificate of Borrower dated of even date herewith, executed by Borrower in favor of Lender, or in any other Loan Document, proves to have been incorrect in any material respect when made; or

(g) Borrower or any Guarantor is dissolved, liquidated or terminated, or all or substantially all or a material portion of the assets of Borrower, any Guarantor, or Principal are sold or otherwise transferred, without Lender’s prior written consent; or

(h) Borrower, or any Guarantor is the subject of an order for relief by a bankruptcy court, or is unable or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Borrower, any Guarantor or Principal applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower, or any Guarantor, as the case may be, and the appointment continues undischarged and unstayed for sixty (60) or more days; or Borrower, or any Guarantor institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or any part of its property; or any similar proceeding is instituted without the consent of Borrower, any Guarantor or Principal, as the case may be, and continues undismissed and unstayed for ninety (90) or more days; or any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against any property of Borrower, any Guarantor or Principal and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

PROMISSORY NOTE – Page 3

(i) Intentionally Deleted;

(j) Intentionally Deleted;

(k) Intentionally Deleted;

(l) The occurrence of an “Event of Default” under any other Loan Document or any related loan document; or

(m) Borrower, any Guarantor, or any of their affiliates default in any present or future obligation or agreement with Lender or Lender’s affiliates other than in connection with the Loan, subject to any applicable contractual cure period(s).

3.2 Acceleration and Other Remedies. Upon the occurrence of any Event of Default, Lender may, at its option and in its absolute discretion, do any or all of the following:

(a) With or without notice to Borrower, declare the principal of this Note and all other amounts owing under the Loan Documents, together with all accrued interest and other amounts owing in connection therewith, to be immediately due and payable, regardless of any other specified due date; provided that any Event of Default described in Section 3.1(h) shall automatically, without notice or other action on Lender’s part, cause all such amounts to be immediately due and payable;

(b) Apply any payments received thereafter against interest and principal of the Loan and costs and other amounts owing hereunder, in such order as Lender may determine in its sole discretion;

(c) In its own right or by a court-appointed receiver take possession of the Collateral; and

(d) Exercise any of its rights under the Loan Documents and any rights provided by law or in equity, including the right to foreclose on any security and exercise any other rights with respect to any security, all in such order and manner as Lender elects in its absolute discretion. In addition to any other rights or remedies hereunder, if an Event of Default shall have occurred, Lender may, at its option, accelerate the Loan pursuant to the terms hereof and/or increase the interest rate on the Loan to the amount of the Default Rate.

PROMISSORY NOTE – Page 4

3.3 Cumulative Remedies; No Waiver. Lender’s rights and remedies under the Loan Documents are cumulative and in addition to all rights and remedies provided by law or in equity from time to time. The exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy. No waiver of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated. No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated. No waiver of any provision of any Loan Document shall be construed as a waiver of any subsequent breach of the same provision. Lender’s consent to or approval of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act. Lender’s acceptance of the late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations; Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of its remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation.

4. INDEMNITY OF LENDER. BORROWER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND ATTORNEYS (COLLECTIVELY, THE “INDEMNITEE”) FROM AND AGAINST: (A) ALL CLAIMS, DEMANDS AND CAUSES OF ACTION ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON OR ENTITY IF THE CLAIM, DEMAND OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO ANY CLAIM, DEMAND OR CAUSE OF ACTION THAT THE PERSON OR ENTITY HAS OR ASSERTS AGAINST BORROWER, ANY GUARANTOR OR PRINCIPAL, INCLUDING WITHOUT LIMITATION CLAIMS, DEMANDS AND CAUSES OF ACTION ARISING OUT OF ANY COMMISSION, CHARGE OR BROKERAGE FEE INCURRED IN CONNECTION WITH THE LOAN; AND (B) ALL LIABILITIES, LOSSES, DAMAGES AND COSTS AND EXPENSES (INCLUDING COURT COSTS AND ATTORNEYS’ FEES) INCURRED BY ANY INDEMNITEE AS A RESULT OF ANY CLAIM, DEMAND OR CAUSE OF ACTION DESCRIBED IN SUBPARAGRAPH (A). LENDER’S INDEMNITY RIGHTS SHALL NOT BE LIMITED, PREJUDICED OR IMPAIRED IN ANY WAY BY ANY FINDING OR ALLEGATION THAT LENDER’S CONDUCT IS ACTIVE, PASSIVE OR SUBJECT TO ANY OTHER CLASSIFICATION OR THAT LENDER IS DIRECTLY OR INDIRECTLY RESPONSIBLE UNDER ANY THEORY FOR ANY ACT OR OMISSION BY BORROWER OR ANY OTHER PERSON OR ENTITY. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY LENDER WITH RESPECT TO THE CONSEQUENCES OF ANY ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT WHICH LENDER IS DETERMINED BY A COURT OF COMPETENT JURISDICTION (SUSTAINED ON APPEAL, IF ANY) TO HAVE COMMITTED BUT BORROWER DOES HEREBY EXPRESSLY CONFIRM AND AGREE THAT THIS INDEMNITY IS INTENDED TO COVER LENDER’S ORDINARY NEGLIGENCE. BORROWER’S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE THE CANCELLATION OF THIS NOTE.

PROMISSORY NOTE – Page 5

5. Waivers. Borrower and all co-makers, guarantors, accommodation parties, endorsers and other persons and entities liable for amounts owing hereunder hereby waive any right of offset, presentment, demand, protest, notice of dishonor, notice of protest, notice of intent to accelerate and all other notices and demands of every kind, and all suretyship defenses of every kind that would otherwise be available in connection with this Note, including without limitation any right (whether now or hereafter existing) to require the holder hereof to first proceed against Borrower, any other person or entity, or any security. In the event that, at any time, any surety exists that is liable upon only a portion of Borrower’s obligations under the Loan Documents and Borrower provides partial satisfaction of any such obligation(s), Borrower hereby waives any right it would otherwise have, under applicable law, to designate the portion of the obligation to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Lender rather than Borrower.

6. Miscellaneous.

6.1 Notices. Any notices or other communication required or permitted to be given to Lender pursuant to this Note or any other Loan Document must be given in writing and must be transmitted by a national overnight delivery service or by certified mail, return receipt requested, to Lender’s address specified in Section 1 hereof, or to any other address that Lender may specify, in writing, from time to time. Any notice will be considered given on the date Lender acknowledges receipt from the overnight delivery service or the date the return receipt is executed. Any notices or other communication required or permitted to be given to Borrower pursuant to this Note or any other Loan Document must be given in writing, and must be personally delivered, transmitted by any national overnight delivery service, by certified mail, return receipt requested, or by U.S. Mail for regular delivery to Borrower’s current address found in Lender’s records, or by upload of a file to a website regularly used for communication by Lender to Borrower or by e-mail to Borrower at an e-mail address regularly used for communication by Lender to Borrower. Notice will be deemed given on the date it is personally delivered, uploaded to a website, or e-mailed, or one day after transmitting by overnight delivery service, or the date the return receipt is executed, or five (5) days after regular mailing by U.S. Mail.

6.2 Entire Agreement; Amendment; Counterparts. This Note and the other Loan Documents contain the entire agreement between Lender and Borrower in connection with the Loan and supersede all prior agreements and negotiations, whether written or oral. This Note and the other Loan Documents may be amended only by a writing signed by Lender and each other party against whom enforcement of such amendment may be sought. Any waiver by Lender of any term or provision of this Note or any other Loan Document or of any Event of Default or default hereunder or thereunder must be in writing and shall be effective only to the extent set forth in writing. Each of the Note and the other Loan Documents and any amendments thereto may be executed in counterparts, each of which shall be deemed to be an original and all such counterparts of one document taken together shall be deemed to be one and the same document.

6.3 Governing Law. This Note and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Texas.

PROMISSORY NOTE – Page 6

6.4 Captions. Captions and paragraph headings in this Note and the other Loan Documents are for convenience of reference only, and shall not be used to interpret or limit the meaning of this Note or any other Loan Document.

6.5 Severability. If any provision of this Note or any other Loan Document shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Note and the Loan Documents.

6.6 Time of Essence. Time is of the essence of each and every provision of this Note and the other Loan Documents.

6.7 Successors. This Note and the other Loan Documents shall be binding on Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns; provided, however, that in no event may Borrower assign any of its rights or obligations under this Note or under any of the other Loan Documents (and any attempt by Borrower to do so shall, at Lender’s option, be void).

6.8 Costs. Borrower shall pay to Lender on demand all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and in connection with the administration, amendment, waiver, refinancing, restructuring, reorganization (including, without limitation, a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, including, without limitation, filing fees, recording fees, release and reconveyance fees, title insurance fees, realty tax services, appraisal fees, environmental report costs, engineering report costs, search fees and other out-of-pocket expenses and the fees and out-of-pocket expenses of any legal counsel, independent public accountants, appraisers, environmental engineers, insurance consultants and other inside or outside experts retained by Lender, and including, without limitation, any costs, expenses or fees incurred or suffered by Lender in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower. Any amount payable to Lender under this Section shall be due on demand and shall bear interest from the date of payment at the Default Rate

6.9 Joint and Several Liability. If more than one person and/or entity signs this Note or any other Loan Document as the Borrower, then such person(s) and/or entity(ies) shall be jointly and severally liable for the obligations of the Borrower under this Note and the other Loan Documents.

6.10 WAIVER OF JURY TRIAL. BORROWER AND LENDER (COLLECTIVELY, THE “PARTIES”) HEREBY WAIVE AND AGREE TO WAIVE TRIAL BY JURY IN ANY RELATED ACTION. “RELATED ACTION” MEANS ANY ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS), WHETHER ARISING IN CONTRACT OR TORT, AT LAW OR IN EQUITY, OR OTHERWISE, BROUGHT BY ANY PARTY OR OTHERWISE INVOLVING ANY OR ALL OF THE PARTIES, IN CONNECTION WITH ANY MATTER(S) WHATSOEVER ARISING OUT OF, OR IN CONNECTION WITH, THIS NOTE, ANY LOAN DOCUMENT, ANY DOCUMENT OR INSTRUMENT IN CONNECTION HEREWITH OR THEREWITH, THE LOAN, ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY, THE RELATIONSHIP OR DEALINGS AMONG ANY OR ALL OF THE PARTIES, ANY ACTION OR INACTION BY ANY PARTY, OR ANY CLAIM OF INJURY OR DAMAGE.

PROMISSORY NOTE – Page 7

6.11 PROPER FORUM. BORROWER IRREVOCABLY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS WITH RESPECT TO ANY “RELATED ACTION”. IN ANY RELATED ACTION, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY MAIL DIRECTED TO BORROWER AT THE ADDRESS FOR NOTICES TO BORROWER UNDER SECTION 6.1, ABOVE, OR AS OTHERWISE PROVIDED BY LAW. SERVICE IS DEEMED COMPLETE THREE (3) DAYS AFTER MAILING, OR AS PERMITTED UNDER THE COURT’S RULES. ANY ACTION OR PROCEEDING BEGUN BY BORROWER AGAINST LENDER WILL BE LITIGATED ONLY IN A FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF TEXAS, FORT WORTH OR DALLAS DIVISION OR A STATE COURT IN TARRANT COUNTY, TEXAS, AND BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT, WITH RESPECT TO ANY COLLATERAL GIVEN BY BORROWER OR ANY OTHER PERSON TO LENDER LOCATED IN STATES OR JURISDICTIONS OTHER THAN THE STATE AND JURISDICTION OF THE DESIGNATED COURT, OR IN COUNTIES OTHER THAN THAT OF THE DESIGNATED COURT, LENDER SHALL BE ENTITLED TO COMMENCE ACTIONS IN SUCH STATES OR JURISDICTIONS, OR IN SUCH COUNTIES, AGAINST BORROWER OR OTHER PERSONS FOR THE PURPOSE OF SEEKING PROVISIONAL REMEDIES, INCLUDING WITHOUT LIMITATION ACTIONS FOR CLAIM AND DELIVERY OF PROPERTY, OR FOR INJUNCTIVE RELIEF OR APPOINTMENT OF A RECEIVER, OR ACTIONS TO FORECLOSE UPON LIENS GRANTED TO LENDER.

PROMISSORY NOTE – Page 8

6.12 Interest Provisions.

(a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note (or, if this Note has been or will thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration

(b) Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

6.13 Loan Fee. Borrower shall pay to Lender a loan fee in the amount of $20,000.00 due and payable upon the Closing Date.

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PROMISSORY NOTE – Page 9

The undersigned Borrower has executed this Note as of the date first written above.

BORROWER:

STRYVE FOODS, LLC,
a Texas limited liability company

By:	/s/ Joseph Oblas
Name:	Joseph Alan Oblas
Title:	Manager

/s/ THEODORE CASEY, an individual

/s/ JOSEPH ALAN OBLAS, an individual

/s/ GABRIEL CARIMI, an individual

Borrower’s Address for Notices:

5801 Tennyson Parkway, Suite 275 Plano, Texas 75024

PROMISSORY NOTE – Signature Page

EXHIBIT 1

DEFINED TERMS

“Borrower” has the meaning given in the first paragraph of this Note.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are authorized or permitted to be open and conducting their customary transactions in both Fort Worth, Texas and New York, New York, and on which the bank to which payments under this Note may be delivered by wire transfer is accepting wire transfers.

“Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

“Closing Date” means the first date any proceeds of the Loan are disbursed. “Default Rate” has the meaning given in Section 2.5 of this Note.

“Electronic Funds Transfer” shall have the meaning given to such term in the Master Loan Agreement.

“Guaranty” means [Intentionally deleted.]

“Guarantor” means [Intentionally deleted.]

“Lender” has the meaning given in the first paragraph of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Agreement” means that certain Loan Agreement as in effect from time to time between Borrower and Lender, as amended from time to time.

“Loan Documents” means this Note and any and all other documents executed at Lender’s request in connection with the Loan.

“Loan Rate” has the meaning set forth in Section 2.1 of this Note.

“Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.

“Note” has the meaning given in the first paragraph above.

“Parties” has the meaning given in Section 6.10 of this Note.

EXHIBIT 1 – Defined Terms – Page 1

“Principal” means, collectively, JOSEPH ALAN OBLAS, an individual, GABRIEL CARIMI, an individual, and THEODORE R. CASEY, an individual.

“Related Action” has the meaning given in Section 6.10 of this Note.

“Related Indebtedness” shall mean any and all indebtedness paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communications or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under this Note.

“Security Agreement” has the meaning given in the first paragraph of this Note.

EXHIBIT 1 – Defined Terms – Page 2

Exhibit 10.20.1

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of June 23, 2020, is executed by STRYVE FOODS, LLC, a Texas limited liability company, (“Pledgor”), whose address is 6900 North Dallas Parkway, Suite 360, Plano, Texas 75024, for the benefit of ORIGIN BANK, a Louisiana State Bank (“Lender”), as lender, whose address is 3201 Dallas Parkway, Suite 630, Frisco, Texas 75034, Attention: Chris Hamilton.

1. THE SECURITY. The Pledgor hereby assigns and grants to Lender a security interest in the following described property now owned or hereafter acquired by the Pledgor (“Collateral”):

(a) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to the Pledgor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b) All inventory, including all materials, work in process and finished goods.

(c) All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Pledgor, (including, but not limited to, the equipment described in the attached Exhibit A, if any).

(d) The Collateral shall include all equipment, parts, and accessories which may from time to time be incorporated or installed in or attached to the foregoing.

(e) All of the Pledgor’s deposit accounts with the Lender. The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto.

(f) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(g) All negotiable and nonnegotiable documents of title covering any Collateral.

(h) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(i) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral, and all proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the Collateral and sums due from a third party which has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process.

Security Agreement – Page 3

(j) All books, data and records pertaining to any Collateral, whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

2. THE INDEBTEDNESS. The Collateral secures and will secure all Indebtedness of STRYVE FOODS, LLC, a Texas limited liability company, THEODORE CASEY, an individual, JOSEPH ALAN OBLAS, an individual, and GABRIEL CARIMI, an individual, jointly and severally to the Lender. Each party obligated under any Indebtedness is referred to in this Agreement as a “Debtor.” “Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Lender, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Lender by assignment or otherwise.

3. PLEDGOR’S COVENANTS. The Pledgor represents, covenants and warrants that unless compliance is waived by the Lender in writing:

(a) The Pledgor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.

(b) The Pledgor resides (if the Pledgor is an individual), or the Pledgor’s chief executive office (if the Pledgor is not an individual) is located, in the state specified on the signature page hereof. In addition, the Pledgor (if not an individual or other unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page. The Pledgor shall give the Lender at least thirty (30) days’ notice before changing its residence or its chief executive office or state of incorporation or organization. The Pledgor will notify the Lender in writing prior to any change in the location of any Collateral, including the Books and Records.

(c) The Pledgor will notify the Lender in writing prior to any change in the Pledgor’s name, identity or business structure.

(d) Unless otherwise agreed, the Pledgor has not granted and will not grant any security interest in any of the Collateral except to the Lender, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Lender.

(e) The Pledgor will promptly notify the Lender in writing of any event which affects the value of the Collateral, the ability of the Pledgor or the Lender to dispose of the Collateral, or the rights and remedies of the Lender in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

Security Agreement – Page 4

(f) The Pledgor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Lender’s security interest (collectively, the “Collateral Costs”). Without waiving the Pledgor’s default for failure to make any such payment, the Lender at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. The Pledgor agrees to reimburse the Lender on demand for any Collateral Costs so incurred.

(g) Until the Lender exercises its rights to make collection, the Pledgor will diligently collect all Collateral.

(h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall immediately deliver such document to the Lender, together with any necessary endorsements.

(i) The Pledgor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Lender; provided, however, that the Pledgor may sell inventory in the ordinary course of business.

(j) The Pledgor will maintain and keep in force all risk insurance covering the Collateral against fire, theft, liability and extended coverages (including without limitation windstorm coverage and hurricane coverage as applicable), to the extent that any Collateral is of a type which can be so insured. Such insurance shall be in form, amounts, coverages and basis reasonably acceptable to the Lender, shall require losses to be paid on a replacement cost basis, shall be issued by insurance companies acceptable to the Lender and include a loss payable endorsement in favor of the Lender in a form acceptable to the Lender. Upon the request of the Lender, the Pledgor will deliver to the Lender a copy of each insurance policy, or, if permitted by the Lender, a certificate of insurance listing all insurance in force.

(k) The Pledgor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Pledgor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Lender of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to the Lender and shall provide that the Lender has no liability to such owner, holder of any lien, or any other person.

(l) The Pledgor shall not withdraw funds from any deposit account which is part of the Collateral without the Lender’s prior written consent. The Pledgor agrees that, upon maturity of any deposit account with a maturity date, such deposit account shall be renewed at the Lender’s then prevailing rate of interest for successive ninety (90) day periods (or such other time period as may be agreed by the Lender and the Pledgor). Notwithstanding the Lender’s security interest in the proceeds of the deposit accounts, the Lender will continue to pay to the Pledgor interest accruing thereunder until the occurrence of a default under this Agreement.

Security Agreement – Page 5

4. ADDITIONAL OPTIONAL REQUIREMENTS. The Pledgor agrees that the Lender may at its option at any time, whether or not the Pledgor is in default:

(a) Require the Pledgor to deliver to the Lender (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

(c) Require the Pledgor to deliver to the Lender any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Lender the proceeds of any such letters of credit.

(d) Notify any account debtors, any buyers of the Collateral, or any other persons of the Lender’s interest in the Collateral.

5. DEFAULTS. Any one or more of the following shall be a default hereunder:

(a) Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods.

(b) The Pledgor breaches any term, provision, warranty or representation under this Agreement, or under any other obligation of the Pledgor to the Lender, and such breach remains uncured after any applicable cure period.

(c) The Lender fails to have an enforceable first lien (except for any prior liens to which the Lender has consented in writing) on or security interest in the Collateral.

(d) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Pledgor or of any guarantor or other party obligated under any Indebtedness.

(e) The Pledgor or any guarantor or other party obligated under any Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.

Security Agreement – Page 6

(f) Any case, proceeding or other action is commenced against the Pledgor or any guarantor or other party obligated under any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors.

(g) Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due.

(h) The Pledgor has given the Lender any false or misleading information or representations.

6. LENDER’S REMEDIES AFTER DEFAULT. In the event of any default, the Lender may do any one or more of the following, to the extent permitted by law:

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c) Enforce the security interest of the Lender in any deposit account of the Pledgor maintained with the Lender by applying such account to the Indebtedness.

(d) Require the Pledgor to obtain the Lender’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(e) Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Lender in kind.

(f) Require the Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Lender’s exclusive control.

(g) Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Lender at a place designated by the Lender.

(h) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor’s equipment, if the Lender deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(i) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Pledgor irrevocably authorizes the Lender to endorse or sign the Pledgor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral.

Security Agreement – Page 7

(j) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor.

(k) Use or transfer any of the Pledgor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Pledgor, if the Lender deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Pledgor agrees that any such use or transfer shall be without any additional consideration to the Pledgor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Pledgor has any right or interest, whether by ownership, license, contract or otherwise.

(l) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(m) Take such measures as the Lender may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby irrevocably constitutes and appoints the Lender as the Pledgor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.

(n) Without notice or demand to the Pledgor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Lender or any of the Lender’s agents or affiliates to or for the credit of the account of the Pledgor or any

(o) Exercise any other remedies available to the Lender at law or in equity.

7. MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Lender to enforce any provision shall not preclude the Lender from enforcing any such provision thereafter.

(b) The Pledgor shall, at the request of the Lender, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Lender may reasonably deem necessary.

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(c) All notes, security agreements, subordination agreements and other documents executed by the Pledgor or furnished to the Lender in connection with this Agreement must be in form and substance satisfactory to the Lender.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. To the extent that the Lender has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Lender of such rights and remedies as may be available under federal law. Jurisdiction and venue for any action or proceeding to enforce this Agreement shall be the forum appropriate for such action or proceeding against the Debtor, to which jurisdiction the Pledgor irrevocably submits and to which venue the Pledgor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.

(e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or

(f) All terms not defined herein are used as set forth in the Uniform Commercial Code.

(g) In the event of any action by the Lender to enforce this Agreement or to protect the security interest of the Lender in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Pledgor agrees to pay immediately the costs and expenses thereof, together with reasonable attorneys’ fees and allocated costs for in-house legal services to the extent permitted by law.

(h) In the event the Lender seeks to take possession of any or all of the Collateral by judicial process, the Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(i) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Lender and the Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(j) The Lender’s rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Lender of any of the Indebtedness or the Collateral, the Lender thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Lender shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Pledgor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of the Pledgor.

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8. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY

REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[The remainder of this page is intentionally left blank.]

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LENDER:

ORIGIN BANK,
a Louisiana State Bank

By:	/s/ Chris Hamilton
Name:	Chris Hamilton
Title:	SVP

Address for Notices:

3201 Dallas Parkway, Suite 630
Frisco, Texas 75034

Security Agreement – Signature Page

PLEDGOR:

STRYVE FOODS, LLC, a Texas limited liability company

By:	/s/ Joseph Oblas
Name:	Joseph Alan Oblas
Title:	Manager

BORROWER:

STRYVE FOODS, LLC, a Texas limited liability company

By:	/s/ Joseph Oblas
Name:	Joseph Alan Oblas
Title:	Manager

/s/ THEODORE CASEY, an individual

/s/ JOSEPH ALAN OBLAS, an individual

/s/ GABRIEL CARIMI, an
individual Address for Notices:

6900 North Dallas Parkway,
Suite 360 Plano, Texas 75024

Security Agreement – Signature Page

Exhibit A

[Description of Collateral]

(a) All assets. (b) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to Pledgor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper. (c) All of Pledgor’s deposit accounts with Secured Party. Collateral shall include any renewals or rollovers of deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto. (d) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type. Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to foregoing. (e) All negotiable and nonnegotiable documents of title covering any Collateral. (f) All accessions, attachments and other additions to Collateral, and all tools, parts and equipment used in connection with Collateral. (g) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering Collateral, and any causes of action relating to Collateral, and all proceeds (including insurance proceeds).

Exhibit A – Solo Page

Exhibit 10.20.2

Exhibit 10.21

LOAN AGREEMENT

This Loan Agreement dated as of August 17, 2018, is (the “Agreement”) between ORIGIN BANK, a Louisiana State Bank (the “Lender”) and STRYVE FOODS, LLC, a Texas limited liability company (the “Borrower”).

1.	DEFINITIONS

In addition to the terms which are defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes of this Agreement.

“Indebtedness” means ail debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Lender, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Lender by assignment or otherwise.

1.2	“Note” means each promissory note and agreement executed by Borrower evidencing a promise to pay any sum or another obligation to Lender, including specifically (but without limitation) the promissory note in the principal amount of $2,240,000.00 dated August 17, 2018. together with all renewals of, extensions, modifications, refinancings, consolidations, and substitutions of or each note or agreement.

1.3	“Obligor” shall mean any guarantor, any party pledging collateral to the Lender, or. if the Borrower is comprised of the trustees of a trust, any trustor.

2.	LOAN AMOUNT AND TERMS

2.1	Loan Amount. The amount of the Indebtedness shall be TWO MILLION TWO HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($2,240,000.00).

2.2	Repayment Terms. The repayment terms shall be as set forth in the Note.

2.3	Interest Rate. The interest rate shall be as set forth in the Note.

3.	COLLATERAL

The collateral is further defined in security agreement(s) executed by the owners of the collateral.

4.	LOAN ADMINISTRATION AND FEES

4.1	Fees. The Borrower will pay to the Lender the fees set forth on Schedule A or as set forth in the Note.

4.2	Collection of Payments.

(a)	Payments will be made by debit to a deposit account, if direct debit is provided for in this Agreement or is otherwise authorized by the Borrower. For payments not made by direct debit, payments will be made by mail to the address shown on the Borrower’s statement, or by such other method as may be permitted by the Lender.

Loan Agreement — Page 1

(b)	Each disbursement by the Lender and each payment by the Borrower will be evidenced by records kept by the Lender which will, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Lender.

(c)	All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.

4.3	Borrower’s Instructions. Subject to the terms, conditions and procedures stated else wherein this Agreement, the Lender may honor instructions for advances or repayments and any other instructions under this Agreement given by the Borrower (if an individual), or by any one of the individuals the Lender reasonably believes is authorized to sign loan agreements on behalf of the Borrower, or any other individual(s) designated by any one of such authorized signers (each an “Authorized Individual”). The Lender may honor any such instructions made by any one of the Authorized Individuals, whether such instructions are given in writing or by telephone, telefax or Internet and intranet websites designated by the Lender with respect to separate products or services offered by the Lender.

4.4	Direct Debit. The Borrower agrees that on the due date of any amount due under this Agreement, the Lender will debit the amount due from deposit account number owned by the Borrower, or such other of the Borrower’s accounts with the Lender as designated in writing by the Borrower (the “Designated Account”). Should there be insufficient funds in the Designated Account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by the Borrower.

4.5	Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Lender’s lending office is located. All payments and disbursements which would be due or which are received on a day which is not a banking day will be due or applied, as applicable, on the next banking day.

4.6	Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

4.7	Default Rate. Upon the occurrence of any default or after maturity or after judgment has been rendered on any obligation under this Agreement, all amounts outstanding under this Agreement, including any unpaid interest, fees, or costs, will at the option of the Lender bear interest at a rate which is 4.0 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This may result in compounding of interest. This will not constitute a waiver of any default.

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5.	CONDITIONS

Before the Lender is required to extend any credit to the Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Lender, including any items specifically listed below.

5.1	Authorizations. If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this Agreement ha’ e been duly authorized.

5.2	Governing Documents. If required by the Lender, a copy of the Borrower’s organizational documents.

5.3	Guaranties. Guaranties signed by JOSEPH ALAN OBLAS, an individual, GABRIEL CARIMI, an individual, and THEODORE R. CASEY, an individual, jointly and severally (collectively, the “Guarantor”).

5.4	Security Agreements. Signed original security agreements covering the personal property collateral which the Lender requires.

5.5	Perfection and Evidence of Priority Evidence that the security interests and liens in favor of the Lender are valid, enforceable, properly perfected in a manner acceptable to the Lender and prior to all others’ rights and interests, except those the Lender consents to in writing. All title documents for motor vehicles which are part of the collateral must show the Lender’s interest.

5.6	Payment of Fees. Payment of all fees and other amounts due and owing to the Lender, including without limitation payment of all accrued and unpaid expenses incurred by the Lender as required by the paragraph entitled “Expenses.”

5.7	Good Standing. Certificates of good standing for the Borrower from its state of formation and from any other state in which the Borrower is required to qualify to conduct its business.

5.8	Legal Opinion. A written opinion from the Borrower’s legal counsel, covering such matters as the Lender may require. The legal counsel and the terms of the opinion must be acceptable to the Lender.

5.9	Subordination Agreement. Borrower agrees that all existing and future debts of Borrower, including stockholder notes (hereinafter collectively referred to as “Subordinated Debt’’) shall be and hereby are expressly subordinated to the Indebtedness, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Indebtedness. For purposes of this Section 5.9, the Indebtedness shall not be deemed paid in full unless and until it has been irrevocably paid in full.

5.10	Insurance. Evidence of insurance coverage, as required in the “Covenants” section of this Agreement.

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6.	REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Lender is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:

6.1	Formation. If the Borrower is anything other than a natural person. it is duly formed and existing under the laws of the state or other jurisdiction where organized.

6.2	Authorization. This Agreement, and any instrument or agreement required under this Agreement, are within the Borrower’s powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3	Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required under this Agreement. when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.4	Good Standing. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

6.5	No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

6.6	Financial Information. All financial and other information that has been or will be supplied to the Lender is sufficiently complete to give the Lender accurate knowledge of the Borrower’s (and any guarantor’s) financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to the Lender, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower (or any guarantor). If the Borrower is comprised of the trustees of a trust, the above representations shall also pertain to the trustor(s) of the trust.

6.7	Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower’s financial condition or ability to repay the loan, except as have been disclosed in writing to the Lender.

6.8	Collateral. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Lender in writing.

6.9	Permits, Franchises. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights, copyrights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

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6.10	Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Lender.

6.11	Tax Matters. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Lender.

6.12	No Event of Default. There is no event which is. or with notice or lapse of time or both would be, a default under this Agreement.

6.13	Insurance. The Borrower has obtained, and maintained in effect, the insurance coverage required in the “Covenants” section of this Agreement.

6.14	ERISA Plans.

(a)	Each Plan (other than a multiemployer plan) is in compliance in all material respects with ERISA, the Code and other federal or state law, including all applicable minimum funding standards and there have been no prohibited transactions with respect to any Plan (other than a multiemployer plan), which has resulted or could reasonably be expected to result in a material adverse effect.

(b)	With respect to any Plan subject to Title IV of ERISA:

(i)	No reportable event has occurred under Section 4043(c) of ERISA which requires notice.

No action by the Borrower or any ERISA Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 or 4042 of ERISA.

(c)	The following terms have the meanings indicated for purposes of this Agreement:

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(ii)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)	“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

(iv)	“Plan” means a plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

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6.15	Location of Borrower. The place of business of the Borrower (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed on the signature page of this Agreement.

7. COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Lender is repaid in full:

7.1	Use of Proceeds. To use the proceeds of the Indebtedness only for working capital.

7.2	Financial Information. To provide the following financial information and statements in form and content acceptable to the Lender, and such additional information as requested by the Lender from time to time. The Lender reserves the right, upon written notice to the Borrower, to require the Borrower to deliver financial information and statements to the Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)	Tax Returns. As soon as available within thirty (30) days of the applicable filing date for the tax reporting period ended, but in no event later than October 15 of each calendar year, Borrower’s and Guarantors’ Federal and other governmental tax returns including extensions.

(b)	Guarantor Annual Statements. As soon as available, but in no event later than thirty (30) days of the anniversary of the previous year’s statement, Guarantor shall provide a personal financial statement.

(c)	Quarterly Financial Statements of the Borrower. As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending March 31, 2018, a copy of a statement of liquidity of the Borrower with supporting schedules, including but not limited to brokerage and bank statements, at the date and for the periods indicated therein.

(d)	Quarterly Financial Statements of the Guarantor. As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter of each Guarantor, beginning with the fiscal quarter ending March 31, 2018, a copy of a statement of liquidity of each Guarantor with supporting schedules, including but not limited to brokerage and bank statements, at the date and for the periods indicated therein.

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7.3	Financial Covenants and Ratios. Minimum Income and Cash Flow Requirements. Other Cash Flow requirements are as follows:

(a)	Debt Service Coverage Ratio. Borrower shall maintain, at all times, a minimum Debt Service Coverage Ratio of 1.25 to 1. The term “Debt Service Coverage Ratio” means Borrower’s Net Profits Before Taxes plus Interest Expense plus Depreciation/Amortization Expense less Dividends/Distributions all divided by Current Maturities of Long Term Debt plus Interest Expense. Deficiency in the ratio to be made whole through capitalization of a reserve account equivalent to the deficiency amount. Notwithstanding the foregoing, Borrower shall maintain a minimum Debt Service Coverage Ratio of (i) 1.00 to 1 for the month ending 09/30/2018, (ii) 1.15 to 1 for the quarter ending 12/31/2018, (iii) 1.25 to 1 for the quarter ending 3/31/2019, and (iv) 1.25 to 1 on a trailing twelve month basis thereafter. Provided Borrower meets and maintains subsequent required Debt Service Coverage Ratio, Lender shall release any amounts held in the reserve account.

(b)	Maximum Debt to Tangible Net Worth. Maintain a maximum Debt to Tangible Net Worth of Borrower no greater than 3.5x defined as total liabilities divided by Tangible Net Worth. As used herein, the term “Tangible Net Worth” means the total net worth less (i) any and all loans, notes receivable, accounts receivable, intercompany receivables, and other indebtedness and amounts owing from affiliates, subsidiaries, employees, officers, stockholders, directors, or other related entities; and less (ii) any and all intangibles. This ratio will be evaluated on a quarterly basis.

(c)	Borrower and each Guarantor shall maintain liquidity of $10,000,000.00 in the aggregate at all times during the Loan, which shall be tested quarterly.

All financial reports required to be provided under this Agreement shall be prepared in accordance with Borrower’s historically utilized accounting principles. applied on a consistent basis, and certified by Borrower as being true and correct.

Promptly upon the Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to the Borrower and as to each Guarantor of the Borrower’s obligations to the Lender as the Lender may request.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with Borrower’s historically utilized accounting principles, applied on a consistent basis, and certified by Borrower as being true end correct.

7.4	Insurance.

(a)	General Business Insurance. To maintain insurance satisfactory to the Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower’s properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers’ compensation, and any other insurance which is usual for the Borrower’s business. Each policy shall provide for at least thirty (30) days prior notice to the Lender of any cancellation thereof.

(b)	Evidence of Insurance. Upon the request of the Lender, to deliver to the Lender a copy of each insurance policy, or, if permitted by the Lender, a certificate of insurance listing all insurance in force.

7.5

Compliance with Laws. To comply with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to cause a material adverse change in any Obligor’s business condition (financial or otherwise), operations or properties, or ability to repay the credit, or, in the case of the Controlled Substances Act, result in the forfeiture of any material property of any Obligor.

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7.6	Books and Records. To maintain adequate books and records.

7.7	Audits. To allow the Lender and its agents to inspect the Borrower’s properties and examine, audit, and make copies of books and records at any reasonable tine::. If any of the Borrower’s properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Lender or its agents to have access to perform inspections or audits and to respond to the Lender’s requests for information concerning such properties, books and records.

7.8	Perfection of Liens. To help the Lender perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.9	Cooperation. To take any action reasonably requested by the Lender to carry out the intent of this Agreement.

7.10	Cash Collateral. The Borrower shall, and shall cause each Guarantor who has pledged cash, accounts, deposit accounts and/or securities accounts (or similar collateral) to secure the obligations under this Agreement to, not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any person, other than (a) deposit accounts that are maintained at all times with depositary institutions as to which the Lender shall have received a satisfactory account control agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Lender shall have received a satisfactory account control agreement, (c) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held with the Lender and (d) other deposit accounts, so long as such accounts are held with the Lender.

8.	DEFAULT AND REMEDIES

If any of the following events of default occurs, the Lender may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing, the Lender has no obligation to make advances or extend additional credit under this Agreement. In addition, if any event of default occurs, the Lender shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity. If an event of default occurs under the paragraph entitled “Bankruptcy/Receivers,” below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

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8.1	Failure to Pay. The Borrower fails to make a payment under this Agreement when due.

8.2	Covenants. Any default in the performance of or compliance with any obligation. agreement or other provision contained in this Agreement (other than those specifically described as an event of default in this Article).

8.3	Other Lender Agreements. Any default occurs under any guaranty, subordination agreement, security agreement. deed of trust. mortgage. or other document required by or delivered in connection with this Agreement or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty; or any representation or warranty made by any guarantor is false when made or deemed to be made; or any default occurs under any other agreement the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has with the Lender or any affiliate of the Lender.

8.4	Cross-default. Any default occurs under any agreement in connection with any credit the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has obtained from anyone else or which the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has guaranteed.

8.5	False Information. The Borrower or any Obligor has given the Lender false or misleading information or representations.

8.6	Bankruptcy/Receivers. The Borrower, any Obligor, or any general partner of the Borrower or of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties and such petition is not dismissed within a period of forty-five (45) days after the filing, or the Borrower. any Obligor, or any general partner of the Borrower or of any Obligor makes a general assignment for the benefit of creditors; or a receiver or similar official is appointed for a substantial portion of Borrower’s or any Obligor’s business; or the business is terminated, or such Obligor is liquidated or dissolved.

8.7	Lien Priority. The Lender fails to have an enforceable first lien (except for any prior liens to which the Lender has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

8.8	Judgments. Any notice of judgment lien is file against the Borrower or any Obligor; or a notice of levy and/or of a writ of attachment or execution, or other like process, is served against the assets of the Borrower or any Obligor.

8.9	Death. If the Borrower or any Obligor is a natural person, the Borrower or such Obligor dies or becomes legally incompetent; if the Borrower or any Obligor is a trust, a trustor dies or becomes legally incompetent; if the Borrower or any Obligor is a partnership. any general partner dies or becomes legally incompetent.

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8.10	Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in the Borrower’s (or any Obligor’s) business condition (financial or otherwise), operations or properties, or ability to repay the credit; or the Lender determines that it is insecure for any other reason.

8.11	Government Action. Any government authority takes action that the Lender believes materially adversely affects the Borrower’s or any Obligor 1/4, financial condition or ability to repay.

8.12	Forfeiture. A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a government authority and remains pending with respect to any property of Borrower or any part thereof, on the grounds that the property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any person, including any tenant, pursuant to any law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the property shall become subject to forfeiture or seizure in connection therewith.

9.	ENFORCING THIS AGREEMENT; MISCELLANEOUS

Accounting Principles and Financial Computations.

Except as otherwise stated in this Agreement, all financial information provided to the Lender and computation of all financial covenants will be made in accordance with accounting principles applied consistently with those applied in the preparation of the financial statements provided to the Lender prior to the date of this Agreement[, and shall specifically exclude any upward revaluation of assets (other than marketable securities) after the date of those financial statements][; provided, however, that assets may be listed at market value on the condition that deferred income taxes on any unrealized gain are shown as a

9.1	Governing Law. Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of Texas (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Lender under federal law.

9.2	Venue and Jurisdiction. The Borrower agrees that any action or suit against the Lender arising out of or relating to this Agreement shall be filed in federal court or state court located in the Governing Law State. The Borrower agrees that the Lender shall not be deemed to have waived its rights to enforce this section by filing an action or suit against the Borrower in a venue outside of the Governing Law State. If the Lender does commence an action or suit arising out of or relating to this Agreement, the Borrower agrees that the case may be filed in federal court or state court in the Governing Law State. The Lender reserves the right to commence an action or suit in any other jurisdiction where the Borrower, any Guarantor, or any collateral has any presence or is located. The Borrower consents to personal jurisdiction and venue in such forum selected by the Lender and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to the Lender’s acceptance of this Agreement.

Loan Agreement — Page 10

9.3	Successors and Assigns. This Agreement is binding on the Borrower’s and the Lender’s successors and assignees. The Borrower agrees that it may not assign this Agreement without the Lender’s prior consent. The Lender may sell participations in or assign this loan and the related loan documents, and may exchange information about the Borrower and any Obligor (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees.

9.4	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

9.5	Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Lender retains all rights, even if it makes a loan after default. If the Lender waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

9.6	Expenses.

(a)	The Borrower shall pay to the Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by the Lender in connection with (i) the negotiation and preparation of this Agreement and any related agreements, the Lender’s continued administration of this Agreement and such related agreements, and the preparation of any amendments and waivers related to this Agreement or such related agreements, (ii) filing, recording and search fees, appraisal fees, field examination fees field examinations by 3rd party vendors and inspectors, title report fees, and documentation fees with respect to any collateral and books and records of the Borrower or any Obligor, (iii) the Lender’s costs or losses arising from any changes in law which are allocated to this Agreement or any credit outstanding under this Agreement, and (iv) costs or expenses required to be paid incurred or advanced by the Lender.

Loan Agreement — Page 11

(b)	The Borrower will indemnify and hold the Lender harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (i) this Agreement or any document required hereunder, (ii) any credit extended or committed by the Lender to the Borrower hereunder, and (iii) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit, including, without limitation, any act resulting from the Lender complying with instructions the Lender reasonably believes are made by any Authorized Individual. This paragraph will survive this Agreement’s termination, and will benefit the Lender and its officers, employees, and agents.

(c)	The Borrower shall reimburse the Lender for any reasonable costs and attorneys’ fees incurred by the Lender in connection with (i) the enforcement or preservation of the Lender’s rights and remedies and/or the collection of any obligations of the Borrower which become due to the Lender and in connection with any “workout” or restructuring, and (ii) the prosecution or defense of any action in any way related to this Agreement, the credit provided hereunder or any related agreements, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by the Lender or any other person) relating to the Borrower or any other person or entity.

9.7	Individual Liability. If the Borrower is a natural person, the Lender may proceed against the Borrower’s business and non-business property in enforcing this and other agreements relating to this loan. If the Borrower is a partnership, the Lender may proceed against the business and non-business property of each general partner of the Borrower in enforcing this and other agreements relating to this loan.

9.8	Set-Off. Upon and after the occurrence of an event of default under this Agreement, (a) the Borrower hereby authorizes the Lender at any time without notice and whether or not the Lender shall have declared any amount owing by the Borrower to be due and payable, to set off against, and to apply to the payment of, the Borrower’s indebtedness and obligations to the Lender under this Agreement and all related agreements, whether matured or unmatured, fixed or contingent, liquidated or unliquidated, any and all amounts owing by the Lender to the Borrower, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced, and (b) pending any such action, to hold such amounts as collateral to secure such indebtedness and obligations of the Borrower to the Lender and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Lender, in its sole discretion, may elect. The Borrower hereby grants to the Lender a security interest in all deposits and accounts maintained with the Lender to secure the payment of all such indebtedness and obligations of the Borrower to the Lender.

Loan Agreement — Page 12

9.9	One Agreement. This Agreement and any related security or other agreements required by this Agreement constitute the entire agreement between the Borrower and the Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

9.10	Notices. Unless otherwise provided in this Agreement or in another agreement between the Lender and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Lender and the Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

9.11	Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

9.12	Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which when taken together shall constitute one and the. same Agreement. Delivery of an executed counterpart of this Agreement (or of any agreement or document required by this Agreement and any amendment to this Agreement) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement; provided, however, that the telecopy or other electronic image shall be promptly followed by an original if required by the Lender.

9.13	Borrower Information; Reporting to Credit Bureaus. The Borrower authorizes the Lender at any time to verify or check any information given by the Borrower to the Lender. check the Borrower’s credit references, verify employment, and obtain credit reports and other credit bureau information from time to time in connection with the administration, servicing and collection of the loans under this Agreement. The Borrower agrees that the Lender shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Borrower and/or all guarantors as is consistent with the Lender’s policies and practices from time to time in effect.

9.14	Document Receipt Cut-Off Date. Unless this Agreement and any documents required by this Agreement have been signed and returned to the Lender within sixty (60) days after the date of this Agreement (the “Document Receipt Cut-Off Date”), the Lender shall have the right to notify the Borrower in writing that the Lender’s commitment to extend credit under this Agreement has expired. If the executed Agreement and accompanying loan documents are received after the Document Receipt Cut-Off Date, the Lender shall have a reasonable period of time after receipt of the executed Agreement and accompanying loan documents to provide such notice.

Loan Agreement — Page 13

9.15	Amendments. This Agreement may be amended or modified only in writing signed by each party hereto.

9.16	Disposition of Schedules and Reports. The Lender will not be obligated to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by the Borrower. The Lender will destroy or otherwise dispose of such materials at such time as the Lender, in its discretion, deems appropriate.

9.17	Verification of Receivables. The Lender may at any time, either orally or in writing, request confirmation from any debtor of the current amount and status of the accounts receivable upon which such debtor is obligated.

9.18	Waiver of Confidentiality. The Borrower authorizes the Lender to discuss the Borrower’s financial affairs and business operations with any accountants, auditors, business consultants, or other professional advisors employed by the Borrower, and authorizes such parties to disclose to the Lender such financial and business information or reports (including management letters) concerning the Borrower as the Lender may request.

9.19	NOTICE OF FINAL AGREEMENT.

THIS WRITTEN LOAN AGREEMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[The remainder of this page is intentionally left blank.]

Loan Agreement — Page 14

This Agreement is executed as of the date stated at the top of the first page.

LENDER:

ORIGIN BANK,

a Louisiana State Bank

By:	/s/ Chris Hamilton
Name:	Chris Hamilton
Title:	SVP

[Signatures continued on next page.]

Schedule A, Loan Fees — Page 1

BORROWER:

STRYVE FOODS, LLC,
a Texas Limited Liability company

By:	/s/ Joseph Alan Oblas
Name:	Joseph Alan Oblas
Title:	Manager

Schedule A, Loan Fees — Page 2

SCHEDULE A         FEES

SCHEDULE A

FEES

(a) Origination Fee for Loan. Borrower will pay to Lender the sum of Twenty-Two Thousand Four Hundred and No/100 Dollars ($22,400.00) at the date of closing.

(b) Waiver Fee. If the Lender, at its discretion, agrees to waive or amend any terms of this Agreement, then the Borrower will pay to Lender the sum of One Thousand and No/100 Dollars ($1,000.00). Nothing in this paragraph shall imply that the Lender is obligated to agree to any waiver or amendment requested by the Borrower. The Lender may impose additional requirements as a condition to any waiver or amendment.

Exhibit 10.21.1

PROMISSORY NOTE

$2,240,000.00	Plano, Texas

As of August 17, 2018

This Promissory Note (“Note”) is executed with that certain Security Agreement (the “Security Agreement”) of even date herewith made by STRYVE FOODS, LLC, a Texas limited liability company (“Borrower”), for the benefit of ORIGIN BANK, a Louisiana State Bank (“Lender”), encumbering certain inventory and notes receivable described in the Security Agreement (the “Collateral”). Exhibit 1 attached hereto and incorporated herein by this reference sets forth certain defined terms used in this Note. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for them in the Security Agreement.

1. Promise to Pay. For value received, Borrower promises to pay to Lender, at 500 Throckmorton Street, Suite 350, Fort Worth, Texas 76102, or such other place as the holder hereof may designate in writing from time to time, the principal amount of TWO MILLION TWO HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($2,240,000.00), or so much hereof as may be advanced and outstanding hereunder, together with all other amounts now or hereafter owing by Borrower to Lender under the Loan Documents, and together with interest as provided herein.

2. Payments of Interest and Principal.

2.1 Interest Only Period.

(a) During the period of time commencing with the date of this Note and ending on March 5, 2019, interest shall accrue on all outstanding amounts owing by Borrower from time to time under this Note and any other Loan Document at a fixed rate of five and twenty-five hundredths percent (5.25%) per annum (the “Loan Rate”), calculated on an actual day basis using a 360-day year.

(b) Interest accrued under this Note for each calendar month shall be due and payable monthly in arrears on the fifth (5th) day of the following calendar month (collectively, the “Interest Only Payment Dates”), commencing October 5, 2018, and continuing monthly thereafter through and including March 5, 2019.

(c) On each Interest Only Payment Date. Borrower shall make consecutive monthly payments of interest only on the outstanding principal balance at the applicable Loan Rate.

2.2 Interest and Principal Post Interest-Only Period.

(a) Commencing on March 5, 2019, and continuing until the Maturity Date, interest shall accrue on all outstanding amounts owing by Borrower from time to time under this Note and any other Loan Document at the Loan Rate, calculated on an actual day basis using a 360-day year.

PROMISSORY NOTE — Page 3

(b) Interest accrued under this Note for each calendar month shall be due and payable monthly in arrears on the fifth (5th) day of the following calendar month (collectively, the “Payment Dates”), commencing March 5, 2019, and continuing monthly thereafter through and including the Maturity Date.

(c) On each Payment Date, Borrower shall pay to Lender an amount of principal as set forth in the “Principal Amortization Amount” column (which is based on a five (5) year amortization period) on the Attachment to Promissory Note, plus accrued interest commencing March 5, 2019 as it exists on such Payment Date.

2.3 Maturity. The maturity date of this Note (the “Maturity Date”) shall be

March 5, 2024. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest owing hereunder, and any and all other amounts owing by Borrower under the Loan Documents, shall be due and payable on the Maturity Date.

2.4 Manner and Timing of Payments. Each payment by Borrower under this

Note or any other Loan Document must be made in lawful money of the United States of America, and must be made in immediately available funds before 10:00 a.m., Central time, on the date such payment is due in good funds by Electronic Funds Transfer (EFT) or wire transfer or by delivery to Lender at 500 Throckmorton Street, Suite 350, Fort Worth, Texas 76102, on the date that such payment is due. Any payment received after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next business day following receipt by Lender of payment in good funds. If the due date for any payment is not a business day, such due date shall be deemed for all purposes to fall on the next business day, and any such extension shall be included in the computation of interest payments. Lender reserves the right, at any time and for any reason, to require that Borrower make payment by certified or cashier’s check, or alternatively, in the form of Electronic Funds Transfer into Lender’s designated deposit account.

2.5 Late Payment Charge and Default Rate. If any payment is not received in full by Lender on or before the tenth (10th) day from and including the date when due (e.g., by the 10th for a payment due on the 1St of a month), then Borrower shall also pay to Lender a late charge in an amount equal to five percent (5%) of the amount of such overdue payment. For so long as any Event of Default exists under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding principal balance hereof at an amount equal to the lesser of (i) four percent (4% or 400 basis points) in excess of the Loan Rate, or (ii) the maximum rate of interest allowed by law (the “Default Rate”), and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or Event of Default, and such late charges and accrued interest are reasonable estimates of those damages and do not constitute a penalty.

PROMISSORY NOTE — Page 4

2.6 Application of Payments. Prior to the occurrence of an Event of Default,

all payments made hereunder shall be applied first to interest due and then in reduction of the principal balance; if more than one monthly payment remains unpaid, amounts received shall be applied in the order and manner selected by Lender. After the occurrence of an Event of Defaui:. all payments made hereunder shall be applied as Lender may determine in the exercise of Lender’s sole and absolute discretion. The receipt, use or application of any such sum or amount shall not be construed to affect the Maturity Date, or any of the rights or powers of Lender under the terms of the Loan Documents, or any of the obligations of Borrower or any guarantor under the Loan Documents; or to cure or waive any default or notice of default under any of the Loan Documents; or to invalidate any act of Lender.

3. Defaults and Remedies.

3.1 Events of Default. The occurrence of any of the following, whatever the reason therefor, shall constitute an Event of Default:

(a) Borrower fails to make any regularly scheduled payment of principal or interest under this Note when due or fails to pay the entire unpaid principal balance of this Note together with accrued and unpaid interest owing hereunder on the Maturity Date; or

(b) Borrower fails to perform any other obligation for the payment of money (other than payments of principal or interest due under this Note) or breaches any covenant under any Loan Document executed by Borrower within ten (10) days after notice that such payment was not made when due; or

(c) Borrower fails to perform any obligation (other than obligations described in subparagraphs (a) and (b). above) under any Loan Document executed by Borrower within thirty (30) days after written notice that such obligation was not performed; provided that, if cure cannot reasonably be effected within such 30-day period, such failure shall not be an Event of Default so long as Borrower promptly (in any event, within fifteen (15) days after receipt of such notice) commences cure, and thereafter diligently (in any event within sixty (60) days after receipt of such notice) prosecutes such cure to completion; or

(d) Borrower fails or refuses to permit Lender to audit the books and records of Borrower or to inspect Borrower’s inventory at any time reasonably requested by Lender; or

(e) Any Guarantor fails to perform any obligation under any Guaranty executed by such Guarantor within thirty (30) days after written notice that such obligation was not performed when due; or

(f) Any representation or warranty in that certain Certificate of Borrower dated of even date herewith, executed by Borrower in favor of Lender, or in any other Loan Document, proves to have been incorrect in any material respect when made; or

PROMISSORY NOTE — Page 5

(g) Borrower or any Guarantor is dissolved, liquidated or terminated, or all or substantially all or a material portion of the assets of Borrower, any Guarantor, or Principal are sold or otherwise transferred, without Lender’s prior written consent; or

(h) Borrower, or any Guarantor is the subject of an order for relief by a bankruptcy court, or is unable or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Borrower, any Guarantor or Principal applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower, or any Guarantor, as the case may be, and the appointment continues undischarged and unstayed for sixty (60) or more days; or Borrower, or any Guarantor institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or any part of its property; or any similar proceeding is instituted without the consent of Borrower, any Guarantor or Principal, as the case may be, and continues undismissed and unstayed for ninety (90) or more days; or any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against any property of Borrower, any Guarantor or Principal and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(i) Any Guaranty is repudiated, revoked or terminated without Lender’s prior written consent, or any Guarantor claims that its Guaranty is ineffective or unenforceable, in whole or in part and for any reason, with respect to amounts then outstanding or amounts that might in the future be outstanding; or

(j) Any Guarantor dies or is incapacitated and Borrower fails to provide Lender, within one hundred twenty (120) days thereafter, with a substitute guaranty on substantially the same terms as the Guaranty from a new guarantor reasonably acceptable to Lender; or

(k) Principal dies or is incapacitated or otherwise ceases to actively perform as the Manager of Borrower fails to provide Lender, within one hundred twenty (120) days thereafter, with reasonable assurances that such death or incapacity or other event will not have a material adverse effect upon Borrower’s financial condition, or business operations; or

(1) The occurrence of an “Event of Default’’ under any other Loan Document or any related loan document; or

(m) Borrower, any Guarantor, or any of their affiliates default in any present or future obligation or agreement with Lender or Lender’s affiliates other than in connection with the Loan, subject to any applicable contractual cure period(s).

PROMISSORY NOTE — Page 6

3.2 Acceleration and Other Remedies. Upon the occurrence of any Event of Default, Lender may, at its option and in its absolute discretion, do any or all of the following:

(a) With or without notice to Borrower, declare the principal of this Note and all other amounts owing under the Loan Documents, together with all accrued interest and other amounts owing in connection therewith, to be immediately due and payable, regardless of any other specified due date; provided that any Event of Default described in Section 3.1(h) shall automatically, without notice or other action on Lender’s part, cause all such amounts to be immediately due and payable;

(b) Apply any payments received thereafter against interest and principal of the Loan and costs and other amounts owing hereunder, in such order as Lender may determine in its sole discretion;

(c) In its own right or by a court-appointed receiver take possession of the Collateral; and

(d) Exercise any of its rights under the Loan Documents and any rights provided by law or in equity, including the right to foreclose on any security and exercise any other rights with respect to any security, all in such order and manner as Lender elects in its absolute discretion.

In addition to any other rights or remedies hereunder, if an Event of Default shall have occurred. Lender may, at its option, accelerate the Loan pursuant to the terms hereof and/or increase the interest rate on the Loan to the amount of the Default Rate.

3.3 Cumulative Remedies; No Waiver. Lender’s rights and remedies under the Loan Documents are cumulative and in addition to all rights and remedies provided by law or in equity from time to time. The exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy. No waiver of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated. No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated. No waiver of any provision of any Loan Document shall be construed as a waiver of any subsequent breach of the same provision. Lender’s consent to or approval of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act. Lender’s acceptance of the late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations; Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of its remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation.

PROMISSORY NOTE — Page 7

4. INDEMNITY OF LENDER. BORROWER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND ATTORNEYS (COLLECTIVELY, THE “INDEMNITEE”) FROM AND AGAINST: (A) ALL CLAIMS, DEMANDS AND CAUSES OF ACTION ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON OR ENTITY IF THE CLAIM, DEMAND OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO ANY CLAIM, DEMAND OR CAUSE OF ACTION THAT THE PERSON OR ENTITY HAS OR ASSERTS AGAINST BORROWER, ANY GUARANTOR OR PRINCIPAL, INCLUDING WITHOUT LIMITATION CLAIMS, DEMANDS AND CAUSES OF ACTION ARISING OUT OF ANY COMMISSION, CHARGE OR BROKERAGE FEE INCURRED IN CONNECTION WITH THE LOAN; AND (B) ALL LIABILITIES, LOSSES, DAMAGES AND COSTS AND EXPENSES (INCLUDING COURT COSTS AND ATTORNEYS’ FEES) INCURRED BY ANY INDEMNITEE AS A RESULT OF ANY CLAIM, DEMAND OR CAUSE OF ACTION DESCRIBED IN SUBPARAGRAPH (A). LENDER’S INDEMNITY RIGHTS SHALL NOT BE LIMITED, PREJUDICED OR IMPAIRED IN ANY WAY BY ANY FINDING OR ALLEGATION THAT LENDER’S CONDUCT IS ACTIVE, PASSIVE OR SUBJECT TO ANY OTHER CLASSIFICATION OR THAT LENDER IS DIRECTLY OR INDIRECTLY RESPONSIBLE UNDER ANY THEORY FOR ANY ACT OR OMISSION BY BORROWER OR ANY OTHER PERSON OR ENTITY. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY LENDER WITH RESPECT TO THE CONSEQUENCES OF ANY ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT WHICH LENDER IS DETERMINED BY A COURT OF COMPETENT JURISDICTION (SUSTAINED ON APPEAL, IF ANY) TO HAVE COMMITTED BUT BORROWER DOES HEREBY EXPRESSLY CONFIRM AND AGREE THAT THIS INDEMNITY IS INTENDED TO COVER LENDER’S ORDINARY NEGLIGENCE. BORROWER’S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE THE CANCELLATION OF THIS NOTE.

5. Waivers. Borrower and all co-makers, guarantors. accommodation parties. endorsers and other persons and entities liable for amounts owing hereunder hereby waive any right of offset, presentment, demand, protest, notice of dishonor, notice of protest, notice of intent to accelerate and all other notices and demands of every kind, and all suretyship defenses of every kind that would otherwise be available in connection with this Note, including without limitation any right (whether now or hereafter existing) to require the holder hereof to first proceed against Borrower, any other person or entity, or any security. In the event that, at any time, any surety exists that is liable upon only a portion of Borrower’s obligations under the Loan Documents and Borrower provides partial satisfaction of any such obligation(s), Borrower hereby waives any right it would otherwise have, under applicable law, to designate the portion of the obligation to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Lender rather than Borrower.

6. Miscellaneous.

6.1 Notices. Any notices or other communication required or permitted to be given to Lender pursuant to this Note or any other Loan Document must be given in writing and must be transmitted by a national overnight delivery service or by certified mail, return receipt requested, to Lender’s address specified in Section 1 hereof, or to any other address that Lender may specify, in writing, from time to time. Any notice will be considered given on the date Lender acknowledges receipt from the overnight delivery service or the date the return receipt is executed. Any notices or other communication required or permitted to be given to Borrower pursuant to this Note or any other Loan Document must be given in writing. and must be personally delivered, transmitted by any national overnight delivery service, by certified mail, return receipt requested, or by U.S. Mail for regular delivery to Borrower’s current address found in Lender’s records, or by upload of a file to a website regularly used for communication by Lender to Borrower or by e-mail to Borrower at an e-mail address regularly used for communication by Lender to Borrower. Notice will be deemed given on the date it is personally delivered, uploaded to a website, or e-mailed, or one day after transmitting by overnight delivery service, or the date the return receipt is executed. or five (5) days after regular mailing by U.S. Mail.

PROMISSORY NOTE — Page 8

6.2 Entire Agreement; Amendment; Counterparts. This Note and the other Loan Documents contain the entire agreement between Lender and Borrower in connection with the Loan and supersede all prior agreements and negotiations. whether written or oral. This Note and the other Loan Documents may be amended only by a writing signed by Lender and each other party against whom enforcement of such amendment may be sought. Any waiver by Lender of any term or provision of this Note or any other Loan Document or of any Event of Default or default hereunder or thereunder must be in writing and shall be effective only to the extent set forth in writing. Each of the Note and the other Loan Documents and any amendments thereto may be executed in counterparts, each of which shall be deemed to be an original and all such counterparts of one document taken together shall be deemed to be one and the same document.

6.3 Governing Law. This Note and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Texas.

6.4 Captions. Captions and paragraph headings in this Note and the other Loan Documents are for convenience of reference only, and shall not be used to interpret or limit the meaning of this Note or any other Loan Document.

6.5 Severability. If any provision of this Note or any other Loan Document shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Note and the Loan Documents.

6.6 Time of Essence. Time is of the essence of each and every provision of this Note and the other Loan Documents.

6.7 Successors. This Note and the other Loan Documents shall be binding on Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns; provided, however, that in no event may Borrower assign any of its rights or obligations under this Note or under any of the other Loan Documents (and any attempt by Borrower to do so shall, at Lender’s option. be void).

PROMISSORY NOTE — Page 9

6.8 Costs. Borrower shall pay to Lender on demand all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and in connection with the administration, amendment, waiver. refinancing, restructuring, reorganization (including, without limitation, a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, including, without limitation, filing fees, recording fees, release and reconveyance fees, title insurance fees, realty tax services, appraisal fees, environmental report costs, engineering report costs, search fees and other out-of-pocket expenses and the fees and out-of-pocket expenses of any legal counsel, independent public accountants, appraisers, environmental engineers, insurance consultants and other inside or outside experts retained by Lender, and including, without limitation, any costs, expenses or fees incurred or suffered by Lender in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower. Any amount payable to Lender under this Section shall be due on demand and shall bear interest from the date of payment at the Default Rate

6.9 Joint and Several Liability. If more than one person and/or entity signs this Note or any other Loan Document as the Borrower, then such person(s) and/or entity(ies) shall be jointly and severally liable for the obligations of the Borrower under this Note and the other Loan Documents.

6.10 WAIVER OF JURY TRIAL. BORROWER AND LENDER (COLLECTIVELY, THE “PARTIES”) HEREBY WAIVE AND AGREE TO WAIVE TRIAL BY JURY IN ANY RELATED ACTION. “RELATED ACTION” MEANS ANY ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS), WHETHER ARISING IN CONTRACT OR TORT, AT LAW OR IN EQUITY, OR OTHERWISE, BROUGHT BY ANY PARTY OR OTHERWISE INVOLVING ANY OR ALL OF THE PARTIES, IN CONNECTION WITH ANY MATTER(S) WHATSOEVER ARISING OUT OF, OR IN CONNECTION WITH, THIS NOTE, ANY LOAN DOCUMENT, ANY DOCUMENT OR INSTRUMENT IN CONNECTION HEREWITH OR THEREWITH, THE LOAN, ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY, THE RELATIONSHIP OR DEALINGS AMONG ANY OR ALL OF THE PARTIES, ANY ACTION OR INACTION BY ANY PARTY, OR ANY CLAIM OF INJURY OR DAMAGE.

6.11 PROPER FORUM. BORROWER IRREVOCABLY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS WITH RESPECT TO ANY “RELATED ACTION”. IN ANY RELATED ACTION, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY MAIL DIRECTED TO BORROWER AT THE ADDRESS FOR NOTICES TO BORROWER UNDER SECTION 6.1, ABOVE, OR AS OTHERWISE PROVIDED BY LAW. SERVICE IS DEEMED COMPLETE THREE (3) DAYS AFTER MAILING, OR AS PERMITTED UNDER THE COURT’S RULES. ANY ACTION OR PROCEEDING BEGUN BY BORROWER AGAINST LENDER WILL BE LITIGATED ONLY IN A FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF TEXAS, FORT WORTH OR DALLAS DIVISION OR A STATE COURT IN TARRANT COUNTY, TEXAS, AND BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT, WITH RESPECT TO ANY COLLATERAL GIVEN BY BORROWER OR ANY OTHER PERSON TO LENDER LOCATED IN STATES OR JURISDICTIONS OTHER THAN THE STATE AND JURISDICTION OF THE DESIGNATED COURT, OR IN COUNTIES OTHER THAN THAT OF THE DESIGNATED COURT, LENDER SHALL BE ENTITLED TO COMMENCE ACTIONS IN SUCH STATES OR JURISDICTIONS, OR IN SUCH COUNTIES, AGAINST BORROWER OR OTHER PERSONS FOR THE PURPOSE OF SEEKING PROVISIONAL REMEDIES, INCLUDING WITHOUT LIMITATION ACTIONS FOR CLAIM AND DELIVERY OF PROPERTY, OR FOR INJUNCTIVE RELIEF OR APPOINTMENT OF A RECEIVER, OR ACTIONS TO FORECLOSE UPON LIENS GRANTED TO LENDER.

PROMISSORY NOTE — Page 10

6.12 Interest Provisions.

(a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note (or, if this Note has been or will thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration

PROMISSORY NOTE — Page 11

(b) Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

[The remainder of this page intentionally left blank.]

PROMISSORY NOTE — Page 12

The undersigned Borrower has executed this Note as of the date first written above.

BORROWER:

STRYVE FOODS, LLC,
a Texas Limited Liability company

By:	/s/ Joseph Alan Oblas
Name:	Joseph Alan Oblas
Title:	Manager

Borrower's Address for Notices:

6900 North Dallas Parkway, Suite 360 Plano, Texas 75024

PROMISSORY NOTE — Signature Page

EXHIBIT 1

DEFINED TERMS

“Borrower” has the meaning given in the first paragraph of this Note.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are authorized or permitted to be open and conducting their customary transactions in both Fort Worth, Texas and New York. New York, and on which the bank to which payments under this Note may be delivered by wire transfer is accepting wire transfers.

“Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

“Closing Date” means the first date any proceeds of the Loan are disbursed. “Default Rate” has the meaning given in Section 2.5 of this Note.

“Electronic Funds Transfer” shall have Vie meaning given to such term in the Master Loan Agreement.

“Guaranty” means that certain guaranty dated as of even date herewith, executed by the Guarantor in favor of Lender with respect to the Loan, and any other guaranty executed by any Guarantor in favor of Lender in connection with the Loan.

“Guarantor” means, collectively. JOSEPH ALAN OBLAS, an individual, GABRIEL CARIMI, an individual, THEODORE R. CASEY, an individual, and any other person or entity which executes any guaranty in favor of Lender in connection with the Loan.

“Interest Only Payment Dates” has the meaning given in Section 2.1(b) of this Note.

“Lender” has the meaning given in the first paragraph of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Agreement” means that certain Loan Agreement as in effect from time to time between Borrower and Lender, as amended from time to time.

“Loan Documents” means this Note and any and all other documents executed at Lender’s request in connection with the Loan.

“Loan Rate” has the meaning set forth in Section 2.1 of this Note.

“Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.

EXHIBIT 1 — Defined Terms — Page 1

“Note” has the meaning given in the first paragraph above.

“Parties” has the meaning given in Section 6.10 of this Note.

“Payment Dates” have the meaning given in Section 2.2(b) of this Note.

“Principal” means, collectively, JOSEPH ALAN OBLAS, an individual, GABRIEL CARIMI, an individual, and THEODORE R. CASEY, an individual.

“Related Action” has the meaning given in Section 6.10 of this Note.

“Related Indebtedness” shall mean any and all indebtedness paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communications or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under this Note.

“Security Agreement” has the meaning given in the first paragraph of this Note.

EXHIBIT 1 — Defined Terms — Page 2

Exhibit 10.21.2

Exhibit 14

STRYVE FOODS, INC.

CODE OF ETHICS AND BUSINESS CONDUCT

1. Introduction

1.1 The Board of Directors of Stryve Foods, Inc. (together with its subsidiaries, the “Company”) has adopted this Code of Ethics and Business Conduct (the “Code”) in order to:

(a) promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

(b) promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company;

(c) promote compliance with applicable governmental laws, rules and regulations;

(d) promote the protection of Company assets, including corporate opportunities and confidential information;

(e) promote fair dealing practices;

(f) deter wrongdoing; and

(g) ensure accountability for adherence to the Code.

1.2 All directors, officers and employees are required to be familiar with the Code, comply with its provisions and report any suspected violations as described herein. All directors, officers and employees shall sign a copy of the Code confirming their review of and compliance with the Code (or otherwise acknowledge such confirmation and compliance as requested). This Code is not an employment contract. By issuing this Code, the Company has not created any contractual rights. This Code is in addition to other detailed policies that the Company may adopt from time to time. All employees and directors should read, understand and comply with any applicable detailed policies.

2. Honest and Ethical Conduct

2.1 The Company’s policy is to promote high standards of integrity by conducting its affairs honestly and ethically.

2.2 Each director, officer and employee must act with integrity and observe the highest ethical standards of business conduct in his or her dealings with the Company’s customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job.

1 Approved by the Board of Directors on July 20, 2021

3. Conflicts of Interest

3.1 A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family) interferes, or even appears to interfere, with the interests of the Company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family) takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family) receives improper personal benefits as a result of his or her position in the Company.

3.2 Loans by the Company to, or guarantees by the Company of obligations of, employees or their family members are of special concern and could constitute improper personal benefits to the recipients of such loans or guarantees, depending on the facts and circumstances. Loans by the Company to, or guarantees by the Company of obligations of, any director or officer or their family members are expressly prohibited.

3.3 Whether or not a conflict of interest exists or will exist can be unclear. Conflicts of interest should be avoided unless specifically authorized as described in Section 3.4.

3.4 Persons other than directors and executive officers who have questions about a potential conflict of interest or who become aware of an actual or potential conflict should discuss the matter with, and seek a determination and prior authorization or approval from, their supervisor or the General Counsel. A supervisor may not authorize or approve conflict of interest matters or make determinations as to whether a problematic conflict of interest exists without first providing the General Counsel with a written description of the activity and seeking the General Counsel’s written approval. If the supervisor is himself involved in the potential or actual conflict, the matter should instead be discussed directly with the General Counsel. Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Audit Committee.

4. Compliance

4.1 Directors, officers and employees should comply, both in letter and spirit, with all applicable laws, rules and regulations in the cities, states and countries in which the Company operates.

4.2 Although not all directors, officers and employees are expected to know the details of all applicable laws, rules and regulations, it is important to know enough to determine when to seek advice from appropriate personnel. Questions about compliance should be addressed to the Legal Department.

4.3 No director, officer or employee may purchase or sell any Company securities while in possession of material nonpublic information regarding the Company, nor may any director, officer or employee purchase or sell another company’s securities while in possession of material nonpublic information regarding that company. It is against Company policies and illegal for any director, officer or employee to use material nonpublic information regarding the Company or any other company to:

2 Approved by the Board of Directors on July 20, 2021

(a) obtain profit for himself or herself; or

(b) directly or indirectly “tip” others who might make an investment decision on the basis of that information.

5. Disclosure

5.1 The Company’s periodic reports and other documents filed with the SEC, including all financial statements and other financial information, must comply with applicable federal securities laws and SEC rules.

5.2 Each director, officer and employee who contributes in any way to the preparation or verification of the Company’s financial statements and other financial information must ensure that the Company’s books, records and accounts are accurately maintained. Each director, officer and employee must cooperate fully with the Company’s accounting and internal audit departments, as well as the Company’s independent public accountants and counsel.

5.3 Each director, officer and employee who is involved in the Company’s disclosure process must:

(a) be familiar with and comply with the Company’s disclosure controls and procedures and its internal control over financial reporting; and

(b) take all necessary steps to ensure that all filings with the SEC and all other public communications about the financial and business condition of the Company provide full, fair, accurate, timely and understandable disclosure.

6. Protection of Company Assets. All directors, officers and employees should protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability and are prohibited.

7. Corporate Opportunities. All directors, officers and employees owe a duty to the Company to advance its interests when the opportunity arises. Directors, officers and employees are prohibited from taking for themselves personally (or for the benefit of friends or family members) opportunities that are discovered through the use of Company assets, property, information or position. Directors, officers and employees may not use Company assets, property, information or position for personal gain (including gain of friends or family members). In addition, no director, officer or employee may compete with the Company.

8. Confidentiality. Directors, officers and employees should maintain the confidentiality of information entrusted to them by the Company or by its customers, suppliers or partners, except when disclosure is expressly authorized or is required or permitted by law. Confidential information includes all nonpublic information (regardless of its source) that might be of use to the Company’s competitors or harmful to the Company or its customers, suppliers or partners if disclosed.

3 Approved by the Board of Directors on July 20, 2021

9. Fair Dealing. Each director, officer and employee must deal fairly with the Company’s customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job. No director, officer or employee may take unfair advantage of anyone through manipulation, concealment, abuse or privileged information, misrepresentation of facts or any other unfair dealing practice.

10. Reporting and Enforcement

10.1 Reporting and Investigation of Violations.

(a) Actions prohibited by this Code involving directors or executive officers must be reported to the Audit Committee.

(b) Actions prohibited by this Code involving anyone other than a director or executive officer must be reported to the reporting person’s supervisor or the General Counsel.

(c) After receiving a report of an alleged prohibited action, the Audit Committee or the General Counsel must promptly take all appropriate actions necessary to investigate.

(d) All directors, officers and employees are expected to cooperate in any internal investigation of misconduct.

10.2 Enforcement.

(a) The Company must ensure prompt and consistent action against violations of this Code.

(b) If, after investigating a report of an alleged prohibited action by a director or executive officer, the Audit Committee determines that a violation of this Code has occurred, the Audit Committee will report such determination to the Board of Directors.

(c) If, after investigating a report of an alleged prohibited action by any other person, the relevant supervisor determines that a violation of this Code has occurred, the supervisor will report such determination to the General Counsel.

(d) Upon receipt of a determination that there has been a violation of this Code, the Board of Directors or the General Counsel will take such preventative or disciplinary action as it deems appropriate, including, but not limited to, reassignment, demotion, dismissal and, in the event of criminal conduct or other serious violations of the law, notification of appropriate governmental authorities.

10.3 Waivers.

(a) Each of the Board of Directors (in the case of a violation by a director or executive officer) and the General Counsel (in the case of a violation by any other person) may, in its discretion, waive any violation of this Code.

(b) Any waiver for a director or an executive officer shall be disclosed as required by SEC and NASDAQ rules.

10.4 Prohibition on Retaliation.

(a) The Company does not tolerate acts of retaliation against any director, officer or employee who makes a good faith report of known or suspected acts of misconduct or other violations of this Code.

[Acknowledgement Follows]

4 Approved by the Board of Directors on July 20, 2021

ACKNOWLEDGMENT OF RECEIPT AND REVIEW

To be signed and returned to the General Counsel.

I, ________________, acknowledge that I have received and read a copy of the Stryve Foods, Inc. Code of Ethics and Business Conduct. I understand the contents of the Code and I agree to comply with the policies and procedures set out in the Code.

I understand that I should approach the General Counsel if I have any questions about the Code generally or any questions about reporting a suspected conflict of interest or other violation of the Code.

[NAME]

[PRINTED NAME]

[DATE]

5 Approved by the Board of Directors on July 20, 2021

Exhibit 21

Subsidiary	State of Formation
Andina Holdings, LLC	Delaware
Stryve Foods, LLC	Texas

EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND OTHER DATA

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Stryve and Andina, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Stryve and the historical balance sheet of Andina on a pro forma basis as if the Business Combination and the Domestication had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020 combine the historical statements of operations of Stryve and historical statements of operations of Andina for such periods on a pro forma basis as if the Business Combination and the Domestication had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of Stryve as of and for the three months ended March 31, 2021 and the related notes and the historical audited financial statements of Stryve for the year ended December 31, 2020 and related notes, incorporated by reference into this Form 8-K;

●	the historical unaudited financial statements of Andina as of and for the three months ended March 31, 2021 and the related notes and the historical audited financial statements of Andina for the year ended December 31, 2020, found in the Proxy Statement/Prospectus;

●	other information relating to Stryve and Andina contained in and/or incorporated by reference into this Form 8-K, including the description of the Business Combination Agreement.

In connection with the Business Combination, Andina provided the Public Shareholders with the opportunity to have their Public Shares redeemed at the Closing of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest, divided by the number of then outstanding Public Shares, subject to certain limitations. In total, 756,896 shares were redeemed in connection with the Business Combination at a price per share equal to $10.24 ($7.8 million in the aggregate).

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles (GAAP). Under this method of accounting, Stryve is treated as the acquirer and Andina is treated as the acquired company for financial statement reporting purposes. Stryve has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Immediately following the Business Combination, the Seller owns a majority of the outstanding shares of Class A Common Stock, on an as-exchanged basis and the owner of the majority of the voting share of the Company following the Business Combination is determined to be Stryve’s members.

●	The Seller was issued approximately 56.1% of the combined Company’s outstanding shares of Class A Common Stock, on an as exchanged basis, which constitutes a majority interest.

●	Subsequent to the Business Combination, the Company Board is comprised of 7 members, of which Andina initially appointed two members, and Stryve initially appointed 5 members.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Pro Forma Consolidated Balance Sheet (Unaudited)

As of March 31, 2021

(In thousands)

	Stryve (Historical) (US GAAP)	Andina Acquisition Corp. III (Historical)	Combined	Pro Forma Adjustments		Stryve Foods, LLC Combined Pro Forma
ASSETS
CURRENT ASSETS
Cash	$1,880	$77	$1,957	$42,500	4	$38,202
				(12,225)	5
				7,500	7-A
				(157)	7-B
				(7,163)	7-C
				5,790	9
Accounts Receivable, Net	1,963	-	1,963			1,963
Inventory, net	4,246	-	4,246			4,246
Prepaid media spend	249	-	249			249
Prepaid expenses and other current assets	1,312	43	1,355			1,355
Total current assets	9,650	120	9,770	36,245		46,015

Property and equipment, net	6,638	-	6,638			6,638
Marketable securities held in Trust Account	-	13,543	13,543	(13,543)	9
Goodwill	8,450	-	8,450			8,450
Intangible asset	4,901	-	4,901			4,901
Prepaid media spend, net of current portion	499	-	499			499
Other assets	71	-	71			71
TOTAL ASSETS	$30,209	$13,663	$43,872	$22,702		$66,574

LIABILITIES AND MEMBERS EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	4,662	1,508	6,170			6,170
Accrued expenses	2,437	-	2,437	(654)	6	1,693
				169	3-A
				(259)	3-B
Line of Credit	3,500	-	3,500			3,500
Current portion of long-term debt	28,679	-	28,679	(10,600)	3-B	5,502
				(5,414)	6
				(7,163)	7-C
Total current liabilities	39,278	1,508	40,786	(23,921)		16,865

Warranty Liability		770	770			770
Long-term debt, net of current portion	6,129	-	6,129	(2,840)	6	3,289
Financing Obligation - Operating Lease				7,500	7-A	7,500
Ordinary shares subject to possible redemption		13,543	13,543	(13,543)	8	-
TOTAL LIABILITIES	45,407	15,821	61,228	(32,804)		28,424

EQUITY (DEFICIT)				10,600	3-B
				42,500	4
				(12,225)	5
				8,908	6
				(157)	7-B
				(7,753)	9
				13,543	8
				(169)	3-A
				259	3-B
Ordinary shares, $0.001 par value; 100,000,000 shares authorized		-	-	-	10	-
Class A and Class B Common Stock		-	-		10	20,520
Additional Paid in Capital	(15,198)		(15,198)		10	17,630
Retained Earnings (Accumulated Deficit)		(2,158)	(2,158)	0	10
TOTAL EQUITY (DEFICIT)	$(15,198)	$(2,158)	$(17,356)	$55,506		$38,150

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$30,209	$13,663	$43,872	$22,702		$66,574

2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2021

(In thousands, except share and per share data)

	Stryve (Historical) (US GAAP)	Andina Acquisition Corp. III (Historical)	Combined	Pro Forma Adjustments		Stryve Foods, LLC Combined Pro Forma
Net sales	$6,834	$-	$6,834			$6,834
Cost of sales	4,157	-	4,157			4,157
Gross profit	2,677	-	2,677	-		2,677
Operating expenses:
Selling and marketing expense	3,848	-	3,848			3,848
General and administrative expense	2,605	-	2,605			2,605
Operations expense	1,060	702	1,762		1	1,762
Salaries and wages	1,402	-	1,402			1,402
Depreciation and amortization	395	-	395			395
Loss on disposal of fixed assets	1	-	1			1
Operating loss	(6,634)	(702)	(7,336)			(7,336)
Other income (expense):
Other income (expense)	1,682	(770)	912			912
Interest income (expense)	(810)	0	(810)	(0)	2	(990)
				(180)	7-D
Total other income (expense)	872	(770)	102	(180)		(78)
Net Loss before provision for income taxes	(5,762)	(1,472)	(7,234)	(180)		(7,414)
Provision (benefit) for income taxes
Net Loss	$(5,762)	$(1,472)	$(7,234)	$(180)		$(7,414)

Weighted average shares outstanding, basic (a)	3,273,835
Pro forma weighted average shares of Class A Common Stock and Class A Common Stock issuable to the Seller on an as-exchanged basis (c)(d)		20,519,677

Basic net loss per ordinary share (b)	$(0.45)
Pro forma basic net loss per share – Class A Common Stock and Class A Common Stock issuable to the Seller on an as-exchanged basis(c)(d)		$(0.36)	$

(a) Excludes an aggregate of 1,322,096 Ordinary Shares that were subject to possible redemption at March 31, 2021.

(b) Net loss per Ordinary Share – basic excludes income attributable to Ordinary Shares subject to possible redemption of $319 for the three months ended March 31, 2021.

(c) The table above sets forth certain per share data of the Company on a stand-alone basis and unaudited pro forma condensed combined per share data for the three months ended March 31, 2021, after giving effect to the Business Combination. The unaudited pro forma combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the period presented, nor net loss per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company would have been had the companies been combined during the periods presented.

(d) Table assumes that all of the Class B Units included in the Seller Consideration Units and all of the shares of Class V Common Stock issued to the Seller at the Closing have been exchanged for shares of Class A Common Stock in accordance with the term and conditions of the Exchange Agreement.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Fiscal Year Ended December 31, 2020

(In thousands, except share and per share data)

	Stryve (Historical) (US GAAP)	Andina Acquisition Corp. III (Historical)	Combined	Pro Forma Adjustments		Stryve Foods, LLC Combined Pro Forma
Net sales	$17,002	$-	$17,002			$17,002
Cost of sales	11,098	-	11,098			11,098
Gross profit	5,904	-	5,904	-		5,904
Operating expenses:
Selling and marketing expense	8,786	-	8,786			8,786
General and administrative expense	1,978	-	1,978			1,978
Operations expense	2,309	1,140	3,449		1	3,449
Salaries and wages	5,799	-	5,799			5,799
Depreciation and amortization	1,290	-	1,290			1,290
Loss on disposal of fixed assets	14	-	14			14
Operating loss	(14,272)	(1,140)	(15,412)			(15,412)
Other income (expense):
Other income (expense)	27	-	27			27
Interest income (expense)	(3,302)	556	(2,746)	(556)	2	(4,022)
				(720)	7-D
Total other income (expense)	(3,275)	556	(2,719)	(1,276)		(3,995)
Net Loss before provision for income taxes	(17,547)	(584)	(18,131)	(1,276)		(19,407)
Provision (benefit) for income taxes
Net Loss	$(17,547)	$(584)	$(18,131)	$(1,276)		$(19,407)

Weighted average shares outstanding, basic (a)	3,592,787
Pro forma weighted average shares of Class A Common Stock and Class A Common Stock issuable to the Seller on an as-exchanged basis (c)(d)		20,519,677

Basic net loss per ordinary share (b)(c)	$(0.17)
Pro forma basic net loss per share – Class A Common Stock and Class A Common Stock issuable to the Seller on an as-exchanged basis(c)(d)		$(0.95)

(a) Excludes an aggregate of 767,392 Ordinary Shares that were subject to possible redemption at December 31, 2020.

(b) Net loss per Ordinary Share – basic excludes income attributable to Ordinary Shares subject to possible redemption of $39,544 for the year ended December 31, 2020.

(c) The table above sets forth certain per share data of the Company on a stand-alone basis and unaudited pro forma condensed combined per share data for the year ended December 31, 2020, after giving effect to the Business Combination. The unaudited pro forma combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the period presented, nor net loss per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company would have been had the companies been combined during the periods presented.

(d) Table assumes that all of the Class B Units included in the Seller Consideration Units and all of the shares of Class V Common Stock issued to the Seller at the Closing have been exchanged for shares of Class A Common Stock in accordance with the term and conditions of the Exchange Agreement.

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Andina is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Stryve issuing stock for the net assets of Andina, accompanied by a recapitalization. The net assets of Andina are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the business combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 gives pro forma effect to the business combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	Stryve’s unaudited balance sheet as of March 31, 2021 and the related notes, incorporated by reference into this Form 8-K; and

●	Andina’s unaudited balance sheet as of March 31, 2021 and the related notes, found in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	Stryve’s unaudited statement of operations for the three months ended March 31, 2021 and Stryve’s audited statement of operations for the year ended December 31, 2020 and the related notes, incorporated by reference into this Form 8-K; and

●	Andina’s unaudited statement of operations for the three months ended March 31, 2021 and Andina’s audited statement of operations for the year ended December 31, 2020 and the related notes, found in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Stryve and Andina.

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2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Stryve and Andina have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following adjustments are incorporated in the unaudited pro forma condensed combined financial information:

1.	The historical statement of operations of Andina contains $567 thousand and $808 thousand, respectively, in non-recurring transaction costs for the three months ended March 31, 2021 and the year ended December 31, 2020 that are not considered direct and incremental and have been expensed as incurred.
2.	Removes $319 and $556 thousand, respectively, of interest income generated by the Trust Account from Andina’s Statement of Operations for the three months ended March 31, 2021 and year ended December 31, 2020.
3.

(3-A) Reflects the addition of $169 thousand in Accrued Expenses, representing the additional interest on the Bridge Notes that would accrue between March 31, 2021 and July 20, 2021. The additional $169 thousand in Accrued Expense is in addition to accrued interest of $90 thousand included in the Accrued Expenses on the balance sheet as of March 31, 2021, increasing the total to the accrued interest associated with the Bridge Notes to $259 thousand.

(3-B) Reflects the removal of $10,600 thousand of principal from the current portion of long-term debt, as well as the removal of $259 thousand of accrued interest included in Accrued Expenses, and the addition of both such balances to equity to reflect that, pursuant to the terms of the Subscription Agreements with the Bridge PIPE Investors and the Bridge Notes, at the Closing of the Business Combination, the obligations represented by the Bridge Notes will be applied as consideration for the shares of common stock issuable to the Bridge PIPE Investors.

4.	Show the impact of $42,500 thousand in proceeds from the Closing PIPE Investment in shares of common stock.
5.	Reflects the impact of $12,225 thousand in estimated additional non-recurring transaction fees and expenses of Andina and Stryve in connection with the proposed transaction.
6.	Remove existing convertible debt ($8,254 thousand) and the associated accrued interest ($654 thousand) balances as of March 31, 2021 from Stryve’s Balance Sheet, as these securities are not a part of the proposed transaction. This existing convertible debt will stay at Stryve Holdings and convert into the equity of Stryve Holdings upon the Closing of the sale of Stryve Foods, LLC to Purchaser.

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7.

The Business Combination Agreement includes an affirmative covenant requiring Stryve and the Seller to use commercially reasonable efforts to consummate a sale of Stryve’s Madill, OK production facility and to secure a long-term lease thereof (a “sale and leaseback transaction”) on terms described in the Business Combination Agreement prior to the Closing. Adjustment 7 shows the impact of Stryve executing a sale and leaseback transaction using the financing method. The facility was sold at a purchase price of $7,500 thousand, resulting in $7,343 thousand of net cash proceeds. The lease includes base rent of approximately $60 thousand per month over an initial term of 12 years. The pro forma sale and leaseback transaction was accounted for under ASC 840. Stryve initially looked to guidance if the lease met the standard of a sale under ASC 360 and the definition of a normal leaseback under ASC 840. As part of this consideration, Stryve took into consideration the proposed 2-5 year renewal options which are at a fixed rate and concluded that, with these extensions, the lease term is for substantially all of the asset’s remaining economic life and tantamount to a form of continuing involvement (thereby precluding Stryve from accounting for this transaction as a sale). Consequently, Stryve recorded the transaction as a financing activity.

Pro Forma Consolidated Balance Sheet adjustments related to sale and leaseback transaction:

(7-A) – Stryve books $7,500 thousand of cash proceeds reflecting the gross purchase price as well as a Financing Obligation of $7,500 thousand.

(7-B) – Stryve reduces cash by $157 thousand and books $157 thousand of expenses (inclusive of one month’s rent) which were required to be paid upon closing of the sale and leaseback transaction.

(7-C) – This adjustment reflects the use of $7,163 thousand of the net cash proceeds to pay down existing third-party debt on Stryve’s March 31, 2021, Balance Sheet.

Pro Forma Consolidated Statement of Operations adjustments related to sale and leaseback transaction:

(7-D) – This adjustment shows the impact of entering into a long-term lease, classified as an operating lease, for the land and building at the Madill, OK production facility, with annualized rental payments of $720 thousand which will be booked as interest expense over the term of the operating lease. The interest expense booked for the three-month period ending March 31, 2021, is $180 thousand and $720 thousand for the year ended December 31, 2020.

8.	Eliminate Ordinary Shares Subject to redemption from Andina’s Balance Sheet at March 31, 2021. Balance at March 31, 2021 of $13,543 thousand.
9.	Shows the impact of the redemption of 756,896 shares occurring from Andina’s trust account in the amount of $7,753 thousand and the remaining trust account balance after redemptions of $5,790 thousand moving from Marketable Securities to Cash.

10.	For Pro Forma purposes, Members’ Capital is reclassified to Common Stock and paid in capital based on the number of shares outstanding at the date of closing.

3. Summary of pro forma shares issued and outstanding immediately after the Business Combination

The following summarizes the pro forma shares issued and outstanding immediately after the Business Combination:

	Andina Shares
	Pre-Business Combination	Adjustments	Pro Forma

Andina Ordinary Shares	4,417,096	(1,350,000)		(1)
		1,099,750		(2)
		5,607,372		(3)
		(756,896)		(4)
Pro Forma Basic - Class A Common Stock			9,017,322

Pro Forma Basic – Seller Class A Common Stock (as exchanged)			11,502,355	(5)

Pro forma Basic – Class A Common Stock and Seller Class A Common Stock (as exchanged)			20,519,677

(1) The number of Insider Shares forfeitures contemplated by the Insider Forfeiture Agreement as of the Closing.

(2) Class A Common Stock issued to Public Right holders and Private Right holders at Closing, taking into account forfeiture of Private Rights pursuant to the Insider Forfeiture Agreement.

(3) Closing PIPE Investment is consummated in accordance with its terms and the Bridge PIPE Investment is consummated in accordance with its terms, with Andina issuing 5.61 million Class A Common Stock to the PIPE Investors.

(4) The number of Public Shareholders that exercised their redemption rights in connection with the Closing of the Business Combination.

(5) Estimated number of Class A Common Stock issuable to the Seller upon exchange of Seller Consideration Units and shares of Class V Common Stock for shares of Class A Common Stock, subject to the terms and conditions of the Exchange Agreement and other applicable agreements related to the Business Combination.

(6) The information in the table above does not include shares underlying the Public Warrants or Private Warrants.

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COMPARATIVE AND UNAUDITED PRO FORMA

PER SHARE FINANCIAL INFORMATION

The following tables set forth the per share data of the Company on a stand-alone basis and the unaudited pro forma condensed combined per share data for the three months ended March 31, 2021 and the year ended December 31, 2020 after giving effect to the Business Combination. The unaudited pro forma combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the period presented, nor net loss per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company would have been had the companies been combined during the periods presented.

Unaudited Comparative Share Information

For the Three Months Ended March 31, 2021

(In thousands, except share and per share data)

	Stryve (Historical) (US GAAP)	Andina Acquisition Corp. III (Historical)	Stryve Foods, LLC Combined Pro Forma
Net loss	$(5,761)	$(1,472)	$(7,414)
Stockholders’ equity as of March 31, 2021	$(15,198)	$(2,158)	$38,150
Weighted average shares outstanding, basic and diluted (1)		3,273,835
Pro forma Weighted average shares outstanding of Class A and Class B common stock			20,519,677

Basic and diluted net loss per ordinary share (2)		$(0.45)

Book Value per Ordinary Share (3)		$(0.70)
Pro forma Basic and diluted loss per share – Class A and Class B common stock			$(0.36)

Pro forma Book value per share – Class A and Class B common stock			$1.86

(1)	Excludes an aggregate of 1,322,096 shares subject to possible redemption at March 31, 2021.
(2)	Net loss per ordinary share – basic and diluted excludes income attributable to ordinary shares subject to possible redemption of $319 for the three months ended March 31, 2021.
(3)	Book value per Ordinary Share = (Stockholders’ equity / Shares outstanding). 3,095,000 Shares outstanding, excluding an aggregate of 1,322,096 Ordinary Shares subject to possible redemption at March 31, 2021.

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Unaudited Comparative Share Information

For the Fiscal Year Ended December 31, 2020

(In thousands, except share and per share data)

	Stryve (Historical) (US GAAP)	Andina Acquisition Corp. III (Historical)	Stryve Foods, LLC Combined Pro Forma
Net loss	$(17,547)	$(584)	$(19,407)
Stockholders’ equity as of December 31, 2020	$(9,337)	$5,000	$56,376
Weighted average shares outstanding, basic (1)		3,592,787
Pro forma Weighted average shares outstanding of Class A Common Stock (as exchanged)			20,519,677

Book value per Ordinary Share (2)		$1.37
Basic net loss per Ordinary Share (3)		$(0.17)
Pro forma Basic loss per share – Class A Common Stock (as exchanged)			$(0.95)

Pro forma Book value per share – Class A Common Stock (as exchanged)			$2.75

(1)	Reflects 3,592,787 outstanding Ordinary Shares, excluding an aggregate of 767,392 Ordinary Shares that were subject to possible redemption at December 31, 2020.
(2)	Book value per Ordinary Share equals (Stockholders’ equity / Shares outstanding). 3,650,004 Shares outstanding, excluding an aggregate of 767,392 Ordinary Shares subject to possible redemption at December 31, 2020.
(3)	Net loss per Ordinary Share – basic excludes income attributable to Ordinary Shares that were subject to possible redemption of $39,544 for the year ended December 31, 2020.

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